     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 23, 2001
                                                          REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    --------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                    --------
                         AMERISOURCE-BERGEN CORPORATION
             (Exact name of Registrant as specified in its charter)

  DELAWARE                                        5122                                   23-3079390
(State or Other Jurisdiction             (Primary Standard Industrial                (I.R.S. Employer
of Incorporation or Organization)         Classification Code Number)                Identification No.)

                                    --------
                          1300 MORRIS DRIVE, SUITE 100
                           CHESTERBROOK, PA 19087-5594
                                 (610) 727-7000
 (Address, Including Zip Code, and Telephone Number, Including Area Code,
  of Registrant's Principal Executive Offices)
                                    --------
                                  R. DAVID YOST
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         AMERISOURCE-BERGEN CORPORATION
                          1300 MORRIS DRIVE, SUITE 100
                           CHESTERBROOK, PA 19087-5594
                                 (610) 727-7000
 (Name, address including zip code, and telephone number, including area code, of agent for service)
                                    --------
                                 With Copies to:

   WILLIAM D. SPRAGUE, ESQ.        CRAIG L. GODSHALL, ESQ.       MILAN A. SAWDEI, ESQ.      JOHN A. MARZULLI, JR., ESQ.
AMERISOURCE HEALTH CORPORATION             DECHERT                  BERGEN BRUNSWIG             SHEARMAN & STERLING
 1300 MORRIS DRIVE, SUITE 100      4000 BELL ATLANTIC TOWER           CORPORATION               599 LEXINGTON AVENUE
  CHESTERBROOK, PA 19087-5594          1717 ARCH STREET         4000 METROPOLITAN DRIVE          NEW YORK, NY 10022
        (610) 727-7000              PHILADELPHIA, PA 19103       ORANGE, CA 92868-3510             (212) 848-4000
                                        (215) 994-4000               (714) 385-4000

                                    --------
         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the proposed merger described herein have been satisfied or waived.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

------------------
                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED
                                            AMOUNT TO            MAXIMUM            AGGREGATE
         TITLE OF EACH CLASS                    BE           OFFERING PRICE         OFFERING             AMOUNT OF
    OF SECURITIES TO BE REGISTERED        REGISTERED (1)        PER SHARE           PRICE (2)        REGISTRATION FEE (2)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value per           108,625,865       not applicable        $5,514,639,232      $1,378,659.81
       share . . .
--------------------------------------------------------------------------------------------------------------------------

(1) Based upon the maximum number of shares of each class or series of capital stock expected to be issued in connection with the transactions described herein.

(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(f). The registration fee was calculated as follows.

         (i) With respect to common stock, in accordance with Rule 457(f)(1) and Rule 457(c), based on the average of the high and low sale prices for shares of Class A common stock of AmeriSource and the average of the high and low sale prices for shares of common stock of Bergen on the New York Stock Exchange on May 16, 2001;

                  (a) Class A common stock of AmeriSource, 52,748,348 shares, multiplied by the average price of $52.00; plus

                  (b) Class B common stock of AmeriSource, 8,446 shares, multiplied by the average price of $52.00; plus

                  (c) Class C common stock of AmeriSource, 159,768 shares, multiplied by the average price of $52.00.

                  (d) Common stock of Bergen, 135,258,304 shares, multiplied by the average price of $18.25; plus

                  (e) Class A common stock of AmeriSource issuable upon the conversion of the convertible notes of AmeriSource, being 5,663,730 shares, multiplied by the average price of $52.00.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                    SUBJECT TO COMPLETION, DATED MAY 23, 2001


[AmeriSource LOGO]                                                [Bergen LOGO]



                 A MERGER PROPOSAL--YOUR VOTE IS VERY IMPORTANT

To the shareholders of AmeriSource Health Corporation and Bergen Brunswig
Corporation:

         AmeriSource and Bergen have agreed to combine in a merger of equals. The new corporation is named AmeriSource-Bergen Corporation. We are proposing the merger because we believe the combined strengths of our two companies will enable us to achieve significant operating efficiencies and produce substantial benefits for customers and shareholders of both companies. We ask for your support in voting for the merger proposals at our respective special meetings.

         When the merger is completed:

         - AmeriSource common shareholders will receive one share of AmeriSource-Bergen common stock for each share of AmeriSource they own; and

         - Bergen common shareholders will receive 0.37 of a share of AmeriSource-Bergen common stock for each share of Bergen they own.

         AmeriSource-Bergen intends to apply to list its common stock on the New York Stock Exchange under the symbol "ABC."

         The board of directors of each of AmeriSource and Bergen has unanimously approved the merger and recommends that their shareholders vote FOR the merger proposals as described in the attached materials. Information about the merger is contained in this joint proxy statement-prospectus. WE URGE YOU TO READ THIS MATERIAL, INCLUDING THE SECTION DESCRIBING RISK FACTORS RELATING TO THE MERGER THAT BEGINS ON PAGE 27.

         The board of directors of each of AmeriSource and Bergen is convening a special meeting of its shareholders in order to vote on the merger proposal. The dates, times and places of the meetings are as follows:

For AmeriSource shareholders:                          For Bergen shareholders:
[                           ]                          [                      ]

         YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. Please vote as soon as possible to make sure that your shares are represented at the meeting. To vote your shares, you may be able to submit your proxy or voting instructions by telephone (and receive immediate acknowledgement of the casting of your vote) or you may complete and return the enclosed proxy card or voting instructions. If you are a holder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct the brokerage firm or bank on how to vote your shares. If you do not vote or do not instruct your brokerage firm or bank how to vote, it may have the same effect as voting against the merger.

         We strongly support this combination of our companies and join with our boards of directors in enthusiastically recommending that you vote in favor of the merger.

         R. David Yost                                     Robert E. Martini
 Chairman and Chief Executive Officer      Chairman and Chief Executive Officer
     AmeriSource Health Corporation                 Bergen Brunswig Corporation

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the merger or determined if this joint proxy statement-prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         This joint proxy statement-prospectus is dated [ ], 2001, and is first being mailed to shareholders of AmeriSource and Bergen on or about [ ], 2001.

                             ADDITIONAL INFORMATION

         This joint proxy statement-prospectus incorporates important business and financial information about AmeriSource and Bergen from other documents that are not included in or delivered with this joint proxy statement-prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this joint proxy statement-prospectus by requesting them in writing or by telephone or over the Internet from the appropriate company at one of the following addresses:

AmeriSource Health Corporation                             Bergen Brunswig Corporation

Investor Relations                                         Investor Relations
1300 Morris Drive, Suite 100                               4000 Metropolitan Drive
Chesterbrook, PA   19087-5594                              Orange, CA  92868-3510
(610) 727-7000                                             (714) 385-4000
email:  mkilpatric@amerisource.com or                      email: donna.dolan@bergenbrunswig.com
        bbrungess@amerisource.com

         IF YOU WOULD LIKE TO REQUEST ANY DOCUMENTS, PLEASE DO SO BY [ ], 2001 IN ORDER TO RECEIVE THEM BEFORE THE SPECIAL MEETINGS.

         See "Where You Can Find More Information" that begins on page 106.

                               [AMERISOURCE LOGO]

                         AMERISOURCE HEALTH CORPORATION
                          1300 MORRIS DRIVE, SUITE 100
                           CHESTERBROOK, PA 19087-5594

    Notice of Special Meeting of AmeriSource Health Corporation Shareholders

                                    [ ], 2001

                               [ ] at [ ]:00 A.M.

To the shareholders of AmeriSource Health Corporation:

         Notice is hereby given that a special meeting of Class A common shareholders of AmeriSource Health Corporation will be held on [ ], 2001 at [ ]:00 a.m., local time, at [ ] for the following purposes:

         1. To consider and vote upon a proposal to approve and adopt a merger agreement between AmeriSource and Bergen pursuant to which AmeriSource and Bergen will each become a wholly-owned subsidiary of a new holding company named AmeriSource-Bergen Corporation and each share of AmeriSource common stock will be automatically converted into one share of AmeriSource-Bergen common stock and each share of Bergen common stock will be automatically converted into 0.37 of a share of AmeriSource-Bergen common stock.

         2. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

         These items of business are described in the attached joint proxy statement-prospectus. Holders of record of AmeriSource Class A common stock at the close of business on [ ], 2001, the record date, are entitled to receive notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

         YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. Your attention is directed to the accompanying joint proxy statement-prospectus and proxy card or voting instructions. Please vote as soon as possible to make sure that your shares are represented at the meeting. Whether or not you plan to attend the meeting, you are requested to promptly submit your vote by calling the toll-free telephone number as provided on the proxy card or that may be provided on the voting instructions (and receive immediate acknowledgement of the casting of your vote), or by completing, signing and dating the enclosed proxy card and returning it promptly in the enclosed postage prepaid envelope. Please note, however, that if your shares are held of record by a brokerage firm or bank and you wish to attend and vote at the meeting, you must obtain from such brokerage firm or bank a proxy issued in your name, and you must comply with the instructions you receive from such brokerage firm or bank to vote your shares. Any proxy given by a shareholder may be revoked at any time before its exercise by sending a subsequently dated proxy or by giving written notice to AmeriSource, in each case, to the attention of the Secretary of AmeriSource, at the above address.


                                          By order of the board of directors of
                                          AmeriSource Health Corporation,

                                          William D. Sprague
                                          Vice President, General Counsel
                                          and Secretary
Chesterbrook, Pennsylvania
[                 ], 2001

                                  [BERGEN LOGO]

                           BERGEN BRUNSWIG CORPORATION
                             4000 METROPOLITAN DRIVE
                          ORANGE, CALIFORNIA 92868-3510

      Notice of Special Meeting of Bergen Brunswig Corporation Shareholders

                                    [ ], 2001

                               [ ] at [ ]:00 A.M.

To the shareholders of Bergen Brunswig Corporation:

         We will hold a special meeting of the shareholders of Bergen Brunswig Corporation on [ ], 2001, at [ ]:00 a.m., local time, at [ ], for the following purposes:

         1. To consider and vote upon a proposal to approve and adopt a merger agreement between Bergen and AmeriSource pursuant to which AmeriSource and Bergen will each become a wholly owned subsidiary of a new holding company named AmeriSource-Bergen Corporation and each share of Bergen common stock will be automatically converted into 0.37 of a share of AmeriSource-Bergen common stock and each share of AmeriSource common stock will be automatically converted into one share of AmeriSource-Bergen common stock.

         2. To transact such other business that may properly come before the special meeting or any adjournment or postponement thereof.

         These items of business are described in the attached joint proxy statement-prospectus. Holders of record of Bergen common stock at the close of business on [ ], 2001, the record date, are entitled to receive notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

         YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. Your attention is directed to the accompanying joint proxy statement-prospectus and proxy card or voting instructions. Please vote as soon as possible to make sure that your shares are represented at the meeting. Whether or not you plan to attend the meeting, you are requested to promptly submit your vote by calling the toll-free telephone number as provided on the proxy card or that may be provided on the voting instructions (and receive immediate acknowledgement of the casting of your vote), or by completing, signing and dating the enclosed proxy card and returning it promptly in the enclosed postage prepaid envelope. Please note, however, that if your shares are held of record by a brokerage firm or bank and you wish to attend and vote at the meeting, you must obtain from such brokerage firm or bank a proxy issued in your name, and you must comply with the instructions you receive from such brokerage firm or bank to vote your shares. Any proxy given by a shareholder may be revoked at any time before its exercise by sending a subsequently dated proxy or by giving written notice to Bergen, in each case, to the attention of the Secretary of Bergen, at the above address.



                                          By order of the board of directors of
                                          Bergen Brunswig Corporation,

                                          Milan A. Sawdei
                                          Senior Executive Vice President,
                                          Chief Legal and Compliance
                                          Officer and Secretary
Orange, California
[            ]  , 2001

TABLE OF CONTENTS
                                                                                                               Page
                                                                                                               ----
QUESTIONS AND ANSWERS ABOUT THE MERGER............................................................................8
STATEMENTS REGARDING FORWARD-LOOKING INFORMATION.................................................................11
SUMMARY OF THE JOINT PROXY STATEMENT-PROSPECTUS..................................................................13
The Companies....................................................................................................13
The Structure of the Merger......................................................................................13
Recommendation of the Boards of Directors and Opinions of Financial
Advisors ........................................................................................................15
Shareholder Approvals............................................................................................15
The Special Meetings.............................................................................................16
Board of Directors and Management Following the Merger...........................................................16
Interests of Directors and Executive Officers in the Merger......................................................17
Treatment of Stock Options.......................................................................................17
Tax Consequences.................................................................................................18
Accounting Treatment.............................................................................................18
Overview of the Merger Agreement.................................................................................18
Regulatory Matters...............................................................................................19
Completion and Effectiveness of the Merger.......................................................................20
Stock Option Agreements..........................................................................................20
Support/Voting Agreements........................................................................................20
Market Price Information.........................................................................................20
Selected Historical and Pro Forma Financial Data.................................................................22
Unaudited Comparative Per Share Information......................................................................26
RISK FACTORS.....................................................................................................27
THE COMPANIES....................................................................................................29
THE SPECIAL MEETINGS.............................................................................................30
Joint Proxy Statement-Prospectus.................................................................................30
Date, Time and Place of the Special Meetings.....................................................................30
Purpose of the Special Meetings..................................................................................30
Shareholder Record Date for the Special Meetings.................................................................30
Vote Required for Approval and Adoption of the Merger Agreement..................................................31
Proxies..........................................................................................................31
Voting by Telephone..............................................................................................32
Solicitation of Proxies..........................................................................................33
THE MERGER.......................................................................................................33
Background of the Merger.........................................................................................33
AmeriSource's Reasons for the Merger.............................................................................36
Bergen's Reasons for the Merger..................................................................................37
Recommendation of AmeriSource's Board of Directors...............................................................40
Opinion of AmeriSource's Financial Advisor.......................................................................40
Recommendation of Bergen's Board of Directors....................................................................46

Opinion of Bergen's Financial Advisor............................................................................46
Interests of Certain AmeriSource Directors and Executive Officers in the Merger..................................51
Interests of Certain Bergen Directors and Executive Officers in the Merger.......................................53
Completion and Effectiveness of the Merger.......................................................................55
Structure of the Merger and Conversion of AmeriSource and Bergen Stock...........................................55
Exchange of Stock Certificates for AmeriSource-Bergen Stock Certificates.........................................56
Treatment of AmeriSource and Bergen Stock Options................................................................57
Effect of the Merger on Outstanding AmeriSource Convertible Notes................................................58
Material United States Federal Income Tax Consequences of the Merger.............................................58
Accounting Treatment of the Merger...............................................................................61
Regulatory Matters...............................................................................................62
Restrictions on Sales of Shares by Affiliates of AmeriSource and Bergen..........................................62
New York Stock Exchange Listing of AmeriSource-Bergen Common Stock to be
Issued in the Merger.............................................................................................62
Appraisal Rights.................................................................................................63
Delisting and Deregistration of AmeriSource and Bergen Common Stock
after the Merger.................................................................................................63
The Merger Agreement.............................................................................................63
AmeriSource-Bergen Charter and Bylaws............................................................................73
Stock Option Agreements..........................................................................................73
Support/Voting Agreements........................................................................................75
MARKET PRICE INFORMATION.........................................................................................79
AMERISOURCE-BERGEN CORPORATION UNAUDITED PRO FORMA
CONSOLIDATED CONDENSED FINANCIAL INFORMATION.....................................................................80
Authorized Capital Stock.........................................................................................88
AmeriSource-Bergen Common Stock..................................................................................88
AmeriSource-Bergen Preferred Stock...............................................................................89
Transfer Agent...................................................................................................89
Anti-Takeover Considerations.....................................................................................89
COMPARISON OF RIGHTS OF AMERISOURCE-BERGEN SHAREHOLDERS, AMERISOURCE SHAREHOLDERS AND BERGEN SHAREHOLDERS........89
Capitalization...................................................................................................90
Voting Rights....................................................................................................90
Number and Election of Directors.................................................................................91
Vacancies on the Board of Directors and Removal of Directors.....................................................91
Amendments to the Certificate of Incorporation...................................................................92
Amendments to Bylaws.............................................................................................92
Action by Written Consent........................................................................................93

Ability to Call Special Meetings of the Shareholders.............................................................94
Notice of Shareholder Action.....................................................................................94
Limitation of Personal Liability of Directors and Officers.......................................................94
Indemnification of Directors and Officers........................................................................95
Shareholders Rights Plans........................................................................................97
State Anti-Takeover Statutes....................................................................................101
MANAGEMENT AND DIRECTORS OF AMERISOURCE-BERGEN
AFTER THE MERGER................................................................................................102
Board of Directors of AmeriSource-Bergen........................................................................102
Committees of the AmeriSource-Bergen Board of Directors.........................................................103
Compensation of Directors.......................................................................................104
Executive Officers of AmeriSource-Bergen........................................................................104
Compensation of Executive Officers..............................................................................105
LEGAL MATTERS...................................................................................................105
EXPERTS.........................................................................................................105
OTHER MATTERS...................................................................................................106
WHERE YOU CAN FIND MORE INFORMATION.............................................................................106
INDEX TO CONSOLIDATED BALANCE SHEET.............................................................................F-1



ANNEX A--Agreement and Plan of Merger
ANNEX B--AmeriSource Stock Option Agreement
ANNEX C--Bergen Stock Option Agreement
ANNEX D--Support/Voting Agreement for Robert E. Martini
ANNEX E--Support/Voting Agreement for Neil F. Dimick
ANNEX F--Support/Voting Agreement for R. David Yost
ANNEX G--Support/Voting Agreement for Kurt J. Hilzinger
ANNEX H--Opinion of Goldman, Sachs & Co.
ANNEX I--Opinion of Merrill Lynch & Co.
ANNEX J--Amended and Restated Certificate of Incorporation of AmeriSource-Bergen ANNEX K--Amended and Restated Bylaws of AmeriSource-Bergen

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:       WHY ARE AMERISOURCE AND BERGEN PROPOSING THE MERGER?

A: We are proposing the merger because we believe the combined strengths of our two companies will enable us to achieve significant operating efficiencies and produce substantial benefits for our customers and shareholders. By combining the companies, AmeriSource-Bergen will create the potential for stronger operating results and a stronger financial condition than either company could achieve on its own.

Q:       WHAT WILL I RECEIVE IN THE MERGER?

A: Shareholders of AmeriSource and Bergen will receive the following in the merger:

         - AmeriSource common shareholders will receive one share of AmeriSource-Bergen common stock for each share of AmeriSource common stock they own; and

         - Bergen common shareholders will receive 0.37 of a share of AmeriSource-Bergen common stock for each share of Bergen common stock they own.

Q: WHAT PERCENT OF AMERISOURCE-BERGEN WILL BE OWNED BY CURRENT AMERISOURCE SHAREHOLDERS AND CURRENT BERGEN SHAREHOLDERS?

A: After the completion of the merger, current AmeriSource shareholders will own approximately 51% of AmeriSource-Bergen and current Bergen shareholders will own approximately 49% of AmeriSource-Bergen.

Q:       WHERE WILL MY SHARES OF AMERISOURCE-BERGEN COMMON STOCK BE LISTED?

A: We intend to apply to list the AmeriSource-Bergen common stock on the New York Stock Exchange under the symbol "ABC."

Q:       WHAT SHAREHOLDER APPROVALS ARE NEEDED?

A: For AmeriSource, the affirmative vote of the holders of a majority of the outstanding shares of AmeriSource's Class A common stock outstanding as of the record date is required to approve and adopt the merger agreement. Each holder of Class A common stock is entitled to one vote per share.

         For Bergen, the affirmative vote of a majority of the votes cast at the special meeting by holders of the outstanding shares of Bergen's common stock, assuming a quorum is present in person or by proxy, is required to approve and adopt the merger agreement.

Q: HOW WILL THE DIRECTORS AND EXECUTIVE OFFICERS OF AMERISOURCE AND BERGEN VOTE THEIR SHARES?

A: As of the record date, AmeriSource directors and executive officers and their affiliates owned approximately [ ]% of the outstanding shares of AmeriSource Class A common stock. As of the record date, Bergen directors and executive officers and their affiliates owned approximately [ ]% of the outstanding shares of Bergen common stock. Each of the directors and executive officers of each of AmeriSource and Bergen currently intend to vote their shares in favor of the approval and adoption of the merger agreement.

Q:       WHAT DO I NEED TO DO NOW?

A: After you have carefully read and considered the information contained in this joint proxy statement-prospectus, please respond by submitting your proxy card or voting instructions by telephone and receive immediate acknowledgement of the casting of your vote or by completing, signing and dating your proxy card or voting instructions and returning it in the enclosed postage paid envelope, as soon as possible so that your shares may be represented at your special meeting.

Q:       WHAT IF I DON'T VOTE?

A:       If you are an AmeriSource shareholder and you:

         - fail to respond, your shares will not be counted for purposes of establishing a quorum and your failure to respond will have the same effect as a vote against the approval and adoption of the merger agreement;

         - respond and either abstain from voting or have your shares held by a brokerage firm or a bank and you do not indicate how you want to vote, your shares will be counted for purposes of establishing a quorum and your abstention or non-vote will have the same effect as a vote against the approval and adoption of the merger agreement; or

         - respond and are a registered holder and do not indicate how you want to vote, your shares will be voted FOR the approval and adoption of the merger agreement.

         If you are a Bergen shareholder and you:

         - fail to respond, your shares will not be counted for purposes of establishing a quorum or for purposes of determining the number of votes cast in connection with the proposal to approve and adopt the merger agreement;

         - respond and either abstain from voting or have your shares held by a brokerage firm or a bank and you do not indicate how you want to vote, your shares will be counted for purposes of establishing a quorum and your abstention or non-vote will have no effect on the approval and adoption of the merger agreement; or

         - respond and are a registered holder and do not indicate how you want to vote, your shares will be voted FOR the approval and adoption of the merger agreement.

Q:       HOW DO I VOTE MY SHARES IF MY SHARES ARE HELD IN "STREET NAME"?

A: If your shares are held at an account at a brokerage firm or bank, a set of voting instructions should have accompanied this joint proxy statement-prospectus which should provide instructions on how to vote your shares. If you have not received such voting instructions or require further information regarding the voting instructions you received, you should contact your brokerage firm or bank and it can give you instructions on how to vote your shares. Your brokerage firm or bank cannot vote your shares unless it receives appropriate instructions from you.

Q:       CAN I CHANGE MY VOTE AFTER I HAVE DELIVERED MY PROXY?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can revoke your proxy. Second, you can submit a new proxy. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to the Secretary of AmeriSource or Bergen, as appropriate, before the special meeting. Third, you can attend the special meeting and vote in person and, if you are a Bergen shareholder, you must also submit a written notice of revocation with the Secretary of the meeting prior to the vote. If you submit your proxy or voting instructions by telephone, you can change your vote by submitting a proxy at a later date, using the same procedures, in which case your later submitted proxy will be recorded and your earlier proxy will be revoked. If your shares are held in an account at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote.

Q:       SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, you will receive written instructions from the exchange agent on how to exchange your stock certificates for shares of AmeriSource-Bergen. Please DO NOT send in your stock certificates with your proxy.

Q:       WHO IS THE EXCHANGE AGENT FOR THE MERGER?

A:       Mellon Investor Services LLC is the exchange agent.

Q:       WILL I HAVE TO PAY ANY U.S. TAX IN CONNECTION WITH THE MERGER?

A: Neither AmeriSource shareholders nor Bergen shareholders will recognize any gain or loss for U.S. federal income tax purposes on the exchange of their AmeriSource or Bergen common stock for AmeriSource-Bergen common stock in the merger except for taxes payable because of the reimbursement of conveyance taxes or conveyance fees, and in the case of Bergen shareholders, because of cash received instead of fractional shares.

Q:       WILL I RECEIVE DIVIDENDS ON MY AMERISOURCE-BERGEN SHARES?

A: AmeriSource-Bergen currently intends to pay quarterly cash dividends on its common stock of $0.025 per share.

Q: AM I ENTITLED TO EXERCISE ANY DISSENTERS' OR APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER?

A: Neither AmeriSource shareholders nor Bergen shareholders are entitled to dissenters' or appraisal rights.

Q: HOW DO THE RIGHTS OF AMERISOURCE SHAREHOLDERS COMPARE TO THOSE OF BERGEN SHAREHOLDERS, AND HOW DO THE RIGHTS OF AMERISOURCE OR BERGEN SHAREHOLDERS COMPARE TO THOSE RIGHTS THEY WILL HAVE AS SHAREHOLDERS OF AMERISOURCE-BERGEN?

A: The rights of AmeriSource shareholders are governed by Delaware law and by AmeriSource's restated certificate of incorporation and restated bylaws, while the rights of Bergen shareholders are governed by New Jersey law, Bergen's restated certificate of incorporation, as amended, and Bergen's amended and restated bylaws. The rights of AmeriSource-Bergen shareholders will be governed by Delaware law and AmeriSource-Bergen's amended and restated certificate of incorporation and amended and restated bylaws. For a summary of significant differences between the rights of AmeriSource-Bergen shareholders, AmeriSource shareholders and Bergen shareholders, see "Comparison of Rights of AmeriSource-Bergen Shareholders, AmeriSource Shareholders and Bergen Shareholders" beginning on page 89.

Q:       WHO WILL BE THE DIRECTORS OF AMERISOURCE-BERGEN?

A: The board of directors of AmeriSource-Bergen, and all committees of the board, will be comprised of an equal number of directors initially designated by each of AmeriSource and Bergen. AmeriSource and Bergen intend that, prior to or as soon as possible after the merger, the board of directors of AmeriSource-Bergen will be expanded to include two additional directors not previously affiliated with either AmeriSource or Bergen.

Q:       WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working to complete the merger as quickly as possible. In addition to shareholder approvals, we must obtain regulatory approvals and satisfy other conditions set forth in the merger agreement. Assuming timely receipt of these approvals, we hope to complete the merger during the third quarter of calendar year 2001.

Q:       WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this joint proxy statement-prospectus or the enclosed proxy card or voting instructions, you should contact:

         -        if you are an AmeriSource shareholder:

                  AmeriSource Health Corporation
                  Investor Relations
                  1300 Morris Drive, Suite 100
                  Chesterbrook, PA 19087-5594
                  Telephone: (610) 727-7000
                  e-mail:  mkilpatric@amerisource.com or
                           bbrungess@amerisource.com

         -        if you are a Bergen shareholder:

                  Morrow & Co., Inc.
                  445 Park Avenue
                  5th Floor
                  New York, NY  10022
                  Telephone: (800) 607-0088

                  or

                  Bergen Brunswig Corporation
                  Investor Relations
                  4000 Metropolitan Drive
                  Orange, CA  92868-3510
                  Telephone: (714) 385-4000
                  email: donna.dolan@bergenbrunswig.com

                STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

         The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company's prospects and make informed investment decisions. This joint proxy statement-prospectus contains such "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this joint proxy statement-prospectus about AmeriSource, Bergen and AmeriSource-Bergen, and they may also be made a part of this joint proxy statement-prospectus by reference to other documents filed with the Securities and Exchange Commission by AmeriSource and Bergen, which is known as "incorporation by reference." These statements may include statements regarding the period following completion of the merger.

         Words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "will," "shall" and words and terms of similar substance used in connection with any discussion of future operating or financial performance, or the merger of AmeriSource and Bergen, identify forward-looking statements. All forward-looking statements are management's present expectations of future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In addition to the risks related to the businesses of AmeriSource and Bergen, the factors relating to the merger discussed under "Risk Factors", among others, could cause actual results to differ materially from those described in the forward-looking statements. These factors include: relative value of AmeriSource-Bergen stock and AmeriSource's and Bergen's stocks, the market's difficulty in valuing our new business model of AmeriSource-Bergen, the failure to realize the anticipated benefits of the merger, conflicts of interest of directors recommending the merger and adverse regulatory conditions. Shareholders are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this joint proxy statement-prospectus or the dates of the documents incorporated by reference in this joint proxy statement-prospectus. None of AmeriSource, Bergen or AmeriSource-Bergen is under any obligation, and each expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

         For additional information that could cause actual results to differ materially from those described in the forward-looking statements, please see the quarterly reports on Form 10-Q and the annual reports on Form 10-K that AmeriSource and Bergen have filed with the Securities and Exchange Commission.

         All subsequent forward-looking statements attributable to AmeriSource, Bergen or AmeriSource-Bergen or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

                 SUMMARY OF THE JOINT PROXY STATEMENT-PROSPECTUS

         This summary highlights selected information in the joint proxy statement-prospectus and may not contain all of the information that is important to you. You should carefully read this entire joint proxy statement-prospectus and the other documents we refer to for a more complete understanding of the merger. In particular, you should read the documents attached to this joint proxy statement-prospectus, including the merger agreement, the stock option agreements and the support/voting agreements, which are attached as Annexes A through G. In addition, we incorporate by reference important business and financial information about AmeriSource and Bergen into this joint proxy statement-prospectus. You may obtain the information incorporated by reference into this joint proxy statement-prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" that begins on page 106 of this joint proxy statement-prospectus.

THE COMPANIES (SEE PAGE 29)

AmeriSource Health Corporation
1300 Morris Drive, Suite 100
Chesterbrook, Pennsylvania 19087-5594
(610) 727-7000
http://www.amerisource.com

         AmeriSource Health Corporation is a holding company and substantially all of its operations are conducted through its direct wholly-owned subsidiary, AmeriSource Corporation. AmeriSource is a leading wholesale distributor of pharmaceutical products and related healthcare solutions in the United States.

Bergen Brunswig Corporation
4000 Metropolitan Drive
Orange, California 92868-3510
(714) 385-4000
http://www.bergenbrunswig.com

         Bergen Brunswig Corporation is one of the nation's largest wholesalers of pharmaceuticals and specialty healthcare products to the managed care and retail pharmacy markets, and also distributes pharmaceuticals to long-term care and workers' compensation patients.

AmeriSource-Bergen Corporation
1300 Morris Drive, Suite 100
Chesterbrook, Pennsylvania 19087-5594
(610) 727-7000

         AmeriSource-Bergen is a newly formed corporation that has not yet conducted any activities other than those incident to its formation, the matters contemplated by the merger agreement and the preparation of this joint proxy statement-prospectus. Upon completion of the merger, AmeriSource and Bergen will each become a wholly-owned subsidiary of AmeriSource-Bergen. The business of AmeriSource-Bergen will be the combined businesses currently conducted by AmeriSource and Bergen.

THE STRUCTURE OF THE MERGER (SEE PAGE 55)

         To accomplish the combination of their businesses, AmeriSource and Bergen jointly formed a new company, AmeriSource-Bergen, with two subsidiaries, A-Sub Acquisition Corp. and B-Sub Acquisition Corp.

         Prior to the effective time of the merger, the organization of the companies is:

                          [BEFORE THE MERGER GRAPHIC]

         At the effective time of the merger:

         - A-Sub Acquisition Corp. will be merged with and into AmeriSource, and AmeriSource will be the surviving corporation. In the AmeriSource merger, AmeriSource shareholders will receive one AmeriSource-Bergen share for each AmeriSource share; and

         - B-Sub Acquisition Corp. will be merged with and into Bergen, and Bergen will be the surviving corporation. In the Bergen merger, Bergen shareholders will receive 0.37 of an AmeriSource-Bergen share for each Bergen share.

As a result, AmeriSource and Bergen will each become a wholly-owned subsidiary of AmeriSource-Bergen and the shareholders of AmeriSource and Bergen will become shareholders of AmeriSource-Bergen.

                           [AFTER THE MERGER GRAPHIC]

         In the event that either outside legal counsel of AmeriSource or outside legal counsel of Bergen is unable to render an opinion that neither AmeriSource or Bergen, as the case may be, nor the AmeriSource shareholders or Bergen shareholders, as the case may be, will recognize any gain or loss for federal income tax purposes in connection with the merger, except for taxes payable because of the reimbursement of conveyance taxes or conveyance fees, and in the case of Bergen shareholders, because of cash received instead of fractional shares, we may amend the merger agreement to provide for the simultaneous merger of AmeriSource and Bergen with and into AmeriSource-Bergen, with AmeriSource-Bergen as the surviving corporation in each merger.

RECOMMENDATION OF THE BOARDS OF DIRECTORS AND OPINIONS OF FINANCIAL ADVISORS (SEE PAGES 40 AND 46)

         To AmeriSource Shareholders: The AmeriSource board of directors believes that the merger is fair to you and in your best interest and unanimously voted to approve the merger agreement and unanimously recommends that you vote FOR the approval and adoption of the merger agreement.

         To Bergen Shareholders: The Bergen board of directors believes that the merger is fair to you and in your best interest and unanimously voted to approve the merger agreement and unanimously recommends that you vote FOR the approval and adoption of the merger agreement.

         Opinion of AmeriSource's Financial Advisor. In deciding to approve the merger, the AmeriSource board of directors considered the opinion of its financial advisor, Goldman, Sachs & Co., that, as of the date of its opinion, and subject to and based on the considerations referred to in its opinion, the ratio to exchange shares of AmeriSource common stock for shares of AmeriSource-Bergen common stock was fair from a financial point of view to holders of AmeriSource common stock. The full text of the written opinion of Goldman Sachs, which sets forth assumptions made, matters considered and limitation on the review undertaken in connection with the opinion, is attached as Annex H to this joint proxy statement-prospectus. AmeriSource urges its shareholders to read the opinion of Goldman Sachs in its entirety.

         Opinion of Bergen's Financial Advisor. In deciding to approve the merger, the Bergen board of directors considered the opinion of its financial advisor, Merrill Lynch & Co., that, as of the date of its opinion, and based upon and subject to the factors and assumptions set forth in its opinion, the ratio to exchange shares of Bergen common stock for AmeriSource-Bergen common stock was fair from a financial point of view to the holders of Bergen common stock. The full text of the written opinion of Merrill Lynch which sets forth assumptions made, matters considered and qualifications and limitations on the review undertaken in connection with the opinion, is attached as Annex I to this joint proxy statement-prospectus. Bergen urges its shareholders to read the opinion of Merrill Lynch in its entirety.

SHAREHOLDER APPROVALS (SEE PAGE 31)

         Approval of AmeriSource's Shareholders. A majority of the outstanding shares of AmeriSource Class A common stock must be represented either in person or by proxy to constitute a quorum at the AmeriSource special meeting. The affirmative vote of the holders of a majority of the shares of AmeriSource Class A common stock outstanding as of the record date is required to approve and adopt the merger agreement. As of the record date, AmeriSource directors and executive officers and their affiliates owned approximately [ ]% of the outstanding shares of AmeriSource Class A common stock.

         Approval of Bergen's Shareholders. A majority of the outstanding shares of Bergen common stock must be represented either in person or by proxy to constitute a quorum at the Bergen special meeting. The affirmative vote of a majority of the votes cast at the Bergen special meeting, assuming a quorum is present, is required to approve and adopt the merger agreement. As of the record date, Bergen directors and executive officers and their affiliates owned approximately [ ]% of the outstanding shares.

         Procedures for Voting Your Shares. Your vote is very important, regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at the appropriate meeting. Whether or not you plan to attend your meeting, you are requested to submit your vote by either calling the toll-free telephone number provided on the proxy card or voting instructions (and receive immediate acknowledgement of the casting of your vote) or completing, signing and dating the enclosed proxy card and returning it in the prepaid envelope. If you are a holder of record, you may vote in person at the appropriate special meeting. If you submit a properly executed proxy card and do not include instructions on how to vote, your shares will be voted FOR approval and adoption of the merger agreement. If you fail to respond, your shares will not be counted for purposes of establishing a quorum and, in the case of AmeriSource shareholders, it will have the same effect as voting against the approval and adoption of the merger agreement.

         If your shares are held in an account at a brokerage firm or bank, your brokerage firm or bank should have provided a set of voting instructions with this joint proxy statement-prospectus which should provide instructions on how to vote your shares. If you have not received such voting instructions or require further information regarding such voting instructions, contact your brokerage firm or bank and they can give you directions on how to vote your shares. Your brokerage firm or bank cannot vote your shares unless they receive appropriate instructions from you.

         Procedure for Changing Your Vote. You can change your vote at any time before your proxy is voted at the special meeting of your company's shareholders. You can do this in one of three ways. First, you can send a written notice stating that you are revoking your proxy. Second, you can complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy for AmeriSource shares to the Secretary of AmeriSource at the address on page 13 and for Bergen shares to the Secretary of Bergen at the address on page 13. Third, if you are a holder of record, you can attend the special meeting of your company's shareholders and vote in person and, if you are a Bergen shareholder, you must give written notice of revocation to the Secretary of Bergen. To revoke a proxy previously submitted by telephone, you may simply submit a proxy at a later date, using the same procedures, in which case your later submitted proxy will be recorded and your earlier proxy will be revoked. If your shares are held in an account at a brokerage firm or bank, you should contact your broker or bank to change your vote.

         Appraisal Rights. Under Delaware law, AmeriSource shareholders are not entitled to appraisal rights in connection with the merger. Under New Jersey law, Bergen shareholders are not entitled to appraisal rights in connection with the merger.

THE SPECIAL MEETINGS (SEE PAGE 30)

         Special Meeting of AmeriSource's Shareholders. The AmeriSource special meeting will be held at [ ] on [ ], 2001, starting at [ ] a.m., local time.

         Special Meeting of Bergen's Shareholders. The Bergen special meeting will be held at [ ] on [ ] , 2001, starting at [ ] a.m., local time.

BOARD OF DIRECTORS AND MANAGEMENT FOLLOWING THE MERGER (SEE PAGE 102)

         Upon completion of the merger, the board of directors of AmeriSource-Bergen will be comprised of at least eight individuals, four of whom will be former AmeriSource directors and four of whom will be former Bergen directors. The members of the board of directors of AmeriSource-Bergen will include:

         - Robert E. Martini, the current Chairman and Chief Executive Officer of Bergen,

         - R. David Yost, the current Chairman and Chief Executive Officer of AmeriSource,

         - three of the independent directors of Bergen immediately prior to the merger designated by Bergen, and

         - three of the independent directors of AmeriSource immediately prior to the merger designated by AmeriSource.

Robert E. Martini will be the Chairman of the board of directors of AmeriSource-Bergen. AmeriSource and Bergen intend that, prior to or as soon as possible after the merger, the board of directors of AmeriSource-Bergen will be expanded to ten persons and two additional directors not previously affiliated with either AmeriSource or Bergen will join the board of directors.

         The principal executive officers and members of the Executive Management Committee of AmeriSource-Bergen upon completion of the merger will be as follows:

         - R. David Yost, President and Chief Executive Officer (currently Chairman and Chief Executive Officer of AmeriSource);

         - Kurt J. Hilzinger, Executive Vice President and Chief Operating Officer (currently President and Chief Operating Officer of AmeriSource);

         - Neil F. Dimick, Executive Vice President and Chief Financial Officer (currently Senior Executive Vice President and Chief Financial Officer of Bergen);

         - Brent R. Martini, Senior Vice President of AmeriSource-Bergen and the President of AmeriSource-Bergen Drug Company (currently Senior Executive Vice President of Bergen and President of Bergen Brunswig Drug Company);

         -        Charles J. Carpenter, Senior Vice President of
                  AmeriSource-Bergen and President of PharMerica, Inc. (currently Senior Executive Vice President of Bergen and President of Bergen's subsidiary PharMerica, Inc.); and

         - Steven H. Collis, Senior Vice President of AmeriSource-Bergen and President of ASD Specialty Healthcare, Inc. (currently Senior Executive Vice President of Bergen and President of Bergen's subsidiary ASD Specialty Healthcare, Inc.).

         The executive management committee shall have and shall exercise all of the powers and authority in the management of the business and affairs of AmeriSource-Bergen, insofar as it pertains to capital expenditures and acquisitions, as the board of directors of AmeriSource-Bergen may determine.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER (SEE PAGES 51 AND
53)

         Some of the directors and executive officers of AmeriSource and Bergen have interests in the merger that are different from, or are in addition to, the interests of their company's shareholders. These interests include the potential for positions as directors or executive officers of AmeriSource-Bergen, potential benefits under employment or benefit arrangements as a result of the merger, acceleration of vesting of options or lapse of restrictions on restricted stock as a result of the merger, potential severance and other benefits payments in the event of termination of employment in connection with the merger, and the right to continued indemnification and insurance coverage by AmeriSource-Bergen for acts or omissions occurring prior to the merger.

TREATMENT OF STOCK OPTIONS (SEE PAGE 57)

         AmeriSource. When the merger is completed, each outstanding AmeriSource stock option will be converted into an option to purchase the number of shares of AmeriSource-Bergen common stock equal to the number of shares of AmeriSource common stock issuable upon the exercise of the AmeriSource option at an exercise price per share equal to the exercise price per share of AmeriSource common stock subject to the option before the conversion.

         The board of directors of AmeriSource will cause each outstanding AmeriSource stock option granted prior to February 15, 2001 to vest as of the close of business on the last business day prior to the merger, and to become exercisable upon the earlier to occur of its normal vesting date and the first anniversary of the completion of the merger.

         Bergen. When the merger is completed, each outstanding Bergen stock option will be converted into an option to purchase the number of shares of AmeriSource-Bergen common stock equal to the number of shares of Bergen common stock issuable under the Bergen option multiplied by 0.37, at an exercise price per share equal to the exercise price per share of Bergen common stock subject to the option before the conversion divided by 0.37.

         The board of directors of Bergen will cause each outstanding Bergen stock option granted prior to February 15, 2001 to vest as of the close of business on the last business day prior to the merger, and to become exercisable upon the earlier to occur of its normal vesting date and the first anniversary of the completion of the merger.

TAX CONSEQUENCES (SEE PAGE 58)

         None of AmeriSource, Bergen or their respective shareholders who exchange their shares for shares of AmeriSource-Bergen common stock will recognize a gain or loss for United States federal income tax purposes in connection with the merger, except for taxes payable because of the reimbursement of conveyance taxes or conveyance fees, and in the case of Bergen shareholders, because of cash received instead of fractional shares.

ACCOUNTING TREATMENT (SEE PAGE 61)

         We expect that the merger will be accounted for under the purchase method of accounting for business combinations. Since current AmeriSource shareholders will own approximately 51% of AmeriSource-Bergen's common stock immediately after the merger (with current Bergen shareholders owning the remaining approximately 49% of AmeriSource-Bergen common stock), AmeriSource-Bergen will account for the merger as an acquisition by AmeriSource of Bergen. The value of Bergen as indicated by the fair value of the stock of AmeriSource-Bergen issued to acquire Bergen (i.e., the purchase price) over the fair value of Bergen's net tangible and identifiable intangible assets, will be treated as an intangible asset of AmeriSource-Bergen termed "goodwill" and, under current accounting and financial reporting rules, will be amortized against earnings over a period of time. The goodwill will be allocated to one or more reporting units.

         Under new accounting and financial reporting rules proposed by the Financial Accounting Standards Board in its exposure draft entitled Business Combinations and Intangible Assets - Accounting for Goodwill, dated February 14, 2001, goodwill, including goodwill recognized in connection with the merger, will no longer be amortized and charged against earnings but would instead be subject to periodic testing for impairment and corresponding write-downs, if necessary. The merger is conditioned upon the promulgation of these new accounting and financial reporting rules.

OVERVIEW OF THE MERGER AGREEMENT (SEE PAGE 63)

         Conditions to the Completion of the Merger. Each of AmeriSource's and Bergen's obligation to complete the merger is subject to the satisfaction or waiver of specified conditions, including those listed below:

         - the approval and adoption of the merger agreement by both the holders of AmeriSource Class A common stock and Bergen common stock;

         - the applicable waiting period under U.S. antitrust laws must expire or be earlier terminated;

         - the absence of any action by any governmental authority challenging the merger or seeking to limit the ownership or operation of AmeriSource, Bergen or their subsidiaries before or after the merger;

         - the declaration of effectiveness of the registration statement on Form S-4, of which this joint proxy statement-prospectus forms a part, by the Securities and Exchange Commission, and the absence of any stop order or threatened or pending proceedings seeking a stop order;

         - the shares of AmeriSource-Bergen common stock to be issued in the merger must be approved for listing on the New York Stock Exchange, subject to official notice of issuance;

         - the promulgation by the Financial Accounting Standards Board of a final Statement of Financial Accounting Standard which provides for accounting treatment of the merger in all material respects as in the Exposure Draft of the proposed Statement entitled Business Combinations and Intangible Assets
                  - Accounting for Goodwill, dated February 14, 2001; and

         - AmeriSource and Bergen must each receive an opinion of tax counsel that neither it nor its shareholders will be subject to U.S. federal income tax as a result of the merger, other than due to the payment of cash in lieu of fractional shares or to reimburse conveyance taxes.

         Termination of the Merger Agreement. AmeriSource and Bergen can jointly agree to terminate the merger agreement at any time. Either company may also terminate the merger agreement if:

         -        the merger is not completed on or before September 15, 2001;
                  however, this termination right is not available to any party whose failure to perform any material covenant or obligation under the merger agreement resulted in the failure to complete the merger by that date;

         - the approval of either party's shareholders is not obtained because of the failure to obtain the required vote to approve and adopt the merger agreement;

         - the other party materially breaches any of its representations, warranties, covenants or agreements in the merger agreement, which breach would result in the failure to satisfy a condition to the completion of the merger, and the breach, if curable, is not cured within 30 days after notice is received by the breaching party;

         - the other party materially breaches any of its obligations under its stock option agreement; or

         - the other party adversely changes its board recommendation of the merger agreement, recommends a competing transaction or fails to recommend against a competing offer, each as described beginning on page 65.

         Termination Fees and Expenses. The merger agreement provides that in certain circumstances AmeriSource or Bergen may be required to pay a termination fee of $75 million, as well as expenses not to exceed $15 million, to the other party as described beginning on page 67.

         No Solicitation of Alternative Transactions. The merger agreement contains detailed provisions prohibiting AmeriSource and Bergen from seeking an alternative transaction to the merger. These "no solicitation" provisions prohibit AmeriSource and Bergen, and prohibit AmeriSource and Bergen from authorizing or permitting any of their subsidiaries and any of their directors, officers, employees, agents and representatives, from taking any action to solicit a proposal for a competing transaction, as described on page 65. However, the merger agreement does not prohibit either party or its board of directors from considering and potentially recommending a written proposal for a competing transaction which was not solicited or encouraged after the date of the merger agreement, as described on pages 65 and 66.

REGULATORY MATTERS (SEE PAGE 62)

         Under U.S. antitrust laws, AmeriSource and Bergen may not complete the merger until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the specified waiting periods are terminated or expire. AmeriSource and Bergen filed the required information and materials with the Department of Justice and the Federal Trade Commission on April 6, 2001. On May 7, 2001, the Federal Trade Commission issued a request for additional information and, as a result, is extending the required waiting period under U.S. antitrust laws until 30 days after AmeriSource and Bergen have substantially complied with such request. See "The Merger-Regulatory Matters" which begins on page 62.

COMPLETION AND EFFECTIVENESS OF THE MERGER (SEE PAGE 55)

         The parties will complete the merger when all of the conditions to completion of the merger are satisfied or waived in accordance with the merger agreement. The merger will be completed when AmeriSource files a certificate of merger with the Delaware Secretary of State and Bergen files a certificate of merger with the New Jersey Department of the Treasury. However, AmeriSource and Bergen may agree to a later time for completion of the merger and specify that time in their respective certificates of merger. The parties expect to complete the merger during the third quarter of calendar year 2001.

STOCK OPTION AGREEMENTS (SEE PAGE 73)

         Each of AmeriSource and Bergen has issued to the other an option to purchase, under certain circumstances, up to approximately 19.9% of their respective outstanding shares of common stock. An option becomes exercisable if the grantee becomes entitled to receive the termination fee under the merger agreement as described on page 73. The purchase price of the option issued by AmeriSource to Bergen is $48.48 per AmeriSource share, and the purchase price of the option issued by Bergen to AmeriSource is $17.9376 per Bergen share. The stock option agreements limit the amount of profit that an option holder is permitted to receive.

SUPPORT/VOTING AGREEMENTS (SEE PAGE 75)

         In connection with the merger agreement, AmeriSource has entered into support/voting agreements with Robert E. Martini and Neil F. Dimick, both of whom are executive officers and directors of Bergen. As of the record date, Messrs. Martini and Dimick held approximately [ ] Bergen common shares, representing [ ]% of the outstanding Bergen common shares. Pursuant to the support/voting agreements, each of Messrs. Martini and Dimick has agreed, among other things, to vote all of his shares held on the record date in favor of adoption and approval of the merger agreement and the merger at the special meeting.

         In connection with the merger agreement, Bergen has entered into support/voting agreements with R. David Yost, who is an executive officer and director of AmeriSource, and Kurt J. Hilzinger, who is an executive officer of AmeriSource. As of the record date, Messrs. Yost and Hilzinger held approximately [ ] AmeriSource Class A common shares, representing [ ]% of the outstanding AmeriSource Class A common shares. Pursuant to the support/voting agreements, each of Messrs. Yost and Hilzinger has agreed, among other things, to vote all of his shares held on the record date in favor of the adoption and approval of the merger agreement and the merger at the special meeting.

MARKET PRICE INFORMATION (SEE PAGE 79)

         Shares of each of AmeriSource Class A common stock and Bergen common stock are traded on the New York Stock Exchange. AmeriSource has never paid dividends. Bergen has paid cash dividends on its common stock totaling $0.170, $0.225 and $0.315 per share in fiscal 2000, 1999 and 1998, respectively. The following table sets forth comparative market price information as of March 16, 2001, the last trading day before the public announcement of the merger, and as
of [    ], 2001, the most recent date for which information was available at the time of printing this joint proxy statement-prospectus. The AmeriSource and Bergen share prices represent the closing sale prices on the New York Stock Exchange on each of the dates indicated.

                                                                              BERGEN PRO FORMA
                             AMERISOURCE PER                                EQUIVALENT PER SHARE
          DATE                 SHARE PRICE       BERGEN PER SHARE PRICE           VALUE(a)
          ----                 -----------       ----------------------           --------
     March 16, 2001              $48.48                  $15.94                    $17.94
     [     ], 2001               $[    ]                 $[    ]                   $[    ]

         (a) Represents the AmeriSource per share price multiplied by 0.37, being the exchange ratio of Bergen shares into AmeriSource-Bergen shares.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

         The following tables present (1) selected historical financial data of AmeriSource, (2) selected historical financial data of Bergen, and (3) selected unaudited pro forma consolidated financial information of AmeriSource-Bergen, which reflect the merger.

                                   AMERISOURCE
                       SELECTED HISTORICAL FINANCIAL DATA

         The selected historical financial data of AmeriSource has been derived from the audited consolidated financial statements and related notes of AmeriSource for each of the years in the five-year period ended September 30, 2000 and the unaudited consolidated financial statements for the six months ended March 31, 2001 and 2000. The historical data is only a summary, and you should read it in conjunction with the historical financial statements and related notes contained in the annual and quarterly reports of AmeriSource which have been incorporated by reference into this joint proxy statement-prospectus.

                                                     AS OF OR FOR THE
                                                     SIX MONTHS ENDED                     AS OF OR FOR THE YEAR ENDED
                                                       MARCH 31,                               SEPTEMBER 30,
                                                 ----------------------  ----------------------------------------------------------
                                                 2001        2000        2000(a)     1999(b)     1998(c)      1997(d)       1996
                                                 ----        ----        -------     -------     -------      -------       ----
                                                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

STATEMENT OF OPERATIONS DATA:
Operating revenue ..........................  $6,787,436  $5,660,795  $11,609,995  $9,760,083  $9,373,482  $8,173,679  $ 5,806,126
Bulk deliveries to customer warehouses .....         757      20,790       35,026      47,280     129,555     124,956      111,046
                                               ---------   ---------    ---------   ---------   ---------   ---------    ---------
Total revenue ..............................   6,788,193   5,681,585   11,645,021   9,807,363   9,503,037   8,298,635    5,917,172
Income before extraordinary items ..........      57,707      45,898       99,014      70,915      46,030      50,123       43,463
Net income .................................      57,707      45,898       99,014      67,466      46,030      48,141       36,221
Earnings per share--
   assuming dilution:
     Income before extraordinary items .....        1.07         .89         1.90        1.38         .91        1.00          .90
     Net income ............................        1.07         .89         1.90        1.31         .91         .96          .75
BALANCE SHEET DATA:
Cash and cash equivalents and restricted
  cash .....................................     126,268      49,240      120,818      59,497      90,344      71,551       73,832
Total assets ...............................   2,784,410   2,101,696    2,458,567   2,060,599   1,726,272   1,798,109    1,236,221
Long-term debt, including current portion...     473,613     469,837      413,675     559,127     540,327     602,166      443,908
Stockholders' equity (deficit) .............     365,437     213,792      282,294     166,277      75,355      18,881      (34,856)



(a) Includes a $0.7 million reversal of costs related to facility consolidations and employee severance, net of income tax benefit of $0.4 million.

(b) Includes $9.3 million of costs related to facility consolidations and employee severance, net of income tax benefit of $2.4 million and $2.7 million of merger costs, net of income tax benefit of $0.5 million.

(c) Includes $11.2 million of merger costs, net of income tax benefit of $7.2 million and $5.1 million of costs related to facility consolidations and employee severance, net of income tax benefit of $3.2 million.

(d) Includes $7.1 million of costs related to facility consolidations and employee severance, net of income tax benefit of $4.5 million.

                                     BERGEN
                       SELECTED HISTORICAL FINANCIAL DATA

         The selected historical financial data of Bergen has been derived from the audited consolidated financial statements and related notes of Bergen for each of the years in the five-year period ended September 30, 2000 and the unaudited consolidated financial statements for the six months ended March 31, 2001 and 2000. The historical data is only a summary, and you should read it in conjunction with the historical financial statements and related notes contained in the annual and quarterly reports of Bergen which have been incorporated by reference into this joint proxy statement-prospectus.

                                            AS OF OR FOR THE
                                            SIX MONTHS ENDED                       AS OF OR FOR THE YEAR ENDED
                                              MARCH 31,                              SEPTEMBER 30,
                                        --------------------    ------------------------------------------------------------
                                         2001         2000        2000(a)(f)     1999(b)(f)  1998(c)(d)(f) 1997(e)     1996
                                         ----         ----        ----------     ----------  ------------- -------     ----
                                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF EARNINGS DATA:
Net sales and other
  revenues:
Excluding bulk shipments to
  customers' warehouses ..........  $ 9,764,074  $ 9,082,825  $ 18,725,611   $16,137,864  $12,943,739  $10,908,560  $ 9,321,645
Bulk shipments to
  customers' warehouses ..........    1,989,826    2,116,036     4,217,291     4,056,479    3,401,651    2,837,646    2,476,110
                                    -----------  -----------  ------------   -----------  -----------  -----------  -----------
Total net sales and other
  revenues .......................   11,753,900   11,198,861    22,942,902    20,194,343   16,345,390   13,746,206   11,797,755
Earnings (loss) from
  continuing operations (g) ......       49,533       44,596      (481,026)       84,380       95,247       81,044       73,608
Earnings (loss) per share
  from continuing  operations-
  diluted ........................          .36          .33         (3.58)          .71          .93          .80          .73
Cash dividends declared per
  Class A Common share ...........         .020         .150          .170          .225         .315         .216         .192
BALANCE SHEET DATA:
Cash and cash equivalents ........       57,510       14,131        94,032       116,356       79,003       54,493       21,407
Total assets .....................    5,122,027    5,556,774     4,571,424     5,399,452    2,929,622    2,637,828    2,426,892
Long-term debt, including
   current portion ...............    1,088,530    1,252,005     1,089,646     1,537,604      448,323      418,177      398,030
Preferred securities of
   subsidiary trust holding
   solely debt securities of
   Bergen ........................      300,000      300,000       300,000       300,000         --           --           --
Shareowners' equity ..............      773,568    1,509,591       723,249     1,495,490      629,064      644,861      578,966


         (a) Includes special charges for goodwill impairment of $505.3 million, no income tax effect; provision for doubtful receivables associated with two customers of $40.4 million, net of income tax benefit of $26.3 million; restructuring charge of $6.4 million, net of income tax benefit of $4.3 million; abandonment of capitalized software of $3.8 million, net of income tax benefit of $2.5 million; officer severance of $2.4 million, net of income tax benefit of $1.6 million; and impairment of investment of $3.0 million, net of income tax benefit of $2.0 million.

         (b) Includes a special provision for doubtful receivables of $27.8 million, net of income tax benefit of $18.2 million.

         (c) Includes special charges for merger expenses of $8.6 million, net of income tax benefit of $6.0 million, primarily relating to the termination of a previously proposed merger; and abandonment of capitalized software of $3.2 million, net of income tax benefit of $2.1 million.

         (d) Includes a cash dividend of $0.075 per share declared September 24, 1998 and paid December 1, 1998.

         (e) Includes special charges for merger expenses of $3.4 million, net of income tax benefit of $2.4 million, relating to the termination of a previously proposed merger.

         (f) For information regarding business acquisitions and dispositions during these fiscal years, see Item 7 of Bergen's Form 10-K for the fiscal year ended September 30, 2000.

         (g) The following table summarizes the special charges described in notes (a)(b)(c) and (e) above:

                                                   YEAR ENDED SEPTEMBER 30,
                                         --------------------------------------
                                         2000       1999         1998       1997
                                         ----       ----         ----       ----
                                                     (IN MILLIONS)

   Goodwill impairment ..........      $ (505.3)     $--         $--        $--
   Special provision for doubtful
        receivables .............         (66.7)    (46.0)        --         --
   Restructuring charge .........         (10.7)      --          --         --
   Abandonment of capitalized
        software ................          (6.3)      --        (5.3)        --
   Impairment of investment .....          (5.0)      --          --         --
   Officer severance ............          (4.0)      --          --         --
   Merger-related expenses ......           --        --       (14.6)      (5.8)
                                       --------   -------    -------     ------
       Total pre-tax effect .....        (598.0)    (46.0)     (19.9)      (5.8)
   Income tax benefit ...........          36.7      18.2        8.1        2.4
                                       --------   -------    -------     ------
       Effect on earnings from
          continuing operations .      $ (561.3)  $ (27.8)   $ (11.8)    $ (3.4)
                                       ========   =======    =======     ======

                               AMERISOURCE-BERGEN
                    SELECTED UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL INFORMATION

         The following table summarizes, under the purchase method of accounting, selected unaudited pro forma consolidated statement of operations data for the six months ended March 31, 2001 and the year ended September 30, 2000 as if the merger between AmeriSource and Bergen had been completed on October 1, 1999 and selected unaudited pro forma consolidated balance sheet data as of March 31, 2001 as if the merger had been completed on that date. We have included this selected unaudited pro forma consolidated financial information only for the purposes of illustration, and it does not necessarily indicate what the operating results or financial position would have been if the merger between AmeriSource and Bergen had been completed on the dates indicated. Moreover, this information does not necessarily indicate what the future operating results or financial position of the combined company will be. You should read this selected unaudited pro forma consolidated financial information in conjunction with the "Unaudited Pro Forma Consolidated Condensed Financial Information" included elsewhere in this document. This selected unaudited pro forma consolidated financial information does not reflect any adjustments to reflect any cost savings or other synergies anticipated as a result of the merger or any future merger-related expenses.

                                                       SIX MONTHS ENDED         YEAR ENDED
                                                        MARCH 31, 2001     SEPTEMBER 30, 2000(a)
                                                       ----------------    ---------------------
                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
    Operating revenue ............................        $16,551,510           $30,335,606
    Bulk deliveries to customer warehouses .......          1,990,583             4,252,317
                                                          -----------           -----------
       Total revenue .............................         18,542,093            34,587,923
Income from continuing operations ................             86,141                94,145
Income from continuing operations--
    (as adjusted for proposed accounting rules) ..            112,301               146,386
Earnings per share from continuing operations --
    assuming dilution ............................                .83                   .92
Earnings per share from continuing operations --
    assuming dilution (as adjusted for proposed
    accounting  rules) ........................                  1.07                  1.44
Cash dividends declared per share (b) ............                .05                   .10

                                                                           MARCH 31, 2001
                                                                           --------------
                                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Cash and cash equivalents...................................                 $  183,778
Total assets................................................                  9,466,137
Long-term debt, including current portion of $41,741........                  1,531,402
Preferred securities of subsidiary trust holding solely debt
    securities of the company...............................                    247,800
Total stockholders' equity..................................                  2,737,821
Book value per share........................................                      26.62

-----------------------

(a) Amounts include the effect of AmeriSource's and Bergen's special items as described in Note 5 of the Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements. The aggregate effect of these items was:

       - to reduce pro forma consolidated income from continuing operations by $55.3 million; and

       - to reduce pro forma earnings per share from continuing operations -- assuming dilution by $.54.

(b) Pro forma consolidated cash dividends declared per share represent the combined company's intention to declare and pay a quarterly dividend of $.025 per share.

                   UNAUDITED COMPARATIVE PER SHARE INFORMATION

         We have set forth below per share information regarding earnings, cash dividends declared and book value of AmeriSource and Bergen on both historical and unaudited pro forma consolidated bases and on a per share equivalent unaudited pro forma basis for Bergen. We have derived the unaudited pro forma consolidated earnings per share information from the "Unaudited Pro Forma Consolidated Condensed Financial Information" presented elsewhere in this document. Unaudited pro forma consolidated cash dividends declared per share reflect the combined company's intention to declare and pay a quarterly dividend of $.025 per share. Book value per share for the unaudited pro forma consolidated presentation is based upon outstanding shares of AmeriSource and Bergen common stock, adjusted to reflect the exchange of common stock in the merger for shares of AmeriSource-Bergen common stock, at the time the merger is completed. The per share equivalent unaudited pro forma consolidated data for shares of Bergen common stock is based on the assumed conversion of each share of Bergen common stock into 0.37 of a share of AmeriSource-Bergen common stock. See "The Merger--Structure of the Merger and Conversion of AmeriSource and Bergen Stock." You should read the information set forth below in conjunction with the respective audited and unaudited financial statements of AmeriSource and Bergen incorporated by reference in this document and the "Unaudited Pro Forma Consolidated Condensed Financial Information" and the notes thereto presented elsewhere in this document. See "Where You Can Find More Information."

                                                                       AS OF OR FOR THE        AS OF OR FOR THE
                                                                       SIX MONTHS ENDED           YEAR ENDED
                                                                        MARCH 31, 2001        SEPTEMBER 30, 2000
                                                                       ----------------       ------------------
AmeriSource--Historical
   Earnings per share--assuming dilution ........................           $ 1.07                  $ 1.90
   Cash dividends declared per share ............................           $   --                  $   --
   Book value per share .........................................           $ 6.92                  $ 5.42

Bergen--Historical
   Earnings (loss) per share from continuing operations--assuming
      dilution ..................................................           $  .36                  $(3.58)
   Cash dividends declared per share ............................           $  .02                  $  .17
   Book value per share .........................................           $ 5.72                  $ 5.37

AmeriSource-Bergen--Pro Forma Consolidated
   Earnings per share from continuing operations--assuming
      dilution ..................................................           $  .83                  $  .92
   Earnings per share from continuing operations--assuming
      dilution (as adjusted for proposed accounting rules) ......           $ 1.07                  $ 1.44
   Cash dividends declared per share ............................           $  .05                  $  .10
   Book value per share .........................................           $26.62                  $26.03

Bergen Per Share Equivalent Pro Forma
   Earnings per share from continuing operations --
       assuming dilution ........................................           $  .31                  $  .34
   Earnings per share from continuing operations -- assuming
       dilution (as adjusted for proposed accounting rules) .....           $  .40                  $  .53
   Cash dividends declared per share ............................           $  .02                  $  .04
   Book value per share .........................................           $ 9.85                  $ 9.63

                                  RISK FACTORS

         You should carefully consider the following risk factors in deciding whether to vote for approval and adoption of the merger agreement. These factors are important, and we have not been able to quantify their potential effects on the combined company. These factors are in addition to the risks faced by AmeriSource and Bergen in their day-to-day operations and are not presented in order of magnitude or importance. These factors are also in addition to the other information contained in or incorporated by reference into this joint proxy statement-prospectus.

THE VALUE OF THE SHARES OF AMERISOURCE-BERGEN STOCK THAT YOU RECEIVE MAY BE LESS THAN THE VALUE OF YOUR SHARES OF AMERISOURCE COMMON STOCK OR BERGEN COMMON STOCK.

         Upon completion of the merger, all shares of AmeriSource common stock and Bergen common stock will be converted into shares of AmeriSource-Bergen common stock. The exchange ratios on which the shares will be converted are fixed, and there will be no adjustment for changes in the market price of either AmeriSource common stock or Bergen common stock. As a result, shares of AmeriSource common stock and shares of Bergen common stock may have a greater market value than the shares of AmeriSource-Bergen common stock for which they are exchanged. Neither party is permitted to "walk away" from the merger or re-solicit the vote of its shareholders solely because of changes in the market price of either party's common stock. Changes in the market price of the Bergen or AmeriSource common stock may result from a variety of factors that are beyond the control of AmeriSource or Bergen, including changes in their businesses, operations and prospects, regulatory considerations, general market and economic conditions, or other factors. The prices of the shares of AmeriSource common stock and the shares of Bergen common stock at the time of the merger may vary from their respective prices disclosed in the joint proxy statement-prospectus and on the day of the special meetings.

         The special meetings will be held prior to the completion of the merger and the shares of AmeriSource-Bergen common stock will not trade publicly until the completion of the merger. As a result, at the time of the special meeting you will not know the market value of the AmeriSource-Bergen common stock that you will receive upon completion of the merger.

THE NEED FOR GOVERNMENTAL APPROVALS MAY AFFECT THE DATE OF CONSUMMATION OF THE MERGER OR MAY DIMINISH THE BENEFITS OF THE MERGER.

         The merger is conditioned upon, among other things, the expiration or termination of the applicable waiting period under the applicable United States antitrust laws, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Satisfying this condition to the merger may affect the date of consummation of the merger. In addition, you should be aware that it is possible that government agencies may seek to challenge the merger or limit AmeriSource-Bergen's ownership or operation of AmeriSource, Bergen or their subsidiaries after the merger or otherwise seek to restrict the combined operations of AmeriSource and Bergen as a condition to approving the merger. In 1998, the Federal Trade Commission requested and received injunctions to prevent previous mergers contemplated by AmeriSource and Bergen with other parties. Both of the previous proposed mergers were terminated as a result of such injunctions. Any challenges, limitations or restrictions imposed by government agencies could prevent the merger or diminish the benefits of the merger to AmeriSource-Bergen and shareholders of AmeriSource and Bergen who become shareholders of AmeriSource-Bergen.

THE NEED FOR THE ADOPTION OF NEW ACCOUNTING AND FINANCIAL REPORTING RULES MAY AFFECT THE DATE OF CONSUMMATION OF THE MERGER.

         The merger is conditioned upon, among other things, promulgation by the Financial Accounting Standards Board of a final Statement of Financial Accounting Standards providing for accounting treatment of the merger and the other related transactions in all material respects as in the Exposure Draft of the proposed Statement entitled Business Combinations and Intangible Assets - Accounting for Goodwill, dated February 14, 2001. Satisfying this condition to the merger may affect the date of consummation of the merger. In addition, it is possible that the

Financial Accounting Standards Board may not promulgate a final Statement of Financial Accounting Standards that provides for accounting treatment for the merger in all material respects as in the Exposure Draft of the proposed Statement, or that the Financial Accounting Standards Board may promulgate a final Statement that provides for materially different treatment of goodwill, including goodwill recognized in connection with the merger, from the accounting treatment in the Exposure Draft of the proposed Statement. AmeriSource and Bergen may waive satisfaction of this condition to the merger. However, if such condition were to be waived, we expect that the amortization of goodwill recorded in connection with the merger, under current accounting and financial reporting rules, would materially diminish the future reported earnings, if any, of AmeriSource-Bergen as compared to what is expected under the proposed rules. There may also be a delay in the effective date of any new accounting and financial reporting rules, which could materially diminish the future earnings, if any, of AmeriSource-Bergen. As of May 16, 2001, the Financial Accounting Standards Board has not publicly pronounced any changes or any intention to make changes which would provide for accounting treatment for the non-amortization of goodwill different from the Exposure Draft of the proposed Statement.

AMERISOURCE-BERGEN MAY NOT REALIZE ALL OF THE ANTICIPATED BENEFITS OF THE
MERGER.

         The success of the merger will depend in part on the ability of AmeriSource-Bergen to realize the anticipated synergies of $125 million per year by the end of the third year of the existence of AmeriSource-Bergen and growth opportunities from integrating the businesses of AmeriSource and Bergen. AmeriSource-Bergen's success in realizing these synergies, cost savings and growth opportunities, and the timing of this realization, depends on the successful integration of AmeriSource's and Bergen's operations. Even if AmeriSource-Bergen is able to integrate the business operations of AmeriSource and Bergen successfully, AmeriSource-Bergen cannot assure you that this integration will result in the realization of the full benefits of the synergies, cost savings and growth opportunities that AmeriSource-Bergen currently expects to result from this integration or that these benefits will be achieved within the anticipated time frame. For example, the elimination of duplicative costs may not be possible or may take longer than anticipated and the benefits from the merger may be offset by costs incurred in integrating the companies.

DIRECTORS OF AMERISOURCE AND BERGEN HAVE POTENTIAL CONFLICTS OF INTEREST IN RECOMMENDING THAT YOU VOTE IN FAVOR OF THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

         A number of directors of AmeriSource and a number of directors of Bergen who are recommending that you vote in favor of the approval and adoption of the merger agreement may have employment or severance agreements or benefit arrangements that provide them with interests in the merger that may differ from yours. Following completion of the merger, Robert E. Martini, Chairman and Chief Executive Officer of Bergen, will become the non-executive Chairman of the board of directors of AmeriSource-Bergen. R. David Yost, Chairman and Chief Executive Officer of AmeriSource, will become President and Chief Executive Officer of AmeriSource-Bergen and a member of the AmeriSource-Bergen board of directors. Neil F. Dimick, a director and Senior Executive Vice President and Chief Financial Officer of Bergen, will become Executive Vice President and Chief Financial Officer of AmeriSource-Bergen. Brent R. Martini, a director and Senior Executive Vice President of Bergen and President of Bergen Brunswig Drug Company, will become a Senior Vice President of AmeriSource-Bergen and the President of AmeriSource-Bergen Drug Company.

         The expected receipt of compensation or other benefits in the merger, including the vesting of stock options, the continuation of indemnification arrangements for current directors of AmeriSource and Bergen following completion of the merger, the payment of severance and other benefits, or, in the case of Bergen, lapse of restrictions on restricted stock, may have influenced these directors in making their recommendation that you vote in favor of the approval and adoption of the merger agreement. See "The Merger-Interests of Certain AmeriSource Directors and Executive Officers in the Merger" and "The Merger-Interests of Certain Bergen Directors and Executive Officers in the Merger" on pages 51 and 53.

                                  THE COMPANIES

AmeriSource Health Corporation
1300 Morris Drive, Suite 100
Chesterbrook, Pennsylvania 19087-5594
(610) 727-7000
http://www.amerisource.com

         AmeriSource Health Corporation was incorporated in Delaware in 1988. AmeriSource Health Corporation is a holding company and substantially all of its operations are conducted through its direct wholly-owned subsidiary, AmeriSource Corporation. AmeriSource is a leading wholesale distributor of pharmaceutical products and related healthcare solutions in the United States. AmeriSource provides services to health systems (hospitals and other acute care facilities), alternate site customers (mail order facilities, nursing homes, clinics and other non-acute care facilities), independent community pharmacies and chain drugstores. AmeriSource believes it is the largest provider of pharmaceuticals to the health systems market.

         AmeriSource is typically the primary source of supply for pharmaceutical and related products to its customers. AmeriSource offers a broad range of solutions to its customers and suppliers designed to enhance the efficiency and effectiveness of their operations, allowing them to improve the delivery of healthcare to patients and consumers.

Bergen Brunswig Corporation
4000 Metropolitan Drive
Orange, California 92868-3510
(714) 385-4000
http://www.bergenbrunswig.com

         Bergen Brunswig Corporation was formed in New Jersey in 1956. Together with its subsidiaries, Bergen is a diversified drug and health care distribution organization. Bergen is one of the nation's largest wholesalers of pharmaceuticals and specialty healthcare products to the managed care and retail pharmacy markets, and also distributes pharmaceuticals to long-term care and workers' compensation patients. Bergen provides product distribution, logistics, pharmacy management programs, consulting services, and Internet fulfillment services designed to reduce costs and improve patient outcomes.

         Bergen is organized based upon the products and services it provides to its customers. Bergen's operating businesses are divided into three segments:
(i) pharmaceutical distribution, (ii) PharMerica, and (iii) other businesses. The pharmaceutical distribution segment includes Bergen Brunswig Drug Company and ASD Specialty Healthcare, Inc., which is comprised of the pharmaceutical alternate site distribution business, Integrated Commercialization Solutions and The Lash Group.

AmeriSource-Bergen Corporation
1300 Morris Drive, Suite 100
Chesterbrook, Pennsylvania 19087-5594
(610) 727-7000

         AmeriSource-Bergen is a newly formed corporation that has not yet conducted any activities other than those incident to its formation, the matters contemplated by the merger agreement and the preparation of this joint proxy statement-prospectus. Upon completion of the merger, AmeriSource and Bergen will each become a wholly-owned subsidiary of AmeriSource-Bergen. The business of AmeriSource-Bergen will be the combined businesses currently conducted by AmeriSource and Bergen.

                              THE SPECIAL MEETINGS

JOINT PROXY STATEMENT-PROSPECTUS

         This joint proxy statement-prospectus is being furnished to you in connection with the solicitation of proxies by AmeriSource, Bergen and their respective boards of directors in connection with the proposed merger.

         This joint proxy statement-prospectus is first being furnished to shareholders of AmeriSource and Bergen on or about [ ], 2001.

DATE, TIME AND PLACE OF THE SPECIAL MEETINGS

         The special meetings are scheduled to be held as follows:

For AmeriSource shareholders:                           For Bergen shareholders:

                   [     ], 2001                                   [     ], 2001
              [  ] a.m., local time                        [  ] a.m., local time


                  [_____________]                                [_____________]

PURPOSE OF THE SPECIAL MEETINGS

         The special meetings are being held so that shareholders of each of AmeriSource and Bergen may consider and vote upon a proposal to approve and adopt the merger agreement among AmeriSource, Bergen, AmeriSource-Bergen (formerly named AABB Corporation), A-Sub Acquisition Corp. and B-Sub Acquisition Corp., pursuant to which AmeriSource and Bergen will become wholly-owned subsidiaries of AmeriSource-Bergen, and to transact any other business that properly comes before the special meetings or any adjournment or postponement of the special meetings. Approval and adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement.

         If the shareholders of AmeriSource and Bergen approve and adopt the merger agreement, upon completion of the merger:

         - each outstanding share of AmeriSource common stock will be automatically converted into one share of AmeriSource-Bergen common stock; and

         - each outstanding share of Bergen common stock will be automatically converted into 0.37 of a share of AmeriSource-Bergen common stock.

SHAREHOLDER RECORD DATE FOR THE SPECIAL MEETINGS

         AmeriSource. AmeriSource's board of directors has fixed the close of
business on [   ], 2001 as the record date for determination of AmeriSource shareholders entitled to notice of and to vote at the special meeting. On the record date, there were [ ] shares of AmeriSource Class A common stock outstanding, held by approximately [ ] holders of record.

         Bergen. Bergen's board of directors has fixed the close of business on
[   ], 2001 as the record date for determination of Bergen shareholders entitled to notice of and to vote at the Bergen special meeting. On the record date, there were [ ] shares of Bergen common stock outstanding, held by approximately [ ] holders of record.

VOTE REQUIRED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT

         AmeriSource. A majority of the outstanding shares of AmeriSource Class A common stock must be represented, either in person or by proxy, to constitute a quorum at the AmeriSource special meeting. The affirmative vote of the holders of a majority of the outstanding shares of AmeriSource's Class A common stock outstanding as of the record date is required to approve and adopt the merger agreement.

         As of the record date, AmeriSource directors and executive officers and
their affiliates owned approximately [    ]% of the outstanding shares of
AmeriSource Class A common stock. Each of the directors and executive officers of AmeriSource currently intend to vote their AmeriSource shares in favor of the merger.

         Bergen. A majority of the outstanding shares of Bergen common stock must be represented, either in person or by proxy, to constitute a quorum at the Bergen special meeting. The affirmative vote of a majority of the votes cast at the special meeting by the holders of the outstanding shares of Bergen's common stock outstanding as of the record date is required to approve and adopt the merger agreement.

         As of the record date, Bergen directors and executive officers and their affiliates owned approximately [ ]% of the outstanding shares of Bergen common stock. Each of the directors and executive officers of Bergen currently intend to vote their Bergen shares in favor of the merger.

PROXIES

         Your vote is very important regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at the appropriate meeting. Whether or not you plan to attend your meeting, you are requested to promptly submit your vote by either calling the toll-free telephone number provided on the proxy card or voting instructions (and receive immediate acknowledgement of the casting of your vote) or completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid envelope.

         All shares of AmeriSource Class A common stock represented by properly executed proxies received before or at the AmeriSource special meeting and all shares of Bergen common stock represented by properly executed proxies received before or at the Bergen special meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on those proxies. If you are a holder of record, you may vote in person at either of the applicable special meetings. If you submit a properly executed proxy card and do not include instructions on how to vote, your shares will be voted FOR the approval and adoption of the merger agreement. You are urged to mark the box on the proxy card to indicate how to vote your shares.

         If your shares are held in an account at a brokerage firm or bank, your brokerage firm or bank should have provided a set of voting instructions with this joint proxy statement-prospectus which should provide instructions on how to vote your shares. If you have not received such voting instructions or require further information regarding such voting instructions contact your brokerage firm or bank and they can give you directions on how to vote your shares. Your brokerage firm or bank cannot vote your shares unless they receive appropriate instructions from you.

         If you fail to respond, your shares will not be counted for purposes of establishing a quorum and, in the case of AmeriSource shareholders, will have the same effect as a vote against the approval and adoption of the merger agreement. If a properly executed proxy card or voting instruction is returned and the shareholder has abstained from voting on the approval and adoption of the merger agreement, the AmeriSource Class A common stock or Bergen common stock represented by the proxy or voting instructions will be considered present at the special meeting for purposes of determining a quorum, but, in the case of AmeriSource, will have the same effect as a vote against the approval and adoption of the merger agreement and, in the case of Bergen, will not be considered to have been voted in favor of the approval and adoption of the merger agreement. If an executed proxy card is returned by a broker or bank holding shares which indicates that the broker or bank does not have discretionary authority to vote on the approval and adoption of the merger agreement, the shares will be considered present at the meeting for purposes of determining a quorum, but, in the case of AmeriSource, will have the same effect as a vote against the approval and adoption of the merger agreement.

         In the case of AmeriSource shareholders, because the approval and adoption of the merger agreement requires the affirmative vote of at least a majority of the shares of AmeriSource's Class A common stock outstanding on the record date, abstentions and broker or bank non-votes and failures to vote will have the same effect as a vote against the approval and adoption of the merger agreement.

         The AmeriSource special meeting or the Bergen special meeting may be adjourned or postponed in order to permit further solicitation of proxies. No proxy voted against the proposal to approve and adopt the merger agreement will be voted in favor of any proposal to adjourn or postpone the special meeting that is submitted to the shareholders for a vote.

         Neither AmeriSource nor Bergen expects that any matter other than approval and adoption of the merger agreement will be brought before its special meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters, unless authority to do so is withheld on the proxy card.

         A shareholder may revoke his or her proxy at any time before it is voted by:

         - notifying in writing that you are revoking your proxy or granting a subsequently dated proxy to the Secretary of AmeriSource Health Corporation at 1300 Morris Drive, Suite 100, Chesterbrook, Pennsylvania 19087-5594, if you are an AmeriSource shareholder, or the Secretary of Bergen Brunswig Corporation at 4000 Metropolitan Drive, Orange, California 92868-3510, if you are a Bergen shareholder; or

         - appearing in person (and in the case of Bergen shareholders, filing written notice of revocation with the secretary of the meeting) and voting at the special meeting if you are a holder of record.

         Attendance at the special meeting will not in and of itself constitute revocation of a proxy.

         If you submit your proxy by telephone, you can change your vote by submitting a proxy at a later date using the same procedures.

         If your shares are held in an account at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote.

VOTING BY TELEPHONE

         Because Delaware, the state in which AmeriSource is incorporated, and New Jersey, the state in which Bergen is incorporated, permit submission of proxies by telephone, instead of submitting your vote by mail on the enclosed proxy card or voting instructions, all shareholders will have the option to submit their proxies and many shareholders will have the option to submit their voting instructions by telephone. Please note that there are separate arrangements for using the telephone depending on whether your shares are registered in your company's stock records in your name and therefore submit a proxy or in the name of a brokerage firm or bank and therefore provide voting instructions. Shareholders should check their proxy card or voting instructions forwarded by their broker, bank or other holder of record to see which options are available.

         The telephone procedures for submitting your proxy or voting instructions are designed to authenticate shareholders' identities, to allow shareholders to have their shares voted and to confirm that their instructions have been properly recorded. We have been advised by counsel that the procedures that have been put in place are consistent with the requirements of applicable law.

SOLICITATION OF PROXIES

         AmeriSource and Bergen will share equally the expenses incurred in connection with the printing and mailing of this joint proxy statement-prospectus. Bergen has retained Morrow & Co., Inc. at an estimated cost of $15,000 plus reimbursement of expenses, to assist in the solicitation of proxies. AmeriSource, Bergen and Bergen's proxy solicitors will also request banks, brokerage firms and other intermediaries holding shares of AmeriSource Class A common stock or Bergen common stock beneficially owned by others, to send this joint proxy statement-prospectus to, and obtain proxies from, the beneficial owners and will reimburse the holders for their reasonable expenses in so doing.

         Solicitation of proxies by mail may be supplemented by telephone, telegram and other electronic means, advertisements and personal solicitation by the directors, officers or employees of AmeriSource and Bergen. No additional compensation will be paid to directors, officers or employees for such solicitation.

         You should not send in any stock certificates with your proxy card. A transmittal letter with instructions for the surrender of stock certificates will be mailed to you as soon as practicable after completion of the merger.

                                   THE MERGER

         This section of this joint proxy statement-prospectus describes material aspects of the proposed merger, including the merger agreement, the stock option agreements, the support/voting agreements and the opinions of our financial advisers. While we believe that the description covers the material terms of the merger, this summary may not contain all of the information that is important to you. You should read this entire joint proxy statement-prospectus and the other documents we refer to carefully for a more complete understanding of the merger. In addition, we incorporate important business and financial information about each of us into this joint proxy statement-prospectus by reference. You may obtain the information incorporated by reference into this joint proxy statement-prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" that begins on page 106 of this joint proxy statement-prospectus.

BACKGROUND OF THE MERGER

         Each of AmeriSource and Bergen have from time to time evaluated potential acquisitions or combinations that would further the companies' strategic objectives, including consolidation opportunities in the pharmaceutical wholesaling industry and supplementing the core wholesaling business with complementary businesses. The senior management of each of AmeriSource and Bergen has periodically reviewed these strategic opportunities with their respective boards.

         In February of 2000, R. David Yost, Chairman, President and Chief Executive Officer of AmeriSource, and Robert E. Martini, Chairman and Chief Executive Officer of Bergen, initiated conversations regarding a potential business combination involving AmeriSource and Bergen through a stock-for-stock merger of equals. Following some initial discussions, AmeriSource retained legal counsel and Goldman Sachs as its financial advisor. Bergen retained legal counsel and Merrill Lynch as its financial advisor. In addition, after the initial conversations, representatives of AmeriSource and Bergen engaged in preliminary discussions and conducted preliminary due diligence reviews of the other company in order to evaluate the merits of a potential business combination. However, while the boards of directors of both companies considered the strategic rationale of a proposed combination and regulatory considerations, these discussions between the parties never progressed beyond preliminary matters.

         In July of 2000, Mr. Yost and Mr. Martini resumed discussions of the benefits of a potential merger of equals transaction and decided to attempt to structure and negotiate the terms and conditions of such a transaction.

         Following this discussion, AmeriSource and Bergen entered into a mutual confidentiality and standstill agreement, dated July 19, 2000. Following execution of the confidentiality agreement, during the months of July and August, 2000 representatives of AmeriSource and Bergen met on several occasions to conduct further due diligence reviews of the other company and to discuss potential synergies that could be realized through a business combination. During this period, the legal and financial advisors of AmeriSource and Bergen also began preliminary due diligence reviews of the companies and commenced preliminary discussions regarding the terms and conditions of a transaction. The legal advisors also began drafting and negotiating a merger agreement. However, the parties never reached agreement, and the parties terminated negotiations in early September, 2000.

         On December 4, 2000, following the announcement of the proposed acquisition of Bindley Western Industries, Inc. by Cardinal Health, Inc., Mr. Yost and Mr. Martini discussed the announced Cardinal Health - Bindley Western merger and the implications of the transaction for the pharmaceutical wholesaling industry. No further discussions between AmeriSource and Bergen were planned.

         On December 21, 2000, Mr. Yost and Mr. Martini spoke and mutually decided to resume discussions regarding a potential merger of equals transaction. Following these initial discussions, Mr. Yost and Mr. Martini each had separate conversations with a number of important customers of AmeriSource or Bergen regarding a potential business combination and received expressions of support from the customers for such a business combination between AmeriSource and Bergen; certain of these customers contacted AmeriSource or Bergen on their own initiative.

         In January of 2001, AmeriSource and Bergen, and their respective advisors, intensified discussions and resumed due diligence efforts. On January 8 and 9, senior management of AmeriSource and Bergen, along with their respective legal and financial advisors, met to discuss a possible merger of equals transaction and to conduct financial due diligence. During these meetings, the parties discussed the material terms of a possible transaction, including management of the combined company, the terms of a draft merger agreement, the exchange ratio and required regulatory approvals. Although no agreement was reached regarding the proposed transaction, future discussions were contemplated and each party continued to conduct due diligence.

         During the month of January and the first half of February 2001, representatives of AmeriSource and Bergen and their respective auditors investigated and discussed whether the proposed merger could be accounted for as a "pooling of interests" for financial reporting purposes. Following these investigations and discussions, AmeriSource and Bergen determined that the proposed merger would likely be accounted for as a "purchase transaction" for financial reporting purposes and considered the implications of accounting for the proposed merger as a "purchase transaction" under current accounting rules on the reported earnings, if any, of the combined AmeriSource and Bergen entity following a merger.

         On February 7, 2001, senior management of AmeriSource and Bergen, along with their respective legal and financial advisors, met to continue discussions of the material terms of the proposed transaction, including the accounting treatment of the potential merger. While the meeting concluded without agreement on the terms of the proposed transaction, representatives of AmeriSource and Bergen, as well as their respective advisors, thereafter intensified due diligence activities and negotiations of a merger agreement and related transaction agreements.

         On February 12 through 15, 2001, representatives of AmeriSource and Bergen and certain financial advisors met to conduct due diligence reviews and discuss synergies that could be realized as a result of the merger.

         On February 14, 2001, the Financial Accounting Standards Board issued the Exposure Draft of the proposed Statement entitled Business Combinations and Intangible Assets - Accounting for Goodwill, dated February 14, 2001, proposing, among other things, that goodwill not be amortized unless such goodwill is found to be impaired in which case an impairment charge would be taken to reduce goodwill to its fair value.

         On February 21, 2001, representatives of AmeriSource and Bergen and their respective legal and financial advisors again met to discuss the proposed transaction, including consummating the merger through a newly established holding company and that the proposed merger be conditioned on the Financial Accounting Standards

Board promulgating a final Statement of Financial Accounting Standards that provides for accounting treatment of the merger in all material respects as in the Exposure Draft of the proposed Statement entitled Business Combinations and Intangible Assets - Accounting for Goodwill, dated February 14, 2001. During this meeting, there were again discussions, but no agreement about an appropriate exchange ratio and governance and management structure for the merged entity. However, following this meeting, Mr. Yost and Mr. Martini continued to discuss the terms of the proposed transaction in a series of meetings and telephone conversations over the next three weeks. In addition, the parties' legal advisors continued to negotiate a definitive merger agreement and other agreements related to the proposed transaction.

         On the afternoon of Monday, March 12, 2001, the board of directors of Bergen held a special meeting to discuss the progress of negotiations with AmeriSource. At this meeting, senior management of Bergen presented the strategic rationale for a possible transaction to the Bergen board of directors and the preliminary results of its business and financial due diligence review of AmeriSource. In addition, Bergen's legal advisors discussed with Bergen's board of directors its fiduciary duties under applicable law and the results of their legal due diligence review, described to the board of directors the proposed terms and conditions of the proposed merger agreement, stock option agreements and support/voting agreements, as well as those terms and conditions still under negotiation, discussed regulatory considerations and responded to questions from directors. Merrill Lynch also presented a summary of its financial analysis relating to the proposed merger at this Bergen board meeting.

         During the week of March 12, 2001, representatives of AmeriSource and Bergen, together with their respective financial advisors and legal counsel, continued to negotiate a definitive merger agreement and other related agreements. In addition, the entering into, by Bergen with certain executive officers of Bergen, letter amendments relating to the amendment of existing employment and severance agreements and other compensation arrangements was a condition to AmeriSource's willingness to agree to the proposed business combination.

         On the afternoon of Friday, March 16, 2001, the board of directors of AmeriSource held a special meeting to consider the proposed merger of equals transaction. At this meeting, the management of AmeriSource presented the strategic rationale for the transaction to the board and the results of its due diligence review of the other company. In addition, AmeriSource's legal advisors discussed with the board of directors its fiduciary duties under applicable law, described to the board of directors the terms of the proposed merger agreement, stock option agreements and voting/support agreements, discussed regulatory considerations and responded to questions from directors. In addition, AmeriSource's legal advisors described the material terms of the proposed AmeriSource rights agreement. At this AmeriSource board meeting, Goldman Sachs presented a summary of its financial analyses relating to the proposed merger and delivered its opinion that, as of such dates and based upon and subject to certain matters discussed with the AmeriSource board of directors, the ratio to exchange shares of AmeriSource common stock for shares of AmeriSource-Bergen common stock pursuant to the proposed merger agreement was fair from a financial point of view to the holders of AmeriSource common stock. Following deliberations, the board of directors of AmeriSource unanimously approved the merger agreement and the related agreements and the transactions contemplated by those agreements and resolved to recommend that AmeriSource shareholders vote to approve and adopt the merger agreement.

         During the evening of Friday, March 16, 2001, the board of directors of Bergen held a telephonic special meeting to consider the proposed merger. At this meeting, Bergen's legal advisors described to the board of directors the revised terms of the proposed merger agreement, stock option agreements and support/voting agreements, confirmed to the board the results of their due diligence review and responded to questions from directors. In addition, Merrill Lynch summarized its financial analysis relating to the proposed merger and orally delivered its opinion that the proposed exchange ratio in the merger was fair to Bergen shareholders from a financial point of view and a written opinion dated the same day was subsequently delivered. Following deliberations, the Bergen board of directors unanimously approved the merger agreement and the related agreements and the transactions contemplated by those agreements and resolved to recommend that Bergen shareholders vote to approve and adopt the merger agreement.

         After negotiating the final terms of the merger agreement and the related agreements, Mr. Yost and Mr. Martini executed the merger agreement and the stock option agreements, and certain executives of AmeriSource and Bergen executed voting/support agreements. In addition, Bergen negotiated and entered into letter amendments with Neil F. Dimick, Brent R. Martini, Charles J. Carpenter, and Steven H. Collis pursuant to which these four executive officers of Bergen agreed to amend their existing employment and severance agreements and other compensation arrangements.

         On the morning of Monday, March 19, 2001, AmeriSource and Bergen issued a joint press release announcing the transaction.

AMERISOURCE'S REASONS FOR THE MERGER

         After careful consideration, AmeriSource's board of directors unanimously determined the merger to be fair to the shareholders of AmeriSource and in the best interests of AmeriSource and its shareholders. AMERISOURCE'S BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS YOUR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

         In the course of reaching its decision to approve the merger agreement and the transactions contemplated thereby, the AmeriSource board of directors consulted with AmeriSource's legal and financial advisors as well as with AmeriSource's management, and considered a number of factors, including, among others:

         - the strategic and geographic fit between AmeriSource and Bergen;

         - the common culture of AmeriSource and Bergen with respect to the importance of outstanding service and for making customer satisfaction paramount;

         - the opportunity for improved working capital and for an increase in operating cash flow through synergies and cost savings through facilities rationalization, elimination of redundant overhead, improved inventory and capital usage, particularly by creating higher-volume, state-of-the-art distribution centers in place of lower volume, less efficient distribution centers;

         - the opportunity to reduce marginal operating costs for the combined company below levels which either party could achieve independently, enabling these savings to be passed on to customers in the form of greater value and enhanced services, while maintaining an acceptable level of profitability;

         - management's expectation that even before consideration of any synergies the merger will be accretive to earnings of the combined company under new accounting standards before special charges and integration related costs, as compared to AmeriSource's stand-alone earnings expectations;

         - the opinion of Goldman, Sachs & Co., AmeriSource's financial advisor, that, as of the date of its opinion and based upon and subject to certain matters stated in such opinion, the ratio to exchange shares of AmeriSource common stock for shares of AmeriSource-Bergen common stock pursuant to the merger agreement was fair from a financial point a view to the holders of shares of AmeriSource common stock;

         - the opportunity to enhance and expand programs and services AmeriSource currently offers to its customers;

         - the complementary nature of the two companies businesses with AmeriSource's leadership in the acute care business, strength with independent community pharmacies, and focus on regional drugstore chains, and Bergen's leadership in the long-term care pharmacy business, strength in independent community pharmacies, and focus on national and regional drugstore chains, worker's compensation business, and ASD's specialty healthcare offerings in oncology, vaccines and biotech products;

         - the opportunity to serve AmeriSource's customers better by combining AmeriSource's Health Packaging unit and Bergen's PharMerica and drug distribution operations; and

         - a strong management team drawn from AmeriSource and Bergen to work together to integrate the companies.

         The AmeriSource board of directors also considered a number of potential risks and disadvantages relating to the merger, including the following risks and disadvantages:

         - the difficulty and management distraction inherent in integrating two large and geographically dispersed operations and the risk that the synergies and benefits sought in the merger might not be fully achieved;

         - the cost of Bergen's severance payments in connection with the consummation of the merger;

         - the risk that the merger would not be consummated including the risk that the merger will not be approved by the Federal Trade Commission and the risk that the Financial Accounting Standards Board will not promulgate a final Statement of Financial Accounting Standard which provides for accounting treatment of the merger in all material respects as in the Exposure Draft of the proposed Statement entitled Business Combinations and Intangible Assets - Accounting for Goodwill, dated February 14, 2001; and

         - the substantial expenses expected to be incurred by AmeriSource and Bergen in connection with the merger.

         The AmeriSource board of directors believed that these potential risks and disadvantages were greatly outweighed by the potential benefits anticipated to be realized from the merger.

         The foregoing discussion of the factors considered by the AmeriSource board of directors is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the merger, the AmeriSource board of directors did not find it practicable to quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determinations. In addition, individual AmeriSource directors may have given differing weights to different factors. The AmeriSource board of directors considered all these factors as a whole, and overall considered them to be favorable to and to support its determination to approve the merger.

         THE BOARD OF DIRECTORS OF AMERISOURCE RECOMMENDS THAT THE HOLDERS OF AMERISOURCE CLASS A COMMON STOCK VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

BERGEN'S REASONS FOR THE MERGER

         After careful consideration, Bergen's board of directors unanimously determined the merger to be fair to the shareholders of Bergen and in the best interests of Bergen and its shareholders. BERGEN'S BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS YOUR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

         In the course of reaching its decision to approve and adopt the merger agreement and the transactions contemplated thereby, and the merger, Bergen's board of directors consulted with Bergen's legal and financial advisors as well as with Bergen's management, and considered a number of factors, including:

         - the opportunities for economies of scale, synergies and enhanced services available through a combination of Bergen and AmeriSource, the benefits of which could be shared with customers, including the rationalization of facilities and the establishment of new, more efficient distribution centers, both of which could result in reduced marginal operating costs and an improved credit rating, as well as greater access to financing sources and a reduction in the cost of capital;

         - the fact that the per share consideration to be received by Bergen shareholders in the merger represents a premium of approximately 12% based on the closing price of the Bergen common stock and AmeriSource common stock on the last trading day prior to the announcement of the signing of the merger agreement;

         - management's expectation that the merger will be accretive to earnings of the combined company under the proposed new accounting standard before special charges and integration related costs and before consideration of any synergies, as compared to Bergen's stand-alone earnings expectations;

         - the strategic and geographic fit between Bergen and AmeriSource and the complementary nature of Bergen's and AmeriSource's customer bases;

         - the common culture of Bergen and AmeriSource which demands outstanding service and makes customer satisfaction paramount;

         - advice of legal counsel concerning the likelihood that the merger would be permitted by antitrust authorities and the fact that, subsequent to the announcement of Cardinal Health's acquisition of Bindley Western, Bergen customers had communicated that they would be in favor of a combination involving Bergen and AmeriSource in the belief that such a combined entity would be a stronger alternative source of products and services in the industry;

         - the assessment of Bergen's strategic alternatives to the merger, including remaining an independent public company, pursuing acquisitions or merging or consolidating with a party other than AmeriSource, including parties outside of the pharmaceutical wholesaling industry, and the likely benefits to customers, employees and shareholders of such alternatives;

         - the opportunity to enhance and expand programs and services Bergen currently offers to its customers and the opportunity to improve customer service by implementing the best practices of Bergen and AmeriSource in a variety of service-oriented aspects of the combined companies' business;

         - the expected tax treatment of the merger for U.S. federal income tax purposes;

         - the fact that the merger will be accounted for under the purchase method and the likelihood that proposed new accounting and financial reporting rules will be promulgated that will result in more favorable reporting of the financial results of AmeriSource-Bergen than under current accounting and financial reporting rules, and the advice of advisors concerning the likelihood of the adoption of new standards;

         - the opinion of Merrill Lynch & Co., Bergen's financial advisor, that, as of the date of its opinion and based on and subject to the factors and assumptions set forth in its opinion, the ratio for the exchange of shares of Bergen common stock for shares of AmeriSource-Bergen common stock pursuant to the merger agreement was fair from a financial point a view to the holders of common stock of Bergen;

         - the fact that the merger provides for a fixed exchange ratio and, as a result, the number of shares of AmeriSource-Bergen common stock to be received by Bergen shareholders and their ownership interest in AmeriSource-Bergen will remain fixed notwithstanding increases or decreases in the value of Bergen common stock as compared to increases or decreases in the value of AmeriSource common stock during the period of time between execution of the merger agreement and closing of the merger;

         - the opportunity of Bergen shareholders to continue as shareholders of a combined organization with greater financial and market strength than Bergen on a stand-alone basis, and having strategic goals and an operating philosophy similar to and compatible with those of Bergen, stressing growth within the healthcare industry, and the assessment that the greater resources that will be available to Bergen following the merger are important to the long-term future of Bergen;

         - the fact that the merger is structured as a "merger of equals" with the establishment of a new holding company and provides that the board of directors of AmeriSource-Bergen will initially consist of an equal number of individuals designated by each of Bergen and AmeriSource and that Robert E. Martini will serve as Chairman; in addition, that the merger agreement provides that senior executives of Bergen will continue to serve as senior executives of AmeriSource-Bergen, as Executive Vice President and Chief Financial Officer, Senior Vice President and President of AmeriSource-Bergen Drug Company, Senior Vice President and President of PharMerica and Senior Vice President and President of ASD, and that these executives will serve on the Executive Management Committee of AmeriSource-Bergen;

         - the fact that Bergen has long-standing employment arrangements with its executives that protect such executives in the event they are terminated by AmeriSource-Bergen without cause or they leave for good reason after the consummation of the merger and the willingness of certain Bergen executives to amend their existing employment and severance agreements and other compensation arrangements to accommodate the wishes of AmeriSource is intended to facilitate the continuity of management of AmeriSource-Bergen; and

         - a strong management team drawn from Bergen and AmeriSource to work together to integrate and lead the companies.

         The Bergen board of directors also considered a number of potential risks and disadvantages relating to the merger, including the following risks and disadvantages:

         - the difficulty and management distraction inherent in integrating two large and geographically dispersed operations and the risk that the synergies and benefits sought in the merger might not be fully achieved;

         - the fact that the merger provides for a fixed exchange ratio and, as a result, the number of shares of AmeriSource-Bergen common stock to be received by Bergen shareholders and their ownership interest will remain fixed notwithstanding decreases in the value of AmeriSource common stock as compared to increases or decreases in the value of Bergen common stock during the period of time between the execution of the merger agreement and the closing of the merger;

         - the risk that the merger would not be consummated including the risk that the merger will not be approved by the Federal Trade Commission and the risk that the Financial Accounting Standards Board will not promulgate a final Statement of Financial Accounting Standards which provides for accounting treatment of the merger in all material respects as in the Exposure Draft of the proposed Statement entitled Business Combinations and Intangible Assets - Accounting for Goodwill, dated February 14, 2001; and

         - the substantial expenses expected to be incurred by Bergen and AmeriSource in connection with the merger.

         The Bergen board of directors believed that these potential risks and disadvantages were greatly outweighed by the potential benefits anticipated to be realized from the merger.

         The foregoing discussion of the factors considered by the Bergen board of directors is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the merger, the Bergen board of directors did not find it practicable to quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determinations. The order of the factors does not necessarily reduce their relative significance. In addition, individual Bergen directors may have given differing weights to different factors.

The Bergen board of directors considered all these factors as a whole, and overall considered them to be favorable to and to support its determination to approve the merger.

         THE BOARD OF DIRECTORS OF BERGEN RECOMMENDS THAT THE HOLDERS OF BERGEN COMMON STOCK VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

RECOMMENDATION OF AMERISOURCE'S BOARD OF DIRECTORS

         The AmeriSource board of directors believes that the merger is fair to you and in your best interest, and unanimously voted to approve the merger agreement and unanimously recommends that you vote for the approval and adoption of the merger agreement.

         In considering the recommendation of the AmeriSource board of directors with respect to the merger agreement, you should be aware that certain directors and executive officers of AmeriSource have interests in the merger that are different from, or are in addition to, the interests of AmeriSource shareholders. Please see the section entitled "Interests of Certain AmeriSource Directors and Executive Officers in the Merger" that begins on page 51 of this joint proxy statement-prospectus.

OPINION OF AMERISOURCE'S FINANCIAL ADVISOR

         On March 16, 2001, Goldman Sachs & Co. delivered its oral opinion, which it confirmed in a written opinion dated March 16, 2001, to the board of directors of AmeriSource that, as of the date of such opinion, the ratio to exchange shares of AmeriSource common stock for shares of AmeriSource-Bergen common stock pursuant to the merger agreement was fair from a financial point of view to the holders of shares of AmeriSource common stock.

         THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS, DATED MARCH 16, 2001, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS ANNEX H TO THIS JOINT PROXY STATEMENT-PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. GOLDMAN SACHS PROVIDED ITS ADVISORY SERVICES AND ITS OPINION FOR THE INFORMATION AND ASSISTANCE OF THE AMERISOURCE BOARD OF DIRECTORS IN CONNECTION WITH ITS CONSIDERATION OF THE MERGER. IT IS NOT A RECOMMENDATION AS TO HOW ANY HOLDER OF SHARES OF AMERISOURCE COMMON STOCK SHOULD VOTE AT THE AMERISOURCE MEETING. HOLDERS OF AMERISOURCE COMMON STOCK ARE URGED TO AND SHOULD READ THE OPINION IN ITS ENTIRETY.

         In connection with its opinion, Goldman Sachs reviewed, among other things:

         -        the merger agreement;

         - the annual reports to shareholders and annual reports on Form 10-K of AmeriSource and Bergen for the five fiscal years ended September 30, 2000;

         - a number of interim reports to shareholders and quarterly reports on Form 10-Q of AmeriSource and Bergen;

         - a number of other communications from AmeriSource and Bergen to their respective shareholders; and

         - a number of internal financial analyses and forecasts for AmeriSource and Bergen prepared by their respective managements, including certain cost savings and operating synergies projected by the management of AmeriSource to result from the merger (sometimes referred to as the synergies).

         Goldman Sachs also held discussions with members of the senior managements of AmeriSource and Bergen regarding their assessment of the strategic rationale for and the potential benefits of the merger and the past and current business operations, financial condition and future prospects of their respective companies. In addition,

Goldman Sachs reviewed the reported price and trading activity for the AmeriSource common stock and the Bergen common stock, compared certain financial and stock market information for AmeriSource and Bergen with similar information for several other companies the securities of which are publicly traded and reviewed the financial terms of several recent business combinations in the healthcare distribution industry specifically and in other industries generally. Goldman Sachs also performed such other studies and analyses that it considered appropriate.

         Goldman Sachs relied upon the accuracy and completeness of all of the financial, accounting and other information discussed with or reviewed by it and assumed that accuracy and completeness for purposes of rendering its opinion. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of AmeriSource or Bergen or any of their respective subsidiaries. No evaluation or appraisal of the assets and liabilities of AmeriSource or Bergen or any of their respective subsidiaries was furnished to Goldman Sachs. Goldman Sachs assumed that the internal financial forecasts prepared by the managements of AmeriSource and Bergen were reasonably prepared on a basis reflecting the best currently available estimates and judgments of AmeriSource and Bergen, that the synergies were reasonably prepared on a basis reflecting the best currently available estimates and judgments of AmeriSource and that such synergies will be realized in the amounts and at the time periods contemplated thereby. Goldman Sachs also assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on the combined company following the merger or on AmeriSource or Bergen or the contemplated benefits of the merger.

         Additionally, Goldman Sachs assumed that the Financial Accounting Standards Board will have promulgated a final Statement of Financial Accounting Standards with an effective date no later than the closing of the merger, which shall provide for accounting treatment of the merger in all material respects as in the Exposure Draft of the proposed Statement entitled Business Combinations and Intangible Assets - Accounting for Goodwill, dated February 14, 2001.

         Goldman Sachs provided its advisory services and its opinion for the information and assistance of the AmeriSource board of directors in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of shares of AmeriSource common stock should vote.

         The following is a summary of the material financial analyses used by Goldman Sachs in connection with providing its March 16, 2001 written opinion to the AmeriSource board of directors. Some of the summaries of the financial analyses include information presented in tabular format. In order to more fully understand the financial analyses used by Goldman Sachs, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of Goldman Sachs' financial analyses.

         (1) Historical Exchange Ratio Analysis. Goldman Sachs reviewed the historical trading prices for Bergen common stock and AmeriSource common stock in order to compare the Bergen exchange ratio relative to the AmeriSource exchange ratio of 0.370 to the historical exchange ratios of Bergen common stock to AmeriSource common stock. Goldman Sachs reviewed the historical prices for Bergen and AmeriSource for the five year period ended March 13, 2001. Goldman Sachs' analysis indicated the following average historical exchange ratios of Bergen common stock to AmeriSource common stock and implied exchange ratio premiums to the holders of shares of Bergen common stock:

                          Average Bergen Common Stock to     Implied Exchange Ratio
                             AmeriSource Common Stock        Premium / (Discount) to
    Historical Period             Exchange Ratio               Bergen Shareholders
-------------------------------------------------------------------------------------
         5 Years                      0.586x                         (36.9%)
          1 Year                      0.287x                          28.7%
        6 Months                      0.297x                          24.7%
        3 Months                      0.335x                          10.4%
         1 Month                      0.328x                          12.6%

     March 13, 2001                   0.330x                          12.0%

         (2) Selected Transactions Analysis. This analysis was undertaken to provide information regarding the fairness of the ratio to exchange shares of AmeriSource common stock for shares of AmeriSource-Bergen common stock based upon a comparison of the financial terms of the merger with the financial terms of several other comparable business combinations involving national distributors in the drug distribution industry since 1997. Goldman Sachs compared the following acquisitions:

         - Cardinal Health, Inc.'s acquisition of Bindley Western Industries, Inc. completed in February 2001;

         - McKesson Corporation's proposed acquisition of AmeriSource that was terminated prior to its closing; and

         - Cardinal Health, Inc.'s proposed acquisition of Bergen that was terminated prior to its closing.

         Goldman Sachs calculated and compared for each of the selected drug distribution industry transactions (i) the transaction value as a multiple of latest twelve month net income, (ii) the levered transaction value as a multiple of:

         - latest twelve months earnings before interest and taxes, sometimes referred to as EBIT, and

         - latest twelve months earnings before interest, taxes, depreciation and amortization, sometimes referred to as EBITDA,

and (iii) the premium to market price one day prior to the announcement of each transaction, each as compared to the corresponding values indicated for the merger.

         The following table presents the results of this analysis.

                                                                                       Valuation of
                                                             Ranges for the         Bergen as Part of
                     Multiple                             Selected Transactions         the Merger
                     --------                             ---------------------         ----------
Transaction value as a multiple of LTM Net Income             29.4x - 37.8x                31.9x
Levered transaction value as a multiple of LTM EBIT           16.4x - 20.0x                13.5x
Levered transaction value as a multiple of LTM EBITDA         13.3x - 17.5x                10.6x
Premium over Market Value                                     28.9% - 61.3%                12.0%

         In addition, Goldman Sachs also compared the combined company's name, headquarters location, ownership and corporate governance for each of the selected drug distribution industry transactions as follows:

                                                  Approximate Pro      Pro Forma Board
                          Name (Headquarters)   Forma Ownership of     Representation
        Parties           of Combined Company         Parties            of Parties
        -------           -------------------         -------            ----------
   Cardinal Health /        Cardinal Health
    Bindley Western             (Dublin)              94% / 6%            93% / 7%

 McKesson / AmeriSource         McKesson
   (not consummated)         (San Francisco)         73% / 27%            75% / 25%

   Cardinal Health /        Cardinal Bergen
         Bergen             Health (Dublin)          73% / 27%            71% / 29%
   (not consummated)

     AmeriSource /         AmeriSource-Bergen
         Bergen                (Malvern)             52% / 48%            50% / 50%

         Goldman Sachs also compared the Chairman, Chief Executive Officer and Chief Operating Officer positions for each of the combined companies as follows:

                                                                Chairman, Chief Executive Officer
                       Parties                                and Chief Operating Officer Positions
                       -------                                -------------------------------------
          Cardinal Health / Bindley Western                 -    Cardinal Health management remains

               McKesson / AmeriSource                       -    McKesson management remains
                  (not consummated)                         -    AmeriSource Chief Executive Officer
                                                                 named Group President of the
                                                                 AmeriSource Services Group

              Cardinal Health / Bergen                      -    Bergen Chairman named Chairman
                  (not consummated)                         -    Cardinal Health Chairman and Chief
                                                                 Executive Officer named Chief Executive
                                                                 Officer
                                                            -    Cardinal Health President and Chief
                                                                 Operating Officer and Bergen President
                                                                 and Chief Executive Officer named Co-
                                                                 Presidents and Chief Operating Officers

                AmeriSource / Bergen                        -    Bergen Chairman named Chairman
                                                            -    AmeriSource Chairman and Chief
                                                                 Executive Officer named Chief Executive
                                                                 Officer
                                                            -    AmeriSource President and Chief
                                                                 Operating Officer named Chief Operating
                                                                 Officer

         (3) Selected Companies Analysis. Goldman Sachs reviewed and compared financial information of AmeriSource to corresponding financial information, ratios and public market multiples for selected wholesale pharmaceutical distributor companies. Goldman Sachs selected the following companies for comparison because they are publicly traded companies with certain operations that for purposes of analysis may be considered similar to certain operations of AmeriSource. The selected publicly traded wholesale pharmaceutical distributor companies consisted of:

                  -        Bergen,

                  -        Cardinal Health, Inc., and

                  -        McKesson HBOC, Inc.

         Goldman Sachs calculated and compared various financial multiples and ratios for the selected companies based on the latest publicly available financial statements and calendarized price to earnings multiples and projected 5-year compound annual earnings per share growth rates based on IBES, Inc. median estimates. The operating items data exclude one time gains and charges, the data for Cardinal Health is pro forma for the acquisition of Bindley Western, and the enterprise value of McKesson includes mandatorily redeemable securities. The multiples for the selected companies were calculated using closing per share prices as of March 13, 2001. With respect to the selected companies, Goldman Sachs considered:

         - closing share price on March 13, 2001 as a percentage of the 52 week high closing share price,

         -        enterprise value as a multiple of latest twelve month EBITDA,

         -        enterprise value as a multiple of latest twelve month EBIT,

         - estimated 2001 and 2002 calendarized median price to earnings multiples,

         - projected five year compound annual earnings per share growth rate, sometimes referred to as CAGR, and

         - estimated 2001 price to earnings multiple as a multiple of projected five year earnings per share CAGR.

         The results of these analyses are summarized in the following tables.

                                                                Enterprise Value as Multiple of LTM
                                  Stock Price as % of           -----------------------------------
      Selected Companies          52 Week Closing High            EBITDA                    EBIT
      ------------------          --------------------            ------                    ----
Mean                                     85.7%                     15.4x                    21.9x
Median                                   84.2%                     17.4x                    22.5x
Range                                76.0% - 97.0%             9.8x - 18.9x             12.5x - 30.6x
AmeriSource                              87.9%                     14.7x                    15.8x

                                Calendarized Median
                              Price / Earnings Ratios                                 2001E PE / 5 Year
                              -----------------------            5 Year Projected         Projected
Selected Companies          2001E                 2002E              EPS CAGR              EPS CAGR
------------------          -----                 -----              --------              --------
Mean                        24.0x                 19.6x                17.7%                  1.4x
Median                      22.5x                 17.3x                17.0%                  1.3x
Range                    20.0x-29.4x           17.0x-24.5x          15.0%-21.0%            1.3x-1.4x
AmeriSource                 21.4x                 18.1x                18.0%                  1.2x

         (4) Pro Forma Merger Analysis. Goldman Sachs prepared a pro forma analysis of the financial impact of the merger using IBES, Inc. estimates for AmeriSource and Bergen as of March 13, 2001. For each of the estimated fiscal years 2002 and 2003, Goldman Sachs analyzed the accretion or dilution to earnings per share of the common stock of the combined company on a pro forma basis under current purchase accounting, assuming goodwill is amortized over 40 years, and under the proposed new purchase accounting, assuming goodwill is not amortized and is written down only if impaired. Goldman Sachs performed this analysis based on the AmeriSource closing share price of $50.69 on March 13, 2001, and under the scenario that no synergies are realized, under the scenario that management's assumptions of pre-tax synergies are realized, and under the scenario that management's assumptions of pre-tax synergies are realized and including extraordinary items. The analysis under the proposed new purchase accounting rules indicated that without synergies the merger would be modestly accretive on an earnings per share basis in 2002 and 2003, with synergies the merger would be significantly accretive on an earnings per share basis in 2002 and 2003, and with synergies and including extraordinary items the merger would be moderately accretive on an earnings per share basis in 2002 and 2003.

         (5) Contribution Analysis. Goldman Sachs reviewed historical and estimated future operating and financial information including, among other things, sales, EBITDA, EBIT, net income, equity market capitalization on a diluted basis, and enterprise value, assuming net debt of $530.8 million for AmeriSource as of December 31, 2000 and $1,344.9 million for Bergen as of December 31, 2000, for AmeriSource, Bergen, and the pro forma combined entity resulting from the merger based on AmeriSource and Bergen managements' financial forecasts dated March 3, 2001 and January 5, 2001, respectively.

         A contribution analysis demonstrates the parties' respective historical and projected contributions, on a percentage basis, to certain balance sheet and income statement items of the combined company and compares such contributions to the parties' shareholders' relative equity interests in the combined company following the merger.

         Goldman Sachs noted that AmeriSource shareholders' pro forma ownership of the common equity of the combined company after the merger would be 52% (assuming the exercise of options of AmeriSource and Bergen outstanding as of September 30, 2000), based on the Bergen exchange ratio relative to the AmeriSource exchange ratio of 0.37. The analysis indicated that AmeriSource would contribute 54.7% of the equity market capitalization and 47.5% of the enterprise value to the combined entity based on closing stock prices on March 13, 2001. Goldman Sachs also analyzed the relative income statement contribution of AmeriSource and Bergen to the combined company on a pro forma basis based on the scenario assuming no synergies and based on financial data and on the assumptions provided to Goldman Sachs by AmeriSource and Bergen managements for fiscal year 2000 and estimated fiscal year 2001.

         The results of these analyses are summarized as follows:

                     AmeriSource's Contribution to Combined Entity
                     ---------------------------------------------
                 Sales         EBITDA          EBIT         Net Income
                 -----         ------          ----         ----------
FY 2000A         38.3%          37.2%          41.4%          55.0%
FY 2001E         40.4%          36.7%          39.1%          52.0%

                         ------------------------------

         General. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of each of these analyses in their totality. No company or transaction used in the above analyses as a comparison is directly comparable to AmeriSource or Bergen or the merger. The analyses were prepared solely for purposes of Goldman Sachs' providing its opinion to AmeriSource's board of directors as to the fairness from a financial point of view of the ratio to exchange shares of AmeriSource common stock for shares of AmeriSource-Bergen common stock pursuant to the merger agreement to the holders of shares of AmeriSource common stock and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their advisors, none of AmeriSource, Bergen, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast. As described above, Goldman Sachs' opinion to AmeriSource's board of directors was one of many factors taken into consideration by AmeriSource's board of directors in making its determination to approve the merger agreement. This summary is not a complete description of the analysis performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth in Annex H.

         Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with AmeriSource, having provided certain investment banking services to AmeriSource from time to time, including having acted as lead manager of its 144A offering of 5% Convertible Subordinated Notes due December 2007, aggregate principal amount $300 million, in December 2000 and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the merger agreement. Goldman Sachs has also provided certain investment banking services to Bergen from time to time, including having acted as a co-manager with respect to the public offering of Trust Originated Preferred Securities by Bergen Capital I, a wholly owned subsidiary of Bergen, aggregate principal amount $300 million, in May 1999. Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of AmeriSource or Bergen for its own account and for the accounts of customers.

         Pursuant to a letter agreement dated April 22, 2000, AmeriSource engaged Goldman Sachs to act as its financial advisor in connection with a possible transaction involving all or a portion of the stock or assets of Bergen. Pursuant to the terms of the letter agreement, AmeriSource has agreed to pay Goldman Sachs upon consummation of the merger a transaction fee of $13 million. AmeriSource has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorney's fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

RECOMMENDATION OF BERGEN'S BOARD OF DIRECTORS

         The Bergen board of directors believes that the merger is fair to you and in your best interest, and unanimously voted to approve the merger agreement and unanimously recommends that you vote for the approval and adoption of the merger agreement.

         In considering the recommendation of the Bergen board of directors with respect to the merger agreement, you should be aware that certain directors and executive officers of Bergen have interests in the merger that are different from, or are in addition to, the interests of Bergen shareholders. Please see the section entitled "Interests of Certain Bergen Directors and Executive Officers in the Merger" that begins on page 53 of this joint proxy statement-prospectus.

OPINION OF BERGEN'S FINANCIAL ADVISOR

         Bergen retained Merrill Lynch to act as its financial advisor in connection with a possible business combination with AmeriSource. On March 16, 2001, Merrill Lynch rendered its opinion, which it confirmed in a written opinion dated March 16, 2001, to the Board of Directors of Bergen that, as of such date and based upon and subject to the factors and assumptions set forth in the opinion, the exchange ratio in the proposed merger of 0.37 of a share of AmeriSource-Bergen common stock for each share of Bergen common stock was fair from a financial point of view to the holders of Bergen common stock.

         THE FULL TEXT OF MERRILL LYNCH'S OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY MERRILL LYNCH, IS ATTACHED AS ANNEX I TO THIS JOINT PROXY STATEMENT-PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE SUMMARY OF MERRILL LYNCH'S OPINION SET FORTH IN THIS JOINT PROXY STATEMENT-PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. THE HOLDERS OF BERGEN COMMON STOCK ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY. MERRILL LYNCH'S OPINION WAS PROVIDED FOR THE USE AND BENEFIT OF THE BOARD OF DIRECTORS OF BERGEN FOR ITS INFORMATION AND WAS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE EXCHANGE RATIO TO THE HOLDERS OF BERGEN COMMON STOCK. MERRILL LYNCH'S OPINION DID NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY BERGEN TO ENGAGE IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF BERGEN COMMON STOCK AS TO HOW SUCH HOLDER SHOULD VOTE ON THE PROPOSED MERGER.

         The exchange ratio was determined through negotiations between Bergen and AmeriSource and was approved by the board of directors of Bergen. Merrill Lynch provided advice to Bergen during the course of such negotiations.

         The summary set forth below does not purport to be a complete description of the analyses underlying the Merrill Lynch opinion or the presentations made by Merrill Lynch to the board of directors of Bergen. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Merrill Lynch did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor forming part of each such analysis. While each factor set forth below is separate, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion.

         In performing its analyses, Merrill Lynch made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Merrill Lynch or Bergen. Any estimates contained in the analyses performed by Merrill Lynch are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. In addition, as described above, Merrill Lynch's opinion was among several factors taken into consideration by the board of directors of Bergen in making its determination to approve the merger agreement and the merger. Consequently, the analyses performed by Merrill Lynch described below should not be viewed as determinative of the decision of the board of directors of Bergen or Bergen's management with respect to the fairness of the exchange ratio.

         In arriving at its opinion, Merrill Lynch, among other things,

         - reviewed certain publicly available business and financial information relating to Bergen and AmeriSource which Merrill Lynch deemed to be relevant;

         - reviewed certain information with respect to AmeriSource, including financial forecast information, relating to the business, earnings, cash flow, assets, liabilities and prospects of AmeriSource, furnished to Merrill Lynch by AmeriSource;

         - reviewed certain information with respect to Bergen, including financial forecast information from certain publicly available analysts' forecasts provided by Bergen to Merrill Lynch as reasonable forecasts appropriate for use in rendering its opinion, relating to the business, earnings, cash flow, assets, liabilities and prospects of Bergen, as well as certain information relating to the amount and timing of the cost savings and related expenses and synergies expected to result from the merger, furnished to Merrill Lynch by Bergen;

         - conducted discussions with members of senior management of Bergen and AmeriSource concerning the matters described above, as well as their respective businesses and prospects before and after giving effect to the merger and the cost savings and related expenses and synergies expected to result from the merger;

         - reviewed the market prices and valuation multiples for Bergen common stock and AmeriSource common stock and compared them with those of certain publicly traded companies which Merrill Lynch deemed to be relevant;

         - reviewed the results of operations of Bergen and AmeriSource and compared them with those of certain publicly traded companies which Merrill Lynch deemed to be relevant;

         - compared the proposed financial terms of the merger with the financial terms of certain other transactions which Merrill Lynch deemed to be relevant;

         - reviewed the potential pro forma impact of the merger, before and after giving effect to the cost savings and related expenses and synergies expected to result from the merger;

         - reviewed the merger agreement, the stock option agreements between Bergen and AmeriSource, the support/voting agreements between AmeriSource and certain holders of Bergen common stock and the support/voting agreements between Bergen and certain holders of AmeriSource common stock;

         - participated in certain discussions and negotiations among representatives of Bergen and AmeriSource and their financial and legal advisors; and

         - reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

         In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by or for Merrill Lynch, or publicly available, and Merrill Lynch did not assume any responsibility for independently verifying such information and Merrill Lynch has not undertaken an independent evaluation or appraisal of any of the assets or liabilities of Bergen or AmeriSource or been furnished with any such evaluation or appraisal. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of Bergen or AmeriSource. With respect to the financial forecast information and the cost savings and related expenses and synergies expected to result from the merger furnished to or discussed with Merrill Lynch by Bergen or AmeriSource, Merrill Lynch assumed that they have been reasonably prepared or reviewed and reflect the best currently available estimates and judgment of Bergen's or AmeriSource's management as to the expected future financial performance of Bergen or AmeriSource, as the case may be, and the cost savings and related expenses and synergies expected to result from the merger. Merrill Lynch also assumed that the merger will qualify as a tax-free reorganization for U.S. federal income tax purposes and that all conditions to the merger will be satisfied, including with respect to the promulgation of certain accounting rules.

         The Merrill Lynch opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Merrill Lynch as of, the date of the Merrill Lynch opinion. Merrill Lynch assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the merger, no restrictions, including any divestiture requirements or amendments or modifications, would be imposed that would have a material adverse effect on the contemplated benefits of the merger.

         In connection with the preparation of its opinion, Merrill Lynch was not authorized by Bergen or the board of directors of Bergen to solicit, nor did Merrill Lynch solicit, third-party indications of interest for the acquisition of all or any part of Bergen.

         The following is a summary of the material valuation, financial and comparative analyses presented by Merrill Lynch to the board of directors of Bergen in connection with the rendering of its opinion.

         Historical Exchange Ratio Analysis. Merrill Lynch compared the exchange ratio to the relative daily closing stock prices of Bergen and AmeriSource from March 15, 2000 to March 15, 2001. The following table presents the average historical implied exchange ratio resulting from this analysis:

                                           AVERAGE IMPLIED EXCHANGE RATIO
                                           ------------------------------
March 15, 2001                                         0.330
1 Week prior                                           0.324
1 Month prior                                          0.325
3 Months prior                                         0.336
6 Months prior                                         0.297
12 Months prior                                        0.287

         Relative Earnings Contribution Analysis. Merrill Lynch performed an analysis of the pro forma relative contributions by each of Bergen and AmeriSource to, among other things, the net income, cash earnings, revenues and EBIT (earnings before interest and taxes) of AmeriSource-Bergen, in each case before taking into account purchase accounting adjustments and cost savings and related expenses and synergies expected to result from the merger. These comparisons were calculated based upon the actual results before one-time items of Bergen and AmeriSource for the fiscal year ended September 30, 2000 and the estimated results of Bergen and AmeriSource for the fiscal years ending September 30, 2001 and 2002. The following table presents the implied Bergen exchange ratios, based on the percentage contributions of Bergen to AmeriSource-Bergen's pro forma net income, cash earnings, revenues and EBIT, resulting from this analysis:

                          2000                2001                  2002
                        (ACTUAL)           (ESTIMATED)           (ESTIMATED)
                        --------           -----------           -----------
Net Income                0.32x               0.36x                 0.38x
Cash Earnings             0.44x               0.41x                 0.42x
Revenues                  0.51x               0.43x                 0.40x
EBIT                      0.42x               0.45x                 0.42x

         Comparable Publicly Traded Company Analysis. Merrill Lynch reviewed publicly available information as of March 15, 2001, to calculate specified financial and operating information, market values and trading multiples (as described below) and then compared such financial and operating information, market values and trading multiples of Bergen as of March 15, 2001, with the corresponding financial and operating information, market values and multiples of a selected group of drug distribution companies consisting of Cardinal Health, Inc., McKesson HBOC, Inc. and AmeriSource.

         Merrill Lynch derived an estimated valuation range for Bergen by comparing:

         - market capitalization (defined as market value plus total debt and preferred stock less cash and cash equivalents) as of March 15, 2001, as a multiple of estimated EBITDA (earnings before interest, taxes, depreciation and amortization) for the fiscal year ending September 30, 2001, for Cardinal Health, Inc., McKesson HBOC, Inc. and AmeriSource, which estimates ranged from 8.6x to 15.0x (as compared to a multiple of 9.4x for Bergen);

         - the price per share as a multiple of estimated earnings per share (calculated in accordance with GAAP) for the fiscal years ending September 30, 2001 and 2002, for Cardinal Health, Inc. common stock, McKesson HBOC, Inc. common stock and AmeriSource common stock, which estimates ranged from 21.8x to 29.4x for fiscal year 2001 and from 18.4x to 24.4x for fiscal year 2002 (as compared to a multiple of 20.4x for fiscal year 2001 and 16.9x for fiscal year 2002 for Bergen common stock);

         - the price per share as a multiple of estimated cash earnings per share (calculated without deducting estimated goodwill amortization from earnings) for the fiscal years ending September 30, 2001 and 2002, for Cardinal Health, Inc. common stock, McKesson HBOC, Inc. common stock and AmeriSource common stock, which estimates ranged from 19.8x to 28.2x for fiscal year 2001 and 16.4x to 23.5x for fiscal year 2002 (as compared with 17.7x for fiscal year 2001 and 15.0x for fiscal year 2002 for Bergen common stock); and

         - the ratio of price per share to earnings per share (calculated in accordance with GAAP) for the fiscal year ending September 30, 2001, as a multiple of estimated 5-year compound annual growth rates for earnings per share for Cardinal Health, Inc. common stock, McKesson HBOC, Inc. common stock and AmeriSource common stock, which estimates ranged from 1.21x to 1.47x (as compared with 1.36x for Bergen common stock).

         Using this analysis, Merrill Lynch calculated the following ranges of implied Bergen exchange ratios:

           MEASURE                       IMPLIED EXCHANGE RATIO
           -------                       ----------------------
                                       Low                   High
                                       ---                   ----
GAAP P/E MULTIPLE
   2001                               0.322                  0.339
   2002                               0.342                  0.343
CASH P/E MULTIPLE
   2001                               0.361                  0.366
   2002                               0.355                  0.360
EBITDA MULTIPLE
   2001                               0.404                  0.487
GAAP P/E/GROWTH
   2001                               0.294                  0.294

MEAN                                  0.346                  0.365

         None of the selected comparable companies listed above and used in the above analysis is identical to Bergen. Accordingly, an analysis of the results of the foregoing analysis is not purely mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

         Relative Discounted Cash Flow Contribution Analysis. Using a discounted cash flow analysis, Merrill Lynch calculated a range of implied Bergen exchange ratios based on the implied per share values for Bergen and AmeriSource before taking into account the cost savings and related expenses and synergies expected to result from the merger. Such implied per share values were based on operating projections of Bergen and AmeriSource management for the fiscal years ending September 30, 2001 through 2005, a range of discount rates from 9% to 11% and a range of 2005 terminal unlevered net income multiples of 17x to 23x. The implied Bergen exchange ratios resulting from this analysis are summarized in the following table:

      DISCOUNT RATE                     IMPLIED EXCHANGE RATIO
      -------------                     ----------------------
                                     LOW                     HIGH
                                     ---                     ----
           9.0%                     0.356                   0.391
          10.0%                     0.349                   0.386
          11.0%                     0.342                   0.381

         Pro Forma Merger Analysis. Merrill Lynch performed an analysis of the potential pro forma financial impacts of the merger on the earnings per share of Bergen common stock for the fiscal years ending September 30, 2001, 2002 and 2003, respectively, based upon Bergen's management operating projections. In performing this analysis, Merrill Lynch assumed, among other things:

         -        the exchange ratio of 0.370;

         -        the merger was completed as of September 30, 2000;

         - certain pre-tax synergies expected to result from cost reduction initiatives following the closing of the merger projected by the management of Bergen; and

         - that the merger would be accounted for under new purchase accounting rules (i.e., no goodwill amortization).

         The results of this analysis indicated that, including the impact of the cost savings and related expenses and synergies expected to result from the merger, the merger would be accretive to the projected cash earnings per share of Bergen common stock by 6% in fiscal year 2001, 8% in fiscal year 2002 and 13% in fiscal year 2003.

         Merrill Lynch also performed an analysis of the potential pro forma impact of the merger on the per share value of Bergen common stock for the fiscal years ending September 30, 2001, 2002 and 2003, respectively. Using the assumptions outlined in the previous paragraphs, and based on an assumed pro forma price/cash earnings ratio ranges for AmeriSource-Bergen derived from the weighted average multiples for Bergen and AmeriSource as of March 15, 2001, to 26x for fiscal year 2001, to 22x for fiscal year 2002 and to 18x for fiscal year 2003, the results of this analysis indicated that, including the impact of the cost savings and related expenses and synergies expected to result from the merger, the merger would be accretive to the per share value of Bergen common stock by 23% to 63% in fiscal year 2001, 32% to 75% in fiscal year 2002 and 40% to 76% in fiscal year 2003.

         Merrill Lynch Financial Advisor Fee. Pursuant to a letter agreement between Bergen and Merrill Lynch, dated as of March 16, 2001, Bergen agreed to pay Merrill Lynch (i) a fee of $1 million upon the execution of the merger agreement, (ii) a fee of $12 million upon the closing of the merger or certain other transactions involving Bergen and AmeriSource and (iii) the lesser of $12 million or 10% of any fee, payment, judgment, amount or profit payable to Bergen following or in connection with the termination, abandonment or failure to occur of the merger or certain other transactions involving Bergen and AmeriSource. Any fee paid pursuant to clause (i), however, will be deducted from any fee to which Merrill Lynch is entitled to receive pursuant to clauses (ii) or (iii). Bergen has also agreed to indemnify Merrill Lynch and certain related persons for certain liabilities, including liabilities under the federal securities laws, related to or arising out of the performance by Merrill Lynch of services under its engagement. In addition to acting as financial advisor to Bergen in connection with the merger, Merrill Lynch has, during the past two years, advised Bergen in connection with a divestiture. In connection with the provision of such services, Merrill Lynch received compensation from Bergen of approximately $2.75 million.

         Bergen retained Merrill Lynch to act as its financial advisor in connection with the merger based upon Merrill Lynch's qualifications, experience, reputation and expertise. Merrill Lynch is an internationally recognized investment banking and advisory firm. Merrill Lynch, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

         Merrill Lynch has, in the past, provided financial advisory and financing services to Bergen and may continue to do so and has received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of its business, Merrill Lynch and its affiliates may actively trade shares of Bergen common stock and other securities of Bergen, as well as shares of AmeriSource common stock and other securities of AmeriSource, for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

INTERESTS OF CERTAIN AMERISOURCE DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

         In considering the recommendation of the board of directors of AmeriSource to vote for the proposal to approve and adopt the merger agreement, shareholders of AmeriSource should be aware that members of the AmeriSource board of directors and members of AmeriSource's management team have agreements and arrangements that provide them with interests in the merger that differ from, or are in addition to, those of AmeriSource shareholders. The AmeriSource board of directors was aware of these agreements and arrangements during its deliberations of the merits of the merger and in determining to recommend to the shareholders of AmeriSource that they vote for the proposal to approve and adopt the merger agreement.

         Governance Structure and Management Positions. Pursuant to the terms of the merger agreement, upon completion of the merger:

         - the board of directors of AmeriSource-Bergen will initially be comprised of eight individuals, one of whom will be R. David Yost, Chairman and Chief Executive Officer of AmeriSource, and three of whom will be current independent directors of AmeriSource;

         - each committee of AmeriSource-Bergen will initially be comprised of an equal number of directors designated by each of AmeriSource and Bergen;

         - R. David Yost, Chairman and Chief Executive Officer of AmeriSource, will serve as Chief Executive Officer and President of AmeriSource-Bergen; and

         - Kurt J. Hilzinger, President and Chief Operating Officer of AmeriSource, will serve as Executive Vice President and Chief Operating Officer of AmeriSource-Bergen.

         AmeriSource Employee Stock Options. The board of directors of AmeriSource will cause all AmeriSource stock options granted prior to February 15, 2001, to the extent not already vested, to vest as of the close of business on the last business day prior to the merger, and to become exercisable upon the earlier to occur of their normal vesting date and the first anniversary of the completion of the merger. As of ________, 2001, which is the record date for the AmeriSource special meeting, the number of unvested stock options held by directors and executive officers of AmeriSource totaled _____. Assuming the merger is completed on ________, 2001, the number of stock options held by directors and executive officers that would vest on __________, 2001 would total __________ with an average weighted exercise price of $____.

         If an AmeriSource option holder is terminated following the merger for cause the exercise period of such employee's options will be as set forth in the relevant option plan of AmeriSource. In all cases where employment is terminated following the merger other than for cause, the exercise period of an AmeriSource option that vested on the last business day prior to the merger, but would not otherwise have vested until after the first anniversary of the merger, will terminate as of the later of:

         -        13 months from the completion of the merger; or

         - the end of the exercise period of such AmeriSource option as set forth in the relevant AmeriSource option plan at the time the merger agreement was executed.

         Prior to the completion of the merger, AmeriSource may grant options to purchase shares of its common stock so long as:

         - such grants are made at such times and in such amounts as are consistent with previous grants by AmeriSource in the ordinary course of business; and

         - such options provide that the consummation of the mergers contemplated by the merger agreement will not be an event which accelerates the vesting of such options.

         Pursuant to the terms of the merger agreement, each AmeriSource stock option outstanding immediately prior to the merger will be converted upon completion of the merger into an option to purchase, on the same terms and conditions, an identical number of shares of AmeriSource-Bergen common stock at an exercise price per share equal to the exercise price per share of AmeriSource common stock subject to the option before the conversion.

         Indemnification and Insurance. The merger agreement provides that, upon completion of the merger, AmeriSource-Bergen will indemnify and hold harmless and provide advancement of expenses to all past and present directors, officers and employees of AmeriSource and its subsidiaries, in all of their capacities:

         - to the same extent they were indemnified or had the right to advancement of expenses as of March 16, 2001, which is the date of the merger agreement, pursuant to AmeriSource's restated certificate of incorporation, bylaws and indemnification agreements with any directors, officers and employees of AmeriSource and its subsidiaries; and

         -        to the fullest extent permitted by law,

in each case for acts or omissions occurring at or prior to the completion of the merger.

         The merger agreement also provides that, upon completion of the merger, AmeriSource-Bergen will cause to be maintained, for a period of six years after completion of the merger, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by AmeriSource, or policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured, with respect to claims arising from facts or events that occurred on or before the completion of the merger, although AmeriSource-Bergen will not be required to expend in any one year an amount in excess of $1,500,000 for the annual premiums for such directors' and officers' liability insurance and fiduciary liability insurance. If the annual premiums of such insurance coverage exceed such amount, AmeriSource-Bergen will obtain a policy with the greatest coverage available for a cost not exceeding such amount.

         Severance Payments Following the Merger. AmeriSource has agreed to pay George L. James III, Vice President and Chief Financial Officer of AmeriSource, a payment equal to three times his base salary upon termination of employment by the company without cause or by Mr. James for good reason after consummation of the merger and under certain other circumstances prior to the consummation of the merger. Such payment would be approximately $840,000.

         Management's Stock Ownership. AmeriSource directors and executive officers beneficially owned, as of _____, 2001, the record date for the AmeriSource special meeting, approximately [ %] of the outstanding AmeriSource Class A common stock, including AmeriSource Class A common stock options. In connection with the execution of the merger agreement, R. David Yost and Kurt J. Hilzinger each executed a support/voting agreement in which each agreed to vote the AmeriSource Class A common stock he owns or controls in favor of the merger.
R. David Yost owns [ %] of the outstanding AmeriSource Class A common stock and Kurt J. Hilzinger owns [ %] of the outstanding AmeriSource Class A common stock. See "The Merger - The Support/Voting Agreement".

INTERESTS OF CERTAIN BERGEN DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

         In considering the recommendation of the board of directors of Bergen to vote for the proposal to approve and adopt the merger agreement, shareholders of Bergen should be aware that members of the Bergen board of directors and members of Bergen's management team have agreements and arrangements that provide them with interests in the merger that differ from, or are in addition to, those of Bergen shareholders. The Bergen board of directors was aware of these agreements and arrangements during its deliberations of the merits of the merger and in determining to recommend to the shareholders of Bergen that they vote for the proposal to approve and adopt the merger agreement.

         Governance Structure and Management Positions. Pursuant to the terms of the merger agreement, upon completion of the merger:

         - the board of directors of AmeriSource-Bergen will initially be comprised of eight individuals, one of whom will be Robert E. Martini, Chairman and Chief Executive Officer of Bergen, who will serve as non-executive Chairman of AmeriSource-Bergen, and three of whom will be current independent directors of Bergen;

         - each committee of AmeriSource-Bergen will initially be comprised of an equal number of directors designated by AmeriSource and Bergen;

         - Neil F. Dimick, a director and Senior Executive Vice President and Chief Financial Officer of Bergen, will serve as Executive Vice President and Chief Financial Officer of
                  AmeriSource-Bergen;

         - Brent R. Martini, a director and Senior Executive Vice President of Bergen and President of Bergen Brunswig Drug Company, will serve as Senior Vice President of AmeriSource-Bergen and President of AmeriSource-Bergen Drug Company;

         - Charles J. Carpenter, Senior Executive Vice President of Bergen and President of PharMerica, Inc., will serve as Senior Vice President of AmeriSource-Bergen and President of PharMerica, Inc.; and

         - Steven H. Collis, Senior Executive Vice President of Bergen and President of ASD Specialty Healthcare, Inc. will serve as Senior Vice President of AmeriSource-Bergen and President of ASD Specialty Healthcare, Inc.

         Bergen Employee Stock Options. The board of directors of Bergen will cause all Bergen stock options granted prior to February 15, 2001, to the extent not already vested, to vest as of the close of business on the last business day prior to the merger, and to become exercisable upon the earlier to occur of their normal vesting date and the first anniversary of the completion of the merger. As of ____________, 2001, the record date for the Bergen special meeting, the number of unvested stock options held by directors and executive officers of Bergen totaled ________. Assuming the merger is completed on ________, 2001, the number of stock options held by directors and executive officers that would vest on __________, 2001 would total __________ with an average weighted exercise price of $____.

         If a Bergen option holder is terminated, following the merger, for cause the exercise period of such employee's options will be as set forth in the relevant option plan of Bergen. In all cases where employment is terminated other than for cause, the exercise period of a Bergen option that vested on the last business day prior to the merger, but would not otherwise have vested until after the first anniversary of the merger, will terminate as of the later of:

         -        13 months from the completion of the merger, or

         - the end of the exercise period of such Bergen option as set forth in the relevant Bergen option plan at the time the merger agreement was executed.

         Prior to the completion of the merger, Bergen may grant options to purchase shares of its common stock so long as:

         - such grants are made at such times and in such amounts as are consistent with previous grants by Bergen in the ordinary course of business, and

         - such options provide that the consummation of the mergers contemplated by the merger agreement will not be an event which accelerates the vesting of such options.

         Pursuant to the merger agreement, each Bergen stock option outstanding immediately prior to the merger will be converted, upon completion of the merger, into an option to purchase, on the same terms and conditions, the number of shares of AmeriSource-Bergen common stock equal to the number of shares of Bergen common stock issuable under the Bergen option multiplied by 0.37, at an exercise price per share equal to the exercise price per share of Bergen common stock subject to the option before the conversion, divided by 0.37.

         Indemnification and Insurance. The merger agreement provides that, upon completion of the merger, AmeriSource-Bergen will indemnify and hold harmless, and provide advancement of expenses to, all past and present directors, officers and employees of Bergen and its subsidiaries, in all of their capacities:

         - to the same extent they were indemnified or had the right to advancement of expenses as of March 16, 2001, which is the date of the merger agreement, pursuant to Bergen's restated certificate of incorporation, by-laws and indemnification agreements with any directors, officers and employees of Bergen and its subsidiaries; and

         -        to the fullest extent permitted by law,

in each case for acts or omissions occurring at or prior to the completion of the merger.

         The merger agreement also provides that, upon completion of the merger, AmeriSource-Bergen will cause to be maintained, for a period of six years after completion of the merger, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Bergen, or policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured, with respect to claims arising from facts or events that occurred on or before the completion of the merger, although AmeriSource-Bergen will not be required to expend in any one year an amount in excess of $1,500,000 for such annual premiums for directors' and officers' liability insurance and fiduciary liability insurance. If the annual premiums of such insurance coverage exceed such amount, AmeriSource-Bergen will obtain a policy with the greatest coverage available for a cost not exceeding such amount.

         Employment and Severance Agreements and Other Compensation Arrangements. Executives of Bergen have rights under existing employment and severance agreements and other compensation and benefit arrangements which may entitle those employees to certain payments and benefits upon consummation of the merger. Certain executives have agreed to amend their existing employment and severance agreements and other compensation and benefit arrangements. Bergen, AmeriSource-Bergen and these executives are in the process of drafting such amendments. Preliminary estimates of the costs related to such arrangements are reflected in the pro forma financial information included in this joint proxy statement-prospectus (see page 81).

         Management's Stock Ownership. As of _______, 2001, the record date for the Bergen special meeting, directors and executive officers of Bergen beneficially owned approximately [ %] of the outstanding Bergen common stock, including Bergen common stock options. In connection with the execution of the merger agreement, Robert E. Martini and Neil F. Dimick each executed a support/voting agreement in which each agreed to vote the Bergen common stock he owns or controls in favor of the merger. Robert E. Martini owns [ %] of the outstanding Bergen common stock and Neil F. Dimick owns [ %] of the outstanding Bergen common stock. See "The Merger-Support/Voting Agreements."

COMPLETION AND EFFECTIVENESS OF THE MERGER

         The merger will be completed when all of the conditions to completion of the merger are satisfied or waived, including the approval and adoption of the merger agreement by the shareholders of AmeriSource and Bergen. The merger will become effective upon the filing of certificates of merger with the Secretary of State of the State of Delaware and the Department of the Treasury of the State of New Jersey.

         We are working toward completing the merger as quickly as possible. We expect to complete the merger during the third quarter of calendar year of 2001.

STRUCTURE OF THE MERGER AND CONVERSION OF AMERISOURCE AND BERGEN STOCK

         Structure. To accomplish the combination of their businesses, AmeriSource and Bergen jointly formed a new company, AmeriSource-Bergen (formerly named AABB Corporation), with two subsidiaries, A-Sub Acquisition Corp. and B-Sub Acquisition Corp. At the effective time of the merger:

         - A-Sub Acquisition Corp. will be merged with and into AmeriSource, and AmeriSource will be the surviving corporation; and

         - B-Sub Acquisition Corp. will be merged with and into Bergen, and Bergen will be the surviving corporation.

As a result, AmeriSource and Bergen will each become a wholly owned subsidiary of AmeriSource-Bergen.

         Conversion of AmeriSource and Bergen Stock. When the merger is completed:

         - AmeriSource common shareholders will receive one share of AmeriSource-Bergen common stock for each share they own; and

         - Bergen common shareholders will receive 0.37 of a share of AmeriSource-Bergen common stock for each share they own.

         The number of shares of AmeriSource-Bergen stock issuable in the merger will be proportionately adjusted for any stock split, stock dividend or similar event with respect to the AmeriSource common stock or Bergen common stock effected between the date of the merger agreement and the date of completion of the merger.

         In the event that either outside legal counsel of AmeriSource or outside legal counsel of Bergen is unable to render an opinion that neither AmeriSource or Bergen, as the case may be, nor the AmeriSource shareholders or Bergen shareholders, as the case may be, will recognize any gain or loss for federal income tax purposes in connection with the merger, except for taxes payable because of the reimbursement of conveyance taxes or conveyance fees, and in the case of Bergen shareholders, because of cash received instead of fractional shares, we may amend the merger agreement to provide for the simultaneous merger of AmeriSource and Bergen with and into AmeriSource-Bergen, with AmeriSource-Bergen as the surviving corporation in each merger.

EXCHANGE OF STOCK CERTIFICATES FOR AMERISOURCE-BERGEN STOCK CERTIFICATES

         When the merger is completed, the exchange agent will mail to you a letter of transmittal and instructions for use in surrendering your AmeriSource or Bergen stock certificates in exchange for AmeriSource-Bergen stock certificates. When you deliver your stock certificates to the exchange agent along with a properly executed letter of transmittal and any other required documents, your stock certificates will be canceled and you will receive AmeriSource-Bergen stock certificates representing the number of full shares of AmeriSource-Bergen stock to which you are entitled under the merger agreement. Bergen shareholders will receive payment in cash, without interest, in lieu of any fractional shares of AmeriSource-Bergen common stock which would have been otherwise issuable to them as a result of the merger.

         You should not submit your AmeriSource or Bergen stock certificates for exchange until you receive the transmittal instructions and a form of letter of transmittal from the exchange agent.

         You are not entitled to receive any dividends or other distributions on AmeriSource-Bergen common stock until the merger is completed and you have surrendered your AmeriSource or Bergen stock certificates in exchange for AmeriSource-Bergen stock certificates.

         If there is any dividend or other distribution on AmeriSource-Bergen stock with a record date after the date on which the merger is completed and a payment date prior to the date you surrender your AmeriSource or Bergen stock certificates in exchange for AmeriSource-Bergen stock certificates, you will receive the dividend or distribution with respect to the whole shares of AmeriSource-Bergen stock issued to you promptly after they are issued. If there is any dividend or other distribution on AmeriSource-Bergen stock with a record date after the date on which the merger is completed and a payment date after the date you surrender your AmeriSource or Bergen stock certificates in exchange for AmeriSource-Bergen stock certificates, you will receive the dividend or distribution with respect to the whole shares of AmeriSource-Bergen issued to you promptly after the payment date.

         AmeriSource-Bergen will only issue an AmeriSource-Bergen stock certificate or a check in lieu of a fractional share in a name other than the name in which a surrendered AmeriSource or Bergen stock certificate is registered if you present the exchange agent with all documents required to show and effect the unrecorded transfer of ownership and show that you paid any applicable stock transfer taxes.


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
TREATMENT OF AMERISOURCE AND BERGEN STOCK OPTIONS

         Each of the boards of directors of AmeriSource and Bergen will cause all outstanding stock options granted prior to February 15, 2001, under their respective stock option plans, to vest as of the close of business on the last business day prior to the merger, and to become exercisable upon the earlier to occur of their normal vesting date and the first anniversary of the completion of the merger. If the option holder is terminated following the merger for cause the exercise period of such employee's options will be as set forth in the applicable option plan of AmeriSource or Bergen, as the case may be. In all cases where employment is terminated following the merger other than for cause, the exercise period of an AmeriSource or Bergen option that vested on the last business day prior to the merger, but would not otherwise have vested until after the first anniversary of the merger, will terminate as of the later of:

         -        13 months from the completion of the merger; or

         - the end of the exercise period of such option as set forth in the AmeriSource option plan (for AmeriSource options) or Bergen option plan (for Bergen options) at the time the merger agreement was executed.

         Prior to the completion of the merger, AmeriSource and Bergen may grant options to purchase shares of their respective common stock so long as:

         - such grants are made at such times and in such amounts as are consistent with previous grants by AmeriSource or Bergen in the ordinary course of business; and

         - such options provide that the consummation of the mergers contemplated by the merger agreement will not be an event which accelerates the vesting of such options.

         AmeriSource-Bergen, AmeriSource and Bergen will cause each outstanding option granted prior to completion of the merger under stock option plans of AmeriSource or Bergen to be automatically converted, upon completion of the merger, into an option to purchase, on the same terms and conditions, that number of shares of AmeriSource-Bergen common stock

         - in the case of an AmeriSource option, equal to the identical number of shares of AmeriSource common stock issuable immediately prior to the completion of the merger, upon exercise of the AmeriSource option (without regard to actual restrictions on exercisability), with an exercise price equal to the exercise price under the corresponding AmeriSource option; and

         - in the case of a Bergen option, equal to the identical number of shares of Bergen common stock issuable immediately prior to the completion of the merger, upon exercise of the Bergen option (without regard to actual restrictions on exercisability), multiplied by 0.37, with an exercise price equal to the exercise price under the corresponding Bergen option divided by 0.37.

         With respect to any Bergen option that is an "incentive stock option", within the meaning of Section 422 of the Internal Revenue Code of 1986, the conversion shall be carried out in a manner satisfying the requirements of
Section 424(a) of the Code.

         In connection with the issuance of AmeriSource-Bergen options, AmeriSource-Bergen shall

         - reserve for issuance the number of shares of AmeriSource-Bergen common stock that will become subject to AmeriSource-Bergen options; and

         - from and after the completion of the merger, upon exercise of AmeriSource-Bergen options, make available for issuance all shares of AmeriSource-Bergen common stock covered by the options.

         AmeriSource and Bergen each agree to issue treasury shares of AmeriSource or Bergen, to the extent available, upon the exercise of AmeriSource options or Bergen options prior to the completion of the merger.

         AmeriSource-Bergen agrees to use its reasonable best efforts to file with the Securities and Exchange Commission within five business days after the completion of the merger a registration statement on Form S-8 or other appropriate form under the Securities Act of 1933 to register the shares of AmeriSource-Bergen common stock issuable upon exercise of the AmeriSource-Bergen options and use its reasonable best efforts to cause such registration statement to remain effective until the exercise or expiration of all such options.

EFFECT OF THE MERGER ON OUTSTANDING AMERISOURCE CONVERTIBLE NOTES

         On December 12, 2000, AmeriSource sold $250,000,000 aggregate principal amount of 5% convertible subordinated notes due December 1, 2007. On December 18, 2000, the underwriters exercised the overallotment option on the notes due in 2007. As a result, AmeriSource sold additional notes with an aggregate principal amount of $50,000,000.

         The convertible notes due in 2007 were issued under an indenture dated as of December 6, 2000 between AmeriSource, AmeriSource Corporation, a wholly-owned subsidiary of AmeriSource, and Bank One Trust Company, N.A., as trustee. Upon consummation of the merger, AmeriSource-Bergen will enter into a supplemental indenture providing that, subject to the terms and conditions of the indenture, each note will thereafter be convertible into the number of shares of AmeriSource-Bergen common stock which the note holder would have received in the merger if the note holder had converted the note immediately prior to the merger.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         The following summary discusses the material U.S. federal income tax consequences of the merger to U.S. Holders of AmeriSource and Bergen stock.

         For purposes of this discussion, a U.S. Holder means:

         -        a citizen or resident of the United States;

         - a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any of its political subdivisions;

         - a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or

         - an estate that is subject to U.S. federal income tax on its income regardless of its source.

         This discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations, administrative rulings and judicial decisions currently in effect, all of which are subject to change, possibly with retroactive effect. The discussion assumes that AmeriSource shareholders hold their AmeriSource common stock and will hold their AmeriSource-Bergen common stock, and that Bergen shareholders hold their Bergen common stock and will hold their AmeriSource-Bergen common stock, as a capital asset within the meaning of
Section 1221 of the Internal Revenue Code. Further, the discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular shareholder in light of his, her or its personal investment circumstances or to shareholders subject to special treatment under the U.S. federal income tax laws, including:

         -        insurance companies;

         -        tax-exempt organizations;

         -        dealers in securities or foreign currency;

         -        banks or trusts;

         - persons that hold their AmeriSource common stock or Bergen common stock as part of a straddle, a hedge against currency risk or a constructive sale or conversion transaction;


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
         -        persons that have a functional currency other than the U.S.
                  dollar;

         -        investors in pass-through entities;

         - shareholders who acquired their AmeriSource common stock or Bergen common stock through the exercise of options or otherwise as compensation or through a tax-qualified retirement plan; or

         - holders of options granted under any AmeriSource or Bergen benefit plan.

         If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds AmeriSource common stock or Bergen common stock, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding AmeriSource common stock or Bergen common stock should consult their tax advisors.

         Furthermore, this discussion does not consider the potential effects of any state, local or foreign tax laws.

         None of AmeriSource, Bergen or AmeriSource-Bergen has requested a ruling from the U.S. Internal Revenue Service with respect to any of the U.S. federal income tax consequences of the merger and, as a result, there can be no assurance that the Internal Revenue Service will not disagree with or challenge any of the conclusions described below.

         It is a condition to the closing of the merger that each of AmeriSource and Bergen receive a tax opinion from its counsel to the effect that, based on the facts, representations and assumptions set forth in such opinion, the shareholders of AmeriSource and Bergen will not recognize any gain or loss for U.S. federal income tax purposes on the exchange of AmeriSource common stock or Bergen common stock for AmeriSource-Bergen common stock in the merger except to the extent cash is received in lieu of fractional shares and payments of shareholders' conveyance taxes or conveyance fees are made by AmeriSource-Bergen. The opinion from Dechert, counsel to AmeriSource, and the opinion from Shearman & Sterling, counsel to Bergen, will be based upon representation letters provided by AmeriSource and Bergen. Neither AmeriSource nor Bergen knows any reason why they would not be able to deliver their expected representation letters or why their respective counsel would not be able to deliver their opinions. Any change in currently applicable law, which may or may not be retroactive, or failure of any factual representations or assumptions to be true, correct and complete in all material respects, could affect the ability of the firms to deliver, or the continuing validity of the Dechert tax opinion and the Shearman & Sterling tax opinion after delivery.

         Based on such tax opinions to be delivered, the U.S. federal income tax consequences of the merger would be as follows:

         - No gain or loss will be recognized by AmeriSource-Bergen, AmeriSource, Bergen, A-Sub Acquisition Corp. or B-Sub Acquisition Corp. in connection with the merger.

         - No gain or loss will be recognized by: (i) U.S. Holders of AmeriSource common stock on the exchange of their AmeriSource common stock for AmeriSource-Bergen common stock (except to the extent of any payments made by AmeriSource-Bergen on behalf of the U.S. Holders of AmeriSource common stock with respect to any conveyance taxes or conveyance fees which may become payable in connection with the merger) or (ii) U.S. Holders of Bergen common stock on the exchange of their Bergen common stock for AmeriSource-Bergen common stock (except to the extent of cash received by U.S. Holders of Bergen common stock in lieu of fractional shares of AmeriSource-Bergen common stock and to the extent of any payments made by AmeriSource-Bergen on behalf of the U.S. Holders of Bergen common stock with respect to any conveyance taxes or conveyance fees which may become payable in connection with the merger).

         - The aggregate adjusted basis of the AmeriSource-Bergen common stock received in the merger by a U.S. Holder of AmeriSource common stock will be equal to the aggregate adjusted basis of the U.S. Holder's AmeriSource common stock exchanged for that AmeriSource-Bergen common stock (reduced by any amount allocable to payments of shareholders' conveyance taxes or


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
                  conveyance fees made by AmeriSource-Bergen and increased by the amount of gain, if any, recognized on account of such payments). The aggregate adjusted basis of the AmeriSource-Bergen common stock received in the merger by a U.S. Holder of Bergen common stock (including any fractional share of AmeriSource-Bergen common stock with respect to which the U.S. Holder receives cash) will be equal to the aggregate adjusted basis of the U.S. Holder's Bergen common stock exchanged for that AmeriSource-Bergen common stock (reduced by any amount allocable to payments of shareholders' conveyance taxes or conveyance fees made by AmeriSource-Bergen and increased by the amount of gain, if any, recognized on account of such payments).

         - The holding period of the AmeriSource-Bergen common stock received in the merger by a U.S. Holder of AmeriSource common stock will include the holding period of the U.S. Holder's AmeriSource common stock exchanged for that AmeriSource-Bergen common stock. The holding period of the AmeriSource-Bergen common stock received in the merger by a U.S. Holder of Bergen common stock will include the holding period of the U.S. Holder's Bergen common stock exchanged for that AmeriSource-Bergen common stock.

         Cash Instead of Fractional Shares. The receipt of cash instead of a fractional share of AmeriSource-Bergen common stock by a U.S. Holder of Bergen common stock will be treated as a taxable disposition of that fractional share interest and the U.S. Holder will recognize taxable gain or loss for U.S. federal income tax purposes based upon the difference between the amount of cash received by such U.S. Holder and the U.S. Holder's adjusted tax basis in the fractional share. The gain or loss will constitute capital gain or loss and will constitute long-term capital gain or loss if the U.S. Holder's holding period in the Bergen common stock surrendered is greater than 12 months as of the date of the merger. For non-corporate U.S. Holders, long-term capital gain generally will be subject to tax at a maximum U.S. federal income tax rate of 20%. The deductibility of capital losses is subject to limitations.

         Payments of Conveyance Taxes or Conveyance Fees. A payment of conveyance taxes or conveyance fees made by AmeriSource-Bergen on behalf of a U.S. Holder of AmeriSource or Bergen common stock will be treated as consideration that is not permitted to be received without the recognition of gain. An AmeriSource or Bergen shareholder who has payments of shareholders' conveyance taxes or conveyance fees made by AmeriSource-Bergen and whose aggregate tax basis for the AmeriSource or Bergen common stock surrendered in the merger is less than the sum of the fair market value of the AmeriSource-Bergen common stock received in the merger (in the case of a Bergen shareholder, including any fractional shares of AmeriSource-Bergen common stock with respect to which the shareholder receives cash) plus the amount of such payments of shareholders' conveyance taxes or conveyance fees made by AmeriSource-Bergen, will recognize gain for U.S. federal income tax purposes in an amount equal to the lesser of (A) the amount of gain realized and (B) the amount of payments of shareholders' conveyance taxes or conveyance fees made by AmeriSource-Bergen. The amount of gain realized will generally be calculated as the amount by which the sum of the fair market value of the AmeriSource-Bergen common stock received (in the case of a Bergen shareholder, including any fractional shares of AmeriSource-Bergen common stock with respect to which the shareholder receives cash) plus the amount of such payments of shareholders' conveyance taxes or conveyance fees made by AmeriSource-Bergen exceeds the aggregate tax basis of the AmeriSource or Bergen stock surrendered. Any gain that an AmeriSource or Bergen shareholder recognizes should generally be capital gain, and should be long-term capital gain if the holding period for the AmeriSource or Bergen common stock surrendered is greater than 12 months as of the date of the merger. An AmeriSource or Bergen shareholder will not recognize any loss on account of any payment made by AmeriSource-Bergen on behalf of such shareholder with respect to any conveyance taxes or conveyance fees.

         Backup Withholding. Certain non-corporate Bergen shareholders may be subject to backup withholding at a 31% rate on cash payments received instead of fractional shares of AmeriSource-Bergen common stock. Backup withholding will not apply, however, to a Bergen shareholder who:

         - furnishes a correct taxpayer identification number and certifies that he, she or it is not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to Bergen shareholders following the date of completion of the merger; or

         -        is otherwise exempt from backup withholding.

         Reporting Requirements. A U.S. Holder of AmeriSource common stock or Bergen common stock receiving AmeriSource-Bergen common stock as a result of the merger may be required to retain records related to the merger and file with its federal income tax return a statement setting forth facts relating to the merger.

         This summary of U.S. federal income tax consequences is intended to provide only a general summary and is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. In addition, the summary does not address tax consequences that may vary with, or depend on, individual circumstances. Moreover, the summary does not address any U.S. non-income tax or any foreign, state or local tax consequences of the merger. The summary does not address the tax consequences of any transaction other than the merger. Accordingly, each AmeriSource and Bergen shareholder is strongly urged to consult with a tax advisor to determine the particular federal, state, local or foreign income or other tax consequences of the merger to the holder.

ACCOUNTING TREATMENT OF THE MERGER

         Since current AmeriSource shareholders will own approximately 51% of AmeriSource-Bergen's common stock immediately after the merger (with current Bergen shareholders owning the remaining approximately 49% of AmeriSource-Bergen common stock), AmeriSource-Bergen will account for the merger as an acquisition by AmeriSource of Bergen. The merger is intended to qualify as a purchase transaction for accounting and financial reporting purposes as contemplated by the Exposure Draft of the proposed Statement entitled Business Combinations and Intangible Assets-Accounting for Goodwill, dated February 14, 2001.

         Under current accounting and financial reporting rules, AmeriSource-Bergen will have to:

         - account for the merger as an acquisition by AmeriSource of Bergen;

         - treat the value of Bergen as indicated by the fair value of AmeriSource-Bergen stock issued to acquire the stock of Bergen (i.e., the purchase price);

         - record acquired tangible assets, intangible assets and obligations at their fair value; and

         - recognize goodwill as an asset and amortize such goodwill against earnings (goodwill is the excess of the purchase price over the fair value of Bergen's net assets). The goodwill will be allocated to one or more reporting units.

         Amortization of any existing goodwill on the balance sheet will cease if and when the standard set by the Exposure Draft of the proposed Statement entitled Business Combinations and Intangible Assets-Accounting for Goodwill, dated February 14, 2001 is adopted and becomes effective, and the goodwill that is recognized as a result of a merger will not be amortized. Instead, subsequent to the merger, goodwill would be subjected to an impairment test when an event occurs indicating goodwill of a reporting unit might be impaired. To the extent that the goodwill is impaired, its carrying amount would be written down to its fair value and an impairment charge made to earnings. Consummation of the merger is conditioned on the Financial Accounting Standards Board promulgating a final Statement of Financial Accounting Standards providing for accounting treatment of the merger and the other related transactions in all material respects as in the Exposure Draft of the proposed Statement entitled Business Combinations and Intangible Assets-Accounting for Goodwill, dated February 14, 2001. See "The Merger - The Merger Agreement - Conditions to Completion of the Merger." As of May 16, 2001, the Financial Accounting Standards Board has not publicly pronounced any changes or any intention to make changes which would provide for accounting treatment for the non-amortization of goodwill different from the Exposure Draft of the proposed Statement.


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
REGULATORY MATTERS

         We have summarized below the material regulatory requirements affecting the merger. Although we have not yet received the required approvals we discuss, we anticipate that we will receive regulatory approvals sufficient to complete the merger during the third quarter of 2001.

         Antitrust Considerations. The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which prevents specified transactions from being completed until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and specified waiting periods are terminated or expire. On April 6, 2001, we filed the required information and materials to notify the Department of Justice and the Federal Trade Commission of the merger. On May 7, 2001, the Federal Trade Commission issued a request for additional information. The waiting period under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, has been extended until 30 days after AmeriSource and Bergen have substantially complied with such request.

         The Antitrust Division and the Federal Trade Commission frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the consummation of the merger, the Antitrust Division or the Federal Trade Commission could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger or seeking the divestiture of assets of AmeriSource or Bergen. AmeriSource and Bergen believe that the consummation of the merger will not violate antitrust laws. There can be no assurance, however, that a challenge to the merger on antitrust grounds will not be made, or, if such a challenge is made, what the result will be.

         AmeriSource and Bergen expect that the merger will not generally require filings, approvals or clearances with foreign antitrust regulatory authorities under foreign antitrust laws.

         Other than as described in this joint proxy statement-prospectus, the merger does not require the approval of any federal, state or foreign agency. We will, however, be required to make certain filings with state and federal governmental authorities in connection with the merger.

RESTRICTIONS ON SALES OF SHARES BY AFFILIATES OF AMERISOURCE AND BERGEN

         The shares of AmeriSource-Bergen common stock to be issued in connection with the merger will be registered under the Securities Act of 1933 and will be freely transferable under the Securities Act, except for shares of AmeriSource-Bergen common stock issued to any person who is deemed to be an "affiliate" of either AmeriSource or Bergen at the time of the special meetings. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under the common control of either AmeriSource or Bergen and may include our executive officers and directors, as well as our significant shareholders. Affiliates may not sell their shares of AmeriSource-Bergen common stock acquired in connection with the merger except pursuant to:

         - an effective registration statement under the Securities Act covering the resale of those shares;

         - an exemption under paragraph (d) of Rule 145 under the Securities Act; or

         -        any other applicable exemption under the Securities Act.

         AmeriSource-Bergen's registration statement on Form S-4, of which this joint proxy statement-prospectus forms a part, does not cover the resale of shares of AmeriSource-Bergen common stock to be received by our affiliates in the merger.

NEW YORK STOCK EXCHANGE LISTING OF AMERISOURCE-BERGEN COMMON STOCK TO BE ISSUED IN THE MERGER

         AmeriSource-Bergen will use reasonable best efforts to cause the shares of AmeriSource-Bergen common stock to be issued in connection with the merger to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, before the completion of the merger. Such approval is a condition to the merger.

APPRAISAL RIGHTS

         Under Delaware law, AmeriSource shareholders are not entitled to appraisal rights in connection with the merger. Under New Jersey law, Bergen shareholders are not entitled to appraisal rights in connection with the merger.

DELISTING AND DEREGISTRATION OF AMERISOURCE AND BERGEN COMMON STOCK AFTER THE MERGER

         When the merger is completed, AmeriSource Class A common stock and Bergen common stock will each be delisted from the New York Stock Exchange and will be deregistered under the Securities Exchange Act of 1934.

THE MERGER AGREEMENT

         The following summary of the merger agreement is qualified in its entirety by reference to the complete text of the merger agreement, which is incorporated by reference and attached as Annex A to this joint proxy statement-prospectus. We urge you to read the full text of the merger agreement.

         Completion of the Merger. The merger will be completed when AmeriSource files a certificate of merger with the Delaware Secretary of State and Bergen files a certificate of merger with the New Jersey Department of the Treasury. However, AmeriSource and Bergen may agree to a later time for completion of the merger and specify that time in the certificates of merger. AmeriSource and Bergen will file the certificates of merger as soon as practicable after the satisfaction or waiver of the closing conditions in the merger agreement, which are described below.

         The parties expect to complete the merger during the third quarter of calendar year 2001.

         Conditions to Completion of the Merger. Each of AmeriSource's and Bergen's obligations to complete the merger are subject to the satisfaction or waiver of specified conditions before completion of the merger, including the following:

         -        the approval and adoption of the merger agreement by:

                  - a majority of the votes cast at the special meeting (assuming a quorum is present in person or by proxy) by the holders of a majority of the outstanding shares of Bergen common stock and

                  - the holders of a majority of the outstanding shares of AmeriSource Class A common stock;

         - the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

         - the absence of any law, order or injunction prohibiting completion of the merger;

         - the absence of any action by any governmental authority challenging the merger or seeking to limit the ownership or operation of AmeriSource, Bergen or their subsidiaries before or after the merger;

         - the declaration of effectiveness of the registration statement on Form S-4, of which this joint proxy statement-prospectus forms a part, by the Securities and Exchange Commission, and the absence of any stop order or threatened or pending proceedings seeking a stop order;

         - the approval for listing on the New York Stock Exchange of the shares of AmeriSource-Bergen common stock to be issued in the merger, subject to official notice of issuance; and


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
         - the promulgation by the Financial Accounting Standards Board of a final Statement of Financial Accounting Standards which provides for accounting treatment of the merger in all material respects as in the Exposure Draft of the proposed Statement entitled Business Combinations and Intangible Assets
                  - Accounting for Goodwill, dated February 14, 2001.

         AmeriSource's obligation to complete the merger is subject to the satisfaction or waiver of the following additional conditions before completion of the merger:

         - Bergen's representations and warranties, disregarding all qualifications and exceptions contained in the merger agreement relating to materiality or material adverse effect, must be true and correct as of the date of the merger agreement and as of the date of completion of the merger, except for:

                  - representations and warranties that expressly address matters only as of a particular date, which must be true and correct as of such date; and

                  - any failure of such representations and warranties to be true and correct that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Bergen;

         - Bergen must have performed in all material respects each obligation and agreement and must have complied in all material respects with each covenant to be performed and complied with by it prior to the merger, except for breaches relating to the conduct of Bergen's operations which, in the aggregate, do not have a material adverse effect on Bergen; and

         - AmeriSource must have received an opinion from Dechert that neither AmeriSource nor the AmeriSource shareholders will recognize any gain or loss for federal income tax purposes in connection with the merger, except to the extent that cash may be received in lieu of fractional shares and to the extent of any payment of conveyance taxes.

         Bergen's obligation to complete the merger is subject to the satisfaction or waiver of the following additional conditions before completion of the merger:

         - AmeriSource's representations and warranties, disregarding all qualifications and exceptions contained in the merger agreement relating to materiality or material adverse effect, must be true and correct as of the date of the merger agreement and as of the date of completion of the merger, except for:

                  - representations and warranties that expressly address matters only as of a particular date, which must be true and correct as of such date; and

                  - any failure of such representations and warranties to be true and correct that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on AmeriSource.

         - AmeriSource must have performed in all material respects each obligation and agreement and must have complied in all material respects with each covenant to be performed and complied with by it prior to the merger, except for breaches relating to the conduct of AmeriSource's operations which, in the aggregate, do not have a material adverse effect on AmeriSource; and

         - Bergen must have received an opinion from Shearman & Sterling that neither Bergen nor the Bergen shareholders will recognize any gain or loss for federal income tax purposes in connection with the merger, except to the extent that cash may be received in lieu of fractional shares and to the extent of any payment of conveyance taxes.

         For purposes of the merger agreement, a "material adverse effect" with respect to any party is deemed to occur if any event, change or effect, individually or in the aggregate with other such events, changes or effects, exists or has occurred which would reasonably be expected to have a material adverse effect on the business, assets, results of operations or financial condition of the party and its subsidiaries taken as a whole. However, there will be no material adverse effect with respect to any party to the extent that any change in or effect upon the business, assets, results of operations or financial condition of such party or any of its subsidiaries that directly or indirectly arises out of or is attributable to:

         - any decrease in the market price of the shares of AmeriSource Class A common stock (in the case of AmeriSource) or Bergen common stock (in the case of Bergen) (but not any event, change or effect underlying the decrease to the extent such event, change or effect would otherwise constitute a material adverse effect on such party);

         - conditions, events, or circumstances generally affecting the economy as a whole or the pharmaceutical wholesaling industry generally;

         - the loss by a party and its subsidiaries of any customer (including business of a customer and any financial consequence of the loss of a customer) to the other party; or

         - the announcement of the merger and the other transactions contemplated by the merger agreement.

         No Solicitations of Alternative Transactions. The merger agreement contains detailed provisions prohibiting AmeriSource and Bergen from seeking an alternative transaction to the merger. Under these "no solicitation" provisions, each of AmeriSource and Bergen has agreed that it will not, and will not authorize or permit any of its subsidiaries or any of its subsidiaries' or its directors, officers, employees, agents and representatives, directly or indirectly, to:

         - solicit, initiate, encourage or facilitate, or furnish or disclose any information in furtherance of, any inquiries or the making of any competing transaction, as described below;

         - negotiate or otherwise engage in discussions with any person with respect to any competing transaction; or

         - enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the merger or any other transactions contemplated by the merger agreement.

For purposes of the merger agreement, the term "competing transaction" means, with respect to either party:

         - any recapitalization, merger, consolidation or other business combination;

         - the acquisition of any capital stock from the party (other than pursuant to permitted employee stock options or upon the conversion of the AmeriSource convertible notes);

         - the acquisition of 15% or more of the assets of the party and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions; or

         - any acquisition by the party of any material assets or capital stock of any other person (other than inventory in the ordinary course of business or acquisitions valued at less than $100 million in the aggregate that would not materially and adversely affect the ability of the parties to satisfy conditions to the merger relating to antitrust laws or the timing of the satisfaction of such conditions).

         However, prior to approval by a party's shareholders, the merger agreement does not prevent each of AmeriSource and Bergen, or the board of directors of each of AmeriSource and Bergen, from furnishing information to, and negotiating or otherwise engaging in discussions with, any party who delivers a written proposal for a competing transaction which was not solicited or encouraged after the date of the merger agreement if and so long as:

         - the board of directors of the party receiving the proposal determines in good faith by a majority vote, after consultation with its outside legal counsel, that failing to take such action would constitute a breach of fiduciary duty under applicable law;

         - the board of directors of the party receiving the proposal determines, after consulting with its financial advisor, that the proposal is more favorable to its shareholders from a financial point of view than the merger (including any adjustment to the terms and conditions proposed by the other party in response to the competing transaction);

         - the board of directors of the party receiving the proposal determines that it is reasonably likely to be consummated after taking into consideration all the terms and conditions of the proposal (including the availability of financing, the conditions to consummation and the likelihood of objections under antitrust laws); and

         - prior to furnishing information, or entering into negotiations or discussions, the party receiving the proposal for a competing transaction uses its reasonable best efforts to execute a confidentiality agreement on terms no less favorable than those contained in the confidentiality agreement between AmeriSource and Bergen.

         In addition, the board of directors of either AmeriSource or Bergen may, prior to approval by their shareholders, withdraw, modify or change, in a manner adverse to the other party, its recommendation of the merger, take and disclose to shareholders a position with respect to a competing transaction and comply with Rule 14e-2 promulgated under the Securities Exchange Act of 1934, as amended, with respect to a competing transaction by disclosing such change in board recommendation in connection with a tender or exchange offer if:

         - the board of directors of the party that is changing its recommendation determines in good faith by a majority vote, after consultation with its outside legal counsel, that failure to do so would constitute a breach of fiduciary duty under applicable law; and

         - the party that is changing its recommendation uses its reasonable best efforts to give the other party two days prior written notice of its intention to do so.

         The board of directors of each of AmeriSource and Bergen agreed that they will not, in connection with any change in recommendation, take any action to change the approval of the board of directors for purposes of causing any state takeover statute or other state law or the applicable shareholder's rights agreement to be applicable to the transactions contemplated by the merger agreement, including the stock option agreements, the support/voting agreements and the merger. In addition, each party agreed that, notwithstanding any change in recommendation by its board of directors, it will submit the merger agreement to its shareholders for the purpose of obtaining the approval and adoption of the merger agreement and the transactions contemplated in the merger agreement and nothing in the "no solicitation" provisions of the merger agreement relieves a party of that obligation.

         If the board of directors of either AmeriSource or Bergen makes a change in recommendation, the other party may terminate the merger agreement and the party making the change in recommendation may owe a termination fee to the terminating party, as described below under "Termination Fee."

         Each of AmeriSource and Bergen have agreed, as of the date of the merger agreement, to:

         - cease all existing activities, discussions and negotiations with any parties with respect to any proposal for a competing transaction; and

         - immediately advise the other party in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to a competing transaction (including the specific terms thereof and the identity of the third party or parties involved) and furnish to the other party, as promptly as practicable, and in any event within two days of receipt, an accurate description of all material terms (including any changes or adjustments to such terms as a result of negotiations or otherwise) of any written proposal in addition to any information provided to any third party relating to such proposal.

         Termination. The merger agreement may be terminated at any time prior to the completion of the merger, whether before or after the shareholder approvals have been obtained:

         - by mutual written consent duly authorized by the board of directors of AmeriSource and Bergen;

         - by either AmeriSource or Bergen if the merger is not completed on or before September 15, 2001; except that this right to terminate the merger agreement will not be available to any party whose failure or whose affiliate's failure to perform any material covenant or obligation under the merger agreement has been the cause of or resulted in the failure of the merger to be completed by September 15, 2001;

         - by either AmeriSource or Bergen if at a meeting of shareholders the approval of either party's shareholders is not obtained because of the failure to obtain the required vote to approve and adopt the merger agreement;

         - by AmeriSource or Bergen if the other party materially breaches any of its representations, warranties, covenants or agreements contained in the merger agreement and the breach would result in the failure to satisfy one or more of the conditions to the completion of the merger relating to the accuracy of representations and warranties and the performance of or compliance with agreements and covenants and, if the breach by its nature can be cured, the breach is not cured within 30 days after notice is received by the party alleged to be in breach;

         - by AmeriSource if Bergen breaches in any material respect any of its obligations under the Bergen stock option agreement;

         - by Bergen if AmeriSource breaches in any material respect any of its obligations under the AmeriSource stock option agreement;

         -        by Bergen if:

                  - the board of directors of AmeriSource withdraws, or modifies or changes in any respect materially adverse to Bergen, its recommendation of the merger agreement or the transactions contemplated by the merger agreement or resolved to do so;

                  - the board of directors of AmeriSource recommends to the shareholders of AmeriSource a competing transaction or resolves to do so; or

                  - a tender offer or exchange offer for 15% or more of the outstanding shares of capital stock of AmeriSource is commenced, and the board of directors of AmeriSource fails, within ten business days, to recommend against acceptance of the tender offer or exchange offer by its shareholders (including by taking no position with respect to the acceptance of the tender offer or exchange offer by its shareholders); or

         -        by AmeriSource if:

                  - the board of directors of Bergen withdraws, or modifies or changes in any respect materially adverse to AmeriSource, its recommendation of the merger agreement or the transactions contemplated by the merger agreement or resolves to do so;

                  - the board of directors of Bergen recommends to the shareholders of Bergen a competing transaction or resolves to do so; or

                  - a tender offer or exchange offer for 15% or more of the outstanding shares of capital stock of Bergen is commenced, and the board of directors of Bergen fails, within ten business days, to recommend against acceptance of the tender offer or exchange offer by its shareholders (including by taking no position with respect to the acceptance of the tender offer or exchange offer by its shareholders).

         Termination Fees and Expenses. Whether or not the merger is completed and except as described below, all expenses incurred in connection with the merger agreement and the merger will be paid by the party incurring the expenses, except that AmeriSource and Bergen each will pay one-half of all expenses relating to:

         - the filing of any required notices under the Hart-Scott-Rodino Act or other similar regulations;

         - the printing, filing and mailing of the registration statement and this joint proxy statement-prospectus and all Securities Exchange Commission and other regulatory filing fees incurred in connection with the registration statement and this joint proxy statement-prospectus; and

         - the fees and expenses of economic and accounting experts or consultants hired in connection with resolving any investigation or other inquiry relating to antitrust laws.

         The merger agreement provides that Bergen may be required to pay a termination fee to AmeriSource equal to $75 million, together with expenses not to exceed $15 million, in the following circumstances:

         - AmeriSource terminates the merger agreement due to a withdrawal of or change in the recommendation of the merger agreement, a recommendation of a Bergen competing transaction or the failure to recommend against a competing tender or exchange offer by the board of directors of Bergen, each as described above under "Termination," and at the time of termination there exists or has been publicly announced a proposal for a Bergen competing transaction;

         - either party terminates the merger agreement due to the failure of Bergen's shareholders to approve and adopt the merger agreement and at the time of such failure to approve and adopt the merger agreement there exists or has been publicly announced a proposal for a Bergen competing transaction; or

         - either party terminates the merger agreement due to the failure of the merger to be completed by September 15, 2001, at the time of termination there exists or has been publicly announced a proposal for a Bergen competing transaction and within nine months of termination Bergen consummates a Bergen competing transaction (other than a Bergen competing transaction that consists of the acquisition of capital stock from Bergen representing less than 15% of the then outstanding Bergen common stock on a fully-diluted basis or the acquisition by Bergen of assets or capital stock of another person so long as the acquisition would not result in such person (or the shareholders of such person) beneficially owning securities representing more than 35% of the capital stock of Bergen).

         The merger agreement also provides that AmeriSource may be required to pay a termination fee to Bergen equal to $75 million, together with expenses not to exceed $15 million, in the following circumstances:

         - Bergen terminates the merger agreement due to a withdrawal of or change in the recommendation of the merger agreement, a recommendation of an AmeriSource competing transaction or the failure to recommend against a competing tender or exchange offer by the board of directors of AmeriSource, each as described above under "Termination," and at the time of termination there exists or has been publicly announced a proposal for an AmeriSource competing transaction;

         - either party terminates the merger agreement due to the failure of AmeriSource's shareholders to approve and adopt the merger agreement and at the time of such failure to approve and adopt the merger agreement there exists or has been publicly announced a proposal for an AmeriSource competing transaction; or

         - either party terminates the merger agreement due to the failure of the merger to be completed by September 15, 2001, at the time of termination there exists or has been publicly announced a proposal for an AmeriSource competing transaction and within nine months of termination AmeriSource consummates an AmeriSource competing transaction (other than an AmeriSource competing transaction that consists of the acquisition of capital stock from AmeriSource representing less than 15% of the then outstanding AmeriSource Class A common stock on a fully-diluted basis or the acquisition by AmeriSource of assets or capital stock of another person so long as the acquisition would not result in such person (or the shareholders of such person) beneficially owning securities representing more than 35% of the capital stock of AmeriSource).

         In the merger agreement, AmeriSource and Bergen also agreed to pay all of the other party's expenses, up to a maximum of $10 million, if the other party terminates the merger agreement due to a material breach of the paying party's representations, warranties, covenants or agreements contained in the merger agreement.

         Conduct of Business Pending the Merger. Each of AmeriSource and Bergen has agreed that, during the period before completion of the merger, it will conduct its operations in the ordinary course except as expressly contemplated by the merger agreement and the transactions contemplated by the merger agreement and will use its reasonable best efforts to maintain and preserve its business organization and to retain the services of its officers and key employees and maintain relationships with customers, suppliers, lessees, licensees and other third parties to the end that its goodwill and ongoing business will not be impaired in any material respect. In addition to the agreements regarding the conduct of business generally, each of AmeriSource and Bergen has agreed to various specific restrictions relating to the conduct of business, including the following (in each case except as otherwise expressly contemplated in the merger agreement or by the transactions contemplated by the merger agreement or pursuant to the prior written consent of the other party, which the other party will not withhold unreasonably):

         - the alteration of capital stock, including adjustments, splits, combinations or reclassifications;

         - the declaration or payment of dividends (other than, in the case of Bergen, its regular quarterly dividend of $0.01 per share of Bergen common stock);

         - the redemption, repurchase or other acquisition of any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock;

         - the issuance, delivery or sale, or any agreement to issue, deliver or sell, any shares of its capital stock or any other securities or obligations convertible into or exchangeable or exercisable for any shares of its capital stock or such securities (except pursuant to the exercise of permitted options);

         - entering into any agreement, understanding or arrangement with respect to the sale, voting, registration or repurchase of its capital stock;

         - the disposition of assets other than inventory in the ordinary course of business;

         -        amending its certificate of incorporation or bylaws;

         -        merging or consolidating with any other person;

         - the acquisition of assets (other than inventory in the ordinary course of business) or capital stock of or other equity interests in any other person or persons valued, giving effect to assumed indebtedness, at more than $100 million in the aggregate or that would materially and adversely affect the ability of the parties to satisfy conditions to the merger relating to antitrust laws or the timing of the satisfaction of such conditions;

         - except pursuant to existing credit arrangements, in connection with certain refinancings of bank debt, or in the ordinary course of business consistent with past practice, incurring or guaranteeing debt;

         - compensation of officers, directors, consultants or employees other than in the ordinary course of business consistent with past practice and the making available of loans to certain Bergen executives;

         - the entrance into or adoption of any employee benefit or similar plan except as may be required by law;

         - changing any method or principle of accounting in a manner that is inconsistent with past practice except to the extent required by generally accepted accounting principles;

         - making any material tax election (unless required by law or consistent with prior practice) or, unless the other party is given reasonable prior written notice, settling any material tax liability;

         - modifying, amending or terminating, or waiving, releasing or assigning any material rights or claims with respect to, any contract, other than in the ordinary course of business consistent with past practices and which, individually or in the aggregate, would not be reasonably expected to have a material adverse effect;

         - entrance into any standstill or non-compete agreements or arrangements which after the merger would apply or purport to apply to AmeriSource-Bergen or any of its subsidiaries;

         - incurring or committing to any capital expenditures, individually or in the aggregate, in excess of the certain thresholds;

         - except as permitted by the merger agreement, taking any action to make any person exempt or not subject to any state takeover law or state law that limits or restricts business combinations or the ability to acquire or vote shares;

         - the modification or waiver of any rights under any confidentiality agreement or standstill agreement;

         - the taking of any action that will likely result in the party's representations and warranties in the merger agreement becoming false or inaccurate in any material respect;

         - entering into or carrying out any other transaction other than in the ordinary and usual course of business or other than as permitted pursuant to the merger agreement;

         - permitting or causing any subsidiary to do any of the restricted actions described above or agreeing or committing to do any of the actions described above; or

         - agreeing in writing or otherwise to take any of the actions described above.

         Antitrust Matters. Each of AmeriSource and Bergen has agreed that:

         - it will make or cause to be made the filings required of it or any of its subsidiaries or affiliates under the Hart-Scott-Rodino Act with respect to the transactions contemplated by the merger agreement as promptly as practicable;

         - it will comply at the earliest practicable date with any request under the Hart-Scott-Rodino Act for additional information, documents, or other materials received from the Federal Trade Commission or the Department of Justice or any other governmental authority;

         - it will cooperate with the other party in connection with any filing under the Hart-Scott-Rodino Act (including by providing copies of all documents to the nonfiling party's outside counsel) and in connection with resolving any investigation or other inquiry of any such agency or other governmental authority under any antitrust laws;

         - it will use its best efforts to resolve objections asserted by any governmental authority under antitrust laws; and

         - it will use its best efforts to take such action as may be required to cause the waiting period under the Hart-Scott-Rodino Act or other antitrust laws to expire or be terminated as promptly as possible.

         Additional Agreements. Each of AmeriSource and Bergen has agreed that, except as otherwise provided in the merger agreement and subject to its legal obligations, it will use its reasonable best efforts to fulfill all conditions precedent specified in the merger agreement, to the extent that such conditions are within its control, and to do all things reasonably necessary to consummate the transactions contemplated by the merger agreement. Each of AmeriSource and Bergen has agreed to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to complete the merger in the most expeditious manner practicable, including:

         - the obtaining of all necessary actions or consents from governmental authorities and the making of all necessary registrations and filings; and

         - the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the merger that are necessary to consummate the merger or required to prevent a material adverse effect on AmeriSource, Bergen or AmeriSource-Bergen from occurring prior to or after the merger.

         The merger agreement also contains covenants relating to the cooperation between AmeriSource and Bergen in the preparation of this joint proxy statement-prospectus and additional agreements between them relating to, among other things, tax-free treatment, public announcements, indemnification of directors and officers, listing on the New York Stock Exchange, conveyance taxes and an AmeriSource-Bergen rights agreement.

         Benefits Matters. AmeriSource and Bergen have agreed to work together to design benefit plans to be adopted by AmeriSource-Bergen for the benefit of its employees as soon as practicable following the merger. Until the adoption of new plans, AmeriSource-Bergen has agreed to cause all AmeriSource and Bergen plans to be maintained in full force and effect. The benefit plans adopted by AmeriSource-Bergen will provide past service credit for employees of AmeriSource and of Bergen as service was credited under the corresponding plans maintained by AmeriSource or Bergen immediately prior to the adoption of the AmeriSource-Bergen plans. In addition, the AmeriSource-Bergen plans that are welfare benefit plans will waive any pre-existing condition limitations other than those to which employees are subject under the terms of the applicable AmeriSource or Bergen plan, credit any complete or partial satisfaction of any deductibles or out-of-pocket expenses incurred by any AmeriSource or Bergen employee or the dependent or beneficiary of any employee and will credit any credit balances or other entitlements under any cafeteria plan maintained by AmeriSource or Bergen.

         Each of the board of directors of AmeriSource and Bergen will cause outstanding stock options granted prior to February 15, 2001 under their respective stock option plans to vest as of the close of business on the last business day prior to the merger, and to become exercisable upon the earlier to occur of their normal vesting date and the first anniversary of the completion of the merger. If the option holder is terminated following the merger for cause, the exercise period of such employee's options will be as set forth in the relevant option plan of AmeriSource or Bergen, as the case may be. In all cases where employment is terminated following the merger other than for cause, the exercise period of any such options will terminate as of the later of:

         -        13 months from the completion of the merger; or

         - the end of the exercise period of such AmeriSource or Bergen option as set forth in the applicable AmeriSource option plan (for AmeriSource options) or Bergen option plan (for Bergen options) at the time the merger agreement was executed.

         Prior to the completion of the merger, AmeriSource and Bergen may grant options to purchase shares of their respective common stock so long as:

         - such grants are made at such times and in such amounts as are consistent with previous grants by AmeriSource or Bergen in the ordinary course of business, and

         - such options provide that the consummation of the mergers contemplated by the merger agreement will not be an event which accelerates the vesting of such options.

         The Bergen board of directors has agreed, at least 91 days prior to the completion of the merger, to take all actions necessary to amend the benefits of each of Neil F. Dimick, Brent R. Martini, Charles J. Carpenter and Steven H. Collis under the Bergen Fourth Amended and Restated Supplemental Executive Retirement Plan and the Bergen Capital Accumulation Plan, in order to effectuate the agreements among Bergen, AmeriSource-Bergen and each of such executives.

         Amendment, Extension and Waiver. The merger agreement may be amended by the parties, by action taken or authorized by their respective boards of directors, at any time before or after approval of the merger agreement by shareholders of AmeriSource or Bergen. After the approval has been obtained, no amendment may be made which by law requires further approval by the shareholders of AmeriSource or Bergen without such further approval. All amendments to the merger agreement must be in writing and signed by each party.

         At any time prior to the completion of the merger, the parties may, by action taken or authorized by their respective boards of directors, to the extent legally allowed:

         - extend the time for the performance of any of the obligations or other acts of the other parties;

         - waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; and

         - waive compliance with any of the agreements or conditions contained in the merger agreement.

All extensions or waivers must be in writing and signed by the party against whom the waiver is to be effective.

         Representations and Warranties. The merger agreement contains customary and substantially reciprocal representations and warranties by AmeriSource and Bergen relating to, among other things:

         -        organization and standing;

         -        subsidiaries;

         -        corporate power and authority;

         -        capitalization;

         -        conflicts, consents and approvals;

         -        no material adverse change;

         -        Securities and Exchange Commission documents;

         -        taxes;

         -        compliance with law;

         -        intellectual property;

         -        title to properties;

         -        registration statement, joint proxy statement;

         -        litigation;

         -        brokerage and finder's fees expenses;

         -        reorganization;

         -        employee benefit plans;

         -        contracts;

         -        labor matters;

         -        undisclosed liabilities;

         -        operation of business relationships;

         -        permits compliance;

         -        environmental matters;

         -        opinion of financial advisors;

         -        board recommendation vote required;

         -        state takeover law and rights agreements; and

         -        related party transactions.

AMERISOURCE-BERGEN CHARTER AND BYLAWS

         Upon completion of the merger, the amended and restated certificate of incorporation of AmeriSource-Bergen will be in substantially the form set forth in Annex J to this joint proxy statement-prospectus and the amended and restated bylaws of AmeriSource-Bergen will be substantially in the form set forth in Annex K to this joint proxy statement-prospectus. For a summary of the material provisions of the amended and restated certificate of incorporation and amended and restated bylaws of AmeriSource-Bergen, and the rights of shareholders of AmeriSource-Bergen under the amended and restated certificate of incorporation and amended and restated bylaws, see the section entitled "Description of AmeriSource-Bergen Capital Stock."

STOCK OPTION AGREEMENTS

         The following summary of the stock option agreements is qualified in its entirety by reference to the complete text of the stock option agreements, which are incorporated by reference and attached as Annexes B and C to this joint proxy statement-prospectus. We urge you to read the full text of the stock option agreements.

         In connection with the execution and delivery of the merger agreement, AmeriSource and Bergen entered into:

         - the Bergen stock option agreement, under which Bergen granted to AmeriSource an irrevocable option to purchase, in whole or in part, an aggregate of up to 26,961,420 shares of Bergen common stock (representing approximately 19.9% of the issued and outstanding shares of common stock of Bergen) at a price of $17.9376 per share; and

         - the AmeriSource stock option agreement, under which AmeriSource granted to Bergen an irrevocable option to purchase, in whole or in part, an aggregate of up to 10,472,304 shares of AmeriSource Class A common stock (representing approximately 19.9% of the issued and outstanding shares of Class A common stock of AmeriSource) at a price of $48.48 per share.

         Exercise of the Options. The option granted by AmeriSource to Bergen pursuant to the AmeriSource stock option agreement, in certain circumstances, may be exercised, in whole or in part, at any time, after the date on which Bergen becomes unconditionally entitled to receive the AmeriSource termination fee pursuant to the merger agreement. Similarly, the option granted by Bergen to AmeriSource pursuant to the Bergen stock option agreement, in certain circumstances, may be exercised, in whole or in part, at any time, after the date on which AmeriSource becomes unconditionally entitled to receive the Bergen termination fee pursuant to the merger agreement.

         The right to purchase shares of common stock under each of the AmeriSource stock option agreement and the Bergen stock option agreement will expire on the first to occur of:

         - the date which is 180 days following the occurrence of an event causing the AmeriSource option or Bergen option, as the case may be, to be exercisable, unless the option cannot be exercised prior to such expiration date as a result of any injunction, order or similar restraint issued by a court of competent jurisdiction, in which case the exercise period for the option will terminate on the later of:

                  - the date which is 180 days following the occurrence of an event causing the AmeriSource option or Bergen option, as the case may be, to be exercisable; and

                  - the 10th business day after such injunction, order or restraint has been dissolved or has become permanent and no longer subject to appeal, as the case may be, but in no event later than 18 months after the option becomes exercisable;

         -        the effective time of the merger; or

         - the termination of the merger agreement prior to the occurrence of an event causing the option to be exercisable unless, the optionholder has the right to receive a termination fee, for which such option would otherwise be exercisable pursuant to the merger agreement following such termination upon the occurrence of certain events, in which case the option will not terminate until the later of:

                  - 180 days following the time such termination fee becomes payable; and

                  - the expiration of the period in which an event may occur which would result in AmeriSource or Bergen, as the case may be, having the right to receive a termination fee, in certain circumstances, pursuant to the merger agreement.

         Adjustments Upon Changes in Capitalization and Substitute Option. The number and kind of securities subject to each stock option agreement and the exercise price will be adjusted for any change in the number of issued and outstanding shares of common stock of the issuer of the option by reason of a stock dividend, split-up, recapitalization or the like or in the event of any new issuance of common stock of the issuer of the option (other than an issuance pursuant to such option).

         Cash Payment in Respect of the Option. Under each of the stock option agreements, the optionholder has the right, at any time after the option has become exercisable, to elect to receive a cash payment in an amount equal to the sum of:

         (i)      the difference between:

                  (x)      the higher of:

                           - the highest price per share at which a tender or exchange offer has been made for the common stock of the issuer of the option, and

                           - the highest closing price of the common stock of the issuer as reported by the New York Stock Exchange Composite Tape for any day during the exercise period, and

                  (y) the purchase price paid for the shares of the common stock of the issuer of the option;

                  multiplied by the number of shares subject to the option with respect to which the option has not been exercised or has been exercised but the related closing of such option has not occurred but only if (x) is greater than (y); and

         (ii)     the greater of:

                  - the highest price per share at which a tender or exchange offer has been made for the common stock of the issuer of the option,

                  - the highest closing price of the common stock as reported by the New York Stock Exchange Composite Tape for any day during the exercise period, and

                  - the purchase price paid for the shares of the common stock of the issuer of the option upon exercise of the option, multiplied by the number of shares of the common stock of the issuer of the option acquired pursuant to the exercise of the option.

         Profit Limitations. The AmeriSource stock option agreement provides that in no event will Bergen's total profit under the AmeriSource stock option agreement (including any amount received as a termination fee under the merger agreement) exceed in the aggregate an amount equal to $125,000,000. Similarly, the Bergen stock option agreement provides that in no event will AmeriSource's total profit under the Bergen stock option agreement (including any amount received as a termination fee under the merger agreement) exceed in the aggregate an amount equal to $125,000,000.

         If the total profit that would otherwise be received by the optionholder exceeds the maximum amount permissible, the optionholder must, in its sole discretion:

         - deliver to the issuer for cancellation shares previously purchased;

         - reduce the amount of the termination fee to be paid by the optionholder (other than payments with respect to expenses);

         -        pay cash or other consideration to the issuer of the option;
                  or

         - take any combination of these actions set forth above, so that its total profit does not exceed the maximum amount.

         Registration Rights and Listing. Each of the stock option agreements provides that the optionholder has specified rights to require the issuer to register, under the Securities Act of 1933 and any applicable state law, all shares purchased by the optionholder pursuant to the stock option agreement at anytime within two years from the closing of the exercise of the option. Each of the stock option agreements also provides that the optionholder has specified rights to require that the issuer list the shares purchased by the optionholder pursuant to the stock option agreement on the New York Stock Exchange or other national securities exchange or trading system on which shares of the issuer's common stock are listed for trading or quotation.

         Assignability. Neither of the stock option agreements, nor any of the rights, interests or obligations under them may be assigned by either of the parties without the prior written consent of the other party.

         Effect of Stock Option Agreements. The stock option agreements are intended to increase the likelihood that the merger will be completed on the terms set forth in the merger agreement. Consequently, the stock option agreements may discourage persons who might be interested in acquiring all or a significant interest in AmeriSource or Bergen before completion of the merger from considering or proposing an acquisition, even if those persons were prepared to offer higher consideration per share of AmeriSource common stock or Bergen common stock than the consideration implicit in the merger or a higher price per share of AmeriSource common stock or Bergen common stock than the stock market price.

SUPPORT/VOTING AGREEMENTS

         The following summary of the support/voting agreements is qualified in its entirety by reference to the complete text of the support/voting agreements, which are incorporated by reference and attached as Annexes D, E, F and G to this joint proxy statement-prospectus. We urge you to read the full text of the support/voting agreements.

         Support/Voting Agreements with Bergen Executives. In connection with the merger, AmeriSource has entered into support/voting agreements with Robert
E. Martini and Neil F. Dimick, both of whom are executive officers and directors of Bergen pursuant to which each of them agreed that:

         - he will not, and will not permit any company, trust or other entity controlled by him to, contract to sell, sell or otherwise transfer or dispose of more than 5% of the shares of the capital stock of Bergen, and options to purchase such shares, of which he is the record or beneficial owner on

                  March 16, 2001, the date of the merger agreement, or any interest therein or securities convertible thereinto or any voting rights with respect thereto, other than:

                  -        pursuant to the merger;

                  -        with AmeriSource's prior written consent; or

                  - to the extent contractually required (as disclosed previously in writing to AmeriSource).

         - he will cause any company, trust or other entity controlled by him to, and will use his reasonable best efforts to cause its affiliates to, cooperate fully with AmeriSource in connection with the merger agreement and the transactions contemplated thereby;

         - until the earlier of the date on which the merger agreement is terminated and the consummation of the merger, he will not, and will not permit any such company, trust or other entity to, and will use his reasonable best efforts to not permit any of his affiliates to, directly or indirectly (including through its directors, officers, employees or other representatives):

                  - solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any Bergen competing transaction;

                  - negotiate or otherwise engage in discussions with any person (other than AmeriSource or its respective directors, officers, employees, agents and representatives) with respect to any Bergen competing transaction;

                  - enter into any agreement, arrangement or understanding with respect to any Bergen competing transaction; or

                  - agree to or otherwise assist in the effectuation of any Bergen competing transaction.

         - all of the shares of the capital stock of Bergen, and options to purchase such shares, beneficially owned by him (except shares subject to unexercised stock options), or over which he has voting power or control, directly or indirectly (including any common shares of Bergen acquired after March 16, 2001), at the record date for any meeting of shareholders of Bergen (and any adjournment thereof) called to consider and vote to approve and adopt the merger, the merger agreement, all agreements related to the merger, any actions related thereto and/or the transactions contemplated thereby and/or any Bergen competing transaction will be voted in favor of the approval and adoption of the merger, the merger agreement, all agreements related to the merger, any actions related thereto and/or the transactions contemplated thereby; and

         - he will not vote any of the shares of the capital stock of Bergen, and options to purchase such shares, beneficially owned by him (except shares subject to unexercised stock options), or over which he has voting power or control, directly or indirectly (including any common shares of Bergen acquired after March 16, 2001) in favor of the approval of:

                  - any Bergen competing transaction until the earlier of the date on which the merger agreement is terminated and the consummation of the merger;

                  - reorganization, recapitalization, liquidation or winding up of Bergen or any other extraordinary transaction involving Bergen, other than as contemplated by the merger agreement;

                  - corporate action the consummation of which would frustrate the purposes or prevent or delay the consummation of the transactions contemplated by the merger agreement; or

                  - other matters relating to, or in connection with, any of the actions set forth above.

         As of the record date, Messrs. Martini and Dimick held approximately
[ ] Bergen common shares, representing [ ]% of the outstanding Bergen common shares. Pursuant to the support/voting agreements, each of Messrs. Martini and Dimick has agreed to vote all of his shares held on the record date in favor of the merger agreement and the merger at the special meeting.

         Support/Voting Agreements with AmeriSource Executives. In connection with the merger, Bergen has entered into support/voting agreements with R. David Yost, who is an executive officer and director of AmeriSource, and Kurt J. Hilzinger, who is an executive officer of AmeriSource, pursuant to which each of them agreed that:

         - he will not, and will not permit any company, trust or other entity controlled by him to, contract to sell, sell or otherwise transfer or dispose of more than 5% of the shares of the capital stock of AmeriSource, and options to purchase such shares, of which he is the record or beneficial owner on March 16, 2001, the date of the merger agreement, or any interest therein or securities convertible thereinto or any voting rights with respect thereto, other than:

                  -        pursuant to the merger;

                  -        with Bergen's prior written consent; or

                  - to the extent contractually required (as disclosed previously in writing to Bergen).

         - he will cause any company, trust or other entity controlled by him to, and will use his reasonable best efforts to cause its affiliates to, cooperate fully with Bergen in connection with the merger agreement and the transactions contemplated thereby;

         - until the earlier of the date on which the merger agreement is terminated and the consummation of the merger, he will not, and will not permit any such company, trust or other entity to, and will use his reasonable best efforts to not permit any of his affiliates to, directly or indirectly (including through its directors, officers, employees or other representatives):

                  - solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any AmeriSource competing transaction;

                  - negotiate or otherwise engage in discussions with any person (other than Bergen or its respective directors, officers, employees, agents and representatives) with respect to any AmeriSource competing transaction;

                  - enter into any agreement, arrangement or understanding with respect to any AmeriSource competing transaction; or

                  - agree to or otherwise assist in the effectuation of any AmeriSource competing transaction.

         - all of the shares of the capital stock of AmeriSource, and options to purchase such shares, beneficially owned by him (except shares subject to unexercised stock options), or over which he has voting power or control, directly or indirectly (including any common shares of AmeriSource acquired after March 16, 2001), at the record date for any meeting of shareholders of AmeriSource (and any adjournment thereof) called to consider and vote to approve and adopt the merger, the merger agreement, all agreements related to the merger, any actions related thereto and/or the transactions contemplated thereby and/or any AmeriSource competing transaction will be voted in favor of the approval and adoption of the merger, the merger agreement, all agreements related to the merger, any actions related thereto and/or the transactions contemplated thereby; and

         - he will not vote any of the shares of the capital stock of AmeriSource, and options to purchase such shares, beneficially owned by him (except shares subject to unexercised stock options), or over which he has voting power or control, directly or indirectly (including any common shares of AmeriSource acquired after March 16, 2001) in favor of the approval of:

                  - any AmeriSource competing transaction until the earlier of the date on which the merger agreement is terminated and the consummation of the merger;

                  - reorganization, recapitalization, liquidation or winding up of AmeriSource or any other extraordinary transaction involving AmeriSource, other than as contemplated by the merger agreement;

                  - corporate action the consummation of which would frustrate the purposes or prevent or delay the consummation of the transactions contemplated by the merger agreement; or

                  - other matters relating to, or in connection with, any of the actions set forth above.

         As of the record date, Messrs. Yost and Hilzinger held approximately [ ] AmeriSource Class A common shares, representing [ ]% of the outstanding AmeriSource Class A common shares. Pursuant to the support/voting agreements, each of Messrs. Yost and Hilzinger has agreed to vote all of his shares held on the record date in favor of the merger agreement and the merger at the special meeting.

                            MARKET PRICE INFORMATION

         Shares of each of AmeriSource Class A common stock and Bergen common stock are traded on the New York Stock Exchange. AmeriSource has never paid dividends. Bergen has paid cash dividends on its common stock totaling $0.170, $0.225 and $0.315 per share in fiscal 2000, 1999 and 1998, respectively. The following table sets forth comparative market price information as of March 16, 2001, the last trading day before the public announcement of the merger, and as of [ ], 2001, the most recent date for which information was available at the time of printing this joint proxy statement-prospectus. The AmeriSource and Bergen share prices represent the closing sale prices on the New York Stock Exchange on each of the dates indicated.

                                                                          BERGEN PRO FORMA
                        AMERISOURCE PER         BERGEN PER SHARE           EQUIVALENT PER
     DATE                 SHARE PRICE                PRICE                 SHARE VALUE(a)
     ----                 -----------                -----                 --------------
March 16, 2001               $48.48                 $15.94                     $17.94

[      ], 2001               $[   ]                 $[   ]                     $[   ]

         (a) Represents the AmeriSource per share price multiplied by 0.37, being the exchange ratio of Bergen shares into AmeriSource-Bergen shares.

                         AMERISOURCE-BERGEN CORPORATION
        UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION

         The following unaudited pro forma consolidated condensed financial statements are presented to illustrate the effects of the merger on the historical financial position and results of operations of AmeriSource and Bergen, using the assumptions set forth below. Such information is not necessarily indicative of the financial position or results of operations of AmeriSource-Bergen that would have occurred if the merger had been consummated as of the dates indicated, nor should it be construed as being a representation of the future financial position or results of operations of AmeriSource-Bergen.

         Management of both companies expect that the benefits of the merger will include synergies to the combined entity resulting from, among other things, the consolidation of distribution facilities, the elimination of duplicate administrative functions, inventory purchasing efficiencies, and working capital reductions. These synergies are estimated at $125 million per year by the end of the third year following consummation of the merger. However, such synergies will be partially offset by merger-related integration expenses. The accompanying pro forma financial information does not include any adjustments to reflect these anticipated merger-related synergies or expenses.

         The unaudited pro forma information has been derived in part from, and should be read in conjunction with, the historical audited and unaudited consolidated financial statements, including the notes thereto, of AmeriSource and Bergen, which are incorporated herein by reference.

         The unaudited pro forma consolidated condensed balance sheet of AmeriSource-Bergen at March 31, 2001 assumes that the merger took place on that date. The unaudited pro forma consolidated condensed statements of operations of AmeriSource-Bergen for the year ended September 30, 2000 and the six months ended March 31, 2001 assume that the merger took place on October 1, 1999. Both AmeriSource and Bergen have a fiscal year ending September 30; therefore, the accompanying pro forma operating results represent the full fiscal year 2000 and the first half of fiscal 2001 for each entity.

         Consummation of the merger is conditioned on promulgation by the Financial Accounting Standards Board of a final Statement of Financial Accounting Standards providing for accounting treatment of the merger and the other related transactions in all material respects as in the Exposure Draft of the proposed Statement entitled Business Combinations and Intangible Assets-Accounting for Goodwill, dated February 14, 2001. As a result, the following unaudited pro forma consolidated condensed statements of operations have been prepared under both the existing accounting rules and the rules proposed within the Exposure Draft, which eliminate the amortization of goodwill. The effect of the Exposure Draft has been reflected in the Adjustments for Proposed Accounting Rules and the AmeriSource-Bergen Pro Forma as Adjusted columns.

                         AMERISOURCE-BERGEN CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

                                 MARCH 31, 2001
                                 (IN THOUSANDS)

                                                                                                            AMERISOURCE-
                                                                                        PRO FORMA              BERGEN
                                                     AMERISOURCE        BERGEN         ADJUSTMENTS            PRO FORMA
                                                    ------------     ------------     ------------          ------------
ASSETS
Current assets:
     Cash and cash equivalents.................     $    126,268     $     57,510     $         --          $    183,778
     Accounts receivable, less allowance for
        doubtful  accounts.....................          676,654        1,071,518               --             1,748,172
     Merchandise inventories...................        1,820,202        2,805,890          161,450  (a)        4,787,542
     Income taxes receivable...................               --           16,293          (11,257) (b)            5,036
     Deferred income taxes.....................               --           12,783          (12,783) (c)               --
     Prepaid expenses and other................            4,341           19,256               --                23,597
                                                    ------------     ------------     -----------------     ------------
        Total current assets...................        2,627,465        3,983,250          137,410             6,748,125

Property and equipment, net....................           69,154          197,507           30,000  (d)          296,661

Other assets:
     Goodwill - net............................           35,200          667,947         (667,947) (e)        2,224,941
                                                                                         2,189,741  (f)
     Deferred income taxes.....................            3,535           21,445          (22,014) (c)            2,966
     Deferred charges and other assets.........           49,056          143,388            1,000  (g)          193,444
                                                    ------------     ------------     -----------------     ------------
        Total other assets.....................           87,791          832,780        1,500,780             2,421,351
                                                    ------------     ------------     -----------------     ------------

TOTAL ASSETS...................................     $  2,784,410     $  5,013,537     $  1,668,190          $  9,466,137
                                                    ============     ============     =================     ============


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable..........................     $  1,756,364     $  2,592,629     $         --          $  4,348,993
     Accrued expenses and other ...............           51,733          274,747           62,600  (h)          434,080
                                                                                            45,000  (i)
     Accrued income taxes......................           11,257               --          (11,257) (b)               --
     Deferred income taxes.....................          118,472               --           42,497  (c)          160,969
                                                    ------------     ------------     -----------------     ------------
        Total current liabilities..............        1,937,826        2,867,376          138,840             4,944,042


Long-term debt, less current portion...........          473,613        1,046,789          (30,741) (j)        1,489,661

Other liabilities..............................            7,534           25,804           13,475  (k)           46,813

Company-obligated mandatorily redeemable
    preferred securities of subsidiary trust
    holding solely debt securities of
    Bergen.....................................               --          300,000          (52,200) (l)          247,800

Stockholders' equity:
     Common stock..............................              594          207,506         (207,506) (m)            1,094
                                                                                               500  (i)
     Capital in excess of par value............          308,974          824,126         (824,126) (m)        2,680,858
                                                                                         2,371,884  (i)
     Accumulated other comprehensive income....               --               15              (15) (m)               --
     Retained earnings (accumulated deficit)...           62,089         (232,922)         232,922  (m)           62,089
     Cost of common stock in treasury..........           (6,220)         (25,157)          25,157  (m)           (6,220)
                                                    ------------     ------------     -----------------     ------------
        Total stockholders' equity.............          365,437          773,568        1,598,816             2,737,821
                                                    ------------     ------------     -----------------     ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ....     $  2,784,410     $  5,013,537     $  1,668,190          $  9,466,137
                                                    ============     ============     =================     ============

           See accompanying Notes to Unaudited Pro Forma Consolidated Condensed Financial Information.

                         AMERISOURCE-BERGEN CORPORATION
       UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

                         SIX MONTHS ENDED MARCH 31, 2001
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                  ADJUSTMENTS         AMERISOURCE-
                                                                                   AMERISOURCE-   FOR PROPOSED           BERGEN
                                                                  PRO FORMA           BERGEN       ACCOUNTING           PRO FORMA
                                 AMERISOURCE       BERGEN        ADJUSTMENTS        PRO FORMA        RULES             AS ADJUSTED
                                ------------    ------------    ----------------   ------------   ----------------    ------------

Operating revenue...........    $  6,787,436    $  9,764,074    $         --       $ 16,551,510   $         --        $ 16,551,510
Bulk deliveries to customer
   warehouses...............             757       1,989,826              --          1,990,583             --           1,990,583
                                ------------    ------------    ----------------   ------------   ----------------    ------------
Total revenue...............       6,788,193      11,753,900              --         18,542,093             --          18,542,093

Cost of goods sold..........       6,499,591      11,120,219              --         17,619,810             --          17,619,810
                                ------------    ------------    ----------------   ------------   ----------------    ------------

Gross profit................         288,602         633,681              --            922,283             --             922,283

Distribution, selling and
   administrative...........         154,744         409,016            (375)(a)        563,385             --             563,385
Provision for doubtful
   receivables..............           7,363          24,834              --             32,197             --              32,197
Depreciation................           6,978          22,631           2,133 (b)         31,742             --              31,742
Amortization................           1,197          11,549          (9,313)(c)         30,805        (28,147)(i)           2,658
                                                                      27,372 (d)
                                ------------    ------------    ----------------   ------------   ----------------    ------------
Operating income............         118,320         165,651         (19,817)           264,154         28,147             292,301

Equity in net loss of
   unconsolidated
   affiliate................           2,575              --              --              2,575             --               2,575

Interest expense............          22,669          69,134           2,105 (f)         93,908             --              93,908
                                ------------    ------------    ----------------   ------------   ----------------    ------------

Income before taxes and
   distributions on
   preferred securities of
   subsidiary trust.........          93,076          96,517         (21,922)           167,671         28,147             195,818

Taxes on income.............          35,369          39,932          (1,220)(g)         74,081          1,987 (i)          76,068
                                ------------    ------------    ----------------   ------------   ----------------    ------------

Income before distributions
   on preferred securities of
   subsidiary trust.........          57,707          56,585         (20,702)            93,590         26,160             119,750

Distributions on preferred
   securities of subsidiary
   trust, net of income tax
   benefit..................              --          (7,052)           (397)(h)         (7,449)            --              (7,449)
                                ------------    ------------    ----------------   ------------   ----------------    ------------
Net income..................    $     57,707    $     49,533    $    (21,099)      $     86,141   $     26,160        $    112,301
                                ============    ============    ================   ============   ================    ============

Earnings per share:
   Basic....................    $       1.10    $        .37                       $        .84                       $       1.10
   Assuming dilution........    $       1.07    $        .36                       $        .83                       $       1.07

Weighted average common
   shares outstanding:
   Basic....................          52,528         135,067         (85,092)           102,503                            102,503
   Assuming dilution........          56,939         136,573         (86,041)           107,471                            107,471

      See accompanying Notes to Unaudited Pro Forma Consolidated Condensed Financial Information.

                         AMERISOURCE-BERGEN CORPORATION
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED SEPTEMBER 30, 2000
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                   ADJUSTMENTS        AMERISOURCE-
                                                                                   AMERISOURCE-   FOR PROPOSED           BERGEN
                                                                  PRO FORMA           BERGEN       ACCOUNTING           PRO FORMA
                                 AMERISOURCE       BERGEN        ADJUSTMENTS        PRO FORMA        RULES             AS ADJUSTED
                                 -----------       ------        -----------       ------------   -------------       -------------
Operating revenue...........    $ 11,609,995    $ 18,725,611    $         --       $ 30,335,606   $         --        $ 30,335,606
Bulk deliveries to customer
   warehouses...............          35,026       4,217,291              --          4,252,317             --           4,252,317
                                ------------    ------------    ----------------   ------------   ----------------    ------------
Total revenue...............      11,645,021      22,942,902              --         34,587,923             --          34,587,923
Cost of goods sold..........      11,125,440      21,703,755              --         32,829,195             --          32,829,195
                                ------------    ------------    ----------------   ------------   ----------------    ------------
Gross profit................         519,581       1,239,147              --          1,758,728             --           1,758,728

Distribution, selling and
   administrative...........         292,196         796,491            (750)(a)      1,087,937             --           1,087,937
Provision for doubtful
   receivables..............          10,274         143,306              --            153,580             --             153,580
Depreciation................          14,129          45,594           4,267 (b)         63,990             --              63,990
Amortization................           1,980          37,104         (31,680)(c)         62,148        (56,161)(i)           5,987
                                                                      54,744 (d)
Special charges...........            (1,123)        526,252        (505,300)(e)         19,829             --              19,829
                                ------------    ------------    ----------------   ------------   ----------------    ------------

Operating income (loss) from
   continuing operations....         202,125        (309,600)        478,719            371,244         56,161             427,405

Impairment of investment and
   other....................             568           5,000              --              5,568             --               5,568

Interest expense............          41,857         112,016           4,209 (f)        158,082             --             158,082
                                ------------    ------------    ----------------   ------------   ----------------    ------------

Income (loss) from continuing
   operations before taxes
   and distributions on
   preferred securities of
   subsidiary trust.........         159,700        (426,616)        474,510            207,594         56,161             263,755

Taxes on income from
   continuing operations....          60,686          40,306          (2,441)(g)         98,551          3,920 (i)         102,471
                                ------------    ------------    ----------------   ------------   ----------------    ------------

Income (loss) from continuing
   operations before
   distributions on
   preferred securities of
   subsidiary trust.........          99,014        (466,922)        476,951            109,043         52,241             161,284

Distributions on preferred
   securities of subsidiary
   trust, net of income tax
   benefit..................              --         (14,104)           (794)(h)        (14,898)            --             (14,898)
                                ------------    ------------    ----------------   ------------   ----------------    ------------

Income (loss) from continuing
   operations...............    $     99,014    $   (481,026)   $    476,157       $     94,145   $     52,241        $    146,386
                                ============    ============    ================   ============   ================    ============

Earnings (loss) per share
     from continuing
     operations:
     Basic..................    $       1.92    $      (3.58)                      $       0.93                       $       1.44
     Assuming dilution......    $       1.90    $      (3.58)                      $       0.92                       $       1.44

Weighted average common
     shares outstanding:
     Basic..................          51,552         134,504         (84,738)           101,318                            101,318
     Assuming dilution......          52,020         134,504         (84,666)           101,858                            101,858

      See accompanying Notes to Unaudited Pro Forma Consolidated Condensed Financial Information.

                         AMERISOURCE-BERGEN CORPORATION
    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION


NOTE 1. BASIS OF PRO FORMA PRESENTATION

         The unaudited pro forma consolidated condensed financial statements give effect to the proposed merger using the purchase method of accounting. Since the current AmeriSource shareholders will own approximately 51% of AmeriSource-Bergen's common stock immediately after the closing of the merger, AmeriSource-Bergen will account for the merger as an acquisition by AmeriSource of Bergen.

         Following is a summary of the estimated aggregate purchase price (in thousands):

          Market value of common stock to be issued
             to Bergen shareholders                                $  2,294,672
          Fair value of Bergen's stock options                           77,712
          Estimated transaction costs                                    45,000
                                                                   ------------
             Total purchase price                                  $  2,417,384
                                                                   ============

         AmeriSource-Bergen will issue approximately 50.0 million shares of AmeriSource-Bergen common stock in exchange for approximately 135.2 million outstanding common shares of Bergen, based on an exchange ratio of 0.37 to 1 (each outstanding Bergen share will be converted into 0.37 of a share of AmeriSource-Bergen stock). The AmeriSource-Bergen common stock to be issued was valued based on a price per share of $45.86, which was the weighted-average market price of the AmeriSource common stock during the few days before and after the date the merger was announced.

         AmeriSource-Bergen will issue fully-vested options to purchase approximately 3.3 million shares of AmeriSource-Bergen common stock in exchange for all of the fully-vested outstanding options of Bergen, based on a weighted-average fair value of $23.29 per option. The fair value of the options was determined using the Black-Scholes option-pricing model and was based on a weighted-average exercise price of $36.63 and the following weighted-average assumptions: expected volatility - 50.90%; expected life - 4 years; risk-free interest rate - 4.64%; and expected dividend yield - 0.21%.

         The estimated pro forma allocation of the purchase price is as follows (in thousands):

         Bergen's historical assets and liabilities                 $   773,568
         Adjustment of Bergen's historical assets
           and liabilities to fair value                                122,022
         Elimination of Bergen's historical goodwill                   (667,947)
         New goodwill                                                 2,189,741
                                                                    -----------
           Total purchase price                                     $ 2,417,384
                                                                    ===========

         The above pro forma allocation of the purchase price to the acquired assets and liabilities is based on management's best estimate of the respective fair values at this early stage of the merger process. However, such allocation is preliminary and is subject to the completion of a more comprehensive valuation process. Accordingly, the final allocation of the purchase price could differ materially from the pro forma allocation reflected herein if materially different fair value information is obtained.

         Management expects that there will be significant merger-related integration costs associated with the consolidation of distribution facilities and administrative functions, including employee severance costs and costs associated with exiting certain facilities and activities. As management is in the early stages of its integration planning, the amounts of such merger-related integration costs have not been determined.

Accordingly, such merger-related costs are not reflected in the pro forma purchase price allocation or the accompanying pro forma statements of operations.

         The existing principal bank credit facilities of AmeriSource and Bergen will be terminated in connection with the merger and it is anticipated that a new bank credit facility will be negotiated for the combined enterprise. No adjustment has been made to anticipate the terms of such new facility.

NOTE 2. PRO FORMA ADJUSTMENTS TO THE BALANCE SHEET

         (a) Represents the adjustment of Bergen's inventory to fair value, primarily consisting of the elimination of Bergen's last-in, first-out (LIFO) valuation reserve.

         (b) Represents the reclassification of income taxes payable against income taxes receivable based on the consolidated AmeriSource-Bergen net tax receivable balance.

         (c) Represents the establishment of deferred income tax assets and liabilities to reflect differences between the book and tax bases resulting from the pro forma adjustments described herein and the reclassification of current deferred income tax assets against current deferred income tax liabilities based on the consolidated AmeriSource-Bergen net current deferred income tax liability.

         (d) Represents the adjustment of Bergen's property and equipment to its estimated fair value.

         (e) Reflects the elimination of Bergen's historical goodwill balance.

         (f) Represents the preliminary allocation of the purchase price to goodwill as described in Note 1 above.

         (g) Represents the adjustment of Bergen facility leases to their estimated fair value, based on current market rental rates.

         (h) Represents the estimated amounts payable in connection with the merger under certain executive compensation and benefit arrangements.

         (i) Represents the issuance of new shares of AmeriSource-Bergen common stock in exchange for Bergen's common shares, and the issuance of new AmeriSource-Bergen stock options in exchange for Bergen's stock options, as described in Note 1 above. In addition, reflects accrued expenses of $45 million for the estimated transaction costs to be incurred by AmeriSource and Bergen in connection with the merger, including investment banking, legal and other professional fees, and other merger-related fees.

         (j) Represents the adjustment of Bergen's long-term debt to fair value, based on quoted market prices.

         (k) Represents the adjustment of Bergen's pension liabilities to their estimated fair value.

         (l) Represents the adjustment of Bergen's preferred securities of subsidiary trust to fair value, based on quoted market prices.

         (m) Represents the elimination of Bergen's historical stockholders' equity.

NOTE 3. PRO FORMA ADJUSTMENTS TO STATEMENTS OF OPERATIONS

         (a) Represents the net effect of two adjustments: (1) the reduction of periodic pension expense, due to the adjustment of Bergen's pension liabilities to their fair value, and (2) the amortization of the fair value of Bergen's leases over the average remaining lease term of four years.

         (b) Represents an increase in the depreciation of Bergen's property and equipment based on the adjustment of such assets to fair value.

         (c) Represents the elimination of Bergen's historical goodwill amortization expense.

         (d) Represents the amortization of the new AmeriSource-Bergen goodwill over an estimated useful life of 40 years.

         (e) Represents the elimination of Bergen's $505.3 million goodwill impairment charge in fiscal year 2000.

         (f) Represents an increase to interest expense as a result of the adjustment of Bergen's long-term debt to its fair value as described in Note 2(j) above. The difference between the fair value and the face amount of each borrowing is amortized as additional interest expense over the remaining term of the borrowing. The borrowings mature at various dates between 2003 and 2008.

         (g) Represents the aggregate pro forma income tax effect of Note 3(a) through 3(f) above.

         (h) Represents an increase in expense as a result of the adjustment of the Bergen preferred securities of subsidiary trust to its fair value as described in Note 2(l) above. The difference between the fair value and the face amount of the securities is accreted to redemption value over the remaining term of the securities, which mature in 2039. These adjustments are recorded as preferred distributions, net of an assumed 40% income tax benefit.

         (i) Represents the elimination of the amortization of goodwill, including the tax benefit on the portion of goodwill amortization relating to tax-deductible goodwill, in accordance with the proposed Financial Accounting Standards Board's Exposure Draft entitled Business Combinations and Intangible Assets - Accounting for Goodwill. This adjustment assumes that such proposed standard is adopted as currently drafted. The final standard, if and when adopted, could differ materially from the current Exposure Draft and any cessation of amortization would not be effective until the date specified in the final standard.


NOTE 4. RECLASSIFICATIONS

         Certain reclassifications have been made to the historical financial statements of AmeriSource and Bergen to conform to the presentation expected to be used by the combined company.


NOTE 5. EFFECT OF SPECIAL ITEMS

         AmeriSource's historical amounts for the twelve months ended September 30, 2000, include the effect of a pre-tax $1.1 million reversal of costs related to facility consolidations and employee severance. Bergen's historical amounts for the twelve months ended September 30, 2000, excluding the write-down of goodwill of $505.3 million described in Note 3(e) above, include special pre-tax charges for provision for doubtful receivables associated with two customers of $66.7 million, a restructuring charge of $10.7 million, abandonment of capitalized software of $6.3 million, officer severance of $4.0 million, and an impairment of an investment of $5.0 million. The after-tax effect of these special items on the unaudited pro forma consolidated condensed results for the twelve months ended September 30, 2000 was to:

         - reduce pro forma income from continuing operations by $55.3 million; and

         -        reduce pro forma earnings from continuing operations per share
                  - assuming dilution by $.54 per share.


NOTE 6. EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS

         The pro forma earnings (loss) per share from continuing operations has been adjusted to reflect the issuance of AmeriSource-Bergen common stock in the merger based on Bergen's historical weighted average shares outstanding for the periods presented at the exchange ratio of 0.37 to 1. In addition, Bergen's historical weighted average shares outstanding - assuming dilution for the fiscal year ended September 30, 2000 have been adjusted to include the dilutive effect of Bergen's stock options, which were anti-dilutive in Bergen's historical financial statements. Additionally, the earnings per share - assuming dilution calculation for the six months ended March 31, 2001 considers the AmeriSource convertible subordinated notes as if they were converted and, therefore, the effect of interest expense related to these notes is added back to net income in determining income available to common stockholders.

                 DESCRIPTION OF AMERISOURCE-BERGEN CAPITAL STOCK

         This section of the joint proxy statement-prospectus describes the material terms of the capital stock of AmeriSource-Bergen under the amended and restated certificate of incorporation and amended and restated bylaws that will be in effect immediately after the merger is completed. This section also summarizes relevant provisions of the Delaware General Corporation Law, which we refer to as "Delaware law". The terms of the AmeriSource-Bergen amended and restated certificate of incorporation and amended and restated bylaws, as well as the terms of Delaware law, are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these documents and Delaware law. The AmeriSource-Bergen amended and restated certificate of incorporation is attached as Annex J to this joint proxy statement-prospectus, and the AmeriSource-Bergen amended and restated bylaws are attached as Annex K to this joint proxy statement-prospectus.

AUTHORIZED CAPITAL STOCK

         Total Shares. AmeriSource-Bergen initially will have authority to issue a total of 310,000,000 shares of capital stock consisting of:

         -        300,000,000 shares of common stock, par value $0.01 per share;
                  and

         - 10,000,000 shares of preferred stock, par value $0.01 per share.

         Common Stock. Following completion of the merger, we anticipate that approximately 108,625,865 shares of AmeriSource-Bergen common stock will be outstanding.

         Preferred Stock. Prior to completion of the merger, we anticipate shares of AmeriSource-Bergen preferred stock will be authorized for issuance pursuant to a rights plan of AmeriSource-Bergen anticipated to be adopted prior to completion of the merger and such shares will remain unissued.

         Listing. AmeriSource-Bergen intends to apply to list its common stock on the New York Stock Exchange under the symbol "ABC." No other capital stock of AmeriSource-Bergen will be listed.

         Preemptive Rights. The holders of AmeriSource-Bergen common stock and AmeriSource-Bergen preferred stock will not have any preemptive rights to purchase or subscribe for any stock or other securities of AmeriSource-Bergen.

AMERISOURCE-BERGEN COMMON STOCK

         Voting Rights. Each outstanding share of AmeriSource-Bergen common stock will be entitled to one vote per share. The holders of AmeriSource-Bergen common stock will have the exclusive right to vote for the election of directors and for all other purposes as provided by law.

         Dividends. Subject to the rights of holders of AmeriSource-Bergen preferred stock, holders of AmeriSource-Bergen common stock will be entitled to receive ratably on a per share basis such dividends and other distributions in cash, stock or property of AmeriSource-Bergen as may be declared by the board of directors from time to time out of the legally available assets or funds of AmeriSource-Bergen. AmeriSource-Bergen currently intends to pay quarterly dividends on its common stock of $0.025 per share.

         Liquidation. Subject to the rights of holders of AmeriSource-Bergen preferred stock, in the event of the voluntary or involuntary liquidation, dissolution or winding up of AmeriSource-Bergen, holders of AmeriSource-Bergen common stock will be entitled to receive all of the remaining assets of AmeriSource-Bergen available for distribution to its shareholders.

AMERISOURCE-BERGEN PREFERRED STOCK

         General. The board of directors of AmeriSource-Bergen will be authorized to provide for the issuance of shares of preferred stock in one or more series with various designations, preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions.

         Voting. Except as required by law, or as otherwise provided by the board of directors of AmeriSource-Bergen, the holders of preferred stock will have no voting rights and will not be entitled to any notice of meeting of shareholders.

         Dividends. Holders of AmeriSource-Bergen preferred stock will be entitled to receive, when declared by the board of directors, out of legally available funds, dividends at the rates fixed by the board of directors for the respective series of preferred stock, and no more, before any dividends will be declared and paid, or set apart for payment, on AmeriSource-Bergen common stock with respect to the same dividend period.

         Liquidation. In the event of the voluntary or involuntary liquidation, dissolution or winding up of AmeriSource-Bergen, holders of each series of preferred stock will be entitled to receive the amount fixed for such series plus, in the case of any series on which dividends will have been determined by the board of directors to be cumulative, an amount equal to all dividends accumulated and unpaid to the date of final distribution whether or not earned or declared before any distribution shall be paid, or set aside for payment, to holders of AmeriSource-Bergen common stock.

         Redemption. AmeriSource-Bergen, at the option of its board of directors, may redeem all or part of the shares of any series of preferred stock on such terms and conditions fixed in the applicable preferred stock certificate of designation for such series.

TRANSFER AGENT

         The transfer agent and registrar for the AmeriSource-Bergen common stock will be Mellon Investor Services LLC. The transfer agent and registrar for the AmeriSource-Bergen preferred stock will be an assistant secretary of AmeriSource-Bergen.

ANTI-TAKEOVER CONSIDERATIONS

         Delaware law contains and the AmeriSource-Bergen amended and restated certificate of incorporation and amended and restated bylaws will contain a number of provisions which may have the effect of discouraging transactions that involve an actual or threatened change of control of AmeriSource-Bergen. For a description of the provisions, see "Comparison of Rights of AmeriSource-Bergen Shareholders, AmeriSource Shareholders and Bergen Shareholders-Number and Election of Directors," "Vacancies on the Board of Directors and Removal of Directors," "Amendments to the Restated Certificate of Incorporation," "Amendments to Restated Bylaws," "Shareholders Rights Plans" and "State Anti-Takeover Statutes."

            COMPARISON OF RIGHTS OF AMERISOURCE-BERGEN SHAREHOLDERS,
                AMERISOURCE SHAREHOLDERS AND BERGEN SHAREHOLDERS

         AmeriSource-Bergen and AmeriSource are organized under the laws of the State of Delaware. Any differences, therefore, in the rights of holders of AmeriSource-Bergen capital stock and AmeriSource capital stock arise primarily from differences in their respective amended and restated certificates of incorporation, amended and restated bylaws and rights agreements. Bergen is organized under the laws of New Jersey and the rights of holders of Bergen capital stock may be different than the rights of holders of AmeriSource-Bergen capital stock or AmeriSource capital stock. Upon completion of the merger, holders of AmeriSource capital stock and holders of Bergen capital stock will become holders of AmeriSource-Bergen capital stock and their rights will be governed by Delaware law, the AmeriSource-Bergen amended and restated certificate of incorporation and the AmeriSource-Bergen amended and restated bylaws.

         This section of the proxy statement-prospectus describes the material differences between the rights of AmeriSource shareholders and Bergen shareholders. This section also includes a brief description of the material rights that AmeriSource-Bergen shareholders are expected to have following completion of the merger although in some cases the board of directors of AmeriSource-Bergen retains the discretion to alter those rights without shareholder consent. This section does not include a complete description of all the differences among the rights of these shareholders, nor does it include a complete description of the specific rights of these shareholders. In addition, the identification of some of the differences in the rights of these shareholders as material is not intended to indicate that other differences that are equally important do not exist. All AmeriSource shareholders and Bergen shareholders are urged to carefully read the relevant provisions of Delaware law and the relevant provisions of the New Jersey Business Corporation Act, which we refer to as "New Jersey law", as well as the amended and restated certificates of incorporation and amended and restated bylaws of each of AmeriSource, Bergen and AmeriSource-Bergen. Copies of the forms of amended and restated certificate of incorporation and amended and restated bylaws for AmeriSource-Bergen are attached to this joint proxy statement-prospectus as Annexes J and K, respectively. Copies of the amended and restated certificates of incorporation and amended and restated bylaws of AmeriSource and Bergen will be sent to AmeriSource shareholders and Bergen shareholders, as applicable, upon request. See "Where You Can Find More Information."

CAPITALIZATION

         AmeriSource. The authorized capital stock of AmeriSource consists of:

         -        100,000,000 shares of AmeriSource Class A common stock;

         -        15,000,000 shares of AmeriSource Class B common stock; and

         -        2,000,000 shares of AmeriSource Class C common stock.

         Bergen. The authorized capital stock of Bergen consists of:

         -        300,000,000 shares of Bergen common stock; and

         -        3,000,000 shares of Bergen preferred stock.

         AmeriSource-Bergen. For a description of the authorized capital stock of AmeriSource-Bergen, see "Description of AmeriSource-Bergen Capital Stock--Common Stock" and "--Preferred Stock."

VOTING RIGHTS

         AmeriSource. Each holder of AmeriSource Class A common stock has the right to cast one vote for each share of AmeriSource Class A common stock held of record on all matters submitted to a vote of shareholders of AmeriSource, including the election of directors. Except as otherwise required by law, the holders of AmeriSource Class B common stock and AmeriSource Class C common stock have no voting rights. Holders of AmeriSource common stock have no cumulative voting rights and no preemptive rights.

         Bergen. Each holder of Bergen common stock is entitled to one vote per share on all matters submitted to a vote of shareholders. Only holders of Bergen common stock are entitled to vote for the election of directors. Holders of Bergen common stock have no cumulative voting rights and no preemptive rights.

         AmeriSource-Bergen. Each holder of AmeriSource-Bergen common stock will have the right to cast one vote for each share of AmeriSource-Bergen common stock held of record on all matters submitted to a vote of the shareholders of AmeriSource-Bergen. Except as may be provided in the amended and restated certificate of incorporation of AmeriSource-Bergen or in a preferred stock certificate of designation of AmeriSource-Bergen, holders of AmeriSource-Bergen common stock will have the exclusive right to vote for the election of directors. Holders of AmeriSource-Bergen common stock will have no cumulative voting rights and no preemptive rights.

         For a description of the voting rights that will be granted to holders of AmeriSource-Bergen preferred stock, see "Voting" for AmeriSource-Bergen preferred stock under "Description of AmeriSource-Bergen Capital Stock."

NUMBER AND ELECTION OF DIRECTORS

         AmeriSource. The AmeriSource board of directors currently consists of eight members. The AmeriSource restated bylaws provide that the AmeriSource board of directors will consist of a number of directors to be determined by the AmeriSource board of directors. The AmeriSource restated certificate of incorporation provides that the holders of AmeriSource Class A common stock have the right to vote for the election of directors, as provided by law, and the election of directors need not be by written ballot unless the bylaws so provide.

         Bergen. The Bergen board of directors currently consists of eleven directors and one Director Emeritus. Bergen's amended and restated bylaws provide that the Bergen board of directors will consist of a number of directors to be determined by the Bergen board of directors, as long as it is not less than 9 nor more than 15 directors. Bergen's restated certificate of incorporation provides for the Bergen board of directors to be divided into three classes, as nearly equal in size as possible, with one class being elected annually. Members of the Bergen board of directors are elected to serve a term of three years and until their successors are duly elected and qualified. Bergen's restated certificate of incorporation provides that the holders of Bergen common stock have the right to vote for the election of directors, as provided by law, and the election of directors need not be by written ballot unless the bylaws so provide.

         AmeriSource-Bergen. The initial AmeriSource-Bergen board of directors will consist of eight directors. AmeriSource-Bergen's bylaws will provide that the number of directors may be fixed from time to time by a resolution of the board of directors, but will not be less than three nor more than twelve. AmeriSource-Bergen's amended and restated certificate of incorporation will provide for the AmeriSource-Bergen board of directors to be divided into three classes, as nearly equal in size as possible, with one class being elected annually to serve a term of three years, until their successors are duly elected and qualified. AmeriSource-Bergen's amended and restated certificate of incorporation will also provide that the holders of AmeriSource-Bergen common stock have the exclusive right to vote for the election of directors, as provided by law, and the election of directors need not be by written ballot unless the bylaws so provide.

VACANCIES ON THE BOARD OF DIRECTORS AND REMOVAL OF DIRECTORS

         AmeriSource. Neither AmeriSource's restated certificate of incorporation nor AmeriSource's restated bylaws provide for the removal of directors from the AmeriSource board of directors or the filling of vacancies on AmeriSource's board of directors. Pursuant to Delaware law, where a board is not classified, directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote. In addition, pursuant to Delaware law, newly created directorships resulting from an increase in the authorized number of directors and vacancies created by resignation may be filled by a majority of the directors then in office.

         Bergen. Bergen's restated certificate of incorporation provides that a director may be removed at any time, either for or without cause, by, and only by, the holders of record of Bergen common stock at a


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meeting of such shareholders. The resulting vacancy may be filled at such meeting. Any vacancy caused by the death or resignation of a director elected by holders of Bergen's common stock may be filled only by the holders of Bergen's common stock at a meeting called for that purpose, or by a majority of the remaining directors elected by those holders.

         AmeriSource-Bergen. AmeriSource-Bergen's amended and restated certificate of incorporation will provide that a director may not be removed except for cause and with the affirmative vote of 80% of AmeriSource-Bergen's shareholders. The amended and restated certificate of incorporation will also provide that, subject to the rights of holders of preferred stock, any vacancies in the board of directors for any reason will be filled only by a majority of the directors remaining in office, and directors so elected will hold office until the next election for their class of directors.

AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

         Under Delaware Law. Under Delaware law, an amendment to the certificate of incorporation of a corporation requires the approval of the corporation's board of directors and the approval of holders of a majority of the outstanding stock entitled to vote upon the proposed amendment, unless a higher vote is required by the corporation's certificate of incorporation.

         Under New Jersey Law. Under New Jersey law, a proposed amendment to a corporation's certificate of incorporation requires approval by the board of directors and an affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon; provided that in the case of a corporation organized prior to January 1, 1969, the proposed amendment requires the affirmative vote of two-thirds of the votes cast by the holders of shares entitled to vote thereon, unless the corporation has adopted the majority voting requirement by amendment of its certificate of incorporation adopted by the affirmative vote of two-thirds of the votes cast by the holders of shares entitled to vote thereon. Bergen was organized prior to 1969 and did adopt the majority voting requirement in accordance with New Jersey law.

         AmeriSource. AmeriSource's restated certificate of incorporation requires the vote of a majority of all of the directors and a vote of a majority of the outstanding stock entitled to vote to amend AmeriSource's restated certificate of incorporation.

         Bergen. Under Bergen's restated certificate of incorporation, as amended, a proposed amendment to the restated certificate of incorporation requires the affirmative vote of a majority of the votes cast of the outstanding Bergen common stock entitled to vote thereon. In addition, the restated certificate of incorporation provides that a proposed amendment to the restated certificate of incorporation which would materially alter or change the powers, preferences or special rights of the junior preferred stock so as to affect them adversely, requires the affirmative vote of the holders of a majority or more of the outstanding shares of junior preferred stock, voting separately as a class.

         AmeriSource-Bergen. AmeriSource-Bergen's amended and restated certificate of incorporation will provide that AmeriSource-Bergen reserves the right to amend, alter, change or repeal the provisions of the amended and restated certificate of incorporation in the manner prescribed by Delaware law. However, certain provisions of the amended and restated certificate of incorporation will require the affirmative vote of 80% of the voting power of all the shares of stock of AmeriSource-Bergen then entitled to vote generally in the election of directors in order to be amended, altered, or repealed, unless such amendment is declared advisable by 75% of the entire board of directors.

AMENDMENTS TO BYLAWS

         Under Delaware Law. Under Delaware law, shareholders entitled to vote have the power to adopt, amend or repeal bylaws. In addition, a corporation may, in its certificate of incorporation, confer this power on the board of directors. The shareholders always have the power to adopt, amend or repeal the bylaws, even though the board may also be delegated the power.


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         Under New Jersey Law. Under New Jersey law, the board of directors of a corporation has the power to make, alter and repeal bylaws unless such power is reserved to the shareholders in the certificate of incorporation, but bylaws made by the board of directors may be altered or repealed and new bylaws may be adopted by the shareholders. In addition, the shareholders may prescribe in the bylaws that any bylaw made by them shall not be altered or repealed by the board of directors.

         AmeriSource. AmeriSource's restated certificate of incorporation requires the vote of a majority of all of the directors or a vote of a majority of the outstanding stock entitled to vote to amend AmeriSource's restated bylaws.

         Bergen. Under Bergen's amended and restated bylaws, the Bergen shareholders have the right to adopt, amend or repeal the bylaws. Subject to such right of the Bergen shareholders, the board of directors of Bergen may adopt, amend or repeal the bylaws; provided that Bergen's board of directors may adopt, amend or repeal a bylaw or an amendment thereto changing the number of directors only for the purpose of fixing the exact number of directors within the minimum (currently nine directors) and maximum (currently 15 directors) limits specified in Bergen's amended and restated bylaws.

         AmeriSource-Bergen. AmeriSource-Bergen's amended and restated certificate of incorporation will provide that the board of directors is expressly authorized to make, alter, amend or repeal the bylaws without the assent or vote of the shareholders. AmeriSource-Bergen's amended and restated certificate of incorporation will also provide that the shareholders may, at any annual or special meeting, make, alter, amend or repeal the bylaws by the affirmative vote of the holders of not less than 80% of the stock entitled to vote generally in the election of directors.

ACTION BY WRITTEN CONSENT

         Under Delaware Law. Delaware law provides that, unless otherwise stated in the certificate of incorporation, any action which may be taken at an annual meeting or special meeting of shareholders may be taken without a meeting, if a consent in writing is signed by the holders of the outstanding stock having the minimum number of votes necessary to authorize the action at a meeting of shareholders.

         Under New Jersey Law. New Jersey law provides that, except as otherwise provided in the certificate of incorporation, any action that may be taken at a meeting of shareholders, other than the annual election of directors, may be taken without a meeting, without prior notice and without a vote, upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting. The corporation must notify non-consenting shareholders at least 20 days in advance of the proposed effective date of a merger, consolidation, statutory share exchange, or sale, lease exchange, or other disposition of all or substantially all, assets of the corporation if not in the usual and regular course of its business and at least 10 days in advance of the proposed effective date of any other action. Under New Jersey law, any action that may be taken by shareholders at a meeting may be taken without a meeting with the unanimous written consent of all shareholders entitled to vote at such meeting and, in the case of a merger, consolidation, statutory share exchange, or sale, lease exchange, or other disposition of all or substantially all, assets of the corporation, if not in the usual and regular course of its business, advance notice is given to all other shareholders who are not entitled to vote thereon.

         AmeriSource. Neither AmeriSource's restated certificate of incorporation nor AmeriSource's restated bylaws provides for actions of shareholders without a meeting. Pursuant to Delaware law, absent any provision to the contrary in a company's certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt


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notice of the taking of any corporate action without a meeting by less than unanimous written consent must be given to those shareholders who did not consent in writing and who would have been entitled to notice if the action had been taken at a meeting.

         Bergen. Bergen's amended and restated bylaws provide that any shareholder of record who seeks to have shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that Bergen's board of directors set a record date, which date shall not precede or be more than ten days after the date on which the resolution setting the record date is adopted by the board of directors.

         AmeriSource-Bergen. AmeriSource-Bergen's amended and restated certificate of incorporation and bylaws will provide that the shareholders may not take any action without a duly called meeting of the shareholders.

ABILITY TO CALL SPECIAL MEETINGS OF THE SHAREHOLDERS

         AmeriSource. AmeriSource's restated bylaws provide that special meetings of the shareholders may be called at any time by either the president, the board of directors or the holders of a majority of the shares of stock entitled to vote at the meeting.

         Bergen. Bergen's amended and restated bylaws provide that special meetings for any purpose or purposes may be called at any time by the chairman of the board of directors, by the president or by the board of directors of Bergen.

         AmeriSource-Bergen. AmeriSource-Bergen's amended and restated certificate of incorporation will provide that special meetings of shareholders may be called at any time by the board of directors pursuant to a resolution duly adopted by a majority of the members of the board of directors and that the ability of the shareholders to call a special meeting of shareholders will be specifically denied.

NOTICE OF SHAREHOLDER ACTION

         AmeriSource. AmeriSource's restated certificate of incorporation and AmeriSource's restated bylaws do not contain provisions requiring advance notice for the nomination of directors or of business to be brought before a shareholders' meeting by a shareholder.

         Bergen. Bergen's amended and restated bylaws provide that in order for nominations of directors or other business to be properly brought before an annual meeting by a shareholder of Bergen, the shareholder must give notice to Bergen not less than 60 days nor more than 90 days prior to the anniversary of the previous annual meeting of shareholders. The notice must contain specific information regarding the nominee for director, or the other business to be addressed, as well as information regarding the shareholder who is proposing the nomination.

         AmeriSource-Bergen. AmeriSource-Bergen's bylaws will provide that in order for nominations of directors or other business to be properly brought before an annual meeting by a shareholder of AmeriSource-Bergen, the shareholder must give notice to AmeriSource-Bergen not less than 60 days nor more than 90 days prior to the anniversary of the previous annual meeting of shareholders. The notice must contain specific information regarding the nominee for director, or other business to be addressed, as well as information regarding the shareholder who is proposing the nomination.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS AND OFFICERS

         Under Delaware Law. Delaware law provides that a corporation may include in its certificate of incorporation a provision limiting or eliminating the liability of its directors to the corporation and its shareholders for monetary damages arising from a breach of fiduciary duty, except for:


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         -        a breach of the duty of loyalty to the corporation or its
                  shareholders;

         - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         - payment of a dividend or the repurchase or redemption of stock in violation of Delaware law; or

         - any transaction from which the director derived an improper personal benefit.

         Under New Jersey Law. New Jersey law allows a New Jersey corporation to provide in its certificate of incorporation that a director or officer shall not be personally liable, or shall be liable only to the extent therein provided, to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders, except that such provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission:

         - in breach of such person's duty of loyalty to the corporation or its shareholders;

         -        not in good faith or involving a knowing violation of law; or

         - resulting in receipt by such person of an improper personal benefit.

         AmeriSource. The directors of AmeriSource are entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under Delaware law.

         Bergen. Bergen's restated certificate of incorporation, as amended, provides that so long as permitted by law, no director or officer of Bergen will be personally liable to Bergen or its shareholders for damages for breach of any duty owed by such person to Bergen or its shareholders. This does not relieve any such person from liability to the extent provided by applicable law for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to Bergen or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

         AmeriSource-Bergen. The amended and restated certificate of incorporation of AmeriSource-Bergen will provide that the directors of AmeriSource-Bergen are entitled to the benefits of all limitations on the liability of directors that are now or hereafter become available under Delaware law. Specifically, no director of AmeriSource-Bergen will be liable to AmeriSource-Bergen or its shareholders for monetary damages for breach of fiduciary duty as director, except for liability (a) for any breach of the director's duty of loyalty to AmeriSource-Bergen or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of the Delaware law, which pertains, among other things, to liability for the unlawful payment of dividends, or (d) for any transaction from which the director derived an improper personal benefit.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Delaware Law. Under Delaware law, a corporation may indemnify directors and officers:

         - for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation; and

         - with respect to any criminal proceeding, they had no reasonable cause to believe that their conduct was unlawful.

         In addition, Delaware law provides that a corporation may advance to a director or officer expenses incurred in defending any action upon receipt of an undertaking by the director or officer to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification.


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         Under New Jersey Law. New Jersey law permits a New Jersey corporation to indemnify directors and officers under certain circumstances and mandates indemnification under certain circumstances of:

         - any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger; and

         - any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent.

         New Jersey law permits a corporation to indemnify a corporate agent against his expenses and liabilities (including but not limited to fines and penalties) in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation if:

         - such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and

         - with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful.

Indemnification against expenses incurred by a corporate agent in connection with a proceeding against such person for actions in such capacity is mandatory to the extent that such person has been successful on the merits. If a corporate agent is determined to be liable to the corporation, indemnification for expenses is not allowable, subject to limited exceptions when a court deems the award of expenses appropriate.

         New Jersey law grants express power to a New Jersey corporation to purchase liability insurance for its corporate agents, regardless of whether any such person is otherwise eligible for indemnification by the corporation. Advancement of expenses is permitted, but a person receiving such advances must repay those expenses if it is ultimately determined that he is not entitled to indemnification. The indemnification and advancement of expenses provided by or granted pursuant to New Jersey law does not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that, under New Jersey law, no indemnification may be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions:

         - were in breach of his duty of loyalty to the corporation or its shareholders,

         - were not in good faith or involved a knowing violation of law or

         - resulted in receipt by the corporate agent of an improper personal benefit.

         AmeriSource. AmeriSource's restated bylaws provide for indemnification of any person who is or was a director or officer of AmeriSource or a constituent corporation or of any corporation which he served as such at the request of AmeriSource, to the fullest extent permitted by applicable law. AmeriSource maintains insurance on behalf of its directors, officers, employees and agents.

         Bergen. Bergen's restated certificate of incorporation provides for indemnification of every person who is or was a director, officer, employee or agent of Bergen, or of any corporation which he served as such at the request of Bergen, to the fullest extent permitted by New Jersey law.

         Bergen has entered into indemnity agreements with certain of its current and former directors which generally provide for Bergen to indemnify such directors against liabilities and defense costs to the extent


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that such directors would have been insured under the director and officer liability insurance policies which Bergen had in effect on December 31, 1984. Bergen's obligation to indemnify a director under such indemnity agreements is limited to $30 million in the aggregate; however, the indemnity agreements do not limit the directors' right to recover in excess of such $30 million maximum from Bergen if the director is otherwise entitled to statutory indemnification.

         AmeriSource-Bergen. The amended and restated certificate of incorporation of AmeriSource-Bergen will provide that AmeriSource-Bergen will indemnify any person who is or was a director or officer of AmeriSource-Bergen, or is or was serving at the request of AmeriSource-Bergen as a director, officer or trustee of another corporation, trust or other enterprise, with respect to actions taken or omitted by such person in any capacity in which such person serves AmeriSource-Bergen or such other corporation, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification will continue as to a person who has ceased to be a director, officer or trustee, as the case may be, and will inure to the benefit of such person's heirs, executors and personal and legal representatives.

SHAREHOLDERS RIGHTS PLANS

         AmeriSource. On March 16, 2001, AmeriSource adopted a shareholder rights plan pursuant to a rights agreement with Mellon Investor Services LLC, as rights agent. Set forth below is a summary of the material provisions of the rights agreement. The summary does not include a complete description of all of the terms of the rights agreement. All AmeriSource shareholders and Bergen shareholders are urged to read carefully the relevant provisions of AmeriSource's rights plan, copies of which will be sent to AmeriSource's shareholders upon request. See "Where You Can Find More Information."

         Exercisability of Rights. Under the AmeriSource rights agreement, one right, referred to as an AmeriSource right, attaches to each share of AmeriSource common stock outstanding and, when exercisable, entitles the registered holder to purchase from AmeriSource one-tenth of a share of AmeriSource Class A common stock at an initial purchase price of $20, subject to antidilution adjustments in the event of a stock split, stock dividend or similar transaction with respect to AmeriSource's common stock. The AmeriSource rights will not become exercisable until the earlier of:

         - 10 business days following a public announcement that a person has become the beneficial owner of 15% or more of the AmeriSource common stock then outstanding; and

         - 10 business days, or such later date as may be determined by the board of directors of AmeriSource, following the commencement of, or the announcement of an intention to commence, a tender offer or exchange offer that would result in a person becoming the beneficial owner of 15% or more of the AmeriSource common stock then outstanding.

The AmeriSource rights agreement provides that the AmeriSource rights will not become exercisable solely by reason of the execution of the merger agreement, the execution of the stock option agreement with Bergen, consummation of the merger pursuant to the merger agreement, or the acquisition or transfer of AmeriSource Class A common stock by Bergen pursuant to the stock option agreement.

         "Flip In" Feature. In the event a person becomes the beneficial owner of 15% or more of the AmeriSource common stock outstanding, each holder of an AmeriSource right, except for such acquiring person, will have the right to acquire, upon exercise of the AmeriSource right, instead of one-tenth of a share of AmeriSource Class A common stock, shares of AmeriSource Class A common stock having a value equal to twice the exercise price of the AmeriSource right. For example, if we assume that the initial purchase price of $20 is in effect on the date that the flip-in feature of the AmeriSource rights is exercised, any holder of an AmeriSource right, except for the acquiring person that has become the beneficial owner of 15% or more of the AmeriSource common stock then outstanding, may exercise his or her AmeriSource right by


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paying to AmeriSource $20 in order to receive from AmeriSource shares of
AmeriSource Class A common stock having a value equal to $40.

         "Flip Over" Feature. In the event that following a public announcement a person has become the beneficial owner of 15% or more of the AmeriSource common stock then outstanding:

         -        AmeriSource merges into another entity,

         -        another entity merges into AmeriSource, or

         - AmeriSource sells more than 50% of its assets or earning power,

then each holder of an AmeriSource right, except for such person that acquired the beneficial ownership of 15% or more of the AmeriSource common stock then outstanding, will have the right to receive, upon exercise of the AmeriSource right, the number of shares of the acquiring company's capital stock with the greatest voting power having a value equal to twice the exercise price of the AmeriSource right.

         "Exchange" Feature. At any time after a person becomes the beneficial owner of 15% or more, but less than 50%, of the AmeriSource common stock then outstanding, the board of directors of AmeriSource may, at its option, exchange all or part of the AmeriSource rights, except for those held by such acquiring person, for AmeriSource Class A common stock at an exchange ratio of one-tenth of a share of AmeriSource Class A common stock for each AmeriSource right, subject to adjustment, and cash instead of fractional shares, if any. Use of this exchange feature means that eligible AmeriSource rights holders would not have to pay a purchase price before receiving shares of AmeriSource Class A common stock but would receive substantially less shares of AmeriSource Class A common stock than if the shareholder were to pay cash under the "Flip In" Feature or "Flip Over" Feature.

         Redemption of Rights. At any time prior to the earlier to occur of:

         - 10 business days following a public announcement that a person has become the beneficial owner of 15% or more of the AmeriSource common stock then outstanding,

         -        March 16, 2002, or

         - the consummation of the merger pursuant to the merger agreement,

the board of directors of AmeriSource may redeem all of the AmeriSource rights at a redemption price of $0.001 per right, subject to adjustment. The right to exercise the AmeriSource rights, as described under "Rights Plan - Exercisability of Rights," will terminate upon redemption, and at that time, the holders of the AmeriSource rights will have the right to receive only the redemption price for each AmeriSource right they hold.

         Amendment of Rights. At any time prior to the earlier to occur of:

         - 10 business days following a public announcement that a person has become the beneficial owner of 15% or more of the AmeriSource common stock then outstanding;

         - 10 business days, or such later date designated by the board of directors of AmeriSource, following the commencement of, or the announcement of an intention to commence, a tender offer or exchange offer that would result in a person becoming the beneficial owner of 15% or more of the AmeriSource common stock then outstanding; and

         -        a trigger of the "Flip In" Feature or the "Flip Over" Feature;

the terms of the existing AmeriSource rights agreement may be amended by the board of directors of AmeriSource without the approval of the holders of the rights. However, after the date any person acquires at least 15% of AmeriSource's outstanding common stock, the rights agreement may not be amended in any


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manner that would adversely affect the interests of the holders of the
AmeriSource rights, excluding the interests of the acquiror.

         Termination of Rights. If not previously exercised, the AmeriSource rights will expire on the earlier of:

         -        March 16, 2002 or

         - the consummation of the merger pursuant to the merger agreement,

unless AmeriSource earlier redeems or exchanges the AmeriSource rights or extends the expiration date as provided in the rights agreement.

         Anti-Takeover Effects. The AmeriSource rights have anti-takeover effects. Once the AmeriSource rights have become exercisable, in most cases the AmeriSource rights will cause substantial dilution to a person that attempts to acquire or merge with AmeriSource. Accordingly, the existence of the AmeriSource rights may deter potential acquirors from making a takeover proposal or a tender offer. The AmeriSource rights should not interfere with any merger or other business combination approved by the board of directors of AmeriSource since AmeriSource may redeem the AmeriSource rights. The AmeriSource rights will not interfere with the merger, as contemplated, because the AmeriSource rights will not become exercisable solely by reason of execution of the merger agreement or the AmeriSource stock option agreement or consummation of the transactions contemplated thereby.

         Class A Common Stock. In connection with the creation of the AmeriSource rights, the board of directors of AmeriSource has reserved shares of Class A common stock of AmeriSource for issuance upon exercise of the rights. Such shares of AmeriSource Class A common stock may only be purchased or issued after the AmeriSource rights have become exercisable.

         Bergen. In 1994, Bergen adopted a shareholder rights plan pursuant to a rights agreement originally with Chemical Trust Company of California (predecessor to Mellon Investor Services LLC), as rights agent, as amended on November 10, 1996 and August 21, 1997, as amended and restated on December 17, 1999 and as amended and restated on March 16, 2001 with Mellon Investor Services LLC (formerly known as Chase Mellon Shareholder Services L.L.C., as successor to Chemical Trust Company of California). Set forth below is a summary of the material provisions of the Bergen rights agreement. The summary does not include a complete description of all of the terms of the Bergen rights agreement. All AmeriSource shareholders and Bergen shareholders are urged to read carefully the relevant provisions of Bergen's rights agreement, copies of which will be sent to Bergen shareholders upon request. See "Where You Can Find More Information."

         Exercisability of Rights. Under the Bergen rights agreement, one right, referred to as a Bergen right, attaches to each share of Bergen common stock outstanding and, when exercisable, entitles the registered holder to purchase from Bergen one one-hundredth of a share of Bergen Series A junior participating preferred stock at an initial purchase price of $80, subject to customary antidilution adjustments.

         The Bergen rights will not become exercisable until the earlier of:

         - 10 business days following a public announcement that a person has become the beneficial owner of 15% or more of the Bergen common stock then outstanding; and

         - 10 business days, or such later date designated by the board of directors of Bergen, following the commencement of, or the announcement of an intention to commence, a tender offer or exchange offer that would result in a person becoming the beneficial owner of 15% or more of the Bergen common stock then outstanding.


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         In connection with the merger, the Bergen rights agreement was amended to provide that the Bergen rights will not become exercisable solely by reason of the execution of the merger agreement, or the Bergen stock option agreement or the consummation of the transactions contemplated thereby.

         Series A Junior Participating Preferred Stock. In connection with the creation of the Bergen rights, the board of directors of Bergen authorized the issuance of 400,000 shares of Bergen preferred stock designated as Bergen Series A junior participating preferred stock.

         Bergen has designed the dividend, liquidation, voting and redemption features of the Bergen Series A junior participating preferred stock so that the value of one one-hundredth of a share of Bergen Series A junior participating preferred stock approximates the value of one share of Bergen common stock. Shares of Bergen Series A junior participating preferred stock may only be purchased after the Bergen rights have become exercisable.

         "Flip In" Feature. In the event a person becomes the beneficial owner of 15% or more of the Bergen common stock outstanding, each holder of a Bergen right, except for a person that is the beneficial owner of 15% or more of the Bergen common stock then outstanding, will have the right to acquire, upon exercise of the Bergen right, instead of one one-hundredth of a share of Bergen Series A junior participating preferred stock, shares of Bergen common stock having a value equal to twice the exercise price of the Bergen right. For example, if we assume that the initial purchase price of $80 is in effect on the date that the "flip-in" feature of the Bergen right is exercised, any holder of a Bergen right, except for the person that has become the beneficial owner of 15% or more of the outstanding Bergen common stock, may exercise his or her Bergen right by paying to Bergen $80 in order to receive from Bergen shares of Bergen common stock having a value equal to $160.

         "Flip Over" Feature. In the event that, following a public announcement that a person has become the beneficial owner of 15% or more of the Bergen common stock then outstanding:

         -        Bergen merges into an entity,

         -        another entity merges into Bergen, or

         - Bergen sells more than 50% of its assets or earning power to a person,

then each holder of a Bergen right, except for such person that is the beneficial owner of 15% or more of the Bergen common stock then outstanding, will have the right to receive, upon exercise of the Bergen right, the number of shares of the acquiring company's common stock equal to twice the exercise price of the Bergen right.

         "Exchange" Feature. At any time after a person becomes a beneficial owner of 15% or more of the Bergen common stock then outstanding, the board of directors of Bergen may, at its option, exchange all or some of the Bergen rights, except for those held by such person, for consideration per Bergen right consisting of one share of common stock that would be issuable upon exercise of one Bergen right. Use of this exchange feature means that eligible Bergen rights holders would not have to pay a purchase price before receiving shares of Bergen common stock.

         Redemption of Rights. At any time prior to the earlier to occur of:

         - 10 business days following a public announcement that a person has become the beneficial owner of 15% or more of the Bergen common stock then outstanding, and

         -        February 18, 2004,

the board of directors of Bergen may redeem all of the Bergen rights at a redemption price of $0.01 per right, subject to adjustment. The right to exercise the Bergen rights, as described under "Rights Plan -

Exercisability of Rights," will terminate upon redemption, and at such time, the holders of the Bergen rights will have the right to receive only the redemption price for each Bergen right held.

         Amendment of Rights. At any time before the earlier of:

         - 10 business days following a public announcement that a person has become the beneficial owner of 15% or more of the Bergen common stock then outstanding; and

         - 10 business days, or such later date designated by the board of directors of Bergen, following the commencement of, or the announcement of an intention to commence, a tender offer or exchange offer that would result in a person becoming the beneficial owner of 15% or more of the Bergen common stock then outstanding;

the terms of the existing Bergen rights agreement may be amended by the Bergen board of directors without the approval of the holders of the rights. After such date, the rights agreement may not be amended in any manner which would adversely affect the interests of the holders of the Bergen rights, excluding the interests of the acquiror.

         Termination of Rights. If not previously exercised, the Bergen rights will expire on February 18, 2004 or upon consummation of the merger pursuant to the merger agreement unless Bergen earlier redeems or exchanges the Bergen rights. The Bergen rights plan will also terminate immediately prior to the consummation of the merger.

         Anti-Takeover Effects. The Bergen rights have anti-takeover effects. Once the Bergen rights have become exercisable, in most cases the Bergen rights will cause substantial dilution to a person that attempts to acquire or merge with Bergen. Accordingly, the existence of the Bergen rights may deter potential acquirors from making a takeover proposal or a tender offer. The Bergen rights should not interfere with any merger or other business combination approved by the Bergen board of directors because a transaction approved by the Bergen board of directors may not cause the Bergen rights to become exercisable and because Bergen may redeem the rights. The Bergen rights will not interfere with the merger, as contemplated, because the rights agreement was amended in connection with the merger to provide that the Bergen rights will not become exercisable solely by reason of the execution of the merger agreement or the Bergen stock option agreement or consummation of the transactions contemplated thereby and because the Board of Bergen has approved the merger agreement and the transactions contemplated thereby.

         AmeriSource-Bergen. AmeriSource and Bergen intend to cause AmeriSource-Bergen to adopt a shareholder rights plan prior to the completion of the merger.

STATE ANTI-TAKEOVER STATUTES

         Under Delaware Law. Under the business combination statute of Delaware law, a corporation is prohibited from engaging in any business combination with an interested shareholder who, together with its affiliates or associates, owns, or who became an affiliate or associate of the corporation and within a three year period did own, 15% or more of the corporation's voting stock for a three year period following the time the shareholder became an interested shareholder, except under certain circumstances.

         The provisions of the Delaware business combination statute do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange, authorized for quotation on an inter-dealer quotation system of a registered national securities association or held of record by more than 2,000 shareholders.

         Under New Jersey Law. The New Jersey's Shareholders' Protection Act provides generally that no public corporation organized under the laws of New Jersey with its principal executive offices or significant operations located in New Jersey may engage in any business combination with any "interested shareholder" (generally, a 10% or greater shareholder) of such corporation for a period of five years following such shareholders becoming an "interested shareholder", unless such business combination is approved by the board of directors of such corporation prior to such shareholder becoming an "interested shareholder". A resident public corporation organized under the laws of New Jersey with its principal executive offices or significant operations located in New Jersey cannot opt out of the foregoing provisions of New Jersey's shareholders' protection statute.

         In addition, no resident public corporation organized under the laws of New Jersey with its principal executive offices or significant operations located in New Jersey may engage, at any time, in any business combination with any interested shareholder of such corporation other than:

         - a business combination approved by the board of directors of such corporation prior to such shareholder becoming an "interested shareholder",

         - a business combination approved by the affirmative vote of the holders of two-thirds of the voting stock not beneficially owned by such interested shareholder at a meeting called for such purpose, or

         - a business combination in which the interested shareholder pays a formula price designed to ensure that all other shareholders receive at least the highest price per share paid by such interested shareholder.

         AmeriSource. AmeriSource's restated certificate of incorporation excludes AmeriSource from the restrictions imposed under the business combination statute of Delaware law.

         Bergen. The approval of the Bergen stock option agreement, under which Bergen granted to AmeriSource an irrevocable option, excludes any purchase by AmeriSource of Bergen common stock under the stock option agreement from the operation of the New Jersey Shareholders' Protection Act.

         AmeriSource-Bergen. AmeriSource-Bergen's amended and restated certificate of incorporation will provide that the business combination statute of Delaware will apply to AmeriSource-Bergen.

                 MANAGEMENT AND DIRECTORS OF AMERISOURCE-BERGEN
                                AFTER THE MERGER

BOARD OF DIRECTORS OF AMERISOURCE-BERGEN

         Members of the AmeriSource-Bergen Board of Directors.

         Upon completion of the merger, the board of directors of AmeriSource-Bergen will initially be comprised of eight individuals:

         - one of whom will be Robert E. Martini, the current Chairman and Chief Executive Officer of Bergen,

         - one of whom will be R. David Yost, the current Chairman and Chief Executive Officer of AmeriSource,

         - three of whom will be independent directors of Bergen immediately prior to the merger designated by Bergen, and

         - three of whom will be independent directors of AmeriSource immediately prior to the merger designated by AmeriSource.

To be eligible to be classified as an independent director of AmeriSource or Bergen, such director is prohibited from being a current officer or having been an officer within the past three years of AmeriSource, Bergen or any of their subsidiaries. It is the intention of AmeriSource and Bergen that, prior to or as soon as possible after the merger, the board of directors of AmeriSource-Bergen will be expanded to ten persons and will add two more independent directors to be designated jointly by AmeriSource and Bergen. To be eligible to be classified as an independent director jointly designated by AmeriSource or Bergen, such director is prohibited from being a current or former director or officer of AmeriSource, Bergen or any of their subsidiaries. Upon completion of the merger, the directors of AmeriSource-Bergen will be divided into three classes consisting of two, three and three directors, respectively. If the two independent directors to be designated jointly by AmeriSource and Bergen are added to the board of directors, then the directors of AmeriSource-Bergen will be divided into three classes consisting of three, three and four directors, respectively. The initial terms of AmeriSource-Bergen's directors will expire in 2002, 2003, and 2004 depending on the class in which the director is placed.

         To date, AmeriSource and Bergen have designated the following individuals to be directors of AmeriSource-Bergen upon completion of the merger:

NAME                        AGE      DESIGNEE OF:    EXPIRATION OF INITIAL TERM
----                        ---      ------------    --------------------------
Robert E. Martini           68       --              2004

R. David Yost               53       --              2002

         Three of the remaining directors are expected to be designated by AmeriSource from its existing board of directors. Three of the remaining directors are expected to be designated by Bergen from its existing board of directors. Robert E. Martini will be the non-executive chairman of the board of directors of AmeriSource-Bergen.

         Robert E. Martini. Mr. Martini has served as a director of Bergen since 1962. He has been the Chairman of the board of directors of Bergen since 1992, and Chief Executive Officer of Bergen since November 1999. Prior to that, he had been a consultant to Bergen since 1997. Mr. Martini had been Chief Executive Officer of Bergen from 1990 to 1997 and President of Bergen from 1981 to 1992. Mr. Martini is a director of Mossimo, Inc. Mr. Martini is a member of Bergen's Executive Committee and Financing Committee. Mr. Martini is the father of Brent
R. Martini, a Senior Executive Vice President and member of the board of directors of Bergen.

         R. David Yost. Mr. Yost has served as a director of AmeriSource since 1997. He has been Chairman of AmeriSource's board of directors and Chief Executive Officer of AmeriSource since December 2000. Mr. Yost previously served as President and Chief Executive Officer of AmeriSource from May 1997 to December 2000. Prior to that, Mr. Yost served as Executive Vice President -- Operations of AmeriSource since 1995. Mr. Yost held a variety of sales, marketing and management positions with AmeriSource or its predecessor since 1974. Mr. Yost is Chairman of the Nominating Committee and a member of the Capital Appropriations Committee of AmeriSource's board of directors.

COMMITTEES OF THE AMERISOURCE-BERGEN BOARD OF DIRECTORS

         Each committee of the AmeriSource-Bergen board of directors will be comprised of an equal number of directors initially designated by each of Bergen and AmeriSource.

         Committees of the AmeriSource Board of Directors. Upon completion of the merger, the board of directors of AmeriSource-Bergen initially will have an audit committee and a compensation committee.

COMPENSATION OF DIRECTORS

         In accordance with existing practice of Bergen and AmeriSource, it is expected that directors of AmeriSource-Bergen who are also full-time employees of AmeriSource-Bergen will receive no additional compensation for their services as directors. Each non-employee director of AmeriSource-Bergen may receive compensation for service on the AmeriSource-Bergen board of directors.

EXECUTIVE OFFICERS OF AMERISOURCE-BERGEN

         The principal executive officers of AmeriSource-Bergen upon completion of the merger will be as follows:

Name                            Age         Title
----                            ---         -----
R. David Yost                   53          President and Chief Executive Officer
Kurt J. Hilzinger               40          Executive Vice President and Chief Operating Officer
Neil F. Dimick                  51          Executive Vice President and Chief Financial Officer
Brent R. Martini                41          Senior Vice President and President of AmeriSource-Bergen Drug Company
Charles J. Carpenter            51          Senior Vice President and President of PharMerica, Inc.
Steven H. Collis                39          Senior Vice President and President of ASD Specialty Healthcare, Inc.

         For information regarding Mr. Yost, see page 103. Information regarding the other executive officers of AmeriSource-Bergen is set forth below.

         Kurt J. Hilzinger. Mr. Hilzinger has served as President and Chief Operating Officer of AmeriSource since December 2000. Prior to that time he served as Senior Vice President and Chief Operating Officer of AmeriSource from January 1999 to December 2000. He served as Senior Vice President, Chief Financial Officer of AmeriSource from 1997 to 1999 and Vice President, Chief Financial Officer and Treasurer of AmeriSource from 1995 to 1997.

         Neil F. Dimick. Mr. Dimick has served as Senior Executive Vice President and Chief Financial Officer of Bergen since 1992 and was formerly Bergen's Vice President, Finance from 1991 to 1992. He was also President of Bergen Brunswig Specialty Company from September 1996 to August 2000. Mr. Dimick has been a member of the Bergen board of directors since 1995 and is Chairman of Bergen's Financing Committee of the board of directors and is a member of Bergen's Investment Retirement Plan Committee of the board of directors.

         Brent R. Martini. Mr. Martini has served as Senior Executive Vice President of Bergen and President of Bergen Brunswig Drug Company, a subsidiary of Bergen, since September 1996. Prior to that he was Executive Vice President, West Region of Bergen from 1994 to 1996 and Vice President, Quality Organizational Development and Training of Bergen Brunswig Drug Company from 1991 to 1994. Mr. Martini has been a director of Bergen since December 1999. Mr. Martini is a director of Healthcare Distribution Management Association, a national trade association that represents pharmaceutical and related healthcare product distributors throughout the Americas. Mr. Brent R. Martini is the son of Mr. Robert E. Martini, Chairman and Chief Executive Officer of Bergen.

         Charles J. Carpenter. Mr. Carpenter has served as President, PharMerica, Inc., a subsidiary of Bergen, since April 1999 and Senior Executive Vice President of Bergen since 1996. Prior to that, he was Chief Procurement Officer of Bergen, from 1996 to April 1999 and Executive Vice President, Supplier Relations and Operations, Bergen Brunswig Drug Company, a subsidiary of Bergen, from 1995 to 1996.

         Steven H. Collis. Mr. Collis has served as Senior Executive Vice President of Bergen since February 2000, President, ASD specialty Healthcare, Inc., a subsidiary of Bergen, since September 2000. He was also Executive Vice President, ASD Specialty Healthcare, Inc., a subsidiary of Bergen, from 1996 to August 2000 and was General Manager, ASD Specialty Healthcare, Inc., a subsidiary of Bergen, from 1994 to 1996.

         The AmeriSource-Bergen bylaws also provide for the establishment of an executive management committee. The executive management committee will be comprised of: (a) the President and Chief Executive Officer of AmeriSource-Bergen, (b) the Executive Vice President and Chief Operating Officer of AmeriSource-Bergen, (c) the Executive Vice President and Chief Financial Officer of AmeriSource-Bergen, (d) the Senior Vice President of AmeriSource-Bergen and President of AmeriSource-Bergen Drug Company, (e) the Senior Vice President of AmeriSource-Bergen and President of PharMerica, Inc. and (f) the Senior Vice President of AmeriSource-Bergen and President of ASD Specialty Healthcare, Inc.

         The executive management committee shall have and shall exercise all of the powers and authority in the management of the business and affairs of AmeriSource-Bergen, insofar as it pertains to capital expenditures and acquisitions, as the board of directors of AmeriSource-Bergen may determine.

COMPENSATION OF EXECUTIVE OFFICERS

         AmeriSource-Bergen has not yet paid any compensation to its chairman of the board, president and chief executive officer, executive vice president and chief operating officer, executive vice president and chief financial officer or the senior vice presidents, or any other person expected to become an executive officer of AmeriSource-Bergen. The form and amount of the compensation to be paid to each of AmeriSource-Bergen's executive officers in any future period will be determined by the compensation committee of the AmeriSource-Bergen board of directors.

         For information concerning the compensation paid to, and the employment agreements with, the chief executive officer and the other three most highly compensated executive officers of AmeriSource for the 2000 fiscal year, see AmeriSource's proxy statement used in connection with its 2001 annual meeting of shareholders, the relevant portions of which are incorporated by reference into AmeriSource's annual report on Form 10-K for the fiscal year ended September 30, 2000. For information concerning the compensation paid to, and the employment and severance agreements with, the chief executive officer and the other four most highly compensated executive officers of Bergen for the 2000 fiscal year, see Bergen's proxy statement used in connection with its 2001 annual meeting of shareholders, the relevant portions of which are incorporated by reference into Bergen's annual report on Form 10-K for the fiscal year ended September 30, 2000.

                                  LEGAL MATTERS

         The validity of the shares of AmeriSource-Bergen stock offered by this joint proxy statement-prospectus will be passed upon for AmeriSource-Bergen by Dechert. Dechert, counsel for AmeriSource, and Shearman & Sterling, counsel for Bergen, will pass upon certain Federal income tax consequences of the merger for AmeriSource and Bergen, respectively. Barton J. Winokur, Chairman of Dechert and a director of AmeriSource, beneficially owns 75,500 shares of AmeriSource's common stock.

                                     EXPERTS

         AmeriSource-Bergen Corporation. Ernst & Young LLP, independent auditors, have audited the consolidated balance sheet of AmeriSource-Bergen Corporation as of March 31, 2001, as set forth in their report. We have included the consolidated balance sheet in this joint proxy statement-prospectus and elsewhere in this registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

         AmeriSource-Bergen Corporation. The consolidated balance sheet of AmeriSource-Bergen Corporation as of March 31, 2001, included in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         AmeriSource. Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedules of AmeriSource Health Corporation included in AmeriSource's Annual Report on Form 10-K for the year ended September 30, 2000, as set forth in their report, which is incorporated by reference in this joint proxy statement-prospectus and elsewhere in the registration statement. AmeriSource's consolidated financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

         Bergen. The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from Bergen Brunswig Corporation's Annual Report on Form 10-K for the year ended September 30, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  OTHER MATTERS

         Neither AmeriSource nor Bergen presently intends to bring any matters other than those described in this document before its special meeting. Further, neither AmeriSource nor Bergen has any knowledge of any other matters that may be introduced by other persons. If any other matters do properly come before either company's special meeting, the persons named in the enclosed proxy forms of AmeriSource or Bergen, as applicable, will vote the proxies in keeping with their judgment on such matters.

                       WHERE YOU CAN FIND MORE INFORMATION

         This joint proxy statement-prospectus incorporates documents by reference which are not presented in or delivered with this joint proxy statement-prospectus.

         All documents filed by AmeriSource or Bergen pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement-prospectus and before the date of each of AmeriSource's and Bergen's special meeting are incorporated by reference into and are deemed to be a part of this joint proxy statement-prospectus from the date of filing of those documents.

         You should rely only on the information contained in this document or that which we have referred you to. We have not authorized anyone to provide you with any additional information.

         The following documents, which have been filed by AmeriSource with the Securities and Exchange Commission (SEC file number 0-20485), are incorporated by reference into this joint proxy statement-prospectus:

         AmeriSource's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 (filing dated December 20, 2000)

         AmeriSource's Quarterly Report on Form 10-Q, for the quarterly period ended December 31, 2000 (filing dated February 13, 2001)

         AmeriSource's Proxy Statement on Schedule 14A (filing dated January 26,
         2001)

         AmeriSource's Current Report on Form 8-K dated March 19, 2001 (filing dated March 19, 2001)

         AmeriSource's Current Report on Form 8-K dated March 27, 2001 (filing date March 27, 2001)

         AmeriSource's Registration Statement on Form 8-A12B dated March 27, 2001 (filing dated March 27, 2001)

         AmeriSource's Quarterly Report on Form 10-Q, for the quarterly period ended March 31, 2001 (filing dated May 14, 2001)

         The following documents, which were filed by Bergen with the Securities and Exchange Commission (SEC file number 1-5110), are incorporated by reference into this joint proxy statement-prospectus:

         Bergen's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 (filing dated December 29, 2000)

         Bergen's Quarterly Report on Form 10-Q, for the quarterly period ended December 31, 2000 (filing dated February 14, 2001)

         Bergen's Proxy Statement on Schedule 14A (filing dated January 12,
         2001)

         Bergen's Current Report on Form 8-K dated March 19, 2001 (filing dated March 19, 2001)

         Bergen's Amended Registration Statement on Form 8-A12B/A dated March 21, 2001 (filing dated March 21, 2001)

         Bergen's Quarterly Report on Form 10-Q, for the quarterly period ended March 31, 2001 (filing dated May 14, 2001)

         Any statement contained in a document incorporated or deemed to be incorporated by reference into this joint proxy statement-prospectus will be deemed to be modified or superseded for purposes of this joint proxy statement-prospectus to the extent that a statement contained in this joint proxy statement-prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this joint proxy statement-prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement-prospectus.

         The documents incorporated by reference into this joint proxy statement-prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this joint proxy statement-prospectus to any person, without charge, upon written or oral request. If exhibits to the documents incorporated by reference in this joint proxy statement-prospectus are not themselves specifically incorporated by reference in this joint proxy statement-prospectus, then the exhibits will not be provided. Any request for documents should be made by [ ], 2001 to ensure timely delivery of the documents.

         Requests for documents relating to AmeriSource should be directed to:

         AmeriSource Health Corporation, 1300 Morris Drive, Suite 100, Chesterbrook, Pennsylvania 19087-5594. Attention: Investor Relations, telephone:
(610) 727-7000. e-mail: mkilpatric@amerisource.com or bbrungess@amerisource.com.

         Requests for documents relating to Bergen should be directed to:

         Bergen Brunswig Corporation, 4000 Metropolitan Drive, Orange, California 92868-3510. Attention: Investor Relations, telephone (714) 385-4000. e-mail: donna.dolan@bergenbrunswig.com.

         We file reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at:

Judiciary Plaza                     Citicorp Center                        Seven World Trade Center
Room 1024                           500 West Madison Street                3rd Floor
450 Fifth Street, N.W.              Suite 1400                             New York, NY 10048
Washington, D.C. 20549              Chicago, Illinois 60661

         Reports, proxy statements and other information concerning AmeriSource and Bergen may be inspected at:

                           The New York Stock Exchange
                                 20 Broad Street
                            New York, New York 10005

         Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at l-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding AmeriSource-Bergen, AmeriSource and Bergen. The address of the SEC website is http://www.sec.gov.

         AmeriSource-Bergen has filed a registration statement on Form S-4 under the Securities Act with the Securities and Exchange Commission with respect to AmeriSource-Bergen's stock to be issued in the merger. This joint proxy statement-prospectus constitutes the prospectus of AmeriSource-Bergen filed as part of the registration statement. This joint proxy statement-prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying as set forth above.

         If you have any questions about the merger, please call either AmeriSource Investor Relations at (610) 727-7000 or Bergen Investor Relations at
(714) 385-4000.

         This joint proxy statement-prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this joint proxy statement-prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this joint proxy statement-prospectus nor any distribution of securities pursuant to this joint proxy statement-prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this joint proxy statement-prospectus by reference or in our affairs since the date of this joint proxy statement-prospectus. The information contained in this joint proxy statement-prospectus with respect to AmeriSource was provided by AmeriSource and the information contained in this joint proxy statement-prospectus with respect to Bergen was provided by Bergen.

                         AMERISOURCE-BERGEN CORPORATION

                       INDEX TO CONSOLIDATED BALANCE SHEET

Report of Independent Auditors.............................................  F-2
Consolidated Balance Sheet as of March 31, 2001............................  F-3
Note to Consolidated Balance Sheet.........................................  F-4

                         Report of Independent Auditors

Board of Directors and Stockholders
AmeriSource-Bergen Corporation

         We have audited the accompanying consolidated balance sheet of AmeriSource-Bergen Corporation (the "Company") as of March 31, 2001. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the balance sheet referred to above presents fairly, in all material respects, the consolidated balance sheet of AmeriSource-Bergen Corporation as of March 31, 2001, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP                           /s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania                      Costa Mesa, California
May 21, 2001                                    May 21, 2001

                         AMERISOURCE-BERGEN CORPORATION

                           CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 2001

                                     Assets

Total assets.................................................................................     $     --
                                                                                                  ========
                      Liabilities and Stockholders' Equity

Liabilities..................................................................................     $     --
Stockholders' equity:
      Common stock, $.01 par value, 100 shares authorized, issued
       and outstanding.......................................................................            1
      Subscriptions receivable...............................................................           (1)
                                                                                                  --------
Total stockholders' equity...................................................................           --
Total liabilities and stockholders' equity...................................................     $     --
                                                                                                  ========

                             See accompanying note.

                         AMERISOURCE-BERGEN CORPORATION

                       NOTE TO CONSOLIDATED BALANCE SHEET


NOTE 1. ORGANIZATION AND BASIS OF PRESENTATION

         AmeriSource-Bergen Corporation (formerly AABB Corporation) (the "Company") was incorporated in the state of Delaware on March 16, 2001. The Company was formed in connection with the contemplated merger (the "Merger") of AmeriSource Health Corporation ("AmeriSource") and Bergen Brunswig Corporation ("Bergen"). Upon completion of the Merger, AmeriSource and Bergen will each become a wholly owned subsidiary of the Company. Other than its formation, to date the Company and its subsidiaries have not conducted any activities.

         The consolidated balance sheet includes the accounts of the Company and its two wholly-owned subsidiaries, A-Sub Acquisition Corp. and B-Sub Acquisition Corp. Intercompany accounts have been eliminated.

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated balance sheet.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

         Section 145(a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

         Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

         Article VII of the Registrant's Amended and Restated Certificate of Incorporation requires indemnification to the fullest extent permitted under Delaware law for any person who is or was a director or officer of the Registrant who is or was involved or threatened to be made so involved in any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer, employee or agent of the Registrant or was serving at the request of the Registrant as a director, officer, employee or agent of any other enterprise.

         The foregoing statements are subject to the detailed provisions of
Section 145 of the Delaware Corporation Law and Article VII of the Amended and Restated Certificate of Incorporation of the Registrant.

Item 21. Exhibits and Financial Statement Schedules.

         (a) The following exhibits are filed herewith or incorporated herein by reference:

Exhibit No.                                 Description
-----------                                 -----------
2.1                                         Agreement and Plan of Merger by and among AABB Corporation,
                                            AmeriSource Health Corporation, Bergen Brunswig Corporation,
                                            A-Sub Acquisition Corp. and B-Sub Acquisition Corp. dated March
                                            16, 2001 (included as Annex A to the joint proxy statement-prospectus forming a part of this Registration Statement and incorporated herein by reference).

 3.1                                        Amended and Restated Certificate of Incorporation of the
                                            Registrant.

 3.2                                        Amended and Restated Bylaws of the Registrant.

*5.1                                        Opinion of Dechert regarding legality of securities being
                                            registered.

*8.1                                        Opinion of Dechert regarding certain U.S. income tax aspects of the merger.

*8.2                                        Opinion of Shearman & Sterling regarding certain U.S. income tax aspects of the merger.

*23.1                                       Consent of Dechert (included as part of its opinions filed as
                                            Exhibit 5.1 and incorporated herein by reference).

 23.2                                       Consents of Ernst & Young LLP.

 23.3                                       Consents of Deloitte & Touche LLP.

*23.4                                       Consent of Shearman & Sterling (included as part of its
                                            opinion filed as Exhibit 8.2 and incorporated herein by
                                            reference).

*23.5                                       Consent of Dechert (included as part of its opinion filed as
                                            Exhibit 8.1 and incorporated herein by reference).

*23.6                                       Consent of Goldman, Sachs & Co.

*23.7                                       Consent of Merrill Lynch & Co.

 24.1                                       Powers of Attorney (included on the signature page of this Form
                                            S-4 and incorporated herein by reference).

*99.1                                       Opinion of Goldman, Sachs & Co. (included as Annex H to the joint proxy statement-prospectus forming a part of this Registration
                                            Statement and incorporated herein by reference).

*99.2                                       Opinion of Merrill Lynch & Co. (included as Annex I to the joint proxy statement-prospectus forming a part of this Registration
                                            Statement and incorporated herein by reference).

*99.3                                       Form of Proxy of AmeriSource Health Corporation.

*99.4                                       Form of Proxy of Bergen Brunswig Corporation.

----------
* To be filed by amendment.

Item 22. Undertakings

         The undersigned Registrant hereby undertakes:

                           (1) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                           (2) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

                           (3) that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                           (4) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of any such request, and to send the incorporated documents by first class mail or other equally prompt means, including information contained in documents filed after the effective date of this registration statement through the date of responding to such request; and

                           (5) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

         Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on May 23, 2001.

                                       AmeriSource-Bergen Corporation


                                       By: /s/ R. David Yost
                                           _________________________________
                                           Name:  R. David Yost
                                           Title: President and Chief Executive
                                                  Officer


                                       and

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints R. David Yost and Robert E. Martini and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                              Title                                                                 Date
---------                              -----                                                                 ----
/s/ R. David Yost                      Director and President and Chief Executive Officer                    May 23, 2001
_________________________________
R. David Yost

/s/ Neil F. Dimick                     Director and Vice President, Treasurer and Assistant Secretary        May 23, 2001
_________________________________
Neil F. Dimick

/s/ Robert E. Martini                  Director                                                              May 23, 2001
_________________________________
Robert E. Martini
                                       Director                                                              May 23, 2001
/s/ Kurt J. Hilzinger
_________________________________
Kurt J. Hilzinger

                                  EXHIBIT INDEX

Exhibit No.                               Description
-----------                               -----------
2.1                                       Agreement and Plan of Merger by and among AABB Corporation,
                                          AmeriSource Health Corporation, Bergen Brunswig Corporation,
                                          A-Sub Acquisition Corp. and B-Sub Acquisition Corp. dated
                                          March 16, 2001 (incorporated as Annex A to the joint proxy statement-prospectus forming a part of this Registration Statement and incorporated herein by reference).

 3.1                                      Amended and Restated Certificate of Incorporation of the
                                          Registrant.

 3.2                                      Amended and Restated Bylaws of the Registrant.

*5.1                                      Opinion of Dechert regarding legality of securities being
                                          registered.

*8.1                                      Opinion of Dechert regarding certain U.S. income tax aspects of the merger.

*8.2                                      Opinion of Shearman & Sterling regarding certain U.S. income tax aspects of the merger.

*23.1                                     Consent of Dechert (included as part of its opinions filed as
                                          Exhibit 5.1 and incorporated herein by reference).

 23.2                                     Consents of Ernst & Young LLP.

 23.3                                     Consents of Deloitte & Touche LLP.

*23.4                                     Consent of Shearman & Sterling (included as part of its
                                          opinion filed as Exhibit 8.2 and incorporated herein by
                                          reference).

*23.5                                     Consent of Dechert (included as part of its opinion filed as
                                          Exhibit 8.1 and incorporated herein by reference).

*23.6                                     Consent of Goldman, Sachs & Co.

*23.7                                     Consent of Merrill Lynch & Co.

 24.1                                     Power of Attorney (included on the signature page of this Form
                                          S-4 and incorporated herein by reference).

*99.1                                     Opinion of Goldman, Sachs & Co. (included as Annex H to the joint proxy statement-prospectus forming a part of this Registration
                                          Statement and incorporated herein by reference).

*99.2                                     Opinion of Merrill Lynch & Co. (included as Annex I to the joint proxy statement-prospectus forming a part of this Registration
                                          Statement and incorporated herein by reference).

*99.3                                     Form of Proxy of AmeriSource Health Corporation.

*99.4                                     Form of Proxy of Bergen Brunswig Corporation.

----------
* To be filed by amendment.

                                                                         Annex A

                                                                  Execution Copy



                          AGREEMENT AND PLAN OF MERGER

                                     among

                                AABB CORPORATION

                        AMERISOURCE HEALTH CORPORATION,

                          BERGEN BRUNSWIG CORPORATION,

                            A-SUB ACQUISITION CORP.

                                      and

                            B-SUB ACQUISITION CORP.

                           dated as of March 16, 2001

                               TABLE OF CONTENTS

                                                                                       Page
ARTICLE I PARENT AND MERGER SUBSIDIARIES                                                 2
     1.1.   Organization of Parent...................................................    2
     1.2.   Directors and Officers of Parent.........................................    2
     1.3.   Formation of Merger Subsidiaries.........................................    2
     1.4.   Headquarters of Parent...................................................    2
     1.5.   Actions of AmeriSource and Bergen........................................    3

ARTICLE II THE MERGERS                                                                   3
     2.1.   The Mergers..............................................................    3
     2.2.   Effective Time; Closing..................................................    3
     2.3.   Effects of the Mergers...................................................    4
     2.4.   Certificates of Incorporation and Bylaws of the Surviving Corporations...    4
     2.5.   Directors and Officers of the Surviving Corporations.....................    4
     2.6.   Tax Reorganization.......................................................    5

ARTICLE III CONVERSION OF SECURITIES                                                     5
     3.1.   Conversion of Capital Stock..............................................    5
     3.2.   Fractional Shares; Adjustments...........................................    6
     3.3.   Exchange of Certificates.................................................    7
     3.4.   Treatment of Stock Options...............................................   10

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BERGEN                                     11
     4.1.   Organization and Standing................................................   11
     4.2.   Subsidiaries.............................................................   11
     4.3.   Corporate Power and Authority............................................   12
     4.4.   Capitalization of Bergen.................................................   12
     4.5.   Conflicts; Consents and Approvals........................................   13
     4.6.   No Material Adverse Change...............................................   14
     4.7.   Bergen SEC Documents.....................................................   14
     4.8.   Taxes....................................................................   14
     4.9.   Compliance with Law......................................................   16
     4.10.  Intellectual Property....................................................   16
     4.11.  Title to Properties......................................................   17
     4.12.  Registration Statement; Joint Proxy Statement............................   17
     4.13.  Litigation...............................................................   17
     4.14.  Brokerage and Finder's Fees; Expenses....................................   17
     4.15.  Reorganization...........................................................   18
     4.16.  Employee Benefit Plans...................................................   18
     4.17.  Contracts................................................................   20
     4.18.  Labor Matters............................................................   22

                                                                                       Page
     4.19.  Undisclosed Liabilities..................................................   22
     4.20.  Operation of Bergen's Business; Relationships............................   22
     4.21.  Permits; Compliance......................................................   23
     4.22.  Environmental Matters....................................................   24
     4.23.  Opinion of Financial Advisor.............................................   25
     4.24.  Board Recommendation; Vote Required......................................   25
     4.25.  New Jersey Shareholders Protection Act and Rights Agreement..............   25
     4.26.  Related Party Transactions...............................................   26

ARTICLE V REPRESENTATIONS AND WARRANTIES OF AMERISOURCE                                 26
     5.1.   Organization and Standing................................................   26
     5.2.   Subsidiaries.............................................................   26
     5.3.   Corporate Power and Authority............................................   27
     5.4.   Capitalization of AmeriSource............................................   27
     5.5.   Conflicts; Consents and Approvals........................................   28
     5.6.   No Material Adverse Change...............................................   29
     5.7.   AmeriSource SEC Documents................................................   29
     5.8.   Taxes....................................................................   30
     5.9.   Compliance with Law......................................................   31
     5.10.  Intellectual Property....................................................   31
     5.11.  Title to Properties......................................................   31
     5.12.  Registration Statement; Joint Proxy Statement............................   31
     5.13.  Litigation...............................................................   32
     5.14.  Brokerage and Finder's Fees; Expenses....................................   32
     5.15.  Reorganization...........................................................   32
     5.16.  Employee Benefit Plans...................................................   32
     5.17.  Contracts................................................................   34
     5.18.  Labor Matters............................................................   35
     5.19.  Undisclosed Liabilities..................................................   36
     5.20.  Operation of AmeriSource's Business; Relationships.......................   36
     5.21.  Permits; Compliance......................................................   36
     5.22.  Environmental Matters....................................................   38
     5.23.  Opinion of Financial Advisor.............................................   38
     5.24.  Board Recommendation; Vote Required......................................   38
     5.25.  State Takeover Law and Rights Agreement..................................   39
     5.26.  Related Party Transactions...............................................   39

ARTICLE VI COVENANTS OF THE PARTIES                                                     39
     6.1.   Mutual Covenants.........................................................   39
     6.2.   Covenants of AmeriSource.................................................   45
     6.3.   Covenants of Bergen......................................................   52

ARTICLE VII CONDITIONS                                                                  59
     7.1.   Conditions to the Obligations of Each Party..............................   59

                                                                                       Page
     7.2.   Conditions to Obligations of Bergen......................................   60
     7.3.   Conditions to Obligations of AmeriSource.................................   61

ARTICLE VIII TERMINATION AND AMENDMENT                                                  62
     8.1.   Termination..............................................................   62
     8.2.   Effect of Termination....................................................   63
     8.3.   Amendment................................................................   63
     8.4.   Extension; Waiver........................................................   63
     8.5.   Expenses.................................................................   64

ARTICLE IX MISCELLANEOUS                                                                66
     9.1.   No Survival of Representations and Warranties............................   66
     9.2.   Notices..................................................................   66
     9.3.   Interpretation; Definitions..............................................   67
     9.4.   Further Actions..........................................................   68
     9.5.   Headings.................................................................   68
     9.6.   Counterparts.............................................................   68
     9.7.   Entire Agreement.........................................................   68
     9.8.   Third Party Beneficiaries................................................   68
     9.9.   Governing Law............................................................   68
     9.10.  Specific Performance.....................................................   69
     9.11.  Assignment...............................................................   69
     9.12.  Severability.............................................................   69

Exhibit A   Certificate of Incorporation of Parent
Exhibit B   Bylaws of Parent
Exhibit C   Form of AmeriSource Affiliate Letter
Exhibit D   Form of Bergen Affiliate Letter
Exhibit E   Form of Amendment to Employment Agreement
Exhibit F   Classification of Directors
Exhibit G   Knowledge

DEFINED TERMS
-------------

Term                                   Page
Action...............................    18
Additional AmeriSource Options.......    48
Additional Bergen Options............    55
Agreement............................     1
AmeriSource..........................     1
AmeriSource Affiliate Letter.........    52
AmeriSource Board Recommendation.....    40
AmeriSource Bylaws...................    27
AmeriSource Certificate..............    27
AmeriSource Class A Common Stock.....    28
AmeriSource Class B Common Stock.....    29
AmeriSource Class C Common Stock.....    29
AmeriSource Common Stock.............    29
AmeriSource Competing Transaction....    51
AmeriSource Convertible Notes........    29
AmeriSource Disclosure Schedule......    28
AmeriSource Exchange Ratio...........     6
AmeriSource Merger...................     3
AmeriSource Merger Sub...............     1
AmeriSource Option...................    11
AmeriSource Permits..................    38
AmeriSource Rights...................     8
AmeriSource Rights Agreement.........    29
AmeriSource SEC Documents............    30
AmeriSource Shareholders Meeting.....    47
AmeriSource Stock Option Agreement...    29
AmeriSource Support Agreements.......    40
AmeriSource Surviving Corporation....     3
Antitrust Laws.......................    42
Applicable Laws......................    17
Bergen...............................     1
Bergen Affiliate Letter..............    59
Bergen Board Recommendation..........    26
Bergen Bylaws........................    12
Bergen CAP...........................    61
Bergen Certificate...................    12
Bergen Common Stock..................    13
Bergen Competing Transaction.........    58

Bergen Disclosure Schedule...........    12
Bergen Exchange Ratio................     5
Bergen Merger........................     3
Bergen Merger Sub....................     1
Bergen Option........................    11
Bergen Permits.......................    24
Bergen Preferred Stock...............    13
Bergen Rights Agreement..............    13
Bergen SEC Documents.................    15
Bergen SERP..........................    61
Bergen Shareholders Meeting..........    54
Bergen Stock Option Agreement........    13
Bergen Support Agreements............    27
Bergen Surviving Corporation.........     3
Certificates.........................     9
Closing..............................     4
Closing Date.........................     4
Code.................................    11
Commission...........................    11
Confidentiality Agreement............    53
Contract.............................    21
Contract Actions.....................    50
Controlled Group Liability...........    19
Delaware Certificate of Merger.......     3
Delaware Secretary of State..........     3
DGCL.................................     1
Effective Time.......................     3
Environmental Laws...................    26
Environmental Permit.................    26
ERISA................................    19
ERISA Affiliate......................    19
Exchange Act.........................    15
Exchange Agent.......................     8
Exchange Fund........................     8
Expenses.............................    66
FDA..................................    17
Fractional Shares....................     6
Goldman Sachs........................    34
Governmental Authority...............    14
Hazardous Materials..................    26
HSR Act..............................    14
HSR Authority........................    41
including............................    70
independent..........................    44

Intellectual Property................    17
ISRA.................................    15
Joint Proxy Statement................    18
knowledge............................    70
Material Adverse Effect..............    69
Merger Subsidiaries..................     1
Mergers..............................     3
Merrill Lynch........................    19
Multiemployer Plan...................    20
Multiple Employer Plan...............    20
New AmeriSource Common Stock.........     6
New Bergen Common Stock..............     6
New Jersey Certificate of Merger.....     3
New Jersey Treasury Department.......     3
NJBCA................................     1
NJSPA................................    26
NRC..................................    24
NYSE.................................     7
Parent...............................     1
Parent Bylaws........................     2
Parent Certificate of Incorporation..     2
Parent Common Stock..................     2
Parent Exchange Option...............    11
Parent Rights Agreement..............    47
Plans................................    19
Prospectus...........................    18
Qualified Plan.......................    20
Registration Statement...............    18
Reorganization.......................     1
Securities Act.......................    10
subsidiary...........................    70
Surviving Corporation................     3
Tax..................................    16
Tax Return...........................    17
Taxes................................    16
Termination Date.....................    64
Withdrawal Liability.................    19

                          AGREEMENT AND PLAN OF MERGER

          This Agreement and Plan of Merger (this "Agreement") is made and entered into as of the 16 day of March, 2001, by and among AABB Corporation, a Delaware corporation ("Parent"), AmeriSource Health Corporation, a Delaware corporation ("AmeriSource"), Bergen Brunswig Corporation, a New Jersey corporation ("Bergen"), A-Sub Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("AmeriSource Merger Sub"), and B-Sub Acquisition Corp., a New Jersey corporation and a wholly owned subsidiary of Parent ("Bergen Merger Sub" and, together with AmeriSource Merger Sub, the "Merger Subsidiaries").

                                   WITNESSETH

          WHEREAS, the boards of directors of AmeriSource and Bergen have determined that it is consistent with and in furtherance of their respective long-term business strategies and fair to and in the best interests of their respective companies and shareholders to combine their respective businesses in a "merger-of-equals" transaction so that their businesses will be conducted as direct subsidiaries of Parent as set forth in this Agreement (the "Reorganization");

          WHEREAS, in effectuation of the foregoing, upon the terms and subject to the conditions of this Agreement and in accordance with the Business Corporation Act of the State of New Jersey (the "NJBCA") and the General Corporation Law of the State of Delaware (the "DGCL"), Parent will acquire all of the common stock of each of AmeriSource and Bergen through the merger of AmeriSource Merger Sub with and into AmeriSource and the merger of Bergen Merger Sub with and into Bergen and the shareholders of each of AmeriSource and Bergen will receive shares of common stock of Parent in respect of their interests in AmeriSource and Bergen, respectively;

          WHEREAS, in furtherance thereof, the board of directors of each of Bergen, AmeriSource, Parent, AmeriSource Merger Sub, and Bergen Merger Sub has approved this Agreement and the applicable merger, upon the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, AmeriSource and Bergen have organized Parent and have caused Parent to issue to each of them 50% of its outstanding capital stock;

          WHEREAS, Parent as sole shareholder of each of the Merger Subsidiaries has executed written consents in accordance with the NJBCA and the DGCL approving and adopting this Agreement;

          WHEREAS, as a result of the merger of AmeriSource Merger Sub with and into AmeriSource and the merger of Bergen Merger Sub with and into Bergen, (i) AmeriSource will become a wholly owned subsidiary of Parent, (ii) Bergen will become a wholly owned subsidiary of Parent, (iii) the shareholders of AmeriSource will become shareholders of Parent and (iv) the shareholders of Bergen will become shareholders of Parent;

          WHEREAS, the parties intend that none of Bergen, AmeriSource, the Bergen shareholders or the AmeriSource shareholders will recognize any gain or loss for federal income tax purposes as a result of the Reorganization, except to the extent that cash may be received in lieu of fractional shares and to the extent of payments made pursuant to Section 6.1(i); and

          WHEREAS, the parties intend that the Reorganization be accounted for as a purchase transaction for financial accounting purposes.

          NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I

                         PARENT AND MERGER SUBSIDIARIES

     1.1. Organization of Parent. AmeriSource and Bergen have caused Parent to be organized under the laws of the State of Delaware. The authorized capital stock of Parent consists of 100 shares of common stock, par value $0.01 per share (the "Parent Common Stock"), of which 50 shares have been issued to AmeriSource and 50 shares have been issued to Bergen. AmeriSource and Bergen shall take, and shall cause Parent to take, all requisite action to cause the certificate of incorporation of Parent to be duly adopted substantially in the form of Exhibit A (the "Parent Certificate of Incorporation") and the bylaws of Parent to be duly adopted substantially in the form of Exhibit B (the "Parent Bylaws"), in each case, at the Effective Time until thereafter changed or amended thereon, as provided therein, or by Applicable Laws (as defined in Section 4.9).

     1.2. Directors and Officers of Parent. Prior to the Effective Time (as defined in Section 2.2), the directors and officers of Parent shall consist of equal numbers of representatives of AmeriSource and Bergen as designated and elected by AmeriSource and Bergen. AmeriSource and Bergen shall take all requisite action to cause the directors and officers of Parent, as of the Effective Time, to be as provided in Section 6.1(e). Each such director and officer shall remain in office until his or her successors are elected in accordance with Applicable Law, the Parent Certificate of Incorporation and the Parent Bylaws.

     1.3. Formation of Merger Subsidiaries. Parent has formed AmeriSource Merger Sub and Bergen Merger Sub under the DGCL and the NJBCA, respectively, as wholly owned subsidiaries of Parent. Each of the Merger Subsidiaries has been formed solely to facilitate the Mergers (as defined in Section 2.1) and shall conduct no business or activity other than in connection with the Mergers.

     1.4. Headquarters of Parent. At the Effective Time, the Corporate Headquarters and Eastern Management Center of Parent shall be the headquarters and principal executive offices of AmeriSource located in Chesterbrook, Pennsylvania, and the Western Management Center and MIS Center and the Headquarters of E-Commerce Operations of Parent shall be the headquarters and principal executive offices of Bergen located in Orange County, California.

     1.5. Actions of AmeriSource and Bergen. AmeriSource and Bergen, as the holders of all the outstanding shares of Parent Common Stock, have approved this Agreement and Parent, as the sole shareholder of each of the Merger Subsidiaries, has approved and adopted this


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
Agreement under Section 228 of the DGCL and Section 14A:5-6 of the NJBCA. Each of AmeriSource and Bergen shall cause Parent, and Parent shall cause the Merger Subsidiaries, to perform their respective obligations under this Agreement.

                                   ARTICLE II

                                  THE MERGERS

     2.1. The Mergers.

          (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, AmeriSource Merger Sub shall be merged with and into AmeriSource (the "AmeriSource Merger"). As a result of the AmeriSource Merger, the separate corporate existence of AmeriSource Merger Sub shall cease and AmeriSource shall continue as the surviving corporation of the AmeriSource Merger as a wholly owned subsidiary of Parent (the "AmeriSource Surviving Corporation").

          (b) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the NJBCA, at the Effective Time, Bergen Merger Sub shall be merged with and into Bergen (the "Bergen Merger" and, together, with the AmeriSource Merger, the "Mergers"). As a result of the Bergen Merger, the separate corporate existence of Bergen Merger Sub shall cease and Bergen shall continue as the surviving corporation of the Bergen Merger as a wholly owned subsidiary of Parent (the "Bergen Surviving Corporation"; either of AmeriSource Surviving Corporation or Bergen Surviving Corporation being separately referred to as a "Surviving Corporation", and collectively referred to as the "Surviving Corporations").

     2.2. Effective Time; Closing.

          (a) Concurrently with the Closing (as defined in Section 2.2(b)), the parties shall cause the Mergers to be consummated by (i) in the case of the Bergen Merger, filing with the Department of the Treasury of the State of New Jersey (the "New Jersey Treasury Department") a certificate of merger (the "New Jersey Certificate of Merger") in accordance with Section 14A:10-4.1 of the NJBCA and (ii) in the case of the AmeriSource Merger, filing with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") a certificate of merger (the "Delaware Certificate of Merger") in accordance with
Section 252 of the DGCL. The Mergers shall become effective (the "Effective Time") (x) when (i) the New Jersey Certificate of Merger has been duly filed with the New Jersey Treasury Department and (ii) the Delaware Certificate of Merger has been duly filed with the Delaware Secretary of State or (y) at such later time as shall be agreed upon by AmeriSource and Bergen and specified in the New Jersey Certificate of Merger and the Delaware Certificate of Merger.

          (b) Subject to the satisfaction or, if permissible, waiver of the other conditions set forth in Article VII of this Agreement, the closing of the transactions contemplated hereby (the "Closing") shall be held at the offices of Dechert, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania, at 10:00 a.m. New York City time on the third business day following the latest of: (i) the date on which the AmeriSource Shareholders Meeting (as defined in Section 6.2(a)) (including any adjournment or postponement thereof) shall have been held, (ii)


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
the date on which the Bergen Shareholders Meeting (as defined in Section 6.3(a)) (including any adjournment or postponement thereof) shall have been held, (iii) the date on which the condition set forth in Section 7.1(b) shall have been satisfied or waived, (iv) the date on which the condition set forth in Section 7.1(e) shall have been satisfied or waived, (v) the date on which the condition set forth in Section 7.1(f) shall have been satisfied or waived and (vi) the date on which the condition set forth in Section 7.1(g) shall have been satisfied or waived; or at such other place or time or on such other date as AmeriSource and Bergen may agree. The date on which the Closing will take place is referred to herein as the "Closing Date."

     2.3. Effects of the Mergers. From and after the Effective Time, the Mergers shall have the effects set forth in the NJBCA and the DGCL, as applicable. As of the Effective Time, each of the Surviving Corporations shall be a direct wholly owned subsidiary of Parent.

     2.4. Certificates of Incorporation and Bylaws of the Surviving
Corporations.

          (a) At the Effective Time, by virtue of the AmeriSource Merger, the Certificate of Incorporation and Bylaws of AmeriSource Surviving Corporation shall be amended and restated such that they are substantially in the form of the Certificate of Incorporation and Bylaws of AmeriSource Merger Sub immediately prior to the Effective Time, except that the name of AmeriSource Surviving Corporation shall be AmeriSource Health Corporation.

          (b) At the Effective Time, by virtue of the Bergen Merger, the Certificate of Incorporation and Bylaws of Bergen Surviving Corporation shall be amended and restated such that they are substantially in the form of the Certificate of Incorporation and Bylaws of Bergen Merger Sub immediately prior to the Effective Time, except that the name of Bergen Surviving Corporation shall be Bergen Brunswig Corporation.

     2.5. Directors and Officers of the Surviving Corporations.

          (a) The officers of each of AmeriSource and Bergen immediately prior to the Effective Time shall continue to serve in their respective offices of their respective Surviving Corporations from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal. If, at the Effective Time, a vacancy shall exist in any office of either of the Surviving Corporations, such vacancy may thereafter be filled in the manner provided by Applicable Law and the Certificate of Incorporation and Bylaws of such Surviving Corporation.

          (b) The directors of each of AmeriSource Merger Sub and Bergen Merger Sub immediately prior to the Effective Time shall continue to serve as the directors of their respective Surviving Corporations from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal. If, at the Effective Time, a vacancy shall exist on the Board of Directors of either of the Surviving Corporations, such vacancy may thereafter be filled in the manner provided by Applicable Law and the Certificate of Incorporation and Bylaws of such Surviving Corporation.

     2.6. Tax Reorganization. In the event that either of the opinions contemplated by Section 7.2(d) or Section 7.3(d) cannot reasonably be rendered, the parties agree to promptly amend this Agreement to provide for the simultaneous merger of AmeriSource and Bergen with and into Parent, with Parent as the surviving corporation in each merger; provided, however, that the parties shall be under no such obligation to amend this Agreement if (i) either of such opinions cannot reasonably be rendered despite such amendments or (ii) if the merger described in this Section
2.6 would result in an inaccuracy or omission in the representations and warranties contained in Section 4.5 or 5.5 that is reasonably likely to have a Material Adverse Effect on AmeriSource or Bergen or a material adverse effect on the ability of AmeriSource or Bergen to consummate the transactions contemplated hereby; provided, further that no representation or warranty made by a party in this Agreement shall be deemed breached to the extent such merger of AmeriSource and Bergen with and into Parent results in an inaccuracy or omission in such representation or warranty or a corresponding section of the Disclosure Schedule.

                                  ARTICLE III

                            CONVERSION OF SECURITIES

     3.1. Conversion of Capital Stock. At the Effective Time, by virtue of the Mergers and without any action on the part of AmeriSource or Bergen or their respective shareholders:

          (a) Subject to the other provisions of this Article III, each share of Bergen Common Stock (as defined in Section 4.4) issued and outstanding immediately prior to the Effective Time (other than those cancelled pursuant to Section 3.1(b)), shall be converted into and represent 0.37 (the "Bergen Exchange Ratio") shares of common stock, par value $0.01 per share, of Parent together with any corresponding associated rights (if such rights have been issued to holders of Parent Common Stock) issued pursuant to the Parent Rights Agreement (as defined in Section 6.1(j)). Subject to the other provisions of this Article III, as of the Effective Time, each such share of Bergen Common Stock shall, by virtue of the Bergen Merger, cease to be outstanding and shall be cancelled and retired, and each holder of a certificate representing any such shares shall thereafter cease to have any rights with respect thereto except the right to receive (i) certificates representing the number of whole shares of Parent Common Stock into which such shares have been converted, (ii) certain dividends and other distributions in accordance with Section 3.3(c) and (iii) cash in lieu of Fractional Shares (as defined in Section 3.2(b)) of Parent Common Stock in accordance with Section 3.2, without interest.

          (b) Each share of capital stock of Bergen held in the treasury of Bergen and each share of capital stock of Bergen owned by AmeriSource or any direct or indirect wholly owed subsidiary of AmeriSource immediately prior to the Effective Time shall be cancelled and retired and no payment shall be made in respect thereof.

          (c) Subject to the other provisions of this Article III, each share of AmeriSource Common Stock (as defined in Section 5.4) issued and outstanding immediately prior to the Effective Time (other than those cancelled pursuant to Section 3.1(d)), shall be converted into and represent one (the "AmeriSource Exchange Ratio") share of Parent Common Stock together with any corresponding associated rights (if such rights have been issued to holders of Parent Common Stock) issued pursuant to the Parent Rights Agreement. Subject to the other provisions of this Article III, as of the Effective Time, each such share of AmeriSource

Common Stock shall, by virtue of the AmeriSource Merger, cease to be outstanding and shall be cancelled and retired, and each holder of a certificate representing any such shares shall thereafter cease to have any rights with respect thereto except the right to receive (i) certificates representing the number of whole shares of Parent Common Stock into which such shares have been converted and (ii) certain dividends and other distributions in accordance with
Section 3.3(c).

          (d) Each share of capital stock of AmeriSource held in the treasury of AmeriSource and each share of capital stock of AmeriSource owned by Bergen or any direct or indirect wholly owed subsidiary of Bergen immediately prior to the Effective Time shall be cancelled and retired and no payment shall be made in respect thereof.

          (e) At the Effective Time, each share of common stock, par value $0.01 per share, of AmeriSource Merger Sub issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall, without any action on the part of Parent, forthwith cease to exist and be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of AmeriSource Surviving Corporation.

          (f) At the Effective Time, each share of common stock, par value $0.01 per share, of Bergen Merger Sub issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall, without any action on the part of Parent, forthwith cease to exist and be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of Bergen Surviving Corporation.

     3.2. Fractional Shares; Adjustments.

          (a) No certificates representing Fractional Shares shall be issued upon the surrender for exchange of Bergen Common Stock certificates, no dividend or distribution with respect to Bergen Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to any rights of a stockholder of Parent.

          (b) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the total number of Fractional Shares of Parent that Bergen shareholders would be entitled to receive (such Fractional Shares being herein called the "Fractional Shares"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for such holders of Fractional Shares shall sell the Fractional Shares at then prevailing prices on the NYSE all in the manner provided in paragraph (c) of this Section 3.2.

          (c) The sale of the Fractional Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use all reasonable efforts to complete the sale of the Fractional Shares as promptly following the Effective Time as, in the Exchange Agent's reasonable judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of any such sale or sales have been distributed to such holders of Bergen Common Stock, the Exchange Agent will hold such proceeds in trust for such holders of Bergen Common Stock. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs of the Exchange Agent incurred in connection with such sale or sales of Fractional Shares. In addition, Parent shall pay the Exchange Agent's compensation and expenses in connection with such sale or sales. The Exchange Agent shall determine the portion of such net proceeds to which each holder of Bergen Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction the numerator of which is the amount of the fractional share interest to which such holder of Bergen Common Stock is entitled (after taking into account all shares of Bergen Common Stock then held by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of certificates representing Bergen Common Stock are entitled.

          (d) Notwithstanding the provisions of this Section 3.2, Parent may elect, at its option, exercised prior to the Effective Time and in lieu of the issuance and sale of Fractional Shares and the making of the payments contemplated in such subsections, to pay to the Exchange Agent an amount in cash sufficient for the Exchange Agent to pay each holder of Bergen Common Stock an amount in cash equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Bergen Common Stock held at the Effective Time by such holder) by (ii) the closing price of a share of Parent Common Stock on the New York Stock Exchange (the "NYSE") on the first business day immediately following the Effective Time.

          (e) Any payment with respect to Fractional Shares is merely intended to provide a mechanical rounding off of, and is not a separately bargained for, consideration. If more than one certificate representing shares of Bergen Common Stock shall be surrendered for the account of the same holder, the number of shares of Parent Common Stock for which certificates have been surrendered shall be computed on the basis of the aggregate number of shares represented by the certificates so surrendered. Any payment owed with respect to the Fractional Shares shall be rounded upward to the nearest cent. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Bergen Common Stock with respect to any Fractional Share interests, the Exchange Agent shall promptly pay such amounts to such holders of Bergen Common Stock pursuant to Section 3.3.

          (f) If, prior to the Effective Time, the outstanding shares of AmeriSource Common Stock or Bergen Common Stock as a class shall have been increased, decreased, changed into or exchanged for a different number or class of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, combination or exchange of shares or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the Bergen Exchange Ratio; provided that no adjustment shall be made as a result of the distribution of common stock purchase rights ("AmeriSource Rights") pursuant to the AmeriSource Rights Agreement (as defined in Section 5.4) to the holders of AmeriSource Class A Common Stock prior to the Effective Time.

     3.3. Exchange of Certificates.

          (a) Exchange Agent. Promptly following the Effective Time (but in no event later than three business days after the Effective Time), Parent shall deposit with Mellon Investor Services L.L.C. or such other exchange agent as may be designated by Parent (the "Exchange

Agent"), for the benefit of the holders of AmeriSource Common Stock and Bergen Common Stock, for exchange in accordance with this Section 3.3, certificates representing shares of Parent Common Stock issuable pursuant to Section 3.1(a) or (c) in exchange for outstanding shares of Bergen Common Stock and AmeriSource Common Stock and shall from time to time deposit cash in an amount required to be paid pursuant to Section 3.2 (such shares of Parent Common Stock and cash, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund").

          (b) Exchange Procedures. As soon as practicable after the Effective Time (but in no event later than three business days after the Effective Time), Parent shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of AmeriSource Common Stock or Bergen Common Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 3.1(a) or (c) ("Certificates"), (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify, including offering holders of Certificates the ability to hold their shares of Parent Common Stock in book entry form in lieu of the certificates provided for below) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of any Fractional Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate or certificates representing that whole number of shares of Parent Common Stock which such holder has the right to receive pursuant to Section 3.1(a) or (c) in such denominations and registered in such names as such holder may request and
(y) a check representing the amount of cash in lieu of Fractional Shares, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive pursuant to the provisions of this Article III, after giving effect to any required withholding tax. No interest will be paid or accrued on the cash in lieu of Fractional Shares, if any, and unpaid dividends and distributions, if any, payable to holders of shares of AmeriSource Common Stock or Bergen Common Stock. In the event of a transfer of ownership of shares of AmeriSource Common Stock or Bergen Common Stock which is not registered on the transfer records of AmeriSource or Bergen, a certificate representing the proper number of shares of Parent Common Stock, together with a check for the cash to be paid in lieu of Fractional Shares, if any, and unpaid dividends and distributions, if any, may be issued to such transferee if the Certificate representing such shares of AmeriSource Common Stock or Bergen Common Stock held by such transferee is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

          (c) Distributions with Respect to Unexchanged Shares. Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time with respect to any shares of Parent Common Stock having a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate, and no cash payment in lieu of Fractional Shares shall be paid to any such holder, until the holder shall surrender such Certificate as provided in this Section 3.3. Subject to the effect of Applicable Laws, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock


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
issued in exchange therefor, without interest, (i) at the time of surrender of such Certificate, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date subsequent to surrender of such Certificate, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock, less the amount of any withholding taxes which may be required thereon.

          (d) No Further Ownership Rights in AmeriSource Common Stock or Bergen Common Stock. All shares of Parent Common Stock issued upon surrender of Certificates in accordance with the terms hereof (including any cash paid pursuant to this Article III) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of AmeriSource Common Stock or Bergen Common Stock represented thereby, and there shall be no further registration of transfers on the stock transfer books of AmeriSource or Bergen of shares of AmeriSource Common Stock or Bergen Common Stock outstanding immediately prior to the Effective Time. All Certificates presented to Parent after the Effective Time for any reason shall be cancelled and exchanged as provided in this Section 3.3. Certificates surrendered for exchange by any person constituting an "affiliate" of AmeriSource or Bergen for purposes of Rule 145(c) under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act"), shall not be exchanged until Parent has received written undertakings from such person in the form attached hereto as Exhibit C in the case of affiliates of AmeriSource or Exhibit D in the case of affiliates of Bergen.

          (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to holders of AmeriSource Common Stock or Bergen Common Stock one year after the date of the mailing required by Section 3.3(b) shall be delivered to Parent, upon demand therefor, and holders of Certificates previously representing shares of AmeriSource Common Stock or Bergen Common Stock who have not theretofore complied with this Section 3.3 shall thereafter look only to Parent for payment of any claim to shares of Parent Common Stock, cash in lieu of Fractional Shares, or dividends or distributions, if any, in respect thereof.

          (f) No Liability. None of Parent, AmeriSource, Bergen or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time of the Mergers (or immediately prior to such earlier date on which any shares of Parent Common Stock, any dividends or distributions with respect thereto, or any cash in lieu of Fractional Shares in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority (as defined in Section 4.5)), any such shares, dividends or distributions or cash in respect of such Certificate shall, to the extent permitted by Applicable Laws, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

          (g) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other


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
income resulting from such investments shall be paid to Parent upon termination of the Exchange Fund pursuant to Section 3.3(e); provided that nothing herein shall limit Parent's obligation to ensure that an amount of cash sufficient to pay all amounts due holders of Certificates upon surrender to the Exchange Agent pursuant to the provisions of this Article III.

          (h) Missing Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact and providing an appropriate indemnity or surety bond by the person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock (including dividends and distributions with respect thereto) and cash in lieu of Fractional Shares deliverable in respect thereof pursuant to this Agreement.

     3.4. Treatment of Stock Options.

          (a) Prior to the Effective Time, Parent, AmeriSource and Bergen shall take all such actions as may be necessary to cause each unexpired and unexercised option under stock option plans of AmeriSource and Bergen in effect on the date hereof which has been granted to current or former directors, officers, employees or consultants of AmeriSource or Bergen by AmeriSource or Bergen (or which has been granted by AmeriSource or Bergen prior to the Effective Time in compliance with the terms of this Agreement) (each such option an "AmeriSource Option" or a "Bergen Option," as the case may be) to be automatically converted at the Effective Time into an option (a "Parent Exchange Option") to purchase that number of shares of Parent Common Stock (i) in the case of a Bergen Option, equal to the number of shares of Bergen Common Stock issuable immediately prior to the Effective Time upon exercise of the Bergen Option (without regard to actual restrictions on exercisability) multiplied by the Bergen Exchange Ratio, with an exercise price equal to the exercise price which existed under the corresponding Bergen Option divided by the Bergen Exchange Ratio, and with other terms and conditions that are the same as the terms and conditions of such Bergen Option immediately before the Effective Time and (ii) in the case of an AmeriSource Option, equal to the number of shares of AmeriSource Common Stock issuable immediately prior to the Effective Time upon exercise of the AmeriSource Option (without regard to actual restrictions on exercisability), with an exercise price equal to the exercise price which existed under the corresponding AmeriSource Option, and with other terms and conditions that are the same as the terms and conditions of such AmeriSource Option immediately before the Effective Time; provided, that with respect to any AmeriSource Option or Bergen Option that is an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), the foregoing conversion shall be carried out in a manner satisfying the requirements of Section 424(a) of the Code. In connection with the issuance of Parent Exchange Options, Parent shall (i) reserve for issuance the number of shares of Parent Common Stock that will become subject to Parent Exchange Options pursuant to this Section 3.4 and (ii) from and after the Effective Time, upon exercise of Parent Exchange Options, make available for issuance all shares of Parent Common Stock covered thereby, subject to the terms and conditions applicable thereto.

          (b) AmeriSource and Bergen each agree to issue treasury shares of AmeriSource or Bergen, to the extent available, upon the exercise of AmeriSource Options or Bergen Options prior to the Effective Time.


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
          (c) Parent agrees to use its reasonable best efforts to file with the Securities and Exchange Commission (the "Commission") within five business days after the Closing Date a registration statement on Form S-8 or other appropriate form under the Securities Act to register the shares of Parent Common Stock issuable upon exercise of the Parent Exchange Options and use its reasonable best efforts to cause such registration statement to remain effective until the exercise or expiration of all such options.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BERGEN

          In order to induce AmeriSource to enter into this Agreement, Bergen hereby represents and warrants to AmeriSource that the statements contained in this Article IV are true, correct and complete.

     4.1. Organization and Standing Each of Bergen and each subsidiary
(as defined in Section 9.3) of Bergen is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power or authority, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect (as defined in Section 9.3) on Bergen. Each of Bergen and each subsidiary of Bergen is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates requires it to so qualify, except where the failure to be so qualified or in good standing in such jurisdiction individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on Bergen. Bergen is not in default in the performance, observance or fulfillment of any provision of its Restated Certificate of Incorporation or its Bylaws, each as in effect on the date hereof (the "Bergen Certificate" and the "Bergen Bylaws," respectively). Bergen has heretofore furnished to AmeriSource a complete and correct copy of the Bergen Certificate and the Bergen Bylaws. No subsidiary of Bergen is in default in the performance, observance or fulfillment of any provision of such subsidiary's Certificate of Incorporation or Bylaws, each as in effect on the date hereof.

     4.2. Subsidiaries. Bergen does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except for the subsidiaries and other entities set forth in Section 4.2 to the disclosure schedule delivered by Bergen to AmeriSource and dated the date hereof (the "Bergen Disclosure Schedule"). Except as set forth in Section 4.2 to the Bergen Disclosure Schedule, neither Bergen nor any of its subsidiaries is subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in an amount in excess of $1,000,000 in any entity or enterprise that is not wholly owned by Bergen. Except as set forth in Section
4.2 to the Bergen Disclosure Schedule, Bergen owns directly or indirectly each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such subsidiary) of each of Bergen's subsidiaries, free and clear of all liens, pledges, security interests, claims or other encumbrances. Each of the outstanding shares of capital stock of each


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
of Bergen's subsidiaries is duly authorized, validly issued, fully paid and nonassessable. Other than as set forth in Section 4.2 to the Bergen Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase or transfer of any capital stock or other securities of any subsidiary of Bergen, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock or other securities of any subsidiary of Bergen, and neither Bergen nor any subsidiary of Bergen has any obligation of any kind to issue any additional shares of capital stock or other securities of any subsidiary of Bergen or to pay for or repurchase any shares of capital stock or other securities of any subsidiary of Bergen or any predecessor thereof.

     4.3. Corporate Power and Authority. Bergen has all requisite corporate power and authority to (a) enter into and deliver this Agreement, (b) to perform its obligations hereunder, and, (c) subject to obtaining the requisite approval of the shareholders of Bergen of this Agreement, to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Bergen have been duly authorized by all necessary corporate action on the part of Bergen, subject to obtaining the requisite approval of the shareholders of Bergen. This Agreement has been duly executed and delivered by Bergen and (assuming the due authorization, execution and delivery by the other parties hereto) constitutes the legal, valid and binding obligation of Bergen enforceable against it in accordance with its terms.

     4.4. Capitalization of Bergen. As of March 15, 2001, Bergen's authorized capital stock consisted solely of (a) 300,000,000 shares of Class A common stock, par value $1.50 per share ("Bergen Common Stock"), of which (i) 135,484,524 shares were issued and outstanding, (ii) 3,110,673 shares were issued and held in treasury (which does not include the shares reserved for issuance set forth in clause (iii) below) and no shares were held by subsidiaries of Bergen, and (iii) 9,034,384 shares were reserved for issuance upon the exercise of outstanding options and no shares were reserved for issuance upon the conversion or exchange of convertible or exchangeable securities granted or issued by Bergen; and (b) 3,000,000 shares of preferred stock, without par value ("Bergen Preferred Stock"), none of which was issued and outstanding or reserved for issuance, except for a series of 400,000 shares of Bergen Preferred Stock designated as Series A Junior Participating Preferred Stock reserved for issuance pursuant to the Amended and Restated Rights Agreement dated as of December 17, 1999 between Bergen and ChaseMellon Shareholder Services, Inc. ("Bergen Rights Agreement"), none of which was issued and outstanding. Each outstanding share of Bergen capital stock is duly authorized and validly issued, fully paid and nonassessable, and has not been issued in violation of any preemptive or similar rights. Other than as set forth in the first sentence hereof, in Section 4.4 to the Bergen Disclosure Schedule or as contemplated by the Stock Option Agreement dated as of the date hereof between AmeriSource and Bergen (the "Bergen Stock Option Agreement"), there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase or transfer by Bergen of any securities of Bergen, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of Bergen, and neither Bergen nor any subsidiary of Bergen has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities of Bergen or any predecessor. The Bergen Disclosure Schedule accurately sets forth as of March 15, 2001 the names of, and the number of shares of


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
each class (including the number of shares issuable upon exercise of Bergen Options and the exercise price and vesting schedule with respect thereto) and the number of options held by, all holders of options to purchase Bergen capital stock. Except as set forth in Section 4.4 to the Bergen Disclosure Schedule, neither Bergen nor any of its subsidiaries has any agreement, arrangement or understandings to register any securities of Bergen or any of its subsidiaries under the Securities Act or under any state securities law or has granted registration rights to any person or entity (other than agreements, arrangements or understandings with respect to registration rights that are no longer in effect as of the date of this Agreement); copies of all such agreements (other than agreements that are no longer in effect on the date of this Agreement) have previously been provided to AmeriSource.

     4.5. Conflicts; Consents and Approvals. Except as set forth in Section 4.5 to the Bergen Disclosure Schedule and, in the case of (b), (c) and (d), for any of the following that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Bergen or a material adverse effect on the ability of Bergen to consummate the transactions contemplated hereby, neither the execution and delivery of this Agreement or the Bergen Stock Option Agreement by Bergen, nor the consummation of the transactions contemplated hereby or thereby will:

          (a) conflict with, or result in a breach of any provision of, the Bergen Certificate or the Bergen Bylaws,

          (b) to the knowledge of Bergen, violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Bergen or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Bergen or any of its subsidiaries is a party,

          (c) violate any order, writ, injunction, decree, statute, permit, license, rule or regulation applicable to Bergen or any of its subsidiaries or any of their respective properties or assets, or

          (d) require any action or consent or approval of, or review by, or registration or filing by Bergen or any of its affiliates with, any third party or any local, domestic, foreign or multi-national court, tribunal, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority (a "Governmental Authority"), other than
(i) approval of the Mergers and the transactions contemplated hereby by shareholders of Bergen, (ii) the filing of the New Jersey Certificate of Merger with the New Jersey Treasury Department and the filing of the Delaware Certificate of Merger with the Delaware Secretary of State, (iii) action necessary for the authorization for inclusion of the Parent Common Stock to be issued in the Mergers and the transactions contemplated hereby on the NYSE, subject to official notice of issuance, (iv) actions required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), (v) actions required under the New Jersey Industrial Site Recovery Act and the rules and regulations promulgated thereunder ("ISRA") and (vi) registrations or other actions required under federal and state securities laws as are contemplated by this Agreement.

     4.6. No Material Adverse Change. Except (a) as set forth in Section 4.6 to the Bergen Disclosure Schedule or (b) as specifically disclosed in the Bergen SEC Documents (as defined in Section 4.7) filed with the Commission prior to the date of this Agreement, since September 30, 2000, there has been no change in the business, assets, liabilities, results of operations or financial condition of Bergen or any of its subsidiaries which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on Bergen, or any event, occurrence or development which individually or in the aggregate would have a material adverse effect on the ability of Bergen to consummate the transactions contemplated hereby.

     4.7. Bergen SEC Documents. Except as set forth in Section 4.7 to the Bergen Disclosure Schedule, Bergen has timely filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by them since December 31, 1997 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act") or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the "Bergen SEC Documents"). The Bergen SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) except as set forth in Section 4.7 to the Bergen Disclosure Schedule, complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of Bergen included in the Bergen SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject, in the case of the unaudited financial statements, to normal, recurring audit adjustments), in all material respects, the consolidated financial position of Bergen and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. No subsidiary of Bergen is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the Commission, the NYSE, any other stock exchange or any other comparable Governmental Authority.

     4.8. Taxes. Except as reflected in the Consolidated Balance Sheet of Bergen as of September 30, 2000, included in the Bergen SEC Documents, or disclosed in the footnotes to the financial statements as of such date or (ii) as set forth in Section 4.8 to the Bergen Disclosure Schedule and except for such matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Bergen:

          (a) Bergen and its subsidiaries (i) have duly filed all Tax Returns (as defined in Section 4.8(d)) (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by Bergen or its subsidiaries, all of which Tax Returns are true and correct; (ii) have within the time and manner prescribed by Applicable Law paid or, prior to the Effective Time, will pay all Taxes (as defined in Section 4.8(d)), required to be paid in respect of the periods covered by such Tax Returns or otherwise due to any Governmental Authority; (iii) have established or, prior to the Effective Time, will establish, in accordance with their normal accounting practices and procedures, accruals and reserves that are adequate for the payment of all Taxes not yet due and payable and attributable to any period preceding the Effective Time; (iv) are not delinquent in the payment of any Tax; and (v) have not received written notice of any deficiencies for any Tax from any Governmental Authority against Bergen or any of its subsidiaries, which deficiency has not been satisfied. Neither Bergen nor any of its subsidiaries is the subject of any currently ongoing Tax audit. With respect to any taxable period ended prior to September 30, 1996, all federal income Tax Returns including Bergen or any of its subsidiaries have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations. There are no liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of Bergen or any of its subsidiaries (other than liens for Taxes not yet due). No claim has ever been made in writing by a Governmental Authority in a jurisdiction where Bergen or its subsidiaries do not file Tax Returns that Bergen or any of its subsidiaries is or may be subject to taxation by that jurisdiction. Neither Bergen nor any of its subsidiaries has filed an election under Section 341(f) of the Code to be treated as a consenting corporation.

          (b) Neither Bergen nor any of its subsidiaries is obligated by any contract, agreement or other arrangement to indemnify any other person with respect to Taxes. Neither Bergen nor any of its subsidiaries is now or has ever been a party to or bound by any contract, agreement or other arrangement (whether or not written and including, without limitation, any arrangement required or permitted by Applicable Law (including pursuant to Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign law)) which (i) requires Bergen or any of its subsidiaries to make any Tax payment to (other than payments made prior to September 30, 2000) or for the account of any other person, (ii) affords any other person the benefit of any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction or any other credit or Tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes) of Bergen or any of its subsidiaries, or (iii) requires or permits the transfer or assignment of income, revenues, receipts or gains to Bergen or any of its subsidiaries from any other person.

          (c) Bergen and its subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

          (d) For purposes of this Agreement, (i) "Tax" (and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, inventory, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Authority, and (ii) "Tax Return" means any


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
return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     4.9. Compliance with Law. Except (a) as set forth in Section 4.9 to the Bergen Disclosure Schedule or (b) as specifically disclosed in the Bergen SEC Documents filed with the Commission prior to the date hereof, to the knowledge of Bergen, Bergen and its subsidiaries are in compliance with all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered, by any Governmental Authority, including, without limitation, the Federal Prescription Drug Marketing Act and comparable or related state law provisions, the Federal Controlled Substances Act of 1970, the Food, Drug and Cosmetic Act, the Good Manufacturing Practices and other standards of the Food and Drug Administration (the "FDA"), federal Medicare and Medicaid statutes, including, without limitation, 42 U.S.C. Section 1320a-7b and 42 U.S.C. Section 1395nn or related state or local statutes or regulations, applicable state laws regulating pharmacy or wholesaling practices, statutes and regulations relating to billing or sales practices, the Foreign Corrupt Practices Act of 1977 and the Occupational Safety and Health Act and the regulations promulgated thereunder (all such laws, statutes, orders, rules, regulations, policies, guidelines, judgments, decisions and orders, collectively, "Applicable Laws"), relating to Bergen, its subsidiaries or their respective business or properties, except where the failure to be in compliance with such Applicable Laws individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on Bergen. Except (a) as disclosed in Section 4.9 to the Bergen Disclosure Schedule or (b) as specifically disclosed in the Bergen SEC Documents filed with the Commission prior to the date hereof, no investigation or review by any Governmental Authority with respect to Bergen or any of its subsidiaries is pending, or, to the knowledge of Bergen, threatened in writing, nor has any Governmental Authority indicated in writing an intention to conduct the same, other than those the outcome of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Bergen. Since the date of this Agreement, there have been no changes in the status, as such status was disclosed to AmeriSource and its representatives prior to the date of this Agreement, of the matters disclosed on Section 4.9 to the Bergen Disclosure Schedule that, in the aggregate, would reasonably be expected to have a Material Adverse Effect on Bergen or a material adverse effect on the ability of Bergen to consummate the transactions contemplated hereby.

     4.10. Intellectual Property. Except as set forth in Section 4.10 to the Bergen Disclosure Schedule and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Bergen, Bergen and its subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, service marks, trade secrets, applications for registration of trademarks and for service marks, computer software and data bases, including all embodiments or fixations thereof and related documentation, know-how and other proprietary rights and information ("Intellectual Property") used in or necessary for the conduct of the business of Bergen and its subsidiaries as currently conducted. Except as set forth in
Section 4.10 to the Bergen Disclosure Schedule, the conduct of the businesses of Bergen and its subsidiaries as currently conducted does not, to the knowledge of Bergen, conflict with or infringe upon any Intellectual Property of any third party except for any conflict or infringement that, individually or in the aggregate, would not reasonably be expected to have a Material

Adverse Effect on Bergen. Except as set forth in Section 4.10 to the Bergen Disclosure Schedule and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Bergen, to Bergen's knowledge, no third party is infringing on any of the Intellectual Property owned by Bergen or any of its subsidiaries.

     4.11. Title to Properties. Bergen and its subsidiaries own or hold under valid leases all real property, plants, machinery and equipment necessary for the conduct of the business of Bergen and its subsidiaries as presently conducted, except where the failure to own or so hold such property, plants, machinery and equipment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Bergen.

     4.12. Registration Statement; Joint Proxy Statement. None of the information provided by Bergen in writing for inclusion in the registration statement on Form S-4 (such registration statement as amended, supplemented or modified, the "Registration Statement") to be filed with the Commission by Parent under the Securities Act, including the prospectus relating to the shares of Parent Common Stock to be issued in the Mergers (as amended, supplemented or modified, the "Prospectus") and the joint proxy statement and form of proxies relating to the vote of the shareholders of Bergen with respect to the Mergers (as amended, supplemented or modified, the "Joint Proxy Statement"), at the time the Registration Statement becomes effective or, in the case of the Joint Proxy Statement, at the date of mailing and at the date of the Bergen Shareholders Meeting or the AmeriSource Shareholders Meeting, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Joint Proxy Statement, except for such portion thereof that relates only to AmeriSource and its subsidiaries (as to which no representations or warranties are made), will comply as to form in all material respects with the provisions of the Exchange Act.

     4.13. Litigation. Except (a) as set forth in Section 4.13 to the Bergen Disclosure Schedule or (b) specifically disclosed in the Bergen SEC Documents filed with the Commission prior to the date of this Agreement, there is no suit, claim, action, proceeding, audit or investigation (an "Action") pending or, to the knowledge of Bergen, threatened against Bergen or any of its subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Bergen or a material adverse effect on the ability of Bergen to consummate the transactions contemplated hereby. Except as set forth in Section 4.13 to the Bergen Disclosure Schedule, neither Bergen nor any of its subsidiaries is currently subject to any outstanding order, writ, injunction or decree specifically applicable to Bergen or any of its subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Bergen or a material adverse effect on the ability of Bergen to consummate the transactions contemplated hereby. Since the date of this Agreement, there have been no changes in the status, as such status was disclosed to AmeriSource and its representatives prior to the date of this Agreement, of the Actions pending against Bergen or any of its subsidiaries and set forth in Section 4.13 to the Bergen Disclosure Schedule that, in the aggregate, would reasonably be expected to have a Material Adverse Effect on Bergen or a material adverse effect on the ability of Bergen to consummate the transactions contemplated hereby.


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
     4.14. Brokerage and Finder's Fees; Expenses. Except in connection with the retention of Merrill Lynch & Co., Inc. ("Merrill Lynch") (the fees of which firm shall be the sole responsibility of Bergen), neither Bergen nor any stockholder, director, officer or employee thereof has incurred or will incur on behalf of Bergen any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement. Bergen has heretofore furnished to AmeriSource a complete and correct copy of the engagement letter between Bergen and Merrill Lynch.

     4.15. Reorganization. Neither Bergen nor any of its affiliates has taken or agreed to take any action that would cause AmeriSource, Bergen, the AmeriSource shareholders or the Bergen shareholders to recognize any gain or loss for Federal income tax purposes as a result of the Reorganization (except to the extent that cash is received in lieu of Fractional Shares and to the extent of payments made pursuant to Section 6.1(i)).

     4.16. Employee Benefit Plans.

          (a) For purposes of this Agreement, the following terms have the definitions given below:

          "Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA (as defined below), (ii) Section 302 of ERISA, (iii) Sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, or (v) corresponding or similar provisions of foreign laws or regulations, in each case other than pursuant to Plans.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

          "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

          "Plans" means each plan, program, policy, practice or other arrangement providing for compensation, severance, retirement benefits, fringe benefits, equity-based awards or other benefits of any kind (including, but not limited to, all employee welfare benefit plans within the meaning of Section 3(l) of ERISA and all employee pension benefit plans within the meaning of
Section 3(2) of ERISA) with respect to which a party or any of its subsidiaries or ERISA Affiliates has or may have any liability, contingent or otherwise, and further including any of the foregoing which cover directors or former directors of a party or any subsidiary.

          "Withdrawal Liability" means (a) liability to a Multiemployer Plan (as defined in Section 4.16(f)) as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.

          (b) With respect to each Bergen Plan, Bergen has provided to AmeriSource a true, correct and complete copy of each material document relating to a material liability with respect thereto, including without limitation the following (where applicable):
(i) each writing constituting a part of such Plan, including without limitation all plan documents, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; and (v) the most recent determination letter from the Internal Revenue Service, if any.

          (c) Except as set forth in Section 4.16(c) to the Bergen Disclosure Schedule, the Internal Revenue Service has issued a favorable determination letter with respect to each Bergen Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code (a "Qualified Plan") and, to the knowledge of Bergen, there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Bergen Qualified Plan or the related trust.

          (d) All contributions required to be made to any Bergen Plan by Applicable Laws or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Bergen Plan, before the date hereof have been made or paid in full on or before the final due date thereof and through the Effective Time will be made or paid in full on or before the final due date thereof.

          (e) Bergen and its subsidiaries have complied, and are now in compliance, with all applicable provisions of ERISA and the Code and all Applicable Laws relating to employees and employee benefits, except for such non-compliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Bergen. Each Bergen Plan has been established and operated in compliance with its terms and Applicable Laws, except for such non-compliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Bergen. There is not now, and there are no existing circumstances that individually or in the aggregate would reasonably be expected to give rise to, any requirement for the posting of security with respect to a Bergen Plan or the imposition of any lien on the assets of Bergen or any of its subsidiaries under ERISA or the Code. Bergen and its subsidiaries are each in compliance with all Applicable Laws respecting employment, except for such non-compliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Bergen.

          (f) Except as set forth in Section 4.16(f) to the Bergen Disclosure Schedule, no Bergen Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"), nor has Bergen or any of its subsidiaries or any of their respective ERISA Affiliates, at any time within six years before the date hereof, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. With respect to each Multiemployer Plan: (i) neither Bergen nor any of its ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full; (ii) neither Bergen nor any ERISA Affiliate has received any notification, nor has any reason to believe, that any such plan is in reorganization, is insolvent, or has been terminated, or could reasonably be expected to be in reorganization, to be insolvent, or to be terminated; and (iii) no circumstances exist which


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
individually or in the aggregate could reasonably be expected to result in Withdrawal Liability with respect to a Bergen Plan.

          (g) There does not now exist, and there are no existing circumstances that individually or in the aggregate would reasonably be expected to result in, any Controlled Group Liability that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on Bergen or any of its subsidiaries. Without limiting the generality of the foregoing, neither Bergen nor any of its subsidiaries nor any of their respective ERISA Affiliates has engaged in any transaction described in Section 4069 of ERISA.

          (h) Except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and except as set forth in
Section 4.16(h) to the Bergen Disclosure Schedule, neither Bergen nor any of its subsidiaries has any material liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof.

          (i) Except as disclosed in Section 4.16(i) to the Bergen Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or consultant of Bergen or any of its subsidiaries. Without limiting the generality of the foregoing, except as set forth in Section 4.16(i) to the Bergen Disclosure Schedule, no amount paid or payable by Bergen or any of its subsidiaries or affiliates in connection with the transactions contemplated hereby either solely as a result thereof or as a result of such transactions in conjunction with any other events will be an "excess parachute payment" within the meaning of Section 280G of the Code.

          (j) Except as disclosed in Section 4.16(j) to the Bergen Disclosure Schedule, there are no pending, or to the knowledge of Bergen threatened, Actions (other than claims for benefits in the ordinary course) with respect to the Bergen Plans which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Bergen or any of its subsidiaries.

          (k) Section 4.16(k) to the Bergen Disclosure Schedule sets forth a list of each employment, consulting, severance or similar agreement under which Bergen or any of its subsidiaries is or could become obligated to provide compensation or benefits in excess of $200,000 per year, and Bergen has provided to AmeriSource a copy of each such agreement.

          (l) Each of the employees of Bergen or any of its subsidiaries listed on Section 4.16(l) to the Bergen Disclosure Schedule have entered into an agreement with Bergen in the form attached hereto as Exhibit E and such agreements have not been amended or modified in any respect.

     4.17. Contracts. Section 4.17 to the Bergen Disclosure Schedule lists all contracts, agreements, guarantees, leases and executory commitments (each a "Contract"), other than Plans, any Contracts heretofore filed as an exhibit to any Bergen SEC Document and any Contracts that are cancelable on less than 91 days notice without penalty, that exist as of the date hereof to which Bergen or any of its subsidiaries is a party or by which it is bound and which fall within any of the following categories: (a) Contracts not entered into in the ordinary course of Bergen's or any of its subsidiaries' business other than those that individually or in the aggregate are not material to the business of Bergen or any of its subsidiaries, (b) joint venture and partnership agreements,
(c) Contracts containing covenants purporting to limit the freedom of Bergen or any of its subsidiaries to compete in any line of business in any geographic area or to hire any individual or group of individuals, (d) Contracts which after the Effective Time would have the effect of limiting the freedom of Parent or its subsidiaries to compete in any line of business in any geographic area or to hire any individual or group of individuals, (e) Contracts which contain minimum purchase conditions in excess of $10,000,000 with respect to inventory purchases for resale, and $1,000,000 in the case of everything else, or requirements or other terms that restrict or limit the purchasing relationships of Bergen or its subsidiaries, or any customer, licensee or lessee thereof, (f) Contracts relating to any outstanding commitment for capital expenditures in excess of $2,000,000, (g) indentures, mortgages, promissory notes, loan agreements or guarantees of borrowed money in excess of $2,000,000 in the aggregate, letters of credit or other agreements or instruments of Bergen or any of its subsidiaries or commitments for the borrowing or the lending by Bergen or any of its subsidiaries of amounts in excess of $2,000,000 in the aggregate or providing for the creation of any charge, security interest, encumbrance or lien upon any of the assets of Bergen or any of its subsidiaries with an aggregate value in excess of $2,000,000, (h) Contracts providing for "earn-outs" or other contingent payments by Bergen or any of its subsidiaries involving more than $1,000,000 in the aggregate over the terms of any such Contracts, (i) Contracts providing for the purchase by Bergen or any of its subsidiaries of product for a purchase price in excess of $1,000,000 in the aggregate, for resale, at a price above the weighted average price at which Bergen or any of its subsidiaries sell such product, (j) Contracts relating to material customer programs with an expected cost to Bergen or any of its subsidiaries in excess of $1,000,000 in the aggregate, including Contracts providing for loans to customers or slotting allowances, (k) Contracts associated with off balance sheet financing in excess of $1,000,000 in the aggregate, including but not limited to arrangements for the sale of receivables, (l) licenses or similar agreements granting a third party the right to use any Intellectual Property that is material to the business of Bergen or any of its subsidiaries, (m) stock purchase agreements, asset purchase agreements or other acquisition or divestiture agreements relating to material transactions since January 1, 1998, or (n) any agreement the absence of which would reasonably be expected to have a Material Adverse Effect on Bergen. All Contracts required to be disclosed in Section 4.17 to the Bergen Disclosure Schedule and all Contracts filed as an exhibit to any Bergen SEC Document and all Bergen Plans to which Bergen or any of its subsidiaries is a party or by which it is bound are valid and binding obligations of Bergen or such subsidiary and, to the knowledge of Bergen, the valid and binding obligation of each other party thereto except such Contracts which if not so valid and binding would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Bergen. Neither Bergen or any of its subsidiaries nor, to the knowledge of Bergen, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default under or permit the termination of, any such Contract except such violations or defaults under or terminations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Bergen. Set forth in Section 4.17(o) to the Bergen Disclosure Schedule is a description of any material changes to the amount and terms of the indebtedness of Bergen and its subsidiaries from the description in the financial statements (including the notes thereto) incorporated in Bergen's Annual Report on Form 10-K for the period ended September 30, 2000 filed with the Commission. Set forth in Section 4.17(p) to the Bergen Disclosure Schedule is the amount of the annual premium currently paid by Bergen for its directors' and officers' liability insurance. Except as set forth in Section 4.17(q) to the Bergen Disclosure Schedule, the consummation of the Mergers will not require any notice or consent pursuant to, or change any of the material terms of, any of the 20 largest customer Contracts (measured by revenue during fiscal 2000) to which Bergen or any of its subsidiaries is a party other than any Contracts heretofore filed as an exhibit to any Bergen SEC Document and any Contracts that are cancelable on less than 91 days notice without penalty.

     4.18. Labor Matters. Except as set forth in Section 4.18 to the Bergen Disclosure Schedule, neither Bergen nor any of its subsidiaries has any labor contracts or collective bargaining agreements with any persons employed by Bergen or any of its subsidiaries or any persons otherwise performing services primarily for Bergen or any of its subsidiaries, nor as of the date hereof is Bergen or any of its subsidiaries in the process of negotiating any such agreement. There is no labor strike, dispute or stoppage pending or, to the knowledge of Bergen, threatened against Bergen or any of its subsidiaries which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect, and neither Bergen nor any of its subsidiaries has experienced any such labor strike, dispute or stoppage since September 30, 1997.

     4.19. Undisclosed Liabilities. Except (i) as and to the extent disclosed or reserved against in the consolidated balance sheet of Bergen as of September 30, 2000 included in the Bergen SEC Documents, or disclosed in the footnotes to the financial statements as of such date, (ii) as incurred after September 30, 2000 in the ordinary course of business consistent with prior practice and not prohibited by this Agreement or (iii) as set forth in Section 4.19 to the Bergen Disclosure Schedule, neither Bergen nor any of its subsidiaries has any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Bergen. Since the date of this Agreement, there have been no changes in the status, as such status was disclosed to AmeriSource and its representatives prior to the date of this Agreement, of the matters disclosed on Section 4.19 to the Bergen Disclosure Schedule that, in the aggregate, would reasonably be expected to have a Material Adverse Effect on Bergen or a material adverse effect on the ability of Bergen to consummate the transactions contemplated hereby.

     4.20. Operation of Bergen's Business; Relationships.

          (a) Since September 30, 2000 through the date of this Agreement and except for entering into this Agreement and the Bergen Stock Option Agreement, neither Bergen nor any of its subsidiaries engaged in any transaction which, if done after execution of this Agreement, would violate in any material respect
Section 6.3(c) (other than subsections (x), (xi) or (xiv) of Section 6.3(c)), except as set forth in Section 4.20(a) to the Bergen Disclosure Schedule or as specifically disclosed in the Bergen SEC Documents filed with the Commission prior to the date of this Agreement.


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
          (b) Except as set forth in Section 4.20(b) to the Bergen Disclosure Schedule, (i) from September 30, 2000 to the date hereof, no material customer of Bergen or any of its subsidiaries has indicated that it will stop or materially decrease purchasing materials, products or services from Bergen or any of its subsidiaries and (ii) since September 30, 2000, no material supplier of Bergen or any of its subsidiaries has indicated that it will stop or materially decrease the supply of materials, products or services to Bergen or any of its subsidiaries, or impose conditions or credit limits on Bergen or any of its subsidiaries, in each case, the effect of which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on Bergen.

     4.21. Permits; Compliance.

          (a) Bergen and its subsidiaries are in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Bergen Permits"), except where the failure to be in possession of such Bergen Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Bergen or a material adverse effect on the ability of Bergen to consummate the transactions contemplated hereby, and there is no Action pending or, to the knowledge of Bergen, threatened in writing regarding any of the Bergen Permits which, if successful, would have a Material Adverse Effect on Bergen. Neither Bergen nor any of its subsidiaries is in conflict with, or in default or violation of any of the Bergen Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Bergen.

          (b) Except as set forth in Section 4.21(b) to the Bergen Disclosure Schedule or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Bergen:

              (i) all necessary clearances or approvals from Governmental Authorities for all drug and device products which are manufactured and/or sold by Bergen and its subsidiaries have, to the knowledge of Bergen, been obtained and Bergen and its subsidiaries are in substantial compliance with the most current form of each applicable clearance or approval with respect to the manufacture, storage, distribution, promotion and sale by Bergen and its subsidiaries of such products;

              (ii) none of Bergen, its subsidiaries, or any of their officers, employees or agents (during the term of such person's employment by Bergen or any of its subsidiaries or while acting as an agent of Bergen or any of its subsidiaries, or, to the knowledge of Bergen, prior to such employment) has made any untrue statement of a material fact or fraudulent statement to the FDA, the U.S. Nuclear Regulatory Commission (the "NRC") or any similar Governmental Authorities, failed to disclose a material fact required to be disclosed to the FDA, NRC or similar Governmental Authorities, or committed an act, made a statement or failed to make a statement that would reasonably be expected to provide a basis for the FDA, NRC or similar Governmental Authorities to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" or similar governmental policy, rule, regulation or law;


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
              (iii) as to each article of drug, device, cosmetic or vitamin manufactured (directly or indirectly) and/or, to the knowledge of Bergen, distributed by Bergen and its subsidiaries, such article is not adulterated or misbranded within the meaning of the Food, Drug and Cosmetic Act or any similar governmental act or law of any jurisdiction; and

              (iv) to the knowledge of Bergen, none of Bergen, its subsidiaries or any of their officers, employees or agents (during the term of such person's employment by Bergen or any of its subsidiaries or while acting as an agent of Bergen or any of its subsidiaries, or, to the knowledge of Bergen, prior to such employment), has been convicted of any crime or engaged in any conduct for which debarment or similar punishment is mandated or permitted by any Applicable Law.

          (c) Since the date of this Agreement, there have been no changes in the status, as such status was disclosed to AmeriSource and its representatives prior to the date of this Agreement, of the matters disclosed on Section 4.21 to the Bergen Disclosure Schedule that, in the aggregate, would reasonably be expected to have a Material Adverse Effect on Bergen or a material adverse effect on the ability of Bergen to consummate the transactions contemplated hereby.

     4.22. Environmental Matters. Except for matters disclosed in Section 4.22 of the Bergen Disclosure Schedule or as specifically disclosed in the Bergen SEC Documents filed with the Commission prior to the date of this Agreement and except for matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Bergen, (a) the properties, operations and activities of Bergen and its subsidiaries have at all times been for all applicable periods of limitation, and are, in compliance with all applicable Environmental Laws and Environmental Permits (each as defined below);
(b) Bergen and its subsidiaries and the properties and operations of Bergen and its subsidiaries are not subject to any pending or, to the knowledge of Bergen, threatened (in writing) Action under any Environmental Law, including without limitation with respect to any present or former operations, facilities or subsidiaries; (c) there has been no release of any Hazardous Materials (as defined below) into the environment by Bergen or its subsidiaries, and to the knowledge of Bergen there are no Hazardous Materials present at, on, under, within or which have migrated from, any properties of Bergen or its subsidiaries; (d) to the knowledge of Bergen there has been no exposure of any person or property to any Hazardous Materials in connection with the properties, operations and activities of Bergen or its subsidiaries (provided that the foregoing is not intended to apply to exposure relating to the consumption or other customary use of pharmaceutical products manufactured or distributed by Bergen); and (e) neither Bergen nor any of its subsidiaries (x) has received any written notice that Bergen, any of its subsidiaries or any of their respective present or former operations, facilities or subsidiaries is or may be a potentially responsible party or otherwise liable in connection with any site used for the disposal of or otherwise containing Hazardous Materials, or (y) has disposed of, arranged for the disposal of, or transported any Hazardous Materials to any site which, to the knowledge of Bergen, is listed on the U.S. Environmental Protection Agency's National Priorities List or which, to the knowledge of Bergen, is otherwise subject to remediation or investigation. Bergen and its subsidiaries have made available to AmeriSource all material internal and external environmental audits and reports (in each case relevant to Bergen or any of its subsidiaries) prepared since January 1, 1995 and in the possession or under the control of Bergen or its


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
subsidiaries. The term "Environmental Laws" means all Applicable Laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder, as in effect on the date hereof. "Environmental Permit" means any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

     4.23. Opinion of Financial Advisor. Bergen has received the written opinion of Merrill Lynch, its financial advisor, to the effect that, as of the date of this Agreement, the Bergen Exchange Ratio is fair to the Bergen shareholders from a financial point of view, and such opinion has not been withdrawn or revoked or modified in any material respect as of the date of this Agreement.

     4.24. Board Recommendation; Vote Required.

          (a) The Board of Directors of Bergen, at a meeting duly called and held at which a quorum was present throughout, has by the requisite vote of the directors (i) determined that this Agreement and the transactions contemplated hereby, including the Mergers, and the Bergen Stock Option Agreement and the transactions contemplated thereby, taken together, are fair to and in the best interests of the Bergen shareholders and (ii) resolved to recommend that the holders of the shares of Bergen Common Stock entitled to vote thereon approve and adopt this Agreement and the transactions contemplated hereby (the "Bergen Board Recommendation"). The Bergen Board Recommendation has not been withdrawn, revoked or modified as of the date of this Agreement.

          (b) The only vote of the holders of any class or series of capital stock of Bergen necessary to approve and adopt this Agreement, the Mergers and the other transactions contemplated by this Agreement is the affirmative vote in favor of the approval and adoption of this Agreement of a majority of the votes cast by holders of the outstanding shares of Bergen Common Stock.

     4.25. New Jersey Shareholders Protection Act and Rights Agreement. Prior to the date hereof, the Board of Directors of Bergen has taken all action necessary to exempt under or make not subject to (x) the provisions of the New Jersey Shareholders Protection Act (the "NJSPA") and (y) any other New Jersey or California takeover law or New Jersey or California law that purports to limit or restrict business combinations: (i) the execution of this Agreement, the Bergen Stock Option Agreement and the Support/Voting Agreements, dated as of the date hereof between AmeriSource and certain executive officers of Bergen (the "Bergen Support Agreements"), (ii) the Mergers and (iii) the transactions contemplated hereby and by the Bergen Stock Option Agreement and the Bergen Support Agreements. The Board of Directors of Bergen, at a meeting duly called and held at which a quorum was present throughout, has by the


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
requisite vote of directors resolved to amend the Bergen Rights Agreement to provide that (i) Parent and AmeriSource are exempt from the definition of "Acquiring Person" contained in the Bergen Rights Agreement, (ii) no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Bergen Rights Agreement) will occur as a result of the execution of this Agreement or the Bergen Stock Option Agreement or the consummation of the Mergers pursuant to this Agreement or the acquisition or transfer of shares of Bergen Common Stock by AmeriSource pursuant to the Bergen Stock Option Agreement and (iii) the Bergen Rights Agreement will expire immediately prior to the Effective Time. A copy of such resolution has been previously provided to AmeriSource and such resolution has not been withdrawn, revoked or modified.

     4.26. Related Party Transactions. Except as set forth in Section 4.26 to the Bergen Disclosure Schedule, since the date of Bergen's proxy statement dated January 12, 2001, no event has occurred that would be required to be reported under Item 404 of Regulation S-K promulgated by the Commission.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF AMERISOURCE

          In order to induce Bergen to enter into this Agreement, AmeriSource hereby represents and warrants to Bergen that the statements contained in this
Article V are true, correct and complete.

     5.1. Organization and Standing. Each of AmeriSource and each subsidiary of AmeriSource is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power or authority, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on AmeriSource. Each of AmeriSource and each subsidiary of AmeriSource is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates requires it to so qualify, except where the failure to be so qualified or in good standing in such jurisdiction individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on AmeriSource. AmeriSource is not in default in the performance, observance or fulfillment of any provision of its Restated Certificate of Incorporation or its Bylaws, each as in effect on the date hereof (the "AmeriSource Certificate" and the "AmeriSource Bylaws," respectively). AmeriSource has heretofore furnished to Bergen a complete and correct copy of the AmeriSource Certificate and the AmeriSource Bylaws. No subsidiary of AmeriSource is in default in the performance, observance or fulfillment of any provision of such subsidiary's Certificate of Incorporation or Bylaws, each as in effect on the date hereof.

     5.2. Subsidiaries. AmeriSource does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except for the subsidiaries and other entities set forth in Section 5.2 to the disclosure schedule delivered by AmeriSource to Bergen and dated the date hereof (the "AmeriSource Disclosure Schedule"). Except as set forth in Section 5.2 to the AmeriSource Disclosure Schedule, neither AmeriSource nor any of its subsidiaries is subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in an amount in excess of $1,000,000 in any entity or enterprise that is not wholly owned by AmeriSource. Except as set forth in Section 5.2 to the AmeriSource Disclosure Schedule, AmeriSource owns directly or indirectly each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such subsidiary) of each of AmeriSource's subsidiaries, free and clear of all liens, pledges, security interests, claims or other encumbrances. Each of the outstanding shares of capital stock of each of AmeriSource's subsidiaries is duly authorized, validly issued, fully paid and nonassessable. Other than as set forth in Section 5.2 to the AmeriSource Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase or transfer of any capital stock or other securities of any subsidiary of AmeriSource, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock or other securities of any subsidiary of AmeriSource, and neither AmeriSource nor any subsidiary of AmeriSource has any obligation of any kind to issue any additional shares of capital stock or other securities of any subsidiary of AmeriSource or to pay for or repurchase any shares of capital stock or other securities of any subsidiary of AmeriSource or any predecessor thereof.

     5.3. Corporate Power and Authority. AmeriSource has all requisite corporate power and authority to (a) enter into and deliver this Agreement, (b) perform its obligations hereunder, and (c) subject to obtaining the requisite approval of the holders of shares of AmeriSource Class A Common Stock of this Agreement, to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by AmeriSource have been duly authorized by all necessary corporate action on the part of AmeriSource, subject to approval and adoption of this Agreement by the holders of shares of AmeriSource Class A Common Stock. This Agreement has been duly executed and delivered by AmeriSource and (assuming the due authorization, execution and delivery by the other parties hereto) constitutes the legal, valid and binding obligation of AmeriSource enforceable against it in accordance with its terms.

     5.4. Capitalization of AmeriSource. As of March 15, 2001, AmeriSource's authorized capital stock consisted solely of (a) 100,000,000 shares of Class A common stock, par value $0.01 per share ("AmeriSource Class A Common Stock"), of which (i) 52,624,648 shares were issued and outstanding, (ii) 702,167 shares were issued and held in treasury (which does not include the shares reserved for issuance set forth in clause (iii) below) and no shares were held by subsidiaries of AmeriSource, (iii) 3,053,488 shares were reserved for issuance upon the exercise of outstanding options and no shares (other than as described in clauses (iv) and (v) below) were reserved for issuance upon the conversion or exchange of convertible or exchangeable securities granted or issued by AmeriSource, (iv) 168,214 shares were reserved for issuance upon the conversion of AmeriSource Class B Common Stock and AmeriSource Class C Common Stock (each as defined below) into AmeriSource Class A Common Stock and (v) 5,663,730 shares were reserved for issuance upon the conversion of outstanding Convertible Subordinated Notes due December 1, 2007 (the "AmeriSource Convertible Notes");

(b) 15,000,000 shares of Class B common stock, par value $0.01 per share ("AmeriSource Class B Common Stock"), of which (i) 8,446 shares were issued and outstanding, (ii) 5,899,999 shares were issued and held in treasury and no shares were held by subsidiaries of AmeriSource, and (iii) no shares were reserved for issuance; and (c) 2,000,000 shares of Class C common stock, par value $0.01 per share ("AmeriSource Class C Common Stock" and, with the AmeriSource Class A Common Stock and AmeriSource Class B Common Stock, the "AmeriSource Common Stock"), of which (i) 159,768 shares were issued and outstanding, (ii) no shares were issued and held in treasury and no shares were held by subsidiaries of AmeriSource, and (iii) no shares were reserved for issuance. Each outstanding share of AmeriSource capital stock is duly authorized and validly issued, fully paid and nonassessable, and has not been issued in violation of any preemptive or similar rights. Other than as set forth in the first sentence hereof, in Section 5.4 to the AmeriSource Disclosure Schedule or as contemplated by the Stock Option Agreement dated as of the date hereof between AmeriSource and Bergen (the "AmeriSource Stock Option Agreement") or the Rights Agreement dated as of March 16, 2001 between AmeriSource and Mellon Investor Services L.L.C. (the "AmeriSource Rights Agreement"), there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase or transfer by AmeriSource of any securities of AmeriSource, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of AmeriSource, and neither AmeriSource nor any subsidiary of AmeriSource has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities of AmeriSource or any predecessor. The AmeriSource Disclosure Schedule accurately sets forth as of March 15, 2001 the names of, and the number of shares of each class (including the number of shares issuable upon exercise of AmeriSource Options and the exercise price and vesting schedule with respect thereto) and the number of options held by, all holders of options to purchase AmeriSource capital stock. Except as set forth in Section 5.4 to the AmeriSource Disclosure Schedule, neither AmeriSource nor any of its subsidiaries has any agreement, arrangement or understandings to register any securities of AmeriSource or any of its subsidiaries under the Securities Act or under any state securities law or has granted registration rights to any person or entity (other than agreements, arrangements or understandings with respect to registration rights that are no longer in effect as of the date of this Agreement); copies of all such agreements (other than agreements that are no longer in effect on the date of this Agreement) have previously been provided to Bergen.

     5.5. Conflicts; Consents and Approvals. Except as set forth in Section 5.5 to the AmeriSource Disclosure Schedule and, in the case of (b), (c) and (d), for any of the following that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AmeriSource or a material adverse effect on the ability of AmeriSource to consummate the transactions contemplated hereby, neither the execution and delivery of this Agreement or the AmeriSource Stock Option Agreement by AmeriSource, nor the consummation of the transactions contemplated hereby or thereby will:

          (a) conflict with, or result in a breach of any provision of, the AmeriSource Certificate or the AmeriSource Bylaws,

          (b) to the knowledge of AmeriSource, violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice,


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
the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of AmeriSource or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which AmeriSource or any of its subsidiaries is a party,

          (c) violate any order, writ, injunction, decree, statute, permit, license, rule or regulation applicable to AmeriSource or any of its subsidiaries or any of their respective properties or assets, or

          (d) require any action or consent or approval of, or review by, or registration or filing by AmeriSource or any of its affiliates with, any third party or any Governmental Authority, other than (i) approval of the Mergers and the transactions contemplated hereby by holders of shares of AmeriSource Class A Common Stock, (ii) the filing of the New Jersey Certificate of Merger with the New Jersey Treasury Department and the filing of the Delaware Certificate of Merger with the Delaware Secretary of State, (iii) action necessary for the authorization for inclusion of the Parent Common Stock to be issued in the Mergers and the transactions contemplated hereby on the NYSE, subject to official notice of issuance, (iv) actions required by the HSR Act, (v) actions required under ISRA, and (vi) registrations or other actions required under federal and state securities laws as are contemplated by this Agreement.

     5.6. No Material Adverse Change. Except (a) as set forth in Section 5.6 to the AmeriSource Disclosure Schedule or (b) as specifically disclosed in the AmeriSource SEC Documents (as defined in Section 5.7) filed with the Commission prior to the date of this Agreement, since September 30, 2000, there has been no change in the business, assets, liabilities, results of operations or financial condition of AmeriSource or any of its subsidiaries which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on AmeriSource, or any event, occurrence or development which individually or in the aggregate would have a material adverse effect on the ability of AmeriSource to consummate the transactions contemplated hereby.

     5.7. AmeriSource SEC Documents. Except as set forth in Section 5.7 to the AmeriSource Disclosure Schedule, AmeriSource has timely filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by them since December 31, 1997 under the Exchange Act or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the "AmeriSource SEC Documents"). The AmeriSource SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) except as set forth in Section 5.7 to the AmeriSource Disclosure Schedule, complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of AmeriSource included in the AmeriSource SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject, in the case of the unaudited financial statements, to normal, recurring audit adjustments), in all material respects, the consolidated financial position of AmeriSource and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. No subsidiary of AmeriSource is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the Commission, the NYSE, any other stock exchange or any other comparable Governmental Authority.

     5.8. Taxes. Except as reflected in the Consolidated Balance Sheet of AmeriSource as of September 30, 2000, included in the AmeriSource SEC Documents, or disclosed in the footnotes to the financial statements as of such date or
(ii) as set forth in Section 5.8 to the AmeriSource Disclosure Schedule and except for such matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AmeriSource:

          (a) AmeriSource and its subsidiaries (i) have duly filed all Tax Returns (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by AmeriSource or its subsidiaries, all of which Tax Returns are true and correct; (ii) have within the time and manner prescribed by Applicable Law paid or, prior to the Effective Time, will pay all Taxes, required to be paid in respect of the periods covered by such Tax Returns or otherwise due to any Governmental Authority; (iii) have established or, prior to the Effective Time, will establish, in accordance with their normal accounting practices and procedures, accruals and reserves that are adequate for the payment of all Taxes not yet due and payable and attributable to any period preceding the Effective Time; (iv) are not delinquent in the payment of any Tax; and (v) have not received written notice of any deficiencies for any Tax from any Governmental Authority against AmeriSource or any of its subsidiaries, which deficiency has not been satisfied. Neither AmeriSource nor any of its subsidiaries is the subject of any currently ongoing Tax audit. With respect to any taxable period ended prior to September 30, 1996, all federal income Tax Returns including AmeriSource or any of its subsidiaries have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations. There are no liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of AmeriSource or any of its subsidiaries (other than liens for Taxes not yet due). No claim has ever been made in writing by a Governmental Authority in a jurisdiction where AmeriSource or its subsidiaries do not file Tax Returns that AmeriSource or any of its subsidiaries is or may be subject to taxation by that jurisdiction. Neither AmeriSource nor any of its subsidiaries has filed an election under Section 341(f) of the Code to be treated as a consenting corporation.

          (b) Neither AmeriSource nor any of its subsidiaries is obligated by any contract, agreement or other arrangement to indemnify any other person with respect to Taxes. Neither AmeriSource nor any of its subsidiaries is now or has ever been a party to or bound by any contract, agreement or other arrangement (whether or not written and including, without limitation, any arrangement required or permitted by Applicable Law (including pursuant to Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign law)) which (i) requires AmeriSource or any of its subsidiaries to make any Tax payment to (other than payments made prior to September 30, 2000) or for the account of any other person, (ii) affords any other person the benefit of any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction or any other credit or Tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes) of AmeriSource or any of its subsidiaries, or (iii) requires or permits the transfer or assignment of income, revenues, receipts or gains to AmeriSource or any of its subsidiaries from any other person.

          (c) AmeriSource and its subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

     5.9. Compliance with Law. Except (a) as set forth in Section 5.9 to the AmeriSource Disclosure Schedule or (b) as specifically disclosed in the AmeriSource SEC Documents filed with the Commission prior to the date hereof, to the knowledge of AmeriSource, AmeriSource and its subsidiaries are in compliance with all Applicable Laws relating to AmeriSource, its subsidiaries or their respective business or properties, except where the failure to be in compliance with such Applicable Laws individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on AmeriSource. Except (a) as disclosed in Section 5.9 to the AmeriSource Disclosure Schedule or (b) as specifically disclosed in the AmeriSource SEC Documents filed with the Commission prior to the date hereof, no investigation or review by any Governmental Authority with respect to AmeriSource or any of its subsidiaries is pending, or, to the knowledge of AmeriSource, threatened in writing, nor has any Governmental Authority indicated in writing an intention to conduct the same, other than those the outcome of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AmeriSource. Since the date of this Agreement, there have been no changes in the status, as such status was disclosed to Bergen and its representatives prior to the date of this Agreement, of the matters disclosed on Section 5.9 to the AmeriSource Disclosure Schedule that, in the aggregate, would reasonably be expected to have a Material Adverse Effect on AmeriSource or a material adverse effect on the ability of AmeriSource to consummate the transactions contemplated hereby.

     5.10. Intellectual Property. Except as set forth in Section 5.10 to the AmeriSource Disclosure Schedule and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AmeriSource, AmeriSource and its subsidiaries own or possess adequate licenses or other valid rights to use all Intellectual Property used in or necessary for the conduct of the business of AmeriSource and its subsidiaries as currently conducted. Except as set forth in Section 5.10 to the AmeriSource Disclosure Schedule, the conduct of the businesses of AmeriSource and its subsidiaries as currently conducted does not, to the knowledge of AmeriSource, conflict with or infringe upon any Intellectual Property of any third party except for any conflict or infringement that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on AmeriSource. Except as set forth in Section 5.10 to the AmeriSource Disclosure Schedule and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on

AmeriSource, to AmeriSource's knowledge, no third party is infringing on any of the Intellectual Property owned by AmeriSource or any of its subsidiaries.

     5.11. Title to Properties. AmeriSource and its subsidiaries own or hold under valid leases all real property, plants, machinery and equipment necessary for the conduct of the business of AmeriSource and its subsidiaries as presently conducted, except where the failure to own or so hold such property, plants, machinery and equipment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AmeriSource.

     5.12. Registration Statement; Joint Proxy Statement. None of the information provided by AmeriSource in writing for inclusion in the Registration Statement, Prospectus or the Joint Proxy Statement, at the time the Registration Statement becomes effective or, in the case of the Joint Proxy Statement, at the date of mailing and at the date of the Bergen Shareholders Meeting or the AmeriSource Shareholders Meeting, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Joint Proxy Statement, except for such portion thereof that relates only to Bergen and its subsidiaries (as to which no representations or warranties are made), will comply as to form in all material respects with the provisions of the Exchange Act.

     5.13. Litigation. Except (a) as set forth in Section 5.13 to the AmeriSource Disclosure Schedule or (b) specifically disclosed in the AmeriSource SEC Documents filed with the Commission prior to the date of this Agreement, there is no Action pending or, to the knowledge of AmeriSource, threatened against AmeriSource or any of its subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on AmeriSource or a material adverse effect on the ability of AmeriSource to consummate the transactions contemplated hereby. Except as set forth in Section
5.13 to the AmeriSource Disclosure Schedule, neither AmeriSource nor any of its subsidiaries is currently subject to any outstanding order, writ, injunction or decree specifically applicable to AmeriSource or any of its subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on AmeriSource or a material adverse effect on the ability of AmeriSource to consummate the transactions contemplated hereby. Since the date of this Agreement, there have been no changes in the status, as such status was disclosed to Bergen and its representatives prior to the date of this Agreement, of the Actions pending against AmeriSource or any of its subsidiaries and set forth in Section 5.13 to the AmeriSource Disclosure Schedule that, in the aggregate, would reasonably be expected to have a Material Adverse Effect on AmeriSource or a material adverse effect on the ability of AmeriSource to consummate the transactions contemplated hereby.

     5.14. Brokerage and Finder's Fees; Expenses. Except in connection with the retention of Goldman, Sachs & Co. ("Goldman Sachs") (the fees of which firm shall be the sole responsibility of AmeriSource), neither AmeriSource nor any stockholder, director, officer or employee thereof has incurred or will incur on behalf of AmeriSource any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement. AmeriSource has heretofore furnished to Bergen a complete and correct copy of the engagement letter between AmeriSource and Goldman Sachs.


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
     5.15. Reorganization. Neither AmeriSource nor any of its affiliates has taken or agreed to take any action that would cause Bergen, AmeriSource, the Bergen shareholders or the AmeriSource shareholders to recognize any gain or loss for Federal income tax purposes as a result of the Reorganization (except to the extent that cash is received in lieu of Fractional Shares and to the extent of payments made pursuant to Section 6.1(i)).

     5.16. Employee Benefit Plans.

          (a) With respect to each AmeriSource Plan, AmeriSource has provided to Bergen a true, correct and complete copy of each material document relating to a material liability with respect thereto, including without limitation the following (where applicable): (i) each writing constituting a part of such Plan, including without limitation all plan documents, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; and
(v) the most recent determination letter from the Internal Revenue Service, if any.

          (b) Except as set forth in Section 5.16(b) to the AmeriSource Disclosure Schedule, the Internal Revenue Service has issued a favorable determination letter with respect to each AmeriSource Qualified Plan and, to the knowledge of AmeriSource, there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any AmeriSource Qualified Plan or the related trust.

          (c) All contributions required to be made to any AmeriSource Plan by Applicable Laws or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any AmeriSource Plan, before the date hereof have been made or paid in full on or before the final due date thereof and through the Effective Time will be made or paid in full on or before the final due date thereof.

          (d) AmeriSource and its subsidiaries have complied, and are now in compliance, with all applicable provisions of ERISA and the Code and all Applicable Laws relating to employees and employee benefits, except for such non- compliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on AmeriSource. Each AmeriSource Plan has been established and operated in compliance with its terms and Applicable Laws, except for such non-compliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on AmeriSource. There is not now, and there are no existing circumstances that individually or in the aggregate would reasonably be expected to give rise to, any requirement for the posting of security with respect to an AmeriSource Plan or the imposition of any lien on the assets of AmeriSource or any of its subsidiaries under ERISA or the Code. AmeriSource and its subsidiaries are each in compliance with all Applicable Laws respecting employment, except for such non-compliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on AmeriSource.

          (e) Except as set forth in Section 5.16(e) to the AmeriSource Disclosure Schedule, no AmeriSource Plan is a Multiemployer Plan or a Multiple Employer Plan, nor has AmeriSource or any of its subsidiaries or any of their respective ERISA Affiliates, at any time within six years before the date hereof, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. With respect to each Multiemployer Plan: (i) neither AmeriSource nor any of its ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full; (ii) neither AmeriSource nor any ERISA Affiliate has received any notification, nor has any reason to believe, that any such plan is in reorganization, is insolvent, or has been terminated, or could reasonably be expected to be in reorganization, to be insolvent, or to be terminated; and (iii) no circumstances exist which individually or in the aggregate could reasonably be expected to result in Withdrawal Liability with respect to an AmeriSource Plan.

          (f) There does not now exist, and there are no existing circumstances that individually or in the aggregate would reasonably be expected to result in, any Controlled Group Liability that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on AmeriSource or any of its subsidiaries. Without limiting the generality of the foregoing, neither AmeriSource nor any of its subsidiaries nor any of their respective ERISA Affiliates has engaged in any transaction described in Section 4069 of ERISA.

          (g) Except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and except as set forth in
Section 5.16(g) to the AmeriSource Disclosure Schedule, neither AmeriSource nor any of its subsidiaries has any material liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof.

          (h) Except as disclosed in Section 5.16(h) to the AmeriSource Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or consultant of AmeriSource or any of its subsidiaries. Without limiting the generality of the foregoing, except as set forth in Section 5.16(h) to the AmeriSource Disclosure Schedule, no amount paid or payable by AmeriSource or any of its subsidiaries or affiliates in connection with the transactions contemplated hereby either solely as a result thereof or as a result of such transactions in conjunction with any other events will be an "excess parachute payment" within the meaning of Section 280G of the Code.

          (i) Except as disclosed in Section 5.16(i) to the AmeriSource Disclosure Schedule, there are no pending, or to the knowledge of AmeriSource threatened, Actions (other than claims for benefits in the ordinary course) with respect to the AmeriSource Plans which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on AmeriSource or any of its subsidiaries.

          (j) Section 5.16(j) to the AmeriSource Disclosure Schedule sets forth a list of each employment, consulting, severance or similar agreement under which AmeriSource or any of its subsidiaries is or could become obligated to provide compensation or benefits in excess of $200,000 per year, and AmeriSource has provided to Bergen a copy of each such agreement.

     5.17. Contracts. Section 5.17 to the AmeriSource Disclosure Schedule lists all Contracts, other than Plans, any Contracts heretofore filed as an exhibit to any AmeriSource SEC Document and any Contracts that are cancelable on less than 91 days notice without penalty, that exist as of the date hereof to which AmeriSource or any of its subsidiaries is a party or by which it is bound and which fall within any of the following categories: (a) Contracts not entered into in the ordinary course of AmeriSource's or any of its subsidiaries' business other than those that individually or in the aggregate are not material to the business of AmeriSource or any of its subsidiaries, (b) joint venture and partnership agreements, (c) Contracts containing covenants purporting to limit the freedom of AmeriSource or any of its subsidiaries to compete in any line of business in any geographic area or to hire any individual or group of individuals, (d) Contracts which after the Effective Time would have the effect of limiting the freedom of Parent or its subsidiaries to compete in any line of business in any geographic area or to hire any individual or group of individuals, (e) Contracts which contain minimum purchase conditions in excess of $10,000,000 with respect to inventory purchases for resale, and $1,000,000 in the case of everything else, or requirements or other terms that restrict or limit the purchasing relationships of AmeriSource or its subsidiaries, or any customer, licensee or lessee thereof,
(f) Contracts relating to any outstanding commitment for capital expenditures in excess of $2,000,000, (g) indentures, mortgages, promissory notes, loan agreements or guarantees of borrowed money in excess of $2,000,000 in the aggregate, letters of credit or other agreements or instruments of AmeriSource or any of its subsidiaries or commitments for the borrowing or the lending by AmeriSource or any of its subsidiaries of amounts in excess of $2,000,000 in the aggregate or providing for the creation of any charge, security interest, encumbrance or lien upon any of the assets of AmeriSource or any of its subsidiaries with an aggregate value in excess of $2,000,000, (h) Contracts providing for "earn-outs" or other contingent payments by AmeriSource or any of its subsidiaries involving more than $1,000,000 in the aggregate over the terms of any such Contract, (i) Contracts providing for the purchase by AmeriSource or any of its subsidiaries of product for a purchase price in excess of $1,000,000 in the aggregate, for resale, at a price above the weighted average price at which AmeriSource or any of its subsidiaries sell such product, (j) Contracts relating to material customer programs with an expected cost to AmeriSource or any of its subsidiaries in excess of $1,000,000 in the aggregate, including Contracts providing for loans to customers or slotting allowances, (k) Contracts associated with off balance sheet financing in excess of $1,000,000 in the aggregate, including but not limited to arrangements for the sale of receivables, (l) licenses or similar agreements granting a third party the right to use any Intellectual Property that is material to the business of AmeriSource or any of its subsidiaries, (m) stock purchase agreements, asset purchase agreements or other acquisition or divestiture agreements relating to material transactions since January 1, 1998, or (n) any agreement the absence of which would reasonably be expected to have a

Material Adverse Effect on AmeriSource. All Contracts required to be disclosed in Section 5.17 to the AmeriSource Disclosure Schedule and all Contracts filed as an exhibit to any AmeriSource SEC Document and all AmeriSource Plans to which AmeriSource or any of its subsidiaries is a party or by which it is bound are valid and binding obligations of AmeriSource or such subsidiary and, to the knowledge of AmeriSource, the valid and binding obligation of each other party thereto except such Contracts which if not so valid and binding would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AmeriSource. Neither AmeriSource or any of its subsidiaries nor, to the knowledge of AmeriSource, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default under or permit the termination of, any such Contract except such violations or defaults under or terminations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on AmeriSource. Set forth in Section 5.17(o) to the AmeriSource Disclosure Schedule is a description of any material changes to the amount and terms of the indebtedness of AmeriSource and its subsidiaries from the description in the financial statements (including the notes thereto) incorporated in AmeriSource's Annual Report on Form 10-K for the period ended September 30, 2000 filed with the Commission. Set forth in Section 5.17(p) to the AmeriSource Disclosure
Schedule is the amount of the annual premium currently paid by AmeriSource for its directors' and officers' liability insurance. Except as set forth in Section 5.17(q) to the AmeriSource Disclosure Schedule, the consummation of the Mergers will not require any notice or consent pursuant to, or change any of the material terms of, any of the 20 largest customer Contracts (measured by revenue during fiscal 2000) to which AmeriSource or any of its subsidiaries is a party other than any Contracts heretofore filed as an exhibit to any AmeriSource SEC Document and any Contracts that are cancelable on less than 91 days notice without penalty.

     5.18. Labor Matters. Except as set forth in Section 5.18 to the AmeriSource Disclosure Schedule, neither AmeriSource nor any of its subsidiaries has any labor contracts or collective bargaining agreements with any persons employed by AmeriSource or any of its subsidiaries or any persons otherwise performing services primarily for AmeriSource or any of its subsidiaries, nor as of the date hereof is AmeriSource or any of its subsidiaries in the process of negotiating any such agreement. There is no labor strike, dispute or stoppage pending or, to the knowledge of AmeriSource, threatened against AmeriSource or any of its subsidiaries which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect, and neither AmeriSource nor any of its subsidiaries has experienced any such labor strike, dispute or stoppage since September 30, 1997.

     5.19. Undisclosed Liabilities. Except (i) as and to the extent disclosed or reserved against in the consolidated balance sheet of AmeriSource as of September 30, 2000 included in the AmeriSource SEC Documents, or disclosed in the footnotes to the financial statements as of such date, (ii) as incurred after September 30, 2000 in the ordinary course of business consistent with prior practice and not prohibited by this Agreement or (iii) as set forth in
Section 5.19 to the AmeriSource Disclosure Schedule, neither AmeriSource nor any of its subsidiaries has any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on AmeriSource. Since the date of this Agreement, there have been no changes in the status, as such status was disclosed to Bergen and its representatives prior to the date of this Agreement, of the matters disclosed on Section 5.19 to the AmeriSource Disclosure Schedule that, in the aggregate, would reasonably be expected to have a Material Adverse Effect on AmeriSource or a material adverse effect on the ability of AmeriSource to consummate the transactions contemplated hereby.

     5.20. Operation of AmeriSource's Business; Relationships.

          (a) Since September 30, 2000 through the date of this Agreement and except for entering into this Agreement and the AmeriSource Stock Option Agreement, neither AmeriSource nor any of its subsidiaries engaged in any transaction which, if done after execution of this Agreement, would violate in any material respect Section 6.2(c) (other than subsections (x), (xi) or (xiv) of Section 6.2(c)), except as set forth in Section 5.20(a) to the


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
AmeriSource Disclosure Schedule or as specifically disclosed in the AmeriSource SEC Documents filed with the Commission prior to the date of this Agreement.

          (b) Except as set forth in Section 5.20(b) to the AmeriSource Disclosure Schedule, (i) from September 30, 2000 to the date hereof, no material customer of AmeriSource or any of its subsidiaries has indicated that it will stop or materially decrease purchasing materials, products or services from AmeriSource or any of its subsidiaries and (ii) since September 30, 2000, no material supplier of AmeriSource or any of its subsidiaries has indicated that it will stop or materially decrease the supply of materials, products or services to AmeriSource or any of its subsidiaries, in each case, the effect of which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on AmeriSource.

     5.21. Permits; Compliance.

          (a) AmeriSource and its subsidiaries are in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "AmeriSource Permits"), except where the failure to be in possession of such AmeriSource Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AmeriSource or a material adverse effect on the ability of AmeriSource to consummate the transactions contemplated hereby, and there is no Action pending or, to the knowledge of AmeriSource, threatened in writing regarding any of the AmeriSource Permits which, if successful, would have a Material Adverse Effect on AmeriSource. Neither AmeriSource nor any of its subsidiaries is in conflict with, or in default or violation of any of the AmeriSource Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on AmeriSource.

          (b) Except as set forth in Section 5.21(b) to the AmeriSource Disclosure Schedule or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AmeriSource:

              (i) all necessary clearances or approvals from Governmental Authorities for all drug and device products which are manufactured and/or sold by AmeriSource and its subsidiaries have, to the knowledge of AmeriSource, been obtained and AmeriSource and its subsidiaries are in substantial compliance with the most current form of each applicable clearance or approval with respect to the manufacture, storage, distribution, promotion and sale by AmeriSource and its subsidiaries of such products;

              (ii) none of AmeriSource, its subsidiaries, or any of their officers, employees or agents (during the term of such person's employment by AmeriSource or any of its subsidiaries or while acting as an agent of AmeriSource or any of its subsidiaries, or, to the knowledge of AmeriSource, prior to such employment) has made any untrue statement of a material fact or fraudulent statement to the FDA, the NRC or any similar Governmental


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
Authorities, failed to disclose a material fact required to be disclosed to the FDA, NRC or similar Governmental Authorities, or committed an act, made a statement or failed to make a statement that would reasonably be expected to provide a basis for the FDA, NRC or similar Governmental Authorities to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" or similar governmental policy, rule, regulation or law;

              (iii) as to each article of drug, device, cosmetic or vitamin manufactured (directly or indirectly) and/or, to the knowledge of AmeriSource, distributed by AmeriSource and its subsidiaries, such article is not adulterated or misbranded within the meaning of the Food, Drug and Cosmetic Act or any similar governmental act or law of any jurisdiction; and

              (iv) to the knowledge of AmeriSource, none of AmeriSource, its subsidiaries or any of their officers, employees or agents (during the term of such person's employment by AmeriSource or any of its subsidiaries or while acting as an agent of AmeriSource, or any of its subsidiaries, to the knowledge of AmeriSource, prior to such employment), has been convicted of any crime or engaged in any conduct for which debarment or similar punishment is mandated or permitted by any Applicable Law.

          (c) Since the date of this Agreement, there have been no changes in the status, as such status was disclosed to Bergen and its representatives prior to the date of this Agreement, of the matters disclosed on Section 5.21(b) to the AmeriSource Disclosure Schedule that, in the aggregate, would reasonably be expected to have a Material Adverse Effect on AmeriSource or a material adverse effect on the ability of AmeriSource to consummate the transactions contemplated hereby.

     5.22. Environmental Matters. Except for matters disclosed in Section 5.22 of the AmeriSource Disclosure Schedule or as specifically disclosed in the AmeriSource SEC Documents filed with the Commission prior to the date of this Agreement and except for matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AmeriSource, (a) the properties, operations and activities of AmeriSource and its subsidiaries have at all times been for all applicable periods of limitation, and are, in compliance with all applicable Environmental Laws and Environmental Permits; (b) AmeriSource and its subsidiaries and the properties and operations of AmeriSource and its subsidiaries are not subject to any pending or, to the knowledge of AmeriSource, threatened (in writing) Action under any Environmental Law, including without limitation with respect to any present or former operations, facilities or subsidiaries; (c) there has been no release of any Hazardous Materials into the environment by AmeriSource or its subsidiaries, and to the knowledge of AmeriSource, there are no Hazardous Materials present at, on, under, within or which have migrated from, any properties of AmeriSource or its subsidiaries; (d) to the knowledge of AmeriSource there has been no exposure of any person or property to any Hazardous Materials in connection with the properties, operations and activities of AmeriSource or its subsidiaries (provided that the foregoing is not intended to apply to exposure relating to the consumption or other customary use of pharmaceutical products manufactured or distributed by AmeriSource); and (e) neither AmeriSource nor any of its subsidiaries (x) has received any written notice that AmeriSource, any of its subsidiaries or any of their respective present or former operations, facilities or subsidiaries is or may be a potentially responsible party or otherwise liable in connection with any site used for the disposal of or otherwise containing Hazardous Materials, or (y) has disposed of, arranged for the disposal of, or transported any Hazardous Materials to any site which, to the knowledge of AmeriSource, is listed on the U.S.


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
Environmental Protection Agency's National Priorities List or which, to the knowledge of AmeriSource, is otherwise subject to remediation or investigation. AmeriSource and its subsidiaries have made available to Bergen all material internal and external environmental audits and reports (in each case relevant to AmeriSource or any of its subsidiaries) prepared since January 1, 1995 and in the possession or under the control of AmeriSource or its subsidiaries.

     5.23. Opinion of Financial Advisor. AmeriSource has received the written opinion of Goldman Sachs, its financial advisor, to the effect that, as of the date of this Agreement, the ratio of the AmeriSource Exchange Ratio to the Bergen Exchange Ratio is fair to the AmeriSource shareholders from a financial point of view, and such opinion has not been withdrawn or revoked or modified in any material respect as of the date of this Agreement.

     5.24. Board Recommendation; Vote Required.

          (a) The Board of Directors of AmeriSource, at a meeting duly called and held at which a quorum was present throughout, has by the requisite vote of the directors (i) determined that this Agreement and the transactions contemplated hereby, including the Mergers, and the AmeriSource Stock Option Agreement and the transactions contemplated thereby, taken together, are fair to and in the best interests of the AmeriSource shareholders and (ii) resolved to recommend that the holders of the shares of AmeriSource Common Stock entitled to vote thereon approve and adopt this Agreement and the transactions contemplated hereby (the "AmeriSource Board Recommendation"). The AmeriSource Board Recommendation has not been withdrawn, revoked or modified as of the date of this Agreement.

          (b) The only vote of the holders of any class or series of capital stock of AmeriSource necessary to approve and adopt this Agreement, the Mergers and the other transactions contemplated by this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of AmeriSource Class A Common Stock in favor of the approval and adoption of this Agreement.

     5.25. State Takeover Law and Rights Agreement. Prior to the date hereof, the Board of Directors of AmeriSource has taken all action necessary to exempt under or make not subject to (x) the provisions of Section 203 of the DGCL and
(y) any other Delaware or Pennsylvania takeover law or Delaware or Pennsylvania law that purports to limit or restrict business combinations: (i) the execution of this Agreement, the AmeriSource Stock Option Agreement and the Support/Voting Agreements dated as of the date hereof between Bergen and certain executive officers of AmeriSource (the "AmeriSource Support Agreements"), (ii) the Mergers and (iii) the transactions contemplated hereby, by the AmeriSource Stock Option Agreement and by the AmeriSource Support Agreements. Parent and Bergen are exempt from the definition of "Acquiring Person" contained in the AmeriSource Rights Agreement, no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the AmeriSource Rights Agreement) will occur as a result of the execution of this Agreement or the AmeriSource Stock Option Agreement or the consummation of the Mergers pursuant to this Agreement or the acquisition or transfer of shares of AmeriSource Common Stock by Bergen pursuant to the AmeriSource Stock Option Agreement, and the AmeriSource Rights Agreement has not been amended or modified.

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
     5.26. Related Party Transactions. Except as set forth in Section 5.26 to the AmeriSource Disclosure Schedule, since the date of AmeriSource's proxy statement dated January 26, 2001, no event has occurred that would be required to be reported under Item 404 of Regulation S-K promulgated by the Commission.

                                   ARTICLE VI

                            COVENANTS OF THE PARTIES

     The parties hereto agree that:

     6.1. Mutual Covenants.

          (a) HSR Act Filings; Notification.

              (i) Each of the parties hereto shall (A) make or cause to be made the filings required of such party or any of its subsidiaries or affiliates under the HSR Act with respect to the transactions contemplated hereby as promptly as practicable after the date hereof, (B) comply at the earliest practicable date with any request under the HSR Act for additional information, documents, or other materials received by such party or any of its subsidiaries from the Federal Trade Commission or the Department of Justice (either, an "HSR Authority") or any other Governmental Authority in respect of such filings or such transactions, and (C) cooperate with the other party in connection with any such filing (including, with respect to the party making a filing, providing copies of all such documents to the nonfiling party's outside counsel) and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Authority under any Antitrust Laws (as defined in Section 6.1(a)(ii)) with respect to any such filing or any such transaction. Each party shall use its reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to any Applicable Law in connection with the Mergers and the other transactions contemplated by this Agreement. Each party shall promptly inform the other party of any communication or proposed meeting with, and any proposed understanding, undertaking, or agreement with, any Governmental Authority regarding any such filings or any such transaction. The parties hereto will consult with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or other Antitrust Laws.

              (ii) Each of the parties hereto shall use its best efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). Each of the parties hereto shall use its best efforts to take such action as may be required to cause the waiting period under the HSR Act or other Antitrust Laws with respect to such transactions to expire or be terminated as promptly as possible after the execution of this Agreement.


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
              (iii) Each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other transactions contemplated by this Agreement, including (A) the obtaining of all other necessary actions or nonactions, waivers, consents, licenses, permits, authorizations, orders and approvals from Governmental Authorities and the making of all other necessary registrations and filings (including filings under ISRA and other filings with Governmental Authorities, if any), (B) the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the Mergers that are necessary to consummate the Mergers and the transactions contemplated by this Agreement or required to prevent a Material Adverse Effect on AmeriSource, Bergen or Parent from occurring prior to or after the Effective Time, (C) the preparation of the Joint Proxy Statement, the Prospectus and the Registration Statement, and (D) the execution and delivery of any additional instruments necessary to consummate the transaction contemplated by, and to fully carry out the purposes of, this Agreement.

              (iv) Notwithstanding anything to the contrary in this Agreement, neither AmeriSource nor Bergen shall be required to waive any of the conditions to the Mergers set forth in Article VII of this Agreement as they apply to such party.

          (b) Tax-Free Treatment. Each of the parties shall use its reasonable best efforts to ensure that none of Bergen, AmeriSource, the Bergen shareholders or the AmeriSource shareholders will recognize any gain or loss for Federal income tax purposes as a result of the Reorganization (except to the extent that cash is received in lieu of Fractional Shares and to the extent of payments made pursuant to Section 6.1(i)).

              (i) As of the date hereof, Bergen does not know of any reason (A) why it would not be able to deliver to Shearman & Sterling or Dechert, at the date of the legal opinions referred to below, certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by Section 7.2(d) and 7.3(d), and Bergen hereby agrees to deliver such certificates effective as of the date of such opinions or (B) why Shearman & Sterling or Dechert would not be able to deliver the opinions required by Sections 7.2(d) and 7.3(d).

              (ii) As of the date hereof, AmeriSource does not know of any reason (A) why it would not be able to deliver to Shearman & Sterling or Dechert, at the date of the legal opinions referred to below, certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by Sections 7.2(d) and 7.3(d), and AmeriSource hereby agrees to deliver such certificates effective as of the date of such opinions or (B) why Shearman & Sterling or Dechert would not be able to deliver the opinions required by Sections 7.2(d) and 7.3(d).

          (c) Public Announcements. Each of the parties agrees that it shall not, nor shall any of its respective affiliates, issue or cause the publication of any press release or other public announcement with respect to the Reorganization, this Agreement or the other



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transactions contemplated hereby without the prior approval of the other party, except such disclosure as may be required by law or by any listing agreement with a national securities exchange; provided that if such disclosure is required by law or any such listing agreement, such disclosure may not be made without prior consultation of the other party.

          (d) Joint Proxy Statement; Registration Statement. As promptly as practicable after the execution of this Agreement, AmeriSource and Bergen shall jointly prepare the Joint Proxy Statement, and AmeriSource and Bergen shall each file the Joint Proxy Statement with the Commission. Each of the parties shall, as promptly as practicable, furnish AmeriSource and Bergen with all information concerning it as may be required for inclusion in the Joint Proxy Statement and the Registration Statement. Consistent with the timing for the AmeriSource Shareholders Meeting and the Bergen Shareholders Meeting, AmeriSource and Bergen shall prepare and Parent shall file the Registration Statement with the Commission as soon as is reasonably practicable and each party hereto shall use its reasonable best efforts to have the Registration Statement declared effective by the Commission as promptly as practicable and to maintain the effectiveness of the Registration Statement through the Effective Time.

          (e) Directors and Officers of Parent.

              (i) At or prior to the Effective Time, AmeriSource and Bergen shall take all action necessary to cause (A) the Chairman and Chief Executive Officer of AmeriSource immediately prior to the Effective Time to be the President and Chief Executive Officer of Parent, (B) the President and Chief Operating Officer of AmeriSource immediately prior to the Effective Time to be the Executive Vice President and Chief Operating Officer of Parent, (C) the Executive Vice President and Chief Financial Officer of Bergen immediately prior to the Effective Time to be the Executive Vice President and Chief Financial Officer of Parent, (D) the Executive Vice President of Bergen and President of Bergen Brunswig Drug Company immediately prior to the Effective Time to be a Senior Vice President of Parent and the President of AmeriSource Bergen Drug Company, (E) the Executive Vice President of Bergen and President of PharMerica, Inc. immediately prior to the Effective Time to be a Senior Vice President of Parent and the President of PharMerica, Inc. and (F) the Executive Vice President of Bergen and President of ASD Specialty Healthcare, Inc. immediately prior to the Effective Time to be a Senior Vice President of Parent and the President of ASD Specialty Healthcare, Inc.

              (ii) At or prior to the Effective Time, until duly changed in compliance with Applicable Law and the Certificate of Incorporation and Bylaws of Parent, AmeriSource and Bergen shall take all action necessary to cause the Board of Directors of Parent to consist of eight persons as follows: (A) the Chairman of the Board of Bergen immediately prior to the Effective Time as the non-executive Chairman of the Board of Parent, (B) the Chairman and Chief Executive Officer of AmeriSource immediately prior to the Effective Time, (C) three independent directors of Bergen immediately prior to the Effective Time designated by Bergen, and (D) three independent directors of AmeriSource immediately prior to the Effective Time designated by AmeriSource. Solely for purposes of the immediately preceding sentence, the term "independent" shall mean individuals who are not current or former officers of AmeriSource, Bergen or any of their subsidiaries. It is the intention of the parties hereto that, prior to or as soon as possible after the Effective Time, the Board of Directors of Parent shall be expanded to ten persons and shall include two independent directors to be designated jointly by

AmeriSource and Bergen. Solely for purposes of the immediately preceding sentence, the term "independent" shall mean individuals who are not current or former directors or officers of AmeriSource, Bergen or any of their subsidiaries. In the event that, prior to the Effective Time, any person so selected to serve on the Board of Directors of Parent is unable or unwilling to serve in such position, the company that selected such person shall designate another person to serve in such person's stead in accordance with the provisions of this clause (ii). At or prior to the Effective Time, AmeriSource and Bergen shall cause the Board of Directors of Parent to be divided into three classes, designated as Class I, Class II and Class III. The initial directors of Parent shall allocate the directors among the three classes as set forth in Exhibit F.


              (iii) At the Effective Time, until duly changed in compliance with Applicable Law and the Certificate of Incorporation and Bylaws of Parent, AmeriSource and Bergen shall cause the representatives of AmeriSource and Bergen on the Parent Board of Directors to be represented in proportion to the aggregate representation set forth above on all committees of the Board of Directors of Parent.

          (f) Directors' and Officers' Indemnification and Insurance.

              (i) Parent shall (A) indemnify and hold harmless all past and present directors, officers and employees of AmeriSource and its subsidiaries (in all of their capacities) (x) to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by AmeriSource pursuant to the AmeriSource Certificate, the AmeriSource Bylaws and indemnification agreements, if any, in existence on the date hereof with any directors, officers and employees of AmeriSource and its subsidiaries and (y) without limitation to clause (x), to the fullest extent permitted by Applicable Law, in each case for act or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby),
(B) include and cause to be maintained in effect in the Parent (or any successor's) Certificate of Incorporation and Bylaws after the Effective Time, provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses which are, in the aggregate, no less advantageous to the intended beneficiaries than the corresponding provisions contained in the AmeriSource Certificate and AmeriSource Bylaws, (C) periodically advance to any such indemnitee its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to clause (iii) of this Section 6.1(f), and subject to the providing by such indemnitee of an undertaking to reimburse all amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such indemnitee is not entitled hereto and (D) cause to be maintained for a period of six years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by AmeriSource (provided that Parent (or any successor) may substitute therefor one or more policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that in no event shall Parent be required to expend in any one year an amount in excess of $1,500,000 for such insurance; and, provided further that if the annual premiums of such insurance coverage exceed such amount, Parent shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

              (ii) Parent shall (A) indemnify and hold harmless all past and present directors, officers and employees of Bergen and its subsidiaries (in all of their capacities) (x) to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by Bergen pursuant to the Bergen Certificate, the Bergen Bylaws and indemnification agreements, if any, in existence on the date hereof with any directors, officers and employees of Bergen and its subsidiaries and (y) without limitation to clause (x), to the fullest extent permitted by applicable Law, in each case for acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), (B) include and cause to be maintained in effect in the Parent (or any successor's) Certificate and Bylaws after the Effective Time, provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses which are, in the aggregate, no less advantageous to the intended beneficiaries than the corresponding provisions contained in the Bergen Certificate and the Bergen Bylaws, (C) periodically advance to any such indemnitee its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the following clause (iii), and subject to the providing by such indemnitee of an undertaking to reimburse all amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such indemnitee is not entitled hereto and (D) cause to be maintained for a period of six years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Bergen (provided that Parent (or any successor) may substitute therefor one or more policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that in no event shall Parent be required to expend in any one year an amount in excess of $1,500,000 for such insurance; and, provided further that if the annual premiums of such insurance coverage exceed such amount, Parent shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

              (iii) The indemnitee under this Section 6.1(f) shall control the defense of any claim with counsel selected by such indemnitee, which counsel shall be reasonably acceptable to Parent, provided that Parent shall be permitted to participate in the defense of such claim at its own expense. Parent shall not be obligated to pay the fees and expenses of more than one counsel for all indemnitees in any single claim except to the extent that, in the opinion of independent legal counsel selected by the indemnitee, which counsel shall be reasonably acceptable to Parent, representation of two or more of such indemnitees would present a conflict of interest under applicable standards of conduct in the legal profession. Parent shall not be liable for any settlement effected without its written consent, which consent shall not unreasonably be withheld.

          (iv) The obligations of Parent under this Section 6.1(f) shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 6.1(f) applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 6.1(f) applies shall be third party beneficiaries of this Section 6.1(f)). In the event that Parent or any of its successors or assigns (A) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (B) transfers all or substantially all its properties and assets to any person, then and in each case, proper provision shall be made so that the successors and assigns of Parent assume the indemnification obligations set forth in this Section 6.1(f).

          (g) NYSE Listing. Each of AmeriSource, Bergen and Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock issuable pursuant to the Mergers to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

          (h) Employees and Employee Benefits. AmeriSource and Bergen will work together to design benefit plans to be adopted by Parent for the benefit of its employees as soon as practicable following the Mergers. Until such adoption, Parent shall cause all AmeriSource Plans and all Bergen Plans to be maintained in full force and effect. The benefit plans adopted by Parent shall provide past service credit for employees of AmeriSource and of Bergen, for the same purposes and to the same extent, as such service was credited under the corresponding plans maintained by AmeriSource or Bergen, as the case may be, immediately prior to the adoption of the Parent plans. In addition, the Parent plans that are welfare benefit plans, as defined in Section 3(1) of ERISA, will waive any pre-existing condition limitations other than those to which any such employee is subject under the terms of the applicable AmeriSource or Bergen plan, credit any complete or partial satisfaction of any deductibles or out-of-pocket expenses incurred by any AmeriSource or Bergen employee or the dependent or beneficiary thereof and will credit any credit balances or other entitlements under any cafeteria plan maintained by AmeriSource or Bergen.

          (i) Conveyance Taxes. Parent shall be liable for and shall hold holders of AmeriSource Common Stock or Bergen Common Stock who are holders of the AmeriSource Common Stock or Bergen Common Stock immediately prior to the Effective Time harmless against any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement. The parties acknowledge that this Section 6.1(i) is specifically intended to benefit the holders of AmeriSource Common Stock or Bergen Common Stock who are holders of the AmeriSource Common Stock or Bergen Common Stock immediately prior to the Effective Time.

          (j) Parent Rights Agreement. At or prior to the Effective Time, each of AmeriSource and Bergen shall cause Parent to duly adopt a Shareholder Rights Agreement (the "Parent Rights Agreement"), in form and substance mutually agreeable to AmeriSource and Bergen.

          (k) Dividends. It is the intention of the parties hereto that Parent declare and pay quarterly dividends per share of Parent Common Stock of $0.025 per share, subject to approval and declaration thereof by the Board of Directors of Parent.

          (l) No Activities. AmeriSource and Bergen shall each take such actions as are necessary to ensure that none of Parent, AmeriSource Merger Sub or Bergen Merger Sub incurs, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engages in any business activities of any type or kind whatsoever or enters into any agreements or arrangements with any person, other than obligations or liabilities incurred in connection with its respective incorporation or organization and the transactions contemplated by this Agreement.

     6.2. Covenants of AmeriSource.

          (a) AmeriSource Shareholders Meeting. AmeriSource shall take all action in accordance with the federal securities laws, the DGCL and the AmeriSource Certificate and AmeriSource Bylaws necessary to convene a special meeting of the holders of shares of AmeriSource Class A Common Stock entitled to vote (the "AmeriSource Shareholders Meeting") to be held and completed on the earliest practicable date determined by the parties (which date shall be the same date as the date of the Bergen Shareholders Meeting or as close to one another as reasonably practicable), to consider and vote upon approval and adoption of the Mergers, this Agreement and the transactions contemplated hereby; provided, however, that AmeriSource shall not hold the AmeriSource Shareholders Meeting until any applicable waiting periods (and any extensions thereof, including any written commitment to an HSR Authority to defer or delay consummation of the Mergers notwithstanding expiration of such waiting periods) under the HSR Act relating to the Mergers and the transactions contemplated by this Agreement shall have expired or been terminated.

          (b) Joint Proxy Statement; Registration Statement. The Joint Proxy Statement shall include the AmeriSource Board Recommendations to the extent not previously withdrawn in compliance with Section 6.2(d) and the opinion of Goldman Sachs referred to in Section 5.23, unless previously withdrawn or revoked or modified in any material respect. If, at any time prior to the Effective Time, AmeriSource shall obtain knowledge of any information pertaining to AmeriSource that would require an amendment or supplement to the Registration Statement or the Joint Proxy Statement, AmeriSource shall so advise Bergen and Parent in writing and shall promptly furnish Bergen and Parent with all information as shall be required for such amendment or supplement and shall promptly take such action as shall be required to amend or supplement the Registration Statement and/or the Joint Proxy Statement. Consistent with the timing for the AmeriSource Shareholders Meeting and the Bergen Shareholders Meeting, AmeriSource shall use its reasonable best efforts to mail at the earliest practicable date to the holders of shares of AmeriSource Class A Common Stock the Joint Proxy Statement, which shall include all information required by Applicable Law to be furnished to the shareholders of AmeriSource in connection with the Mergers and the transactions contemplated thereby.

          (c) Conduct of AmeriSource's Operations. During the period from the date of this Agreement to the Effective Time, AmeriSource shall conduct its operations in the ordinary course except as expressly contemplated by this Agreement and the transactions contemplated hereby and shall use its reasonable best efforts to maintain and preserve its business organization and to retain the services of its officers and key employees and maintain relationships with customers, suppliers, lessees, licensees and other third parties to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, AmeriSource shall not, except as otherwise expressly contemplated by this Agreement and the transactions contemplated hereby or as set forth in Section 6.2(c) to the AmeriSource Disclosure Schedule, without the prior written consent of Bergen (which shall not be unreasonably withheld):



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
              (i) do or effect any of the following actions with respect to its securities (provided, however, that nothing in this Section 6.2(c)(i) shall prevent AmeriSource from distributing AmeriSource Rights to the holders of AmeriSource Common Stock or from issuing shares of AmeriSource Class A Common Stock upon conversion of AmeriSource Convertible Notes): (A) adjust, split, combine or reclassify its capital stock, (B) make, declare or pay any dividend or distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, (C) grant any person any right or option to acquire any shares of its capital stock (provided that AmeriSource may grant AmeriSource Options to purchase shares of AmeriSource Common Stock if such grants are made at such times and in such amounts as are consistent with previous grants by AmeriSource in the ordinary course of business ("Additional AmeriSource Options") and if the Additional AmeriSource Options provide that the consummation of the Mergers shall not be an event which accelerates the vesting thereof), (D) issue, deliver or sell or agree to issue, deliver or sell any additional shares of its capital stock or any other securities or obligations convertible into or exchangeable or exercisable for any shares of its capital stock or such securities (except pursuant to the exercise of AmeriSource Options which are outstanding as of the date hereof or which are granted by AmeriSource prior to the Effective Time in compliance with the terms of this Agreement) or (E) enter into any agreement, understanding or arrangement with respect to the sale, voting, registration or repurchase of its capital stock;

              (ii) directly or indirectly sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any of its material property or assets other than inventory in the ordinary course of business;


              (iii) amend the AmeriSource Certificate or the AmeriSource Bylaws;

              (iv) merge or consolidate with any other person;

              (v) acquire assets (other than inventory in the ordinary course of business) or capital stock of or other equity interests in any other person or persons valued, giving effect to assumed indebtedness, at more than $100 million in the aggregate; provided that AmeriSource shall give Bergen written notice of any acquisition of assets or capital stock of or other equity interests in any other person, regardless of the size of the transaction, at least six business days prior to the filing of any application under the HSR Act with respect thereto or, if no such filing is made, at least six business days prior to the entering into of any agreement to make such an acquisition, provided the agreement is contingent on compliance with this paragraph (v), and provided, further, that AmeriSource shall not make any acquisition of (A) any entity engaged in the U.S. pharmaceutical distribution business (as defined below) or
(B) any other business, regardless of the size of the transaction, if (x) in the case of clause (A), either AmeriSource's outside antitrust counsel or Bergen's outside antitrust counsel shall, within five business days of receipt of the aforesaid notice, deliver to AmeriSource its written opinion that such acquisition would materially and adversely affect the ability of Section 7.1(b), 7.1(c) and 7.1(d) (insofar as they relate to federal Antitrust Laws) to be satisfied or would result in any material delay in the timing of the satisfaction of such Sections (AmeriSource agreeing promptly to provide Bergen's counsel with all information, analyses and materials available to AmeriSource in connection with such acquisition that would be reasonably necessary in


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
formulating its opinion); and (y) in the case of clause (B), if such acquisition would materially and adversely affect the ability of Section 7.1(b), 7.1(c) and 7.1(d) (insofar as they relate to federal Antitrust Laws) to be satisfied or would result in any material delay in the timing of the satisfaction of such Sections; (for the purposes of this Section 6.2(c)(v) only, an entity shall be deemed to be engaged in the U.S. pharmaceutical distribution business if it derived at least $100 million in revenues from the pharmaceutical distribution business (and shall have more than $25 million of revenues in the U.S. or $15 million in assets in the U.S.) in its fiscal year preceding the date of the agreement or filing referred to above (it being understood that, with respect to joint ventures or newly formed entities, the revenues of such entity for a fiscal year will include revenues the contributing party derived from the assets or businesses contributed to such entity for the entire twelve-month period ending on the same date as the end of such entity's fiscal year));

              (vi) except (A) pursuant to existing credit arrangements set forth in Section 5.17 to the AmeriSource Disclosure Schedule, (B) in connection with extensions, renewals, refinancings, refundings and replacements of the bank financings set forth in Section 5.17 to the AmeriSource Disclosure Schedule that
(1) do not involve the issuance of any shares of capital stock of AmeriSource or any of its subsidiaries or any other securities or obligations convertible into or exchangeable or exercisable for any shares of capital stock and (2) either
(x) do not provide for a prepayment penalty or (y) do not include restrictions on a change in control of AmeriSource that would be implicated by the Mergers, or (C) in the ordinary course of business consistent with past practice, incur, create, assume or otherwise become liable for any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity;

              (vii) enter into or modify any employment, severance, stay-put, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant or employee other than in the ordinary course of business consistent with past practice (except for change-of-control severance agreements that in all cases shall require the prior written consent of Bergen), or otherwise increase the compensation or benefits provided to any officer, director, consultant or employee except as may be required by Applicable Law or in the ordinary course of business consistent with past practice;

              (viii) enter into, adopt or amend any employee benefit or similar plan except as may be required by Applicable Law;

              (ix) change any method or principle of accounting in a manner that is inconsistent with past practice except to the extent required by generally accepted accounting principles as advised by AmeriSource's regular independent public accountants, or make any material Tax election (unless required by law or consistent with prior practice) or, unless Bergen is given reasonable prior written notice thereof, settle any material Tax liability which is the subject of dispute between AmeriSource and a Governmental Authority;

              (x) modify, amend or terminate, or waive, release or assign any material rights or claims with respect to, any Contract ("Contract Actions") other than Contract



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
Actions in the ordinary course of business consistent with past practices and which, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect on AmeriSource;

              (xi) enter into any standstill or non-compete agreements or arrangements which after the Effective Time would apply or purport to apply to Parent or any of its subsidiaries;

              (xii) incur or commit to any capital expenditures, individually or in the aggregate, in excess of the amount set forth in Section 6.2(c)(xii) to the AmeriSource Disclosure Schedule;

              (xiii) except as permitted by Section 6.2(d), take any action to exempt or make not subject to (x) the provisions of Section 203 of the DGCL or
(y) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any person or entity (other than Parent, Bergen or their subsidiaries) or any action taken thereby, which person, entity or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom;

              (xiv) modify or waive any of its rights under any provision of any confidentiality agreement or standstill agreement;

              (xv) take any action that will likely result in the representations and warranties set forth in Article V becoming false or inaccurate in any material respect;

              (xvi) enter into or carry out any other transaction other than in the ordinary and usual course of business or other than as permitted pursuant to the other clauses in this Section 6.2(c);

              (xvii) permit or cause any subsidiary to do any of the foregoing or agree or commit to do any of the foregoing; or

              (xviii) agree in writing or otherwise to take any of the foregoing actions.

          (d) No Solicitation. During the term of this Agreement, AmeriSource shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage or facilitate, or furnish or disclose any information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving AmeriSource, or acquisition of any capital stock from AmeriSource (other than (i) upon exercise of AmeriSource options which are outstanding as of the date hereof or which have been granted by AmeriSource prior to the Effective Time in compliance with the terms of this Agreement or (ii) upon the conversion of the AmeriSource Convertible Notes) or 15% or more of the assets of AmeriSource and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or any acquisition by AmeriSource of any material assets or capital stock of any other person (other than to the extent specifically permitted by Section 6.2(c)(v)), or any combination of the foregoing (an "AmeriSource Competing Transaction"), or negotiate or otherwise engage in discussions with


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
any person (other than Bergen or its respective directors, officers, employees, agents and representatives) with respect to any AmeriSource Competing Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Mergers or any other transactions contemplated by this Agreement; provided that, at any time prior to the approval of the Mergers by the holders of shares of AmeriSource Class A Common Stock, AmeriSource may furnish information to, and negotiate or otherwise engage in discussions with, any party who delivers a written proposal for an AmeriSource Competing Transaction which was not solicited or encouraged after the date of this Agreement if and so long as (i) the Board of Directors of AmeriSource determines in good faith by a majority vote, after consultation with its outside legal counsel, that failing to take such action would constitute a breach of the fiduciary duties of the Board of Directors of AmeriSource under Applicable Law and determines, after consulting with Goldman Sachs (or any other nationally recognized investment banking firm), that such proposal is more favorable to AmeriSource's shareholders from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by Bergen in response to such AmeriSource Competing Transaction) and reasonably likely to be consummated after taking into consideration all the terms and conditions of such proposal (including the availability of financing, the conditions to consummation and the likelihood of objections under applicable Antitrust Laws) and (ii) prior to furnishing such information to, or entering into negotiations or discussions with such party, AmeriSource uses its reasonable best efforts to obtain from such party an executed confidentiality agreement on terms no less favorable to AmeriSource than those contained in the Confidentiality Agreement (as defined in Section 6.2(f)). AmeriSource will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any proposal for an AmeriSource Competing Transaction. Notwithstanding any other provision of this Section 6.2(d), in the event that prior to the approval of the Mergers by the holders of shares of AmeriSource Class A Common Stock the Board of Directors of AmeriSource determines in good faith by a majority vote, after consultation with outside legal counsel, that failure to do so would constitute a breach of the fiduciary duties of the AmeriSource Board of Directors under Applicable Law, the Board of Directors of AmeriSource may (subject to this and the following sentences) withdraw, modify or change, in a manner adverse to Bergen, the AmeriSource Board Recommendation and take and disclose to the shareholders of AmeriSource a position with respect to the AmeriSource Competing Transaction and, to the extent applicable, comply with Rule 14e-2 promulgated under the Exchange Act with respect to an AmeriSource Competing Transaction by disclosing such withdrawn, modified or changed AmeriSource Board Recommendation and recommendation with respect to the AmeriSource Competing Transaction in connection with a tender or exchange offer for AmeriSource securities, provided that it uses its reasonable best efforts to give Bergen two days prior written notice of its intention to do so. The AmeriSource Board of Directors shall not, in connection with any such withdrawal, modification or change of the AmeriSource Board Recommendation, take any action to change the approval of the Board of Directors of AmeriSource for purposes of causing any state takeover statute or other state law or the AmeriSource Rights Agreement to be applicable to the transactions contemplated hereby, including this Agreement, the AmeriSource Stock Option Agreement, the AmeriSource Support Agreements and the Mergers, provided, however, that this sentence shall not prohibit AmeriSource from withdrawing, modifying or changing its recommendation or approving or recommending any AmeriSource Competing Transaction under the circumstances and subject to the conditions set forth in this Section 6.2(d). Notwithstanding any subsequent determination by the Board of Directors of AmeriSource to change the AmeriSource Board Recommendation, this Agreement shall be submitted to the holders of shares of AmeriSource Class A Common Stock at the AmeriSource Shareholders Meeting for the purpose of obtaining the approval and adoption of this Agreement and the transactions contemplated hereby and nothing contained herein shall be deemed to relieve AmeriSource of such obligation. From and after the execution of this Agreement, AmeriSource shall immediately advise Bergen in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to an AmeriSource Competing Transaction (including the specific terms thereof and the identity of the other party or parties involved) and furnish to Bergen as promptly as practicable, and in any event within two days of such receipt, an accurate description of all material terms (including any changes or adjustments to such terms as a result of negotiations or otherwise) of any such written proposal in addition to any information provided to any third party relating thereto.

          (e) Affiliates of AmeriSource. AmeriSource shall use its reasonable best efforts to cause each person who may be at the Effective Time or was on the date hereof an "affiliate" of AmeriSource for purposes of Rule 145 under the Securities Act to execute and deliver to Parent no less than 30 days prior to the date of the AmeriSource Shareholders Meeting, the written undertakings in the form attached hereto as Exhibit C (the "AmeriSource Affiliate Letter"). No later than 45 days prior to the date of the AmeriSource Shareholders Meeting, AmeriSource, after consultation with its outside counsel, shall provide Parent with a letter (reasonably satisfactory to outside counsel to Parent) specifying all of the persons or entities who, in AmeriSource's opinion, may be deemed to be "affiliates" of AmeriSource under the preceding sentence. AmeriSource shall provide Parent with such information and documents as Parent shall reasonably request for purposes of reviewing such letter. The foregoing notwithstanding, Parent shall be entitled to place legends as specified in the AmeriSource Affiliate Letter on the certificates evidencing any of the shares of Parent Common Stock to be received by (i) any such "affiliate" of AmeriSource specified in such letter or (ii) any person Parent reasonably identifies (by written notice to AmeriSource) as being a person who may be deemed an "affiliate" for purposes of Rule 145 under the Securities Act, pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the shares of Parent Common Stock, consistent with the terms of the AmeriSource Affiliate Letter, regardless of whether such person has executed the AmeriSource Affiliate Letter and regardless of whether such person's name appears on the letter to be delivered pursuant to the preceding sentence. Promptly upon the request of the holder of such certificates, Parent will issue new certificates with no legends, and will countermand the stop transfer instructions, consistent with the terms of the AmeriSource Affiliate Letter.

          (f) Access. AmeriSource shall permit representatives of Bergen to have appropriate access at all reasonable times to AmeriSource's premises, properties, books, records, contracts and documents and shall cause its independent public accountants to give Bergen access to such accountant's work papers; provided, however, that the foregoing shall not require AmeriSource to permit any inspection, or to disclose any information, that in the reasonable judgment of AmeriSource would result in the disclosure of any trade secrets of third parties, the loss of any applicable attorney- client privilege or violate any of their obligations with respect to confidentiality so long as such party shall have used reasonable efforts to obtain approval to such inspection or disclosure of such information. Information obtained by Bergen pursuant to this Section 6.2(f) shall be subject to the provisions of the confidentiality agreement dated July 19, 2000 between AmeriSource and Bergen (the "Confidentiality Agreement"), which agreement remains in full force and effect. No investigation conducted pursuant to this Section 6.2(f) or otherwise shall affect or be deemed to modify any representation or warranty made in this Agreement. Notwithstanding the foregoing, AmeriSource shall have no obligation to provide Bergen with information if AmeriSource determines in good faith, upon written advice of its outside antitrust counsel, that providing such information may violate any Applicable Law.

          (g) Notification of Certain Matters. AmeriSource shall give prompt notice to Bergen of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would likely cause any AmeriSource representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time in any material respect and (ii) any material failure of AmeriSource to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.2(g) shall not limit or otherwise affect the remedies available hereunder to Bergen.

          (h) Subsequent Financial Statements. AmeriSource shall consult with Bergen prior to making publicly available its financial results for any period after the date of this Agreement and prior to filing any AmeriSource SEC Documents after the date of this Agreement, it being understood that Bergen shall have no liability by reason of such consultation.

          (i) Letters of Accountants. AmeriSource shall use its reasonable best efforts to cause to be delivered to Parent and Bergen "comfort" letters of Ernst & Young LLP, AmeriSource's independent public accountants, dated a date within two business days before the date on which the Registration Statement shall become effective, the date the Joint Proxy Statement is mailed and the date of the Bergen Shareholders Meeting and addressed to Parent and Bergen, in form and substance reasonably satisfactory to Bergen and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

          (j) Purchases of Common Stock of Bergen. During the period from the date hereof through the Effective Time, neither AmeriSource nor any of its subsidiaries will purchase any shares of Bergen Common Stock other than pursuant to the Bergen Stock Option Agreement.

          (k) AmeriSource Options. The AmeriSource Board of Directors shall, on or prior to the Effective Time, take all actions necessary to provide that:

              (i) all AmeriSource Options granted prior to February 15, 2001 shall vest as of the close of business on the last business day prior to the Effective Time;

              (ii) the exercise period of such AmeriSource Options shall be amended to provide that such AmeriSource Options shall not become exercisable until one year from the Effective Time; provided, that the foregoing restriction on the exercise of AmeriSource Options

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
shall not apply to any AmeriSource Options which were already vested at the Effective Time or would otherwise become vested during such restricted period under the terms of the relevant AmeriSource option plan absent clause (i) above;

              (iii) in the case of termination of the option holder for cause, the exercise period of such AmeriSource Options shall be as currently set forth in the relevant AmeriSource option plan; and

              (iv) in all cases other than termination of the option holder for cause, the exercise period of such AmeriSource Options shall extend until the later of (i) 13 months from the Effective Time (subject to extension pursuant to the insider trading policy of Parent if such policy restricts transactions in the securities of Parent) or (ii) the end of the exercise period of such AmeriSource Options as currently set forth in the relevant AmeriSource option plan.

     6.3. Covenants of Bergen.

          (a) Bergen Shareholders Meeting. Bergen shall take all action in accordance with the federal securities laws, the NJBCA and the Bergen Certificate and the Bergen Bylaws necessary to convene a special meeting of the holders of shares of Bergen Common Stock entitled to vote (the "Bergen Shareholders Meeting") to be held and completed on the earliest practicable date determined by the parties (which date shall be the same date as the date of the AmeriSource Shareholders Meeting or as close to one another as reasonably practicable), to consider and vote upon approval and adoption of the Mergers, this Agreement and the transactions contemplated hereby; provided, however, that Bergen shall not hold the Bergen Shareholders Meeting until any applicable waiting periods (and any extensions thereof, including any written commitment to an HSR Authority to defer or delay consummation of the Mergers notwithstanding expiration of such waiting periods) under the HSR Act relating to the Mergers and the transactions contemplated by this Agreement shall have expired or been terminated.

          (b) Joint Proxy Statement; Registration Statement. The Joint Proxy Statement shall include the Bergen Board Recommendations to the extent not previously withdrawn in compliance with Section 6.3(d) and the opinion of Merrill Lynch referred to in Section 4.23, unless previously withdrawn or revoked or modified in any material respect. If, at any time prior to the Effective Time, Bergen shall obtain knowledge of any information pertaining to AmeriSource that would require an amendment or supplement to the Registration Statement or the Joint Proxy Statement, Bergen shall so advise AmeriSource and Parent in writing and shall promptly furnish AmeriSource and Parent with all information as shall be required for such amendment or supplement and shall promptly take such action as shall be required to amend or supplement the Registration Statement and/or the Joint Proxy Statement. Consistent with the timing for the AmeriSource Shareholders Meeting and the Bergen Shareholders Meeting, Bergen shall use its reasonable best efforts to mail at the earliest practicable date to the holders of shares of Bergen Common Stock the Joint Proxy Statement, which shall include all information required by Applicable Law to be furnished to the shareholders of Bergen in connection with the Mergers and the transactions contemplated thereby.

          (c) Conduct of Bergen's Operations. During the period from the date of this Agreement to the Effective Time, Bergen shall conduct its operations in the ordinary course




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
except as expressly contemplated by this Agreement and the transactions contemplated hereby and shall use its reasonable best efforts to maintain and preserve its business organization and to retain the services of its officers and key employees and maintain relationships with customers, suppliers, lessees, licensees and other third parties to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, Bergen shall not, except as otherwise expressly contemplated by this Agreement and the transactions contemplated hereby or as set forth in Section 6.3(c) to the Bergen Disclosure Schedule, without the prior written consent of AmeriSource (which shall not be unreasonably withheld):

              (i) do or effect any of the following actions with respect to its securities: (A) adjust, split, combine or reclassify its capital stock, (B) make, declare or pay any dividend (other than regular quarterly dividends on Bergen Common Stock of $0.01 per share with record and payment dates consistent with past practice) or distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, (C) grant any person any right or option to acquire any shares of its capital stock (provided that Bergen may grant Bergen Options to purchase shares of Bergen Common Stock if such grants are made at such times and in such amounts as are consistent with previous grants by Bergen in the ordinary course of business ("Additional Bergen Options") and if the Additional Bergen Options provide that the consummation of the Mergers shall not be an event which accelerates the vesting thereof), (D) issue, deliver or sell or agree to issue, deliver or sell any additional shares of its capital stock or any other securities or obligations convertible into or exchangeable or exercisable for any shares of its capital stock or such securities (except pursuant to the exercise of Bergen Options which are outstanding as of the date hereof or which are granted by Bergen prior to the Effective Time in compliance with the terms of this Agreement) or (E) enter into any agreement, understanding or arrangement with respect to the sale, voting, registration or repurchase of its capital stock;

              (ii) directly or indirectly sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any of its material property or assets other than inventory in the ordinary course of business;

              (iii) amend the Bergen Certificate or the Bergen Bylaws;

              (iv) merge or consolidate with any other person;

              (v) acquire assets (other than inventory in the ordinary course of business) or capital stock of or other equity interests in any other person or persons valued, giving effect to assumed indebtedness, at more than $100 million in the aggregate; provided that Bergen shall give AmeriSource written notice of any acquisition of assets or capital stock of or other equity interests in any other person, regardless of the size of the transaction, at least six business days prior to the filing of any application under the HSR Act with respect thereto or, if no such filing is made, at least six business days prior to the entering into of any agreement to make such an acquisition, provided the agreement is contingent on compliance with this paragraph (v), and provided, further, that Bergen shall not make any acquisition of (A) any entity engaged in the U.S. pharmaceutical distribution business (as defined below) or (B) any other business, regardless of the size of the transaction, if (x) in the case of clause (A), either Bergen's outside antitrust counsel or AmeriSource's outside antitrust counsel shall, within five business days of receipt of the aforesaid notice, deliver to Bergen its written opinion that such acquisition would materially and adversely affect the ability of Section 7.1(b), 7.1(c) and 7.1(d) (insofar as they relate to federal Antitrust Laws) to be satisfied or would result in any material delay in the timing of the satisfaction of such Sections (Bergen agreeing promptly to provide AmeriSource's counsel with all information, analyses and materials available to Bergen in connection with such acquisition that would be reasonably necessary in formulating its opinion); and (y) in the case of clause (B), if such acquisition would materially and adversely affect the ability of Section 7.1(b), 7.1(c) and 7.1(d) (insofar as they relate to federal Antitrust Laws) to be satisfied or would result in any material delay in the timing of the satisfaction of such Sections; (for the purposes of this Section 6.3(c)(v) only, an entity shall be deemed to be engaged in the U.S. pharmaceutical distribution business if it derived at least $100 million in revenues from the pharmaceutical distribution business (and shall have more than $25 million of revenues in the U.S. or $15 million in assets in the U.S.) in its fiscal year preceding the date of the agreement or filing referred to above (it being understood that, with respect to joint ventures or newly formed entities, the revenues of such entity for a fiscal year will include revenues the contributing party derived from the assets or businesses contributed to such entity for the entire twelve-month period ending on the same date as the end of such entity's fiscal year));

              (vi) except (A) pursuant to existing credit arrangements set forth in Section 4.17 to the Bergen Disclosure Schedule, (B) in connection with extensions, renewals, refinancings, refundings and replacements of the bank financings set forth in Section 4.17 to the Bergen Disclosure Schedule that (1) do not involve the issuance of any shares of capital stock of Bergen or any of its subsidiaries or any other securities or obligations convertible into or exchangeable or exercisable for any shares of capital stock and (2) either (x) do not provide for a prepayment penalty or (y) do not include restrictions on a change in control of Bergen that would be implicated by the Mergers, or (C) in the ordinary course of business consistent with past practice, incur, create, assume or otherwise become liable for any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity;

              (vii) enter into or modify any employment, severance, stay-put, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant or employee other than in the ordinary course of business consistent with past practice (except for change-of-control severance agreements that in all cases shall require the prior written consent of AmeriSource), or otherwise increase the compensation or benefits provided to any officer, director, consultant or employee except as may be required by Applicable Law or in the ordinary course of business consistent with past practice;

              (viii) enter into, adopt or amend any employee benefit or similar plan except as may be required by Applicable Law;

              (ix) change any method or principle of accounting in a manner that is inconsistent with past practice except to the extent required by generally accepted accounting principles as advised by Bergen's regular independent public accountants, or make any material


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
Tax election (unless required by law or consistent with prior practice) or, unless AmeriSource is given reasonable prior written notice thereof, settle any material Tax liability which is the subject of dispute between Bergen and a Governmental Authority;

              (x) take any Contract Actions other than Contract Actions in the ordinary course of business consistent with past practices and which, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect on Bergen;

              (xi) enter into any standstill or non-compete agreements or arrangements which after the Effective Time would apply or purport to apply to Parent or any of its subsidiaries;

              (xii) incur or commit to any capital expenditures, individually or in the aggregate, in excess of the amount set forth in Section 6.3(c)(xii) to the Bergen Disclosure Schedule;

              (xiii) except as permitted by Section 6.3(d), take any action to exempt or make not subject to (x) the provisions of the NJSPA or (y) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any person or entity (other than Parent, AmeriSource or their subsidiaries) or any action taken thereby, which person, entity or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom;

              (xiv) modify or waive any of its rights under any provision of any confidentiality agreement or standstill agreement;

              (xv) take any action that will likely result in the representations and warranties set forth in Article IV becoming false or inaccurate in any material respect;

              (xvi) enter into or carry out any other transaction other than in the ordinary and usual course of business or other than as permitted pursuant to the other clauses in this Section 6.3(c);

              (xvii) permit or cause any subsidiary to do any of the foregoing or agree or commit to do any of the foregoing; or

              (xviii) agree in writing or otherwise to take any of the foregoing actions.

          (d) No Solicitation. During the term of this Agreement, Bergen shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage or facilitate, or furnish or disclose any information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving Bergen, or acquisition of any capital stock from Bergen (other than upon exercise of Bergen options which are outstanding as of the date hereof or which have been granted by Bergen prior to the Effective Time in compliance with the terms of this Agreement) or 15% or more of the assets of Bergen and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or any acquisition by Bergen of any material assets


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
or capital stock of any other person (other than to the extent specifically permitted by Section 6.3(c)(v)), or any combination of the foregoing (a "Bergen Competing Transaction"), or negotiate or otherwise engage in discussions with any person (other than AmeriSource or its respective directors, officers, employees, agents and representatives) with respect to any Bergen Competing Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Mergers or any other transactions contemplated by this Agreement; provided that, at any time prior to the approval of the Mergers by the holders of shares of Bergen Common Stock, Bergen may furnish information to, and negotiate or otherwise engage in discussions with, any party who delivers a written proposal for a Bergen Competing Transaction which was not solicited or encouraged after the date of this Agreement if and so long as (i) the Board of Directors of Bergen determines in good faith by a majority vote, after consultation with its outside legal counsel, that failing to take such action would constitute a breach of the fiduciary duties of the Board of Directors of Bergen under Applicable Law and determines after consulting with Merrill Lynch (or any other nationally recognized investment banking firm), that such proposal is more favorable to Bergen's shareholders from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by AmeriSource in response to such Bergen Competing Transaction) and reasonably likely to be consummated after taking into consideration all the terms and conditions of such proposal (including the availability of financing, the conditions to consummation and the likelihood of objections under applicable Antitrust Laws) and (ii) prior to furnishing such information to, or entering into negotiations or discussions with such party, Bergen uses its reasonable best efforts to obtain from such party an executed confidentiality agreement on terms no less favorable to Bergen than those contained in the Confidentiality Agreement. Bergen will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any proposal for a Bergen Competing Transaction. Notwithstanding any other provision of this Section 6.3(d), in the event that prior to the approval of the Mergers by the holders of shares of Bergen Common Stock the Board of Directors of Bergen determines in good faith by a majority vote, after consultation with outside legal counsel, that failure to do so would constitute a breach of the fiduciary duties of the Bergen Board of Directors under Applicable Law, the Board of Directors of Bergen may (subject to this and the following sentences) withdraw, modify or change, in a manner adverse to AmeriSource, the Bergen Board Recommendation and take and disclose to the holders of shares of Bergen Common Stock a position with respect to the Bergen Competing Transaction and, to the extent applicable, comply with Rule 14e-2 promulgated under the Exchange Act with respect to a Bergen Competing Transaction by disclosing such withdrawn, modified or changed Bergen Board Recommendation and recommendation with respect to the Bergen Competing Transaction in connection with a tender or exchange offer for Bergen securities, provided that it uses its reasonable best efforts to give AmeriSource two days prior written notice of its intention to do so. The Bergen Board of Directors shall not, in connection with any such withdrawal, modification or change of the Bergen Board Recommendation, take any action to change the approval of the Board of Directors of Bergen for purposes of causing any state takeover statute or other state law or the Bergen Rights Agreement to be applicable to the transactions contemplated hereby, including this Agreement, the Bergen Stock Option Agreement, the Bergen Support Agreements and the Mergers, provided, however, that this sentence shall not prohibit Bergen from withdrawing, modifying or changing its recommendation or approving or recommending any Bergen Competing Transaction under the circumstances and subject to the

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
conditions set forth in this Section 6.3(d). Notwithstanding any subsequent determination by the Board of Directors of Bergen to change the Bergen Board Recommendation, this Agreement shall be submitted to the holders of shares of Bergen Common Stock at the Bergen Shareholders Meeting for the purpose of obtaining the approval and adoption of this Agreement and the transactions contemplated hereby and nothing contained herein shall be deemed to relieve Bergen of such obligation. From and after the execution of this Agreement, Bergen shall immediately advise AmeriSource in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to a Bergen Competing Transaction (including the specific terms thereof and the identity of the other party or parties involved) and furnish to AmeriSource as promptly as practicable, and in any event within two days of such receipt, an accurate description of all material terms (including any changes or adjustments to such terms as a result of negotiations or otherwise) of any such written proposal in addition to any information provided to any third party relating thereto.

          (e) Affiliates of Bergen. Bergen shall use its reasonable best efforts to cause each person who may be at the Effective Time or was on the date hereof an "affiliate" of Bergen for purposes of Rule 145 under the Securities Act to execute and deliver to Parent no less than 30 days prior to the date of the Bergen Shareholders Meeting, the written undertakings in the form attached hereto as Exhibit D (the "Bergen Affiliate Letter"). No later than 45 days prior to the date of the Bergen Shareholders Meeting, Bergen, after consultation with its outside counsel, shall provide Parent with a letter (reasonably satisfactory to outside counsel to Parent) specifying all of the persons or entities who, in Bergen's opinion, may be deemed to be "affiliates" of Bergen under the preceding sentence. Bergen shall provide Parent with such information and documents as Parent shall reasonably request for purposes of reviewing such letter. The foregoing notwithstanding, Parent shall be entitled to place legends as specified in the Bergen Affiliate Letter on the certificates evidencing any of the shares of Parent Common Stock to be received by (i) any such "affiliate" of Bergen specified in such letter or (ii) any person Parent reasonably identifies (by written notice to Bergen) as being a person who may be deemed an "affiliate" for purposes of Rule 145 under the Securities Act, pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the shares of Parent Common Stock, consistent with the terms of the Bergen Affiliate Letter, regardless of whether such person has executed the Bergen Affiliate Letter and regardless of whether such person's name appears on the letter to be delivered pursuant to the preceding sentence. Promptly upon the request of the holder of such certificates, Parent will issue new certificates with no legends, and will countermand the stop transfer instructions, consistent with the terms of the Bergen Affiliate Letter.

          (f) Access. Bergen shall permit representatives of AmeriSource to have appropriate access at all reasonable times to Bergen's premises, properties, books, records, contracts and documents and shall cause its independent public accountants to give AmeriSource access to such accountants' work papers; provided, however, that the foregoing shall not require Bergen to permit any inspection, or to disclose any information, that in the reasonable judgment of Bergen would result in the disclosure of any trade secrets of third parties, the loss of any applicable attorney- client privilege or violate any of their obligations with respect to confidentiality so long as such party shall have used reasonable efforts to obtain approval to such inspection or disclosure of such information. Information obtained by AmeriSource pursuant to this Section 6.3(f) shall be subject to the provisions of the Confidentiality Agreement, which


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
agreement remains in full force and effect. No investigation conducted pursuant to this Section 6.3(f) or otherwise shall affect or be deemed to modify any representation or warranty made in this Agreement. Notwithstanding the foregoing, Bergen shall have no obligation to provide AmeriSource with information if Bergen determines in good faith, upon written advice of its outside antitrust counsel, that providing such information may violate any Applicable Law.

          (g) Notification of Certain Matters. Bergen shall give prompt notice to AmeriSource of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would likely cause any Bergen representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time in any material respect and (ii) any material failure of Bergen to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.3(g) shall not limit or otherwise affect the remedies available hereunder to AmeriSource.

          (h) Subsequent Financial Statements. Bergen shall consult with AmeriSource prior to making publicly available its financial results for any period after the date of this Agreement and prior to filing any Bergen SEC Documents after the date of this Agreement, it being understood that AmeriSource shall have no liability by reason of such consultation.

          (i) Letters of Accountants. Bergen shall use its reasonable best efforts to cause to be delivered to Parent and AmeriSource "comfort" letters of Deloitte & Touche LLP, Bergen's independent public accountants, dated a date within two business days before the date on which the Registration Statement shall become effective, the date the Joint Proxy Statement is mailed and the date of the AmeriSource Shareholders Meeting and addressed to Parent and AmeriSource, in form and substance reasonably satisfactory to AmeriSource and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

          (j) Purchases of Common Stock of AmeriSource. During the period from the date hereof through the Effective Time, neither Bergen nor any of its subsidiaries will purchase any shares of AmeriSource Common Stock other than pursuant to the AmeriSource Stock Option Agreement.

          (k) Bergen Options. The Bergen Board of Directors shall, on or prior to the Effective Time, take all actions necessary to provide that:

              (i) all Bergen Options granted prior to February 15, 2001 shall vest as of the close of business on the last business day prior to the Effective Time;

              (ii) the exercise period of such Bergen Options shall be amended to provide that such Bergen Options shall not become exercisable until one year from the Effective Time; provided, that the foregoing restriction on the exercise of Bergen Options shall not apply to any Bergen Options which were already vested at the Effective Time or would otherwise become vested during such restricted period under the terms of the relevant Bergen option plan absent clause (i) above;

              (iii) in the case of termination of the option holder for cause, the exercise period of such Bergen Options shall be as currently set forth in the relevant Bergen option plan; and

              (iv) in all cases other than termination of the option holder for cause, the exercise period of such Bergen Options shall extend until the later of (i) 13 months from the Effective Time (subject to extension pursuant to the insider trading policy of Parent if such policy restricts transactions in the securities of Parent) or (ii) the end of the exercise period of such Bergen Options as currently set forth in the relevant Bergen option plan.

          (l) Amendments to SERP and CAP. The Bergen Board of Directors shall, at least 91 days prior to the Effective Time, take all actions necessary to amend the Bergen Fourth Amended and Restated Supplemental Executive Retirement Plan (the "Bergen SERP") and the Restated Bergen Capital Accumulation Plan (the "Bergen CAP"), and any and all documents related to the Bergen SERP and the Bergen CAP, including the Master Trust Agreement for Bergen Corporation Executive Deferral Plans dated as of December 27, 1994 between Bergen and Wachovia Bank of North Carolina, N.A., in order to effectuate the agreements between the executives listed in Section 4.16(1) to the Disclosure Schedule in the form attached hereto as Exhibit E.

          (m) Rights Agreement. As soon as reasonably practicable after the date of this Agreement, Bergen shall amend the Bergen Rights Agreement so that (i) Parent and AmeriSource are exempt from the definition of "Acquiring Person" contained in the Bergen Rights Agreement, (ii) no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Bergen Rights Agreement) will occur as a result of the execution of this Agreement or the Bergen Stock Option Agreement or the consummation of the Mergers pursuant to this Agreement or the acquisition or transfer of shares of Bergen Common Stock by AmeriSource pursuant to the Bergen Stock Option Agreement and (iii) the Bergen Rights Agreement will expire immediately prior to the Effective Time. Bergen shall take all actions necessary to ensure that the Bergen Rights Agreement, as so amended, is not further amended or modified. Bergen shall provide copies of all such amendments to the Bergen Rights Agreement to AmeriSource promptly after the execution thereof.

                                   ARTICLE VII

                                   CONDITIONS

     7.1. Conditions to the Obligations of Each Party. The obligations of Bergen and AmeriSource to consummate the Mergers shall be subject to the satisfaction of the following conditions:

          (a) (i) This Agreement shall have been approved and adopted by the holders of shares of Bergen Common Stock entitled to vote thereon, and (ii) this Agreement shall have been approved and adopted by the holders of shares of AmeriSource Class A Common Stock entitled to vote thereon, in each case in the manner required by all Applicable Laws and the applicable stock exchange rules.


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
          (b) Any applicable waiting periods (and any extensions thereof, including any written commitment to an HSR Authority to defer or delay consummation of the Mergers notwithstanding expiration of such waiting periods) under the HSR Act relating to the Mergers and the transactions contemplated by this Agreement shall have expired or been terminated.

          (c) No provision of any Applicable Law (other than Antitrust Laws), as supported by written opinion of outside legal counsel, and no judgment, injunction, order or decree shall prohibit or enjoin the consummation of the Mergers or the transactions contemplated by this Agreement (the parties having used their respective reasonable best efforts (consistent with the provisions of this Agreement) to cause such Applicable Law to be satisfied (if such Applicable Law is capable of being satisfied) so as to cause such Applicable Law not to prohibit the Mergers or the transactions contemplated hereby).

          (d) There shall not be pending any Action by any Governmental Authority (i) challenging or seeking to restrain or prohibit the consummation of the Mergers or any of the other transactions contemplated by this Agreement,
(ii) seeking to prohibit or limit the ownership or operation by Parent, AmeriSource, Bergen or any of their respective subsidiaries of, or to compel Parent, AmeriSource, Bergen or any of their respective subsidiaries to dispose of or hold separate, any material portion of the business or assets of Parent, AmeriSource, Bergen or any of their respective subsidiaries, as a result of the Mergers or any of the other transactions contemplated by this Agreement or (iii) seeking to prohibit Parent or any subsidiary of Parent from effectively controlling in any material respect the business or operations of AmeriSource, Bergen or their subsidiaries after the Effective Time.

          (e) The Commission shall have declared the Registration Statement effective under the Securities Act, and no stop order or similar restraining order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission or any state securities administrator.

          (f) The shares of Parent Common Stock to be issued in the Mergers shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (g) The Financial Accounting Standards Board shall have promulgated a final Statement of Financial Accounting Standards which shall provide for accounting treatment of the Mergers and the other transactions contemplated hereby in all material respects as in the Exposure Draft of the proposed Statement entitled Business Combinations and Intangible Assets - Accounting for Goodwill, dated February 14, 2001.

     7.2. Conditions to Obligations of Bergen. The obligations of Bergen to consummate the Mergers and the transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by Bergen:

          (a) The representations and warranties of AmeriSource set forth in
Article V (which for purposes of this paragraph (a) shall be read as though none of them contained any Material Adverse Effect or materiality qualifier) shall be true and correct in all respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date (except for such representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date), except for changes permitted by Section 6.2(c) and except where the failure of the representations and warranties in the aggregate to be true and correct in all respects would not have a Material Adverse Effect on AmeriSource.

          (b) AmeriSource shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time, except, in the case of breaches of Section 6.2(c), for acts and omissions of AmeriSource which, in the aggregate, do not have a Material Adverse Effect on AmeriSource.

          (c) AmeriSource shall have furnished Bergen with a certificate dated the Closing Date signed on behalf of it by its Chairman, President or any Vice President to the effect that the conditions set forth in Sections 7.2(a) and (b) have been satisfied.

          (d) Bergen shall have received an opinion from Shearman & Sterling, dated the Closing Date, based upon certain factual representations of Bergen and AmeriSource reasonably requested by such counsel, to the effect that neither Bergen nor the Bergen shareholders will recognize any gain or loss for federal income tax purposes in connection with the Mergers, except to the extent that cash may be received in lieu of Fractional Shares and to the extent of payments made pursuant to Section 6.1(i).

     7.3. Conditions to Obligations of AmeriSource. The obligations of AmeriSource to consummate the Mergers and the other transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by AmeriSource:

          (a) The representations and warranties of Bergen set forth in Article IV (which for purposes of this paragraph (a) shall be read as though none of them contained any Material Adverse Effect or materiality qualifier) shall be true and correct in all respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date (except for such representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date), except for changes permitted by Section 6.3(c) and except where the failure of the representations and warranties in the aggregate to be true and correct in all respects would not have a Material Adverse Effect on Bergen.

          (b) Bergen shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time, except, in the case of breaches of Section 6.3(c), for acts and omissions of Bergen which, in the aggregate, do not have a Material Adverse Effect on Bergen.

          (c) Bergen shall have furnished AmeriSource with a certificate dated the Closing Date signed on its behalf by its Chairman, President or any Vice President to the effect that the conditions set forth in Sections 7.3(a) and (b) have been satisfied.

          (d) AmeriSource shall have received an opinion from Dechert, dated the Closing Date, based upon certain factual representations of AmeriSource and Bergen reasonably requested by such counsel, to the effect that neither AmeriSource nor the AmeriSource shareholders will recognize any gain or loss for federal income tax purposes in connection with


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
the Mergers, except to the extent that cash may be received in lieu of Fractional Shares and to the extent of payments made pursuant to Section 6.1(i).

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

     8.1. Termination. This Agreement may be terminated and the Mergers and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time (notwithstanding any requisite approval and adoption of this Agreement and the other transactions contemplated by this Agreement by the holders of shares of AmeriSource Class A Common Stock and the holders of shares of Bergen Common Stock):

          (a) by mutual written consent duly authorized by the Board of Directors of AmeriSource and Bergen;

          (b) by either AmeriSource or Bergen if the Effective Time shall not have occurred on or before September 15, 2001; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure or whose affiliate's failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date (the date on which this Agreement may be terminated pursuant to this paragraph (b), as applicable, being herein referred to as the "Termination Date");

          (c) by AmeriSource or Bergen if at the Bergen Shareholders Meeting (including any adjournment or postponement thereof) the requisite vote of the holders of shares of Bergen Common Stock to approve and adopt this Agreement shall not have been obtained;

          (d) by AmeriSource or Bergen if at the AmeriSource Shareholders Meeting (including any adjournment or postponement thereof) the requisite vote of the holders of shares of AmeriSource Class A Common Stock to approve and adopt this Agreement shall not have been obtained;

          (e) by AmeriSource or Bergen if there shall have been a material breach by the other of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 7.2(a) or 7.2(b) (in the case of a breach by AmeriSource) or Section 7.3(a) or 7.3(b) (in the case of a breach by Bergen), and, if such breach by its nature can be cured, such breach shall not have been cured within 30 days after notice thereof shall have been received by the party alleged to be in breach;

          (f) by AmeriSource if Bergen shall have breached in any material respect any of its obligations under the Bergen Stock Option Agreement;

          (g) by Bergen if AmeriSource shall have breached in any material respect any of its obligations under the AmeriSource Stock Option Agreement;

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
          (h) by Bergen if (i) the Board of Directors of AmeriSource (A) withdraws, or (B) modifies or changes in any respect materially adverse to Bergen, in the case of each of clauses (A) and (B), its recommendation of this Agreement or the transactions contemplated hereby or shall have resolved to do so, (ii) the Board of Directors of AmeriSource shall have recommended to the shareholders of AmeriSource an AmeriSource Competing Transaction or shall have resolved to do so or (iii) a tender offer or exchange offer for 15% or more of the outstanding shares of capital stock of AmeriSource is commenced, and the Board of Directors of AmeriSource fails, within ten Business Days, to recommend against acceptance of such tender offer or exchange offer by its shareholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders); or

          (i) by AmeriSource if (i) the Board of Directors of Bergen (A) withdraws, or (B) modifies or changes in any respect materially adverse to AmeriSource, in the case of each of clauses (A) and (B), its recommendation of this Agreement or the transactions contemplated hereby or shall have resolved to do so, (ii) the Board of Directors of Bergen shall have recommended to the shareholders of Bergen a Bergen Competing Transaction or shall have resolved to do so or (iii) a tender offer or exchange offer for 15% or more of the outstanding shares of capital stock of Bergen is commenced, and the Board of Directors of Bergen fails, within ten Business Days, to recommend against acceptance of such tender offer or exchange offer by its shareholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders).

     8.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement, except for the provisions of the second sentence of each of Section 6.2(f) and Section 6.3(f), and Sections 8.2, 8.5, and 9.9, shall become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders. Notwithstanding the foregoing, nothing in this Section 8.2 shall relieve any party to this Agreement of liability for any willful breach of any provision of this Agreement.

     8.3. Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after adoption of this Agreement by shareholders of AmeriSource or Bergen, but after any such approval, no amendment shall be made which by law requires further approval or authorization by the shareholders of AmeriSource or Bergen without such further approval or authorization. Notwithstanding the foregoing, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.4. Extension; Waiver. At any time prior to the Effective Time, the parties hereto by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

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
     8.5. Expenses.

          (a) Except as set forth in Section 8.2 and this Section 8.5, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Mergers or any other transaction is consummated, except that AmeriSource and Bergen each shall pay one-half of all Expenses relating to: the filing of any required notices under the HSR Act or other similar regulations; the printing, filing and mailing of the Registration Statement and the Joint Proxy Statement and all Commission and other regulatory filing fees incurred in connection with the Registration Statement and the Joint Proxy Statement; and the fees and expenses of economic and accounting experts or consultants hired in connection with resolving any investigation or other inquiry by an HSR Authority. "Expenses" as used in this Agreement shall include all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants and investment bankers to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement and the Joint Proxy Statement, the solicitation of stockholder approvals, the filing of any required notices under the HSR Act or other similar regulations and all other matters related to the closing of the Mergers and the other transactions contemplated by this Agreement.

          (b) Bergen agrees that, if:

              (i) (A) (1) AmeriSource terminates this Agreement pursuant to
Section 8.1(i) and (2) at the time of termination there shall exist or shall have been publicly announced a proposal for a Bergen Competing Transaction;

                  (B) (1) AmeriSource or Bergen terminates this Agreement pursuant to Section 8.1(c) due to the failure of Bergen's shareholders to approve and adopt this Agreement and (2) at the time of such failure to so approve and adopt this Agreement there shall exist or shall have been publicly announced a proposal for a Bergen Competing Transaction; or

                  (C) (1) Bergen terminates this Agreement pursuant to Section 8.1(b), (2) at the time of termination there shall exist or shall have been publicly announced a proposal for a Bergen Competing Transaction and (3) within nine months of such termination, Bergen shall have consummated a Bergen Competing Transaction (other than an Bergen Competing Transaction that consists of (i) the acquisition of capital stock from Bergen representing less than 15% of the then outstanding Bergen Common Stock on a fully-diluted basis or (ii) the acquisition by Bergen of assets or capital stock of another person so long as such acquisition would not result in such person (or the shareholders of such person) beneficially owning securities representing more than 35% of the capital stock of Bergen);

then in the case of any of clause (A), (B) or (C) Bergen shall pay to AmeriSource an amount equal to the sum of $75,000,000 and all of AmeriSource's Expenses, up to a maximum of $15,000,000; and

              (ii) AmeriSource terminates this Agreement pursuant to Section 8.1(e);


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
then Bergen shall pay to AmeriSource all of AmeriSource's Expenses, up to a maximum of $10,000,000.

          (c) AmeriSource agrees that, if:

              (i) (A) (1) Bergen terminates this Agreement pursuant to Section 8.1(h) and (2) at the time of termination there shall exist or shall have been publicly announced a proposal for an AmeriSource Competing Transaction;

                  (B) (1) AmeriSource or Bergen terminates this Agreement pursuant to Section 8.1(d) due to the failure of AmeriSource's shareholders to approve and adopt this Agreement and (2) at the time of such failure to so approve and adopt this Agreement there shall exist or shall have been publicly announced a proposal for an AmeriSource Competing Transaction; or

                  (C) (1) AmeriSource terminates this Agreement pursuant to
Section 8.1(b), (2) at the time of termination there shall exist or shall have been publicly announced a proposal for an AmeriSource Competing Transaction and
(3) within nine months of such termination, AmeriSource shall have consummated an AmeriSource Competing Transaction (other than an AmeriSource Competing Transaction that consists of (i) the acquisition of capital stock from AmeriSource representing less than 15% of the then outstanding AmeriSource Class A Common Stock on a fully-diluted basis or (ii) the acquisition by AmeriSource of assets or capital stock of another person so long as such acquisition would not result in such person (or the shareholders of such person) beneficially owning securities representing more than 35% of the capital stock of AmeriSource);

then in the case of any of clause (A), (B) or (C) AmeriSource shall pay to Bergen an amount equal to the sum of $75,000,000 and all of Bergen's Expenses, up to a maximum of $15,000,000; and

              (ii) Bergen terminates this Agreement pursuant to Section 8.1(e); then AmeriSource shall pay to Bergen all of Bergen's Expenses, up to a maximum of $10,000,000.

          (d) Each of Bergen and AmeriSource agrees that the payments provided for in Sections 8.5(b) and (c), the Bergen Stock Option Agreement or the AmeriSource Stock Option Agreement shall be the sole and exclusive remedy of the parties upon a termination of this Agreement pursuant to Sections 8.1(b), (c),
(d), (h), and (i) and such remedies shall be limited to the sums stipulated in Sections 8.5(b) and (c), regardless of the circumstances giving rise to such termination; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

          (e) Any payment required to be made pursuant to Section 8.5(b) or (c) shall be made to the party entitled to receive such payment not later than two business days after delivery to the other party of notice of demand for payment and, in circumstances in which Expenses are payable, an itemization setting forth in reasonable detail all Expenses of the party



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
entitled to receive payment (which itemization may be supplemented and updated from time to time by such party until the 60th day after such party delivers such notice of demand for payment), and shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment in the notice of demand for payment delivered pursuant to this
Section 8.5(e).

          (f) In the event that Bergen or AmeriSource, as the case may be, shall fail to pay any amounts payable when due, there shall also be payable by such defaulting party the costs and expenses actually incurred or accrued by the other (including, without limitations, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.5, together with interest on the amounts unpaid hereunder, commencing on the date that such amounts became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in the City of New York, as such bank's Base Rate plus 5.00%.

                                   ARTICLE IX

                                  MISCELLANEOUS

     9.1. No Survival of Representations and Warranties. The representations and warranties made herein by the parties hereto shall not survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time or after the termination of this Agreement.

     9.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to Parent, AmeriSource Merger Sub or Bergen Merger Sub, to the addresses set forth below for AmeriSource and Bergen, including copies;

     (b)  if to AmeriSource: AmeriSource Health Corporation

          1800 Morris Drive
          Suite 100
          Chesterbrook, PA  19087-5594
          Attn: R. David Yost
          Fax:  610-727-3613

          with a copy to:

          Dechert
          1717 Arch Street
          4000 Bell Atlantic Tower
          Philadelphia, PA  19103-2793
          Attn.: G. Daniel O'Donnell, Esq.
          Fax:   215-994-2222

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
          ; and

     (c)  if to Bergen:

          Bergen Brunswig Corporation
          4000 Metropolitan Drive
          Orange, CA   92868-3510
          Attn: Robert E. Martini
          Fax:  714-978-7415

          with a copy to:

          Shearman & Sterling
          599 Lexington Avenue
          New York, NY  10022
          Attn.: John A. Marzulli, Jr., Esq.
          Fax:   212-848-7179

     9.3. Interpretation; Definitions.

          (a) When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.

          (b) For the purposes of any provision of this Agreement, a "Material Adverse Effect" with respect to any party shall be deemed to occur if any event, change or effect, individually or in the aggregate with such other events, changes or effects, exists or has occurred which would reasonably be expected to have a material adverse effect on the business, assets, results of operations or financial condition of such party and its subsidiaries taken as a whole; provided, however, that a Material Adverse Effect with respect to any party shall not include any change in or effect upon the business, assets, results of operations or financial condition of such party or any of its subsidiaries to the extent directly or indirectly arising out of or attributable to (i) any decrease in the market price of the shares of AmeriSource Class A Common Stock in the case of AmeriSource or Bergen Common Stock in the case of Bergen (but in either case not any event, change or effect underlying such decrease to the extent such event, change or effect would otherwise constitute a Material Adverse Effect on such party), (ii) conditions, events, or circumstances generally affecting the economy as a whole or the pharmaceutical wholesaling industry generally, (iii) the loss by such party (and its subsidiaries) of any customer (including business of such customer) (including, without limitation, any financial consequence of such loss of customer) to the other party or (iv) the announcement of the Mergers and the other transactions contemplated by this Agreement.

          (c) For purposes of this Agreement, a "subsidiary" of any person means another person, an amount of the voting securities or other voting ownership or voting partnership interests (or, in the case of a trust, beneficial interests) of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting securities or interests, a majority of the equity interests of which is owned directly or indirectly by such first person).


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
          (d) For purposes of this Agreement, "knowledge" of a party shall mean the knowledge of the officers and directors of such party listed in Exhibit G, which in each case shall be deemed to include the knowledge any such person would have had if they had made reasonable inquiry.

          (e) For purposes of this Agreement, references to any financial statements or any component thereof shall be deemed to include the footnotes thereto.

          (f) For purposes of this Agreement, the term "including" shall mean "including, without limitation."

     9.4. Further Actions. Each of the parties hereto agrees that, except as otherwise provided in this Agreement and subject to its legal obligations, it will use its reasonable best efforts to fulfill all conditions precedent specified herein, to the extent that such conditions are within its control, and to do all things reasonably necessary to consummate the transactions contemplated hereby.

     9.5. Headings. The descriptive headings of the several Articles and Sections of this Agreement and the table of contents are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     9.6. Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original.

     9.7. Entire Agreement. This Agreement (including the documents and the instruments referred to herein), the AmeriSource Stock Option Agreement, the Bergen Stock Option Agreement, the AmeriSource Support Agreements, the Bergen Support Agreements, the Confidentiality Agreement and any other agreements entered into by the parties simultaneously herewith constitute the entire agreement among the parties and supersede all prior agreements and understandings, agreements or representations by or among the parties, written and oral, with respect to the subject matter hereof and thereof.

     9.8. Third Party Beneficiaries. Except for the agreements set forth in Sections 6.1(f), nothing in this Agreement, express or implied, is intended or shall be construed to create any third party beneficiaries.

     9.9. Governing Law. Except to the extent that the laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to the Mergers or to matters arising under or in connection with this Agreement, this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in each case located in the State of Delaware, for any Action (and agrees not to commence any Action except in any such court), and further agrees that service of process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 9.2 shall be effective service of process for any Action brought against it in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any


                                       69
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Action in the courts of the State of Delaware or of the United States of
America, in each case located in the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any Action brought in any such court has been brought in an inconvenient forum.

     9.10. Specific Performance. The transactions contemplated by this Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance and injunctive and other equitable relief, and the parties hereto agree to waive any requirement for the securing or posting of any bond in connection with the obtaining thereof.

     9.11. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     9.12. Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.



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
          IN WITNESS WHEREOF, AmeriSource, Bergen, Parent, AmeriSource Merger Sub and Bergen Merger Sub, have caused this Agreement to be executed by its officers thereunto duly authorized, all as of the date first written above.

                                AABB CORPORATION

                              By: /s/ R. David Yost
                                 -------------------------------------
                               Name: R. David Yost
                              Title: President and Chief Executive
                                     Officer

                              AMERISOURCE HEALTH CORPORATION

                              By: /s/ R. David Yost
                                 -------------------------------------
                               Name: R. David Yost
                              Title: Chairman of the Board and
                                      Chief Executive Officer

                              BERGEN BRUNSWIG CORPORATION

                            By: /s/ Robert E. Martini
                                 -------------------------------------
                             Name: Robert E. Martini
                              Title: Chairman of the Board and
                                      Chief Executive Officer

                              A-SUB ACQUISITION CORP.

                              By: /s/ R. David Yost
                                 -------------------------------------
                               Name: R. David Yost
                              Title: President and
                                      Chief Executive Officer

                              B-SUB ACQUISITION CORP.

                            By: /s/ Robert E. Martini
                                 -------------------------------------
                             Name: Robert E. Martini
                              Title: Chairman of the Board

                                       71